EXECUTION COPY

================================================================================




                                 CWABS, INC.,
                                   Depositor

                         COUNTRYWIDE HOME LOANS, INC.,
                                    Seller

                               PARK MONACO INC.,
                                    Seller

                               PARK SIENNA LLC,
                                    Seller

                     COUNTRYWIDE HOME LOANS SERVICING LP,
                                Master Servicer

                             THE BANK OF NEW YORK,
                                    Trustee


                                      and


                   THE BANK OF NEW YORK TRUST COMPANY, N.A.,
                                  Co-Trustee


                       _______________________________

                        POOLING AND SERVICING AGREEMENT

                           Dated as of July 1, 2006
                       _______________________________

                   ASSET-BACKED CERTIFICATES, SERIES 2006-13

                               Table of Contents
                               -----------------


                                                                                                               Page


ARTICLE I. DEFINITIONS...........................................................................................13

Section 1.01      Defined Terms..................................................................................13
Section 1.02      Certain Interpretive Provisions................................................................66

ARTICLE II. CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES.........................................66

Section 2.01      Conveyance of Mortgage Loans...................................................................66
Section 2.02      Acceptance by Trustee of the Mortgage Loans....................................................74
Section 2.03      Representations, Warranties and Covenants of the Master Servicer and the Sellers...............80
Section 2.04      Representations and Warranties of the Depositor...............................................100
Section 2.05      Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases...............102
Section 2.06      Authentication and Delivery of Certificates...................................................102
Section 2.07      Covenants of the Master Servicer..............................................................103

ARTICLE III. ADMINISTRATION AND SERVICING OF MORTGAGE LOANS.....................................................103

Section 3.01      Master Servicer to Service Mortgage Loans.....................................................103
Section 3.02      Subservicing; Enforcement of the Obligations of Master Servicer...............................105
Section 3.03      Rights of the Depositor, the Sellers, the Certificateholders, the NIM Insurer, the
                  Class 1-AF Insurer and the Trustee in Respect of the Master Servicer..........................106
Section 3.04      Trustee to Act as Master Servicer.............................................................107
Section 3.05      Collection of Mortgage Loan Payments; Certificate Account; Distribution Account;
                  Pre-Funding Account; Seller Shortfall Interest Requirement....................................107
Section 3.06      Collection of Taxes, Assessments and Similar Items; Escrow Accounts...........................111
Section 3.07      Access to Certain Documentation and Information Regarding the Mortgage Loans..................111
Section 3.08      Permitted Withdrawals from the Certificate Account, Distribution Account, Carryover
                  Reserve Fund and the Principal Reserve Fund...................................................112
Section 3.09      [Reserved]....................................................................................114
Section 3.10      Maintenance of Hazard Insurance...............................................................114
Section 3.11      Enforcement of Due-On-Sale Clauses; Assumption Agreements.....................................115
Section 3.12      Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds and Realized
                  Losses; Repurchase of Certain Mortgage Loans..................................................117
Section 3.13      Co-Trustee to Cooperate; Release of Mortgage Files............................................120
Section 3.14      Documents, Records and Funds in Possession of Master Servicer to be Held for the Trustee......121
Section 3.15      Servicing Compensation........................................................................122
Section 3.16      Access to Certain Documentation...............................................................122


                                      i


Section 3.17      Annual Statement as to Compliance.............................................................122
Section 3.18      [Reserved]....................................................................................123
Section 3.19      The Corridor Contract.........................................................................123
Section 3.20      Prepayment Charges............................................................................124
Section 3.21      Swap Contract.................................................................................125

ARTICLE IV. DISTRIBUTIONS AND ADVANCES BY THE MASTER SERVICER...................................................127

Section 4.01      Advances; Remittance Reports..................................................................127
Section 4.02      Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls.........128
Section 4.03      [Reserved]....................................................................................129
Section 4.04      Distributions.................................................................................129
Section 4.05      Monthly Statements to Certificateholders......................................................140
Section 4.06      Class 1-AF Policy; Rights of the Class 1-AF Insurer...........................................141
Section 4.07      Carryover Reserve Fund........................................................................145
Section 4.08      Credit Comeback Excess Account................................................................146
Section 4.09      Swap Trust and Swap Account...................................................................147
Section 4.10      Final Maturity Reserve Trust and Final Maturity Reserve Fund..................................147

ARTICLE V. THE CERTIFICATES.....................................................................................148

Section 5.01      The Certificates..............................................................................148
Section 5.02      Certificate Register; Registration of Transfer and Exchange of Certificates...................150
Section 5.03      Mutilated, Destroyed, Lost or Stolen Certificates.............................................154
Section 5.04      Persons Deemed Owners.........................................................................154
Section 5.05      Access to List of Certificateholders' Names and Addresses.....................................154
Section 5.06      Book-Entry Certificates.......................................................................155
Section 5.07      Notices to Depository.........................................................................156
Section 5.08      Definitive Certificates.......................................................................156
Section 5.09      Maintenance of Office or Agency...............................................................156

ARTICLE VI. THE DEPOSITOR, THE MASTER SERVICER AND THE SELLERS..................................................157

Section 6.01      Respective Liabilities of the Depositor, the Master Servicer and the Sellers..................157
Section 6.02      Merger or Consolidation of the Depositor, the Master Servicer or the Sellers..................157
Section 6.03      Limitation on Liability of the Depositor, the Sellers, the Master Servicer, the NIM
                  Insurer and Others............................................................................158
Section 6.04      Limitation on Resignation of Master Servicer..................................................158
Section 6.05      Errors and Omissions Insurance; Fidelity Bonds................................................159

ARTICLE VII. DEFAULT; TERMINATION OF MASTER SERVICER............................................................159

Section 7.01      Events of Default.............................................................................159
Section 7.02      Trustee to Act; Appointment of Successor......................................................162


                                      ii


Section 7.03      Notification to Certificateholders............................................................163

ARTICLE VIII. CONCERNING THE TRUSTEE AND THE CO-TRUSTEE.........................................................164

Section 8.01      Duties of Trustee.............................................................................164
Section 8.02      Certain Matters Affecting the Trustee.........................................................165
Section 8.03      Trustee Not Liable for Mortgage Loans.........................................................166
Section 8.04      Trustee May Own Certificates..................................................................167
Section 8.05      Master Servicer to Pay Trustee's Fees and Expenses............................................167
Section 8.06      Eligibility Requirements for Trustee..........................................................167
Section 8.07      Resignation and Removal of Trustee............................................................168
Section 8.08      Successor Trustee.............................................................................169
Section 8.09      Merger or Consolidation of Trustee............................................................170
Section 8.10      Appointment of Co-Trustee or Separate Trustee.................................................170
Section 8.11      Tax Matters...................................................................................171
Section 8.12      Co-Trustee....................................................................................175
Section 8.13      Access to Records of the Trustee..............................................................178
Section 8.14      Suits for Enforcement.........................................................................178

ARTICLE IX. TERMINATION.........................................................................................178

Section 9.01      Termination upon Liquidation or Repurchase of all Mortgage Loans..............................178
Section 9.02      Final Distribution on the Certificates........................................................179
Section 9.03      Additional Termination Requirements...........................................................181

ARTICLE X. MISCELLANEOUS PROVISIONS.............................................................................182

Section 10.01     Amendment.....................................................................................182
Section 10.02     Recordation of Agreement; Counterparts........................................................184
Section 10.03     Governing Law.................................................................................184
Section 10.04     Intention of Parties..........................................................................184
Section 10.05     Notices.......................................................................................186
Section 10.06     Severability of Provisions....................................................................187
Section 10.07     Assignment....................................................................................187
Section 10.08     Limitation on Rights of Certificateholders....................................................187
Section 10.09     Inspection and Audit Rights...................................................................188
Section 10.10     Certificates Nonassessable and Fully Paid.....................................................189
Section 10.11     Rights of NIM Insurer.........................................................................189

ARTICLE XI. EXCHANGE ACT REPORTING..............................................................................190

Section 11.01     Filing Obligations............................................................................190
Section 11.02     Form 10-D Filings.............................................................................190
Section 11.03     Form 8-K Filings..............................................................................191
Section 11.04     Form 10-K Filings.............................................................................191
Section 11.05     Sarbanes-Oxley Certification..................................................................192
Section 11.06     Form 15 Filing................................................................................193
Section 11.07     Report on Assessment of Compliance and Attestation............................................193


                                     iii


Section 11.08     Use of Subservicers and Subcontractors........................................................194
Section 11.09     Amendments....................................................................................195
Section 11.10     Reconciliation of Accounts....................................................................196

Exhibits
--------

EXHIBIT A         Forms of Certificates
  EXHIBIT A-1     Form of Class 1-AF-1 Certificate
  EXHIBIT A-2     Form of Class 1-AF-2 Certificate
  EXHIBIT A-3     Form of Class 1-AF-3 Certificate
  EXHIBIT A-4     Form of Class 1-AF-4 Certificate
  EXHIBIT A-5     Form of Class 1-AF-5 Certificate
  EXHIBIT A-6     Form of Class 1-AF-6 Certificate
  EXHIBIT A-7     Form of Class 2-AV Certificate
  EXHIBIT A-8     Form of Class 3-AV-1 Certificate
  EXHIBIT A-9     Form of Class 3-AV-2 Certificate
  EXHIBIT A-10    Form of Class 3-AV-3 Certificate
  EXHIBIT A-11    Form of Class MV-1 Certificate
  EXHIBIT A-12    Form of Class MV-2 Certificate
  EXHIBIT A-13    Form of Class MV-3 Certificate
  EXHIBIT A-14    Form of Class MV-4 Certificate
  EXHIBIT A-15    Form of Class MV-5 Certificate
  EXHIBIT A-16    Form of Class MV-6 Certificate
  EXHIBIT A-17    Form of Class MV-7 Certificate
  EXHIBIT A-18    Form of Class MV-8 Certificate
  EXHIBIT A-19    Form of Class BV Certificate
EXHIBIT B         Forms of Class P Certificates
  EXHIBIT B-1     Form of Class PF Certificate
  EXHIBIT B-2     Form of Class PV Certificate
EXHIBIT C         Forms of Class C Certificates
  EXHIBIT C-1     Form of Class CF Certificate
  EXHIBIT C-2     Form of Class CV Certificate
EXHIBIT D         Form of Class A-R Certificate
EXHIBIT E         Form of Tax Matters Person Certificate
EXHIBIT F         Mortgage Loan Schedule
  EXHIBIT F-1     List of Mortgage Loans
  EXHIBIT F-2     Mortgage Loans for which All or a
                  Portion of a Related Mortgage File is
                  not Delivered to the Trustee on or
                  prior to the Closing Date
EXHIBIT G         Forms of Certification of Trustee
  EXHIBIT G-1     Form of Initial Certification of Trustee (Initial Mortgage Loans)
  EXHIBIT G-2     Form of Interim Certification of Trustee
  EXHIBIT G-3     Form of Delay Delivery Certification
  EXHIBIT G-4     Form of Initial Certification of Trustee (Subsequent Mortgage Loans)
EXHIBIT H         Form of Final Certification of Trustee


                                      iv


EXHIBIT I         Transfer Affidavit for Class A-R Certificates
EXHIBIT J-1       Form of Transferor Certificate for Class A-R Certificates
EXHIBIT J-2       Form of Transferor Certificate for Private Certificates
EXHIBIT K         Form of Investment Letter (Non-Rule 144A)
EXHIBIT L         Form of Rule 144A Letter
EXHIBIT M         Form of Request for Document Release
EXHIBIT N         Form of Request for File Release
EXHIBIT O         Copy of Depository Agreement
EXHIBIT P         Form of Subsequent Transfer Agreement
EXHIBIT Q         Form of Class 1-AF-1 Corridor Contract
EXHIBIT R         Form of Class 1-AF Policy
EXHIBIT S-1       Form of Corridor Contract Assignment Agreement
EXHIBIT S-2       Form of Corridor Contract Administration Agreement
EXHIBIT T         Officer's Certificate with respect to Prepayments
EXHIBIT U         Form of Swap Contract
EXHIBIT V-1       Form of Swap Contract Assignment Agreement
EXHIBIT V-2       Form of Swap Contract Administration Agreement
EXHIBIT V-3       Form of Swap Guarantee
EXHIBIT W         Form of Monthly Statement
EXHIBIT X-1       Form of Performance Certification (Subservicer)
EXHIBIT X-2       Form of Performance Certification (Trustee)
EXHIBIT Y         Form of Servicing Criteria to be Addressed in Assessment of Compliance Statement
EXHIBIT Z         List of Item 1119 Parties
EXHIBIT AA        Form of Sarbanes-Oxley Certification (Replacement Master Servicer)
SCHEDULE I        Prepayment Charge Schedule and Prepayment Charge Summary
SCHEDULE II       Collateral Schedule
SCHEDULE III      Fixed Rate 40-Year Target Schedule
SCHEDULE IV       Adjustable Rate 40-Year Target Schedule

            POOLING AND SERVICING AGREEMENT, dated as of July 1, 2006, by and among CWABS, INC., a Delaware corporation, as depositor (the "Depositor"), COUNTRYWIDE HOME LOANS, INC., a New York corporation, as seller ("CHL" or a "Seller"), PARK MONACO INC., a Delaware corporation, as a seller ("Park Monaco" or a "Seller"), PARK SIENNA LLC, a Delaware limited liability company, as a seller ("Park Sienna" or a "Seller", and together with CHL and Park Monaco, the "Sellers"), COUNTRYWIDE HOME LOANS SERVICING LP, a Texas limited partnership, as master servicer (the "Master Servicer"), THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee"), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as co-trustee (the "Co-Trustee").

                             PRELIMINARY STATEMENT

            The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund (excluding the Credit Comeback Excess Account, the Carryover Reserve Fund and the assets held in the Pre-Funding Account) for federal income tax purposes will consist of three REMICs (the "Swap-IO REMIC," the "Strip REMIC" and the "Master REMIC"). Each Certificate, other than the Class A-R Certificate, will represent ownership of one or more regular interests in the Master REMIC for purposes of the REMIC Provisions. The Class A-R Certificate represents ownership of the sole class of residual interest in the Swap-IO REMIC, the Strip REMIC and the Master REMIC. The Master REMIC will hold as assets the several classes of uncertificated Strip REMIC Interests (other than the STR-A-R Interest). Each Strip REMIC Interest (other than the STR-A-R Interest) is hereby designated as a regular interest in the Strip REMIC. The Strip REMIC will hold as assets the several classes of uncertificated Swap-IO REMIC Interests (other than the SWR-A-R Interest). Each Swap-IO REMIC Interest (other than the SWR-A-R Interest) is hereby designated as a regular interest in the Swap-IO REMIC. The Swap-IO REMIC will hold as assets all property of the Trust Fund (excluding the Credit Comeback Excess Account, the Carryover Reserve Fund and the assets held in the Pre-Funding Account). The latest possible maturity date of all REMIC regular interests created in this Agreement shall be the Latest Possible Maturity Date.

            None of the REMICs described herein shall hold any interest in the Final Maturity Reserve Trust, the Fixed Rate Final Maturity Reserve Fund, the Adjustable Rate Final Maturity Reserve Fund, the Swap Trust, the Swap Contract or the Swap Account.

            SWAP-IO REMIC:

            The Swap-IO REMIC Interests will have the principal balances and pass-through rates as set forth below.

Swap-IO REMIC Interest        Initial Principal Balance        Pass-Through Rate
----------------------        -------------------------        -----------------
SWR-1F                                        (1)                     (2)
SWR-PF                                   $ 100.00                     (3)
SWR-F-40 Year Reserve                         (4)                     (4)
SWR-1A                             $ 3,403,117.50                     (5)
SWR-1B                             $ 3,403,117.50                     (6)
SWR-2A                             $ 3,984,686.50                     (5)

Swap-IO REMIC Interest        Initial Principal Balance        Pass-Through Rate
----------------------        -------------------------        -----------------
SWR-2B                             $ 3,984,686.50                     (6)
SWR-3A                             $ 4,562,438.00                     (5)
SWR-3B                             $ 4,562,438.00                     (6)
SWR-4A                             $ 5,134,210.50                     (5)
SWR-4B                             $ 5,134,210.50                     (6)
SWR-5A                             $ 5,697,818.50                     (5)
SWR-5B                             $ 5,697,818.50                     (6)
SWR-6A                             $ 6,109,041.00                     (5)
SWR-6B                             $ 6,109,041.00                     (6)
SWR-7A                             $ 6,191,709.00                     (5)
SWR-7B                             $ 6,191,709.00                     (6)
SWR-8A                             $ 6,737,630.00                     (5)
SWR-8B                             $ 6,737,630.00                     (6)
SWR-9A                             $ 7,267,107.00                     (5)
SWR-9B                             $ 7,267,107.00                     (6)
SWR-10A                            $ 7,777,963.00                     (5)
SWR-10B                            $ 7,777,963.00                     (6)
SWR-11A                            $ 8,268,083.00                     (5)
SWR-11B                            $ 8,268,083.00                     (6)
SWR-12A                            $ 8,735,420.00                     (5)
SWR-12B                            $ 8,735,420.00                     (6)
SWR-13A                            $ 9,127,585.00                     (5)
SWR-13B                            $ 9,127,585.00                     (6)
SWR-14A                            $ 9,522,198.50                     (5)
SWR-14B                            $ 9,522,198.50                     (6)
SWR-15A                            $ 9,888,331.00                     (5)
SWR-15B                            $ 9,888,331.00                     (6)
SWR-16A                           $ 10,224,438.50                     (5)
SWR-16B                           $ 10,224,438.50                     (6)
SWR-17A                           $ 10,529,122.00                     (5)
SWR-17B                           $ 10,529,122.00                     (6)
SWR-18A                           $ 10,801,131.50                     (5)
SWR-18B                           $ 10,801,131.50                     (6)
SWR-19A                           $ 10,885,586.00                     (5)
SWR-19B                           $ 10,885,586.00                     (6)
SWR-20A                           $ 10,513,705.50                     (5)
SWR-20B                           $ 10,513,705.50                     (6)
SWR-21A                           $ 10,153,282.50                     (5)
SWR-21B                           $ 10,153,282.50                     (6)
SWR-22A                            $ 9,804,298.50                     (5)
SWR-22B                            $ 9,804,298.50                     (6)
SWR-23A                            $ 9,466,377.00                     (5)
SWR-23B                            $ 9,466,377.00                     (6)
SWR-24A                            $ 9,139,155.00                     (5)
SWR-24B                            $ 9,139,155.00                     (6)

Swap-IO REMIC Interest        Initial Principal Balance        Pass-Through Rate
----------------------        -------------------------        -----------------
SWR-25A                           $ 14,562,977.50                     (5)
SWR-25B                           $ 14,562,977.50                     (6)
SWR-26A                           $ 13,681,098.00                     (5)
SWR-26B                           $ 13,681,098.00                     (6)
SWR-27A                           $ 12,851,751.00                     (5)
SWR-27B                           $ 12,851,751.00                     (6)
SWR-28A                           $ 12,071,681.00                     (5)
SWR-28B                           $ 12,071,681.00                     (6)
SWR-29A                           $ 11,338,892.00                     (5)
SWR-29B                           $ 11,338,892.00                     (6)
SWR-30A                           $ 11,124,348.00                     (5)
SWR-30B                           $ 11,124,348.00                     (6)
SWR-31A                            $ 6,902,206.50                     (5)
SWR-31B                            $ 6,902,206.50                     (6)
SWR-32A                            $ 6,675,047.50                     (5)
SWR-32B                            $ 6,675,047.50                     (6)
SWR-33A                            $ 6,455,397.50                     (5)
SWR-33B                            $ 6,455,397.50                     (6)
SWR-34A                            $ 6,243,006.00                     (5)
SWR-34B                            $ 6,243,006.00                     (6)
SWR-35A                            $ 6,037,633.00                     (5)
SWR-35B                            $ 6,037,633.00                     (6)
SWR-36A                            $ 5,839,044.00                     (5)
SWR-36B                            $ 5,839,044.00                     (6)
SWR-37A                            $ 5,782,393.00                     (5)
SWR-37B                            $ 5,782,393.00                     (6)
SWR-38A                            $ 5,583,328.50                     (5)
SWR-38B                            $ 5,583,328.50                     (6)
SWR-39A                            $ 5,391,410.50                     (5)
SWR-39B                            $ 5,391,410.50                     (6)
SWR-40A                            $ 5,206,365.00                     (5)
SWR-40B                            $ 5,206,365.00                     (6)
SWR-41A                            $ 5,027,931.00                     (5)
SWR-41B                            $ 5,027,931.00                     (6)
SWR-42A                            $ 4,855,856.00                     (5)
SWR-42B                            $ 4,855,856.00                     (6)
SWR-43A                            $ 4,592,968.00                     (5)
SWR-43B                            $ 4,592,968.00                     (6)
SWR-44A                            $ 4,442,238.00                     (5)
SWR-44B                            $ 4,442,238.00                     (6)
SWR-45A                            $ 4,296,477.00                     (5)
SWR-45B                            $ 4,296,477.00                     (6)
SWR-46A                            $ 4,155,520.00                     (5)
SWR-46B                            $ 4,155,520.00                     (6)
SWR-47A                            $ 4,019,209.50                     (5)

Swap-IO REMIC Interest        Initial Principal Balance        Pass-Through Rate
----------------------        -------------------------        -----------------
SWR-47B                            $ 4,019,209.50                     (6)
SWR-48A                           $ 43,369,561.50                     (5)
SWR-48B                           $ 43,369,561.50                     (6)
SWR-49A                            $ 1,465,505.50                     (5)
SWR-49B                            $ 1,465,505.50                     (6)
SWR-50A                            $ 1,437,604.50                     (5)
SWR-50B                            $ 1,437,604.50                     (6)
SWR-51A                            $ 1,410,227.50                     (5)
SWR-51B                            $ 1,410,227.50                     (6)
SWR-52A                            $ 1,383,367.00                     (5)
SWR-52B                            $ 1,383,367.00                     (6)
SWR-53A                            $ 1,357,011.50                     (5)
SWR-53B                            $ 1,357,011.50                     (6)
SWR-54A                            $ 1,331,153.00                     (5)
SWR-54B                            $ 1,331,153.00                     (6)
SWR-55A                            $ 1,305,780.50                     (5)
SWR-55B                            $ 1,305,780.50                     (6)
SWR-56A                            $ 1,280,886.50                     (5)
SWR-56B                            $ 1,280,886.50                     (6)
SWR-57A                            $ 1,256,461.00                     (5)
SWR-57B                            $ 1,256,461.00                     (6)
SWR-58A                            $ 1,232,723.00                     (5)
SWR-58B                            $ 1,232,723.00                     (6)
SWR-59A                            $ 1,210,595.00                     (5)
SWR-59B                            $ 1,210,595.00                     (6)
SWR-60A                           $ 60,897,910.00                     (5)
SWR-60B                           $ 60,897,910.00                     (6)
SWR-Support                                   (7)                     (8)
SWR-PV                            $        100.00                     (9)
SWR-V-40 Year Reserve                        (10)                    (10)
SW-A-R                                       (11)                    (11)

--------

(1) On the Closing Date and on each Distribution Date, following the allocation of Principal Amounts and Realized Losses in respect of the Group 1 Mortgage Loans, the principal balance in respect of the Class SWR-F1 Interest will equal the sum of (a) the principal balance of the Group 1 Mortgage Loans (as of the end of the related Due Period, reduced by principal prepayments received after the Due Period that are to be distributed on the Distribution Date related to the Due Period) and (b) the amount, if any, on deposit in the Pre-Funding Account in respect of Loan Group 1.

(2) A rate equal to the Loan Group 1 Net Rate Cap. The "Loan Group 1 Net Rate Cap" means the weighted average of the Adjusted Net Mortgage Rates of all the Mortgage Loans in Loan Group 1. For purposes of this definition, beginning on the Distribution Date in August 2016 and ending on the Distribution Date in January 2037, the Adjusted Net

      Mortgage Rate shall be determined by first reducing the interest payable on each Group 1 Mortgage Loan by the 40-Year Fixed Reserve Rate (as defined below).

(3) On each Distribution Date the Class SWR-PF Interest is entitled to all Prepayment Charges collected with respect to the Fixed Rate Mortgage Loans. It pays no interest.

(4) Beginning on the Distribution Date in August 2016 and ending on the Distribution Date in January 2037, the SWR-F-40 Year Reserve Interest shall be entitled to a specified portion of the interest payable on each Group 1 Mortgage Loan. Specifically, the SWR-F-40 Year Reserve Interest shall be entitled to a specified portion of the interest payable on the Stated Principal Balance of each Group 1 Mortgage Loan with a 40-year original term to maturity as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) at a per annum rate equal to 0.80% (the "40-Year Fixed Reserve Rate").

(5) Prior to the 61st Distribution Date, a rate equal to twice the Adjustable Rate Loan Group Tax Cap less 11.30% per annum. On and after the 61st Distribution Date a rate equal to the Adjustable Rate Loan Group Tax Cap. The "Adjustable Rate Loan Group Tax Cap" means the weighted average of the Adjusted Net Mortgage Rates of all the Mortgage Loans in Loan Group 2 and Loan Group 3. For purposes of this definition, beginning on the Distribution Date in August 2016 and ending on the Distribution Date in January 2037, the Adjusted Net Mortgage Rate shall be determined by first reducing the interest payable on each Group 2 and Group 3 Mortgage Loan by the 40-Year Adjustable Reserve Rate (as defined below).

(6) Prior to the 61st Distribution Date, a rate equal to the lesser of (i) 11.30% per annum and (ii) twice the Adjustable Rate Loan Group Tax Cap. On and after the 61st Distribution Date, a rate equal to the Adjustable Rate Loan Group Tax Cap.

(7) On the Closing Date and on each Distribution Date, following the allocation of Principal Amounts and Realized Losses in respect of the Group 2 and Group 3 Mortgage Loans, the principal balance in respect of the SWR-Support Interest will equal the excess of (a) (i) the principal balance of the Group 2 and Group 3 Mortgage Loans (as of the end of the related Due Period, reduced by principal prepayments received after the Due Period that are to be distributed on the Distribution Date related to the Due Period) and (ii) the amount, if any, on deposit in the Pre-Funding Account in respect of Loan Group 2 and Loan Group 3 over (b) the principal balance in respect of the remaining Swap-IO REMIC Interests (other than the SWR-1F, SWR-PF, SWR-PV and the SWR-A-R Interests).

(8)   A rate equal to the Adjustable Rate Loan Group Tax Cap.

(9) On each Distribution Date the Class SWR-PV Interest is entitled to all Prepayment Charges collected with respect to the Adjustable Rate Mortgage Loans. It pays no interest.

(10) Beginning on the Distribution Date in August 2016 and ending on the Distribution Date in January 2037, the SWR-V-40 Year Reserve Interest shall be entitled to a specified portion of the interest payable on each Group 2 and Group 3 Mortgage Loan. Specifically, the SWR-V-40 Year Reserve Interest shall be entitled to a specified portion of the interest payable on the Stated Principal Balance of each Group 2 and Group 3 Mortgage Loan with a 40-year original term to maturity as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) at a per annum rate equal to 0.80% (the "40 Adjustable Year Reserve Rate").

(11) The Class SW-A-R Interest is the sole class of residual interest in the Swap-IO REMIC. It has no principal and pays no principal or interest.

            On each Distribution Date, the Interest Funds and the Principal Distribution Amount payable with respect to the Group 1 Mortgage Loans shall be payable in the following manner:

      (1) Interest. Interest is to be distributed with respect to the SWR-1F Interest at the rate described above.

      (2) Principal. Scheduled principal, prepayments and Realized Losses will be allocated between the SWR-PF Interest and the SWR-1F in the same way that scheduled principal, prepayments and Realized Losses Interest are allocated between the Class PF Certificate and all other certificates relating to Loan Group 1.

      (3) Prepayment Penalties. All Prepayment Charges related to the Fixed Rate Mortgage Loans will be allocated to the SWR-PF Interest.

            On each Distribution Date, the Interest Funds and the Principal Distribution Amount payable with respect to the Group 2 and Group 3 Mortgage Loans shall be payable in the following manner:

      (1) Interest. Interest is to be distributed with respect to the Class SWR-1A through Class SWR-60B Interests and the Class SWR-Support Interests at the rate, or according to the formulas, described above.

      (2) Principal. Scheduled principal, prepayments and Realized Losses will be allocated first, to the SWR-Support Interest and second, to the numbered classes (Class SWR-1A through Class SWR-60B ) sequentially (from lowest to highest). Amounts so allocated to a numbered class (Class SWR-1A through Class SWR-60B ) shall be further allocated among the "A" and "B" components of such numbered class pro-rata until the entire class is reduced to zero.

      (3) Prepayment Penalties. All Prepayment Charges related to the Adjustable Rate Mortgage Loans shall be allocated to the SWR-PV Interest.

            STRIP REMIC:

The Strip REMIC Regular Interests will have the principal balances, pass-through rates and Corresponding Classes of Certificates as set forth in the following table:


------------------------------- ---------------------------- ---------------------------- ----------------------------
                                                                    Pass-Through            Corresponding Class of
     Strip REMIC Interest        Initial Principal Balance               Rate                    Certificates
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-1-AF-1....................              (1)                          (2)                        1-AF-1
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-1-AF-2....................              (1)                          (2)                        1-AF-2
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-1-AF-3....................              (1)                          (2)                        1-AF-3
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-1-AF-4....................              (1)                          (2)                        1-AF-4
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-1-AF-5....................              (1)                          (2)                        1-AF-5
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-1-AF-6....................              (1)                          (2)                        1-AF-6
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-PF........................             $100                          (3)                          PF
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-F-Accrual.................              (1)                          (2)                          N/A
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-F-40 Year IO..............              (4)                          (4)                          NA
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-2-AV......................              (5)                          (6)                         2-AV
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-3-AV-1....................              (5)                          (6)                        3-AV-1
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-3-AV-2....................              (5)                          (6)                        3-AV-2
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-3-AV-3....................              (5)                          (6)                        3-AV-3
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-MV-1......................              (5)                          (6)                         MV-1
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-MV-2......................              (5)                          (6)                         MV-2
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-MV-3......................              (5)                          (6)                         MV-3
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-MV-4......................              (5)                          (6)                         MV-4
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-MV-5......................              (5)                          (6)                         MV-5
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-MV-6......................              (5)                          (6)                         MV-6
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-MV-7......................              (5)                          (6)                         MV-7
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-MV-8......................              (5)                          (6)                         MV-8
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-BV........................              (5)                          (6)                          BV
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-$100......................             $100                          (7)                          A-R
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-CV-OC.....................              (8)                          (6)                          N/A
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-CV-Swap-IO................              (9)                          (9)                          N/A
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-CV-40 Year IO.............             (10)                         (10)                          N/A
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-PV........................             $100                         (11)                          PV
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-A-R.......................             (12)                         (12)                          N/A
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------

(1) This Strip REMIC Interest has a principal balance that is initially equal to 50% of its Corresponding Certificate Class issued by the Master REMIC. Principal payments, both scheduled and prepaid, Realized Losses and Subsequent Recoveries with respect to the Class SWR-1F Interest and, if necessary, interest accruing on the STR-F-Accrual Interest, will be allocated to this class to maintain its size relative to its Corresponding Certificate Class (that is, 50%) with any excess payments of principal, Realized Losses and Subsequent Recoveries being allocated to the STR-F-Accrual Interest in such manner as to cause the principal balance of the STR-F-Accrual Interest to have a principal balance equal to the sum of (a) 50% of the Loan Group 1 principal balance, (b) 50% of the amount, if any, on deposit in the Pre-Funding Account in respect of Loan Group 1 and (c) 50% of the Fixed Rate Overcollateralized Amount for such Distribution Date.

(2) The pass-through rate with respect to any Distribution Date (and the related Accrual Period) for this Strip REMIC Interest is a per annum rate equal to the Loan Group 1 Net Rate Cap.

(3) The STR-PF Interest is entitled to all amounts collected with respect to the SWR-PF Interest. It pays no interest.

(4) The STR-F-40 Year IO Interest is entitled to all amounts payable with respect to the SWR-F-40 Year Reserve Interest.

(5) This Strip REMIC Interest has a principal balance that is initially equal to 100% of its Corresponding Certificate Class issued by the Master REMIC. Principal payments, both scheduled and prepaid, Realized Losses and Subsequent Recoveries attributable to the Swap-IO REMIC Interests held by the Strip REMIC (other than the Class SWR-1F, Class SWR-PF and SWR-PV Interests) will be allocated to this class to maintain its size relative to its Corresponding Certificate Class.

(6) On each Distribution Date, the pass-through rate will equal the weighted average of the pass-through rates of the Swap-IO REMIC Interests (other than the Class SWR-1F, Class SWR-PF, Class SWR-PV and Class SWR-A-R Interests) treating each "B" Interest the cardinal number of which (for example, SWR-1B, SWR-2B, SWR-3B, etc.) is not less than the ordinal number of the Distribution Date (first Distribution Date, second Distribution Date, third Distribution Date, etc.) as capped at a rate equal to the product of (i) 2 and (ii) LIBOR (the "Strip REMIC Cap").

(7)   This Strip REMIC Interest pays no interest.

(8) This Strip REMIC Interest has a principal balance that is initially equal to 100% of the Adjustable Rate Overcollateralized Amount. Principal payments, both scheduled and prepaid, Realized Losses and Subsequent Recoveries attributable to the Swap-IO REMIC Interests held by the Strip REMIC (other than the Class SWR-1F, Class SWR-PF, Class SWR-PV and Class SWR-A-R Interests) will be allocated to this class to maintain its size relative to the Adjustable Rate Overcollateralized Amount.

(9) For each Distribution Date, the STR-CV-Swap-IO Interest is entitled to receive from each Swap-IO REMIC "B" Interest the cardinal number of which (for example, SWR-1B, SWR-2B, SWR-3B, etc.) is not less than the ordinal number of the Distribution Date (first Distribution Date, second Distribution Date, third Distribution Date, etc.) the interest accruing on such interest in excess of a per annum rate equal to the product of
      (i) 2 and (ii) LIBOR.

(10) The STR-CV-40 Year IO Interest is entitled to all amounts payable with respect to the SWR-V-40 Year Reserve Interest.

(11) The STR-PV Interest is entitled to all amounts payable with respect to the SWR-PV Interest. It pays no interest.

(12) The STR-A-R Interest is the sole class of residual interest in the Strip REMIC. It has no principal balance and pays no principal or interest.

            On each Distribution Date, the Interest Funds and the Principal Distribution Amount payable with respect to the Swap-IO Interests shall be payable with respect to the Strip REMIC Interests in the following manner:

      (1) Interest. Interest is to be distributed with respect to each Strip REMIC Interest at the rate, or according to the formulas, described above.

      (2) Principal. Principal Distribution Amounts shall be allocated among the Strip REMIC Interests as described above.

      (3) Prepayment Penalties. All Prepayment Charges are allocated as described above.

         MASTER REMIC:

            The following table specifies the class designation, interest rate, and principal amount for each class of Master REMIC Interest:

                                   Original Certificate         Pass-Through
Class                                 Principal Balance                 Rate
-----------------------------      --------------------         ------------
Class 1-AF-1.................              $128,246,000                  (1)
Class 1-AF-2.................               $31,277,000                  (1)
Class 1-AF-3.................               $91,851,000                  (1)
Class 1-AF-4.................               $67,829,000                  (1)
Class 1-AF-5.................               $77,922,000                  (1)
Class 1-AF-6.................               $45,000,000                  (1)
Class 2-AV...................              $399,884,000                  (2)
Class 3-AV-1.................              $237,306,000                  (2)
Class 3-AV-2.................              $238,274,000                  (2)
Class 3-AV-3.................               $59,936,000                  (2)
Class MV-1...................               $48,600,000                  (2)
Class MV-2...................               $41,400,000                  (2)
Class MV-3...................               $24,600,000                  (2)
Class MV-4...................               $22,200,000                  (2)
Class MV-5...................               $21,000,000                  (2)
Class MV-6...................               $19,800,000                  (2)
Class MV-7...................               $18,600,000                  (2)
Class MV-8...................               $16,800,000                  (2)
Class BV.....................               $12,000,000                  (2)
Class CF.....................                       (3)                  (4)
Class CV.....................                       (5)                  (6)
Class PF.....................                      $100                  (7)
Class PV.....................                      $100                  (8)
Class A-R....................                      $100                  (9)

----------
(1) These Certificates will accrue interest at the related Pass-Through Rates identified in this Agreement. For federal income tax purposes, including the computation of the Class CF Distributable Amount and entitlement to Net Rate Carryover the pass-through rate in respect of this certificate will be subject to a cap equal to the Loan Group 1 Net Rate Cap.

(2) These Certificates will accrue interest at the related Pass-Through Rates identified in this Agreement. For federal income tax purposes, including the computation of the Class CV Distributable Amount and entitlement to Net Rate Carryover, the pass-through rate in respect of this certificate will be the Strip REMIC Cap.

(3) For federal income tax purposes, the Class CF Certificates will be treated as having a Certificate Principal Balance equal to the Fixed Rate Overcollateralized Amount.

(4) For each Interest Accrual Period the Class CF Certificates are entitled to (a) the interest payable on the STR-F-40 Year IO Interest and (b) an amount (the "Class CF Distributable

      Amount") equal to a specified portion of the interest payable on the Strip REMIC Regular Interests having an "F" in their designation (other than the STR-F-40 Year IO Interest and the STR-PF Interest) equal to the excess of the Loan Group 1 Net Rate Cap over the product of two and the weighted average interest rate of the Strip REMIC Regular Interests having an "F" in their designation (other than the STR-F-40 Year IO Interest and the STR-PF Interest) with each such Class other than the STR-F-Accrual Interest, subject to a cap equal to the Pass-Through Rate of the Corresponding Master REMIC Class and the STR-F-Accrual Interest subject to a cap of 0.00%. The Pass-Through Rate of the Class CF Certificates shall be a rate sufficient to entitle it to an amount equal to all interest accrued on the Group 1 Mortgage Loans less the interest accrued on the other Master REMIC Interests having the letter "F" in their designation. The Class CF Distributable Amount for any Distribution Date is payable from current interest on the Group 1 Mortgage Loans and any related Fixed Rate Overcollateralization Reduction Amount for that Distribution Date.

(5) For federal income tax purposes, the Class CV Certificates will be treated as having a Certificate Principal Balance equal to the Adjustable Rate Overcollateralized Amount.

(6) For each Interest Accrual Period the Class CV Certificates are entitled to an amount (the "Class CV Distributable Amount") equal to the sum of
      (a) the interest payable on the STR-CV-Swap-IO Interest, (b) the interest payable on the STR-CV-OC Interest, (c) the interest payable on the STR-C-40 Year IO Interest and (d) a specified portion of the interest payable on the Strip REMIC Regular Interests having the letter "V" in their designation (other than the STR-CV-OC, STR-CV-Swap-IO and STR-PV Interests) equal to the excess of the Strip REMIC Cap over the weighted average interest rate of the Strip REMIC Regular Interests having the letter "V" in their designation (other than the STR-CV-OC, STR-CV-Swap-IO and STR-PV Interests) with each such Class subject to a cap equal to the Pass-Through Rate of the Corresponding Master REMIC Class. The Pass-Through Rate of the Class CV Certificates shall be a rate sufficient to entitle it to an amount equal to all interest accrued on the Group 2 and Group 3 Mortgage Loans less the interest accrued on the other Master REMIC Interests having the letter "V" in their designation. The Class CV Distributable Amount for any Distribution Date is payable from current interest on the Group 2 and Group 3 Mortgage Loans and any related Adjustable Rate Overcollateralization Reduction Amount for that Distribution Date.

(7) For each Distribution Date the Class PF Certificates are entitled to all amounts distributed with respect to the STR-PF Interest.

(8) For each Distribution Date the Class PV Certificates are entitled to all amounts distributed with respect to the STR-PV Interest.

(9) The Class A-R Certificates represent the sole class of residual interest in each REMIC created hereunder. The Class A-R Certificates are not entitled to distributions of interest.

            The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to the Master REMIC as cash flow on REMIC regular interests, without creating any shortfall--actual or potential (other than for credit losses)-- to any REMIC regular interest. It is not intended that the Class A-R Certificates be entitled to any cash flows pursuant to this Agreement except as provided in
Section 3.08(a) hereunder.

                                  ARTICLE I.

                                  DEFINITIONS

            Section 1.01 Defined Terms.

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            40-Year Adjustable Reserve Rate: As defined in the Preliminary Statement.

            40-Year Fixed Reserve Rate: As defined in the Preliminary
Statement.

            40-Year Mortgage Loan: A Mortgage Loan with an original term to maturity of 40 years.

            Account: Any Escrow Account, the Carryover Reserve Fund, the Certificate Account, the Credit Comeback Excess Account, the Distribution Account, the Pre-Funding Account, the Principal Reserve Fund, the Swap Account or any other account related to the Trust Fund or the Mortgage Loans.

            Accrual Period: With respect to any Distribution Date and each Class of Adjustable Rate Certificates, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding such Distribution Date. With respect to any Distribution Date and each Class of Fixed Rate Certificates and the Class C Certificates, the calendar month preceding the month in which such Distribution Date occurs. All calculations of interest on the Adjustable Rate Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and on a 360-day year. All calculations of interest on the Fixed Rate Certificates and Class C Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

            Additional Designated Information: As defined in Section 11.02.

            Adjustable Rate 40-Year Target Schedule: Schedule IV hereto.

            Adjustable Rate Certificates: The Class 1-AF-1 Certificates, the Class AV Certificates and the Adjustable Rate Subordinate Certificates.

            Adjustable Rate Credit Comeback Excess Cashflow: With respect to any Distribution Date, any amounts in the Credit Comeback Excess Account in respect of Loan Group 2 and Loan Group 3 available for such Distribution Date.

            Adjustable Rate Cumulative Loss Trigger Event: With respect to any Distribution Date on or after the Adjustable Rate Stepdown Date, an Adjustable Rate Cumulative Loss Trigger Event occurs if (x) the aggregate amount of Realized Losses on the Mortgage Loans in Loan Group 2 and Loan Group 3 from the Cut-off Date for each such Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries related to the Mortgage Loans in Loan Group 2 and Loan Group 3 received through the last day of that Due Period) exceeds (y) the applicable percentage, for such Distribution Date, of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 2 and Loan Group 3, the Group 2 Pre-Funded Amount and the Group 3 Pre-Funded Amount, as set forth below:

   Distribution Date               Percentage

   August 2008 -- July 2009....... 1.55% with respect to August 2008, plus an additional 1/12th of 1.90% for each
                                   month thereafter through July 2009
   August 2009 -- July 2010....... 3.45% with respect to August 2009, plus an additional 1/12th of 2.05% for each
                                   month thereafter through July 2010
   August 2010 -- July 2011....... 5.50% with respect to August 2010, plus an additional 1/12th of 1.65% for each
                                   month thereafter through July 2011
   August 2011 -- July 2012....... 7.15% with respect to August 2011, plus an additional 1/12th of 0.95% for each
                                   month thereafter through July 2012
   August 2012 -- July 2013....... 8.10% with respect to August 2012, plus an additional 1/12th of 0.10% for each
                                   month thereafter through July 2013
   August 2013 and thereafter..... 8.20%

            Adjustable Rate Delinquency Trigger Event: With respect to any Distribution Date on or after the Adjustable Rate Stepdown Date, an Adjustable Rate Delinquency Trigger Event exists if the Rolling Sixty-Day Delinquency Rate for Outstanding Mortgage Loans in Loan Group 2 and Loan Group 3 equals or exceeds the product of (x) the Adjustable Rate Senior Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior Class of outstanding Class AV Certificates and Adjustable Rate Subordinate Certificates:

                 Class                                     Percentage
                 -----                                     ----------
                 Class AV........................           32.60%
                 Class MV-1......................           39.94%
                 Class MV-2......................           49.40%
                 Class MV-3......................           57.51%
                 Class MV-4......................           67.50%
                 Class MV-5......................           80.77%
                 Class MV-6......................           99.15%
                 Class MV-7......................           126.11%

                 Class                                     Percentage
                 -----                                     ----------
                 Class MV-8......................           167.17%
                 Class BV........................           217.83%


            Adjustable Rate Excess Cashflow: With respect to any Distribution Date the sum of (i) the amount remaining after the distribution of interest to Certificateholders for such Distribution Date pursuant to Section 4.04(b)(v)(b), (ii) the amount remaining after the distribution of principal to Certificateholders for such Distribution Date, pursuant to Section 4.04(d)(1)(B)(ii) or 4.04(d)(2)(B)(ii), and (iii) the Adjustable Rate Overcollateralization Reduction Amount for such Distribution Date, if any.

            Adjustable Rate Excess Overcollateralization Amount: With respect to any Distribution Date, an amount equal to the excess, if any, of the Adjustable Rate Overcollateralized Amount for such Distribution Date over the Adjustable Rate Overcollateralization Target Amount for such Distribution Date.

            Adjustable Rate Final Maturity Funding Cap: For any Distribution Date beginning with the Distribution Date in August 2016, the lesser of (i) the aggregate Certificate Principal Balance of the Class AV Certificates and the Adjustable Rate Subordinate Certificates immediately prior to such Distribution Date and (ii) the aggregate Stated Principal Balance of all outstanding Mortgage Loans in Loan Group 2 and Loan Group 3 with original terms to maturity of 40 years as of the as of the first day of the related Due Period (after giving effect to Principal Prepayments received during the Prepayment Period that ends during such Due Period).

            Adjustable Rate Final Maturity Reserve Fund Required Deposit: For any Distribution Date beginning on the Distribution Date in August 2016 up to and including the Adjustable Rate Final Maturity Reserve Funding Date, if the Adjustable Rate Final Maturity Required Deposit Trigger is not in effect with respect to such Distribution Date, then the Adjustable Rate Final Maturity Reserve Fund Required Deposit with respect to such Distribution Date shall be $0, and if the Adjustable Rate Final Maturity Required Deposit Trigger is in effect with respect to such Distribution Date, then the Adjustable Rate Final Maturity Reserve Fund Required Deposit with respect to such Distribution Date shall be an amount equal to the lesser of (a) the product of (i) 0.80% and
(ii) the aggregate Stated Principal Balance of the 40-Year Mortgage Loans in Loan Group 2 and Loan Group 3 as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to Principal Prepayments in the Prepayment Period related to that prior Due Date) and (b) the excess of (i) the Adjustable Rate Final Maturity Funding Cap for such Distribution Date over (ii) the amount on deposit in the Adjustable Rate Final Maturity Reserve Fund immediately prior to such Distribution Date.

            Adjustable Rate Final Maturity Required Deposit Trigger: With respect to any Distribution Date on or after the Distribution Date in August 2016 up to and including the Adjustable Rate Final Maturity Reserve Funding Date, the Adjustable Rate Final Maturity Required Deposit Trigger shall be in effect with respect to such Distribution Date if the aggregate Stated Principal Balance of the 40-Year Mortgage Loans in Loan Group 2 and Loan Group 3 as of the Due Date occurring in the month preceding the month of that Distribution Date

(after giving effect to Principal Prepayments in the Prepayment Period related to that prior Due Date) is greater than the "Adjustable Rate 40-Year Target" specified on the Adjustable Rate 40-Year Target Schedule for such Distribution Date.

            Adjustable Rate Final Maturity Reserve Fund: The separate Eligible Account created and initially maintained by the Trustee pursuant to Section
4.10 in the name of the Final Maturity Reserve Trustee for the benefit of the Certificateholders and designated "The Bank of New York in trust for registered Holders of CWABS, Inc., Asset-Backed Certificates, Series 2006-13". Funds in the Adjustable Rate Final Maturity Reserve Fund shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Adjustable Rate Final Maturity Reserve Funding Date: The earlier of (i) the Distribution Date on which the amount on deposit in the Adjustable Rate Final Maturity Reserve Fund is equal to the Adjustable Rate Final Maturity Funding Cap and (ii) the Distribution Date occurring in January 2037.

            Adjustable Rate Loan Group Tax Cap: As defined in the Preliminary Statement.

            Adjustable Rate Mortgage Loans: The Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate which is adjustable in accordance with the terms of the related Mortgage Note.

            Adjustable Rate OC Floor: For any Distribution Date, an amount equal to 0.50% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 2 and Loan Group 3, the Group 2 Pre-Funded Amount and the Group 3 Pre-Funded Amount.

            Adjustable Rate Overcollateralization Deficiency Amount: With respect to any Distribution Date, the amount, if any, by which the Adjustable Rate Overcollateralization Target Amount exceeds the Adjustable Rate Overcollateralized Amount on such Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) for Loan Group 2 and Loan Group 3 on such Distribution Date).

            Adjustable Rate Overcollateralization Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (i) the Adjustable Rate Excess Overcollateralization Amount for such Distribution Date and (ii) the aggregate Principal Remittance Amount for Loan Group 2 and Loan Group 3 for such Distribution Date.

            Adjustable Rate Overcollateralization Target Amount: With respect to any Distribution Date (a) prior to the Adjustable Rate Stepdown Date, an amount equal to 3.30% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 2 and Loan Group 3, the Group 2 Pre-Funded Amount and the Group 3 Pre-Funded Amount and (b) on or after the Adjustable Rate Stepdown Date, the greater of (i) an amount equal to 6.60% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the current Distribution Date and (ii) the Adjustable Rate OC Floor; provided, however, that if an Adjustable Rate Trigger Event is in effect on any Distribution Date, the Adjustable Rate Overcollateralization Target Amount will be the Adjustable Rate Overcollateralization Target Amount as in effect for the prior Distribution Date.

            Adjustable Rate Overcollateralized Amount: With respect to any Distribution Date, the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date and any amount on deposit in the Pre-Funding Account in respect of Loan Group 2 and Loan Group 3 exceeds (y) the sum of the aggregate Certificate Principal Balance of the Class AV Certificates and the Adjustable Rate Subordinate Certificates as of such Distribution Date (after giving effect to distribution of the Principal Remittance Amounts for Loan Group 2 and Loan Group 3 to be made on such Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account in respect of Loan Group 2 and Loan Group 3).

            Adjustable Rate Senior Enhancement Percentage: With respect to a Distribution Date on or after the Adjustable Rate Stepdown Date, the fraction (expressed as a percentage) (1) the numerator of which is the excess of (a) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the preceding Distribution Date over (b) (i) before the Certificate Principal Balances of the Class AV Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class AV Certificates, or (ii) after the Certificate Principal Balances of the Class AV Certificates have been reduced to zero, the Certificate Principal Balance of the most senior Class of Adjustable Rate Subordinate Certificates outstanding, as of the related Master Servicer Advance Date, and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the preceding Distribution Date.

            Adjustable Rate Stepdown Date: The earlier to occur of: (1) the Distribution Date on which the aggregate Certificate Principal Balance of the Class AV Certificates is reduced to zero, and (2) the later to occur of (x) the Distribution Date in August 2009 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class AV Certificates (after calculating anticipated distributions on such Distribution Date) is less than or equal to 55.90% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date.

            Adjustable Rate Subordinate Certificates: The Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and Class BV Certificates.

            Adjustable Rate Subordinate Class Principal Distribution Amount:
With respect to any Distribution Date and any Class of Adjustable Rate Subordinate Certificates, the excess of (1) the sum of (a) the aggregate Certificate Principal Balance of the Class AV Certificates (after taking into account distribution of the Class 2-AV Principal Distribution Amount and the Class 3-AV Principal Distribution Amount for such Distribution Date), (b) the aggregate Certificate Principal Balance of any Class(es) of Adjustable Rate Subordinate Certificates that are senior to the subject Class (in each case, after taking into account distribution of the Adjustable Rate Subordinate Class Principal Distribution Amount(s) for such senior Class(es) of Certificates for such Distribution Date), and (c) the Certificate Principal Balance of the subject Class of

Adjustable Rate Subordinate Certificates immediately prior to such Distribution Date over (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject Class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date minus the Adjustable Rate OC Floor; provided, however, that if such Class of Adjustable Rate Subordinate Certificates is the only Class of Adjustable Rate Subordinate Certificates outstanding on such Distribution Date, that Class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 2 and Loan Group 3 until the Certificate Principal Balance thereof is reduced to zero.

            Adjustable Rate Subordinate Net Rate Cap: With respect to any Distribution Date and each Class of Adjustable Rate Subordinate Certificates, the weighted average of the Class 2-AV Net Rate Cap for that Distribution Date and the Class 3-AV Net Rate Cap for that Distribution Date, weighted on the basis of the excess (if any) of (i) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to Principal Prepayments received during the Prepayment Period that ends during such Due Period) and the amount on deposit in the Pre-Funding Account in respect of that Loan Group as of the first day of the related Due Period over (ii) the outstanding Certificate Principal Balance of the related Class AV Certificates immediately prior to such Distribution Date.

            Adjustable Rate Trigger Event: With respect to any Distribution Date on or after the Adjustable Rate Stepdown Date, either an Adjustable Rate Delinquency Trigger Event with respect to that Distribution Date or an Adjustable Rate Cumulative Loss Trigger Event with respect to that Distribution Date.

            Adjusted Net Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate less the related Expense Fee Rate.

            Adjusted Replacement Upfront Amount: As defined in Section 3.19.

            Adjustment Date: As to each Adjustable Rate Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

            Advance: The aggregate of the advances required to be made by the Master Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such advances being equal to the aggregate of payments of principal of, and interest on the Stated Principal Balance of, the Mortgage Loans (net of the Servicing Fees) that were due on the related Due Date and not received by the Master Servicer as of the close of business on the related Determination Date including an amount equivalent to interest on the Stated Principal Balance of each Mortgage Loan as to which the related Mortgaged Property is an REO Property or as to which the related Mortgaged Property has been liquidated but such Mortgage Loan has not yet become a Liquidated Mortgage Loan; provided, however, that the net monthly rental income (if any) from such REO Property deposited in the Certificate Account for such Distribution Date pursuant to Section 3.12 may be used to offset such Advance for the related REO Property;

provided, further, that for the avoidance of doubt, no Advances shall be required to be made in respect of any Liquidated Mortgage Loan.

            Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

            Ambac: Ambac Assurance Corporation, organized and created under the laws of the State of Wisconsin, or any successor thereto.

            Amount Held for Future Distribution: As to any Distribution Date and Loan Group, the aggregate amount held in the Certificate Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans in such Loan Group due after the related Due Date, (ii) Principal Prepayments received in respect of such Mortgage Loans after the last day of the related Prepayment Period and (iii) Liquidation Proceeds and Subsequent Recoveries received in respect of such Mortgage Loans after the last day of the related Due Period.

            Applied Realized Loss Amount: With respect to any Distribution Date and any Loan Group or Loan Groups, the amount, if any, by which, the aggregate Certificate Principal Balance of the Class(es) of Certificates listed opposite such Loan Group(s) in the following table (after all distributions of principal on such Distribution Date) exceeds the sum of (x) the Stated Principal Balance of the Mortgage Loans in such Loan Group(s) for such Distribution Date and (y) the amount on deposit in the Pre-Funding Account in respect of such Loan Group(s); provided, however, that an Applied Realized Loss Amount will not exist for a Class of Class AV Certificates unless the Certificate Principal Balances of the Adjustable Rate Subordinate Certificates have been reduced to zero.

            Loan Group(s)                   Class(es) of Certificates

                  1                                    1-AF
               2 and 3                  AV and Adjustable Rate Subordinate
                  2                                    2-AV
                  3                                    3-AV

            Appraised Value: The appraised value of the Mortgaged Property based upon the appraisal made for the originator of the related Mortgage Loan by an independent fee appraiser at the time of the origination of the related Mortgage Loan, or the sales price of the Mortgaged Property at the time of such origination, whichever is less, or with respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing.

            Bankruptcy Code: Title 11 of the United States Code.

            Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06). As of the Closing Date, each Class of Interest Bearing Certificates constitutes a Class of Book-Entry Certificates.

            Business Day: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which the Class 1-AF Insurer or banking institutions in the State of New York or California or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

            Carryover Reserve Fund: The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 4.07 in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York in trust for registered Holders of CWABS, Inc., Asset-Backed Certificates, Series 2006-13". Funds in the Carryover Reserve Fund shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Certificate: Any one of the certificates of any Class executed and authenticated by the Trustee in substantially the forms attached hereto as Exhibits A-1 through A-19, Exhibits B-1 and B-2, Exhibits C-1 and C-2, Exhibit D and Exhibit E.

            Certificate Account: The separate Eligible Account created and initially maintained by the Master Servicer pursuant to Section 3.05(b) with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of the Certificateholders and the Class 1-AF Insurer and designated "Countrywide Home Loans Servicing LP in trust for registered Holders of CWABS, Inc., Asset-Backed Certificates, Series 2006-13". Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Certificate Owner: With respect to a Book-Entry Certificate, the person that is the beneficial owner of such Book-Entry Certificate.

            Certificate Principal Balance: As to any Certificate (other than the Class C Certificates) and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate (A) less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.04(c) or 4.04(d), (ii) with respect to the Class 1-AF Certificates only, payments under the Class 1-AF Policy relating to principal (except that any payment under the Class 1-AF Policy with respect to an Applied Realized Loss Amount allocated to the Class 1-AF Certificates shall not result in a further reduction of the Certificate Principal Balance of the Class 1-AF Certificates) and (iii) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 4.04(k), and (B) increased by any Subsequent Recoveries allocated to such Class of Certificate pursuant to Section 4.04(l) on such Distribution Date. References herein to the Certificate Principal Balance of a Class of Certificates shall mean the Certificate Principal Balances of all Certificates in such Class. The Class C Certificates do not have a Certificate Principal Balance. With respect to any Certificate (other than the Class C Certificates) of a Class and any Distribution Date, the portion of the Certificate Principal Balance of such Class represented by such Certificate equal to the product of the Percentage Interest evidenced by such Certificate and the Certificate Principal Balance of such Class. Exclusively for the purpose of determining any subrogation rights of the Class 1-AF Insurer arising under Section 4.06 hereof, the "Certificate Principal Balance" of the Class 1-AF Certificates shall not be reduced by the amount of any payments made by the Class 1-AF Insurer in respect of principal on such Certificates under the Class 1-AF Policy, except to the extent such payment shall have been reimbursed to the Class 1-AF Insurer pursuant to the provisions of this Agreement.

            Certificate Register: The register maintained pursuant to Section
5.02 hereof.

            Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Class of Book-Entry Certificates), except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Voting Interests necessary to effect such consent has been obtained; provided that if any such Person (including the Depositor) owns 100% of the Voting Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof (other than the second sentence of Section 10.01 hereof) that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

            Certification Party: As defined in Section 11.05.

            Certifying Person: As defined in Section 11.05.

            CHL: Countrywide Home Loans, Inc., a New York corporation, and its successors and assigns.

            CHL Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule for which CHL is the applicable Seller.

            Class: All Certificates bearing the same Class designation as set forth in Section 5.01 hereof.

            Class 1-AF Available Funds: With respect to any Class of Class 1-AF Certificates and any Distribution Date, funds allocated from amounts available pursuant to this Agreement to make distributions on that Class of Class 1-AF Certificates on such Distribution Date, other than any Insured Amounts.

            Class 1-AF Certificate: Any Class 1-AF-1, Class 1-AF-2, Class 1-AF-3, Class 1-AF-4 or Class 1-AF-5 Certificate.

            Class 1-AF Insurance and Indemnity Agreement: The Insurance and Indemnity Agreement, dated as of the Closing Date, by and among the Class 1-AF Insurer, CHL, the Depositor, the Master Servicer, the Trustee and the Co-Trustee, and relating to the Class 1-AF Policy.

            Class 1-AF Insurer: Ambac in its capacity as insurer under the Class 1-AF Policy, and any permitted successor or assign.

            Class 1-AF Insurer Contact Person: The officer designated by the Master Servicer to provide information to the Class 1-AF Insurer pursuant to
Section 4.06(i).

            Class 1-AF Insurer Default: As defined in Section 4.06(l).

            Class 1-AF Late Payment Rate: With respect to any Distribution Date, the lesser of (i) the greater of (a) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2% and
(b) the then applicable highest rate of interest on any of the Class 1-AF Certificates and (ii) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Class 1-AF Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

            Class 1-AF Net Rate Cap: For any Distribution Date, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to Principal Prepayments received during the Prepayment Period that ends during such Due Period) less a fraction, expressed as a percentage, the numerator of which is
(x) the product of the Class 1-AF Premium for that Distribution Date times 12, and the denominator of which is (y) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 and the amount on deposit in the Pre-Funding Account in respect of Loan Group 1, adjusted, in the case of the Class 1-AF-1 Certificates only, to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year.

            Class 1-AF Policy: The irrevocable Certificate Guaranty Insurance Policy, No. AB1013BE, including any endorsements thereto, issued by the Class 1-AF Insurer with respect to the Class 1-AF Certificates, in the form attached hereto as Exhibit R.

            Class 1-AF Policy Payments Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.06(c) in the name of the Trustee for the benefit of the Class 1-AF Certificateholders and designated "The Bank of New York in trust for registered holders of CWABS, Inc., Asset-Backed Certificates, Series 2006-13, Class 1-AF". Funds in the Class 1-AF Policy Payments Account shall be held in trust for the Class 1-AF Certificateholders for the uses and purposes set forth in this Agreement.

            Class 1-AF Policy Premium Rate: The "Premium Percentage" as defined in the Class 1-AF Policy.

            Class 1-AF Premium: With respect to the Class 1-AF Policy and any Distribution Date, an amount equal to the product of (i) one-twelfth (1/12) of the Class 1-AF Policy Premium

Rate and (ii) the Class 1-AF Certificate Principal Balance on each Distribution Date (after giving effect to any distributions of principal to be made in such Distribution Date).

            Class 1-AF Principal Distribution Amount: With respect to any Distribution Date, the excess of (1) the aggregate Certificate Principal Balance of the Class 1-AF Certificates immediately prior to such Distribution Date, over (2) the lesser of (x) 95.40% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date and
(y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date minus the Fixed Rate OC Floor.

            Class 1-AF Reimbursement Amount: With respect to any Distribution Date, (i) all Insured Payments paid by the Class 1-AF Insurer, for which the Class 1-AF Insurer has not been reimbursed prior to such Distribution Date pursuant to Section 4.04 hereof, plus (ii) interest accrued on such Insured Payments not previously repaid, calculated at the Class 1-AF Late Payment Rate from the date such Insured Payments were made, plus (iii) any other amounts payable to the Class 1-AF Insurer pursuant to the Class 1-AF Insurance and Indemnity Agreement.

            Class 1-AF-1 Certificate: Any Certificate designated as a "Class 1-AF-1 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to distributions as set forth herein.

            Class 1-AF-2 Certificate: Any Certificate designated as a "Class 1-AF-2 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to distributions as set forth herein.

            Class 1-AF-3 Certificate: Any Certificate designated as a "Class 1-AF-3 Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to distributions as set forth herein.

            Class 1-AF-4 Certificate: Any Certificate designated as a "Class 1-AF-4 Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to distributions as set forth herein.

            Class 1-AF-5 Certificate: Any Certificate designated as a "Class 1-AF-5 Certificate" on the face thereof, in the form of Exhibit A-5 hereto, representing the right to distributions as set forth herein.

            Class 1-AF-6 Certificate: Any Certificate designated as a "Class 1-AF-6 Certificate" on the face thereof, in the form of Exhibit A-6 hereto, representing the right to distributions as set forth herein.

            Class 1-AF-6 Portion: With respect to any Distribution Date, a percentage, expressed as a fraction, the numerator of which is the Certificate Principal Balance of the Class 1-AF-6 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of all Classes of the Class 1-AF Certificates immediately prior to such Distribution Date.

            Class 2-AV Certificate: Any Certificate designated as a "Class 2-AV Certificate" on the face thereof, in the form of Exhibit A-7 hereto, representing the right to distributions as set forth herein.

            Class 2-AV Net Rate Cap: For any Distribution Date, (A) the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to Principal Prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year minus (B) the percentage equivalent of a fraction, the numerator of which is (x) the product of (a) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event), and (b) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for that Distribution Date and the denominator of which is the sum of the Interest Funds for Loan Group 2 and Loan Group 3 for that Distribution Date, and the denominator of which is (y) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and the amount on deposit in the Pre-Funding Account in respect of Loan Group 2.

            Class 2-AV Principal Distribution Amount: With respect to any Distribution Date, the product of (x) the Class AV Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 and the denominator of which is the Principal Remittance Amount for Loan Group 2 and Loan Group 3.

            Class 3-AV-1 Certificate: Any Certificate designated as a "Class 3-AV-1 Certificate" on the face thereof, in the form of Exhibit A-8 hereto, representing the right to distributions as set forth herein.

            Class 3-AV-2 Certificate: Any Certificate designated as a "Class 3-AV-2 Certificate" on the face thereof, in the form of Exhibit A-9 hereto, representing the right to distributions as set forth herein.

            Class 3-AV-3 Certificate: Any Certificate designated as a "Class 3-AV-3 Certificate" on the face thereof, in the form of Exhibit A-10 hereto, representing the right to distributions as set forth herein.

            Class 3-AV Certificate: Any Class 3-AV-1, Class 3-AV-2 or Class 3-AV-3 Certificate.

            Class 3-AV Net Rate Cap: For any Distribution Date, (A) the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 3 as of the first day of the related Due Period (after giving effect to Principal Prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year minus (B) the percentage equivalent of a fraction, the numerator of which is

(x) the product of (a) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event), and (b) a fraction, the numerator of which is the Interest Funds for Loan Group 3 for that Distribution Date and the denominator of which is the sum of the Interest Funds for Loan Group 2 and Loan Group 3 for that Distribution Date, and the denominator of which is (y) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 and the amount on deposit in the Pre-Funding Account in respect of Loan Group 3.

            Class 3-AV Principal Distribution Amount: With respect to any Distribution Date, the product of (x) the Class AV Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 3 and the denominator of which is the Principal Remittance Amount for Loan Group 2 and Loan Group 3.

            Class A-R Certificate: Any Certificate designated as a "Class A-R Certificate" on the face thereof, in the form of Exhibit D hereto or, in the case of the Tax Matters Person Certificate, Exhibit E hereto, in either case representing the right to distributions as set forth herein.

            Class AV Certificate: Any Class 2-AV or Class 3-AV Certificate.

            Class AV Principal Distribution Target Amount: With respect to any Distribution Date will equal the excess of: (1) the aggregate Certificate Principal Balance of the Class AV Certificates immediately prior to such Distribution Date, over (2) the lesser of (i) 55.90% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date minus the Adjustable Rate OC Floor.

            Class BV Certificate: Any Certificate designated as a "Class BV Certificate" on the face thereof, in the form of Exhibit A-19 hereto, representing the right to distributions as set forth herein.

            Class C Certificate: Any Class CF or Class CV Certificate.

            Class CF Certificate: Any Certificate designated as a "Class CF Certificate" on the face thereof, in the form of Exhibit C-1 hereto, representing the right to distributions as set forth herein.

            Class CF Distributable Amount: As defined in the Preliminary Statement.

            Class CV Certificate: Any Certificate designated as a "Class CV Certificate" on the face thereof, in the form of Exhibit C-2 hereto, representing the right to distributions as set forth herein.

            Class CV Distributable Amount: As defined in the Preliminary Statement.

            Class MV-1 Certificate: Any Certificate designated as a "Class MV-1 Certificate" on the face thereof, in the form of Exhibit A-11 hereto, representing the right to distributions as set forth herein.

            Class MV-2 Certificate: Any Certificate designated as a "Class MV-2 Certificate" on the face thereof, in the form of Exhibit A-12 hereto, representing the right to distributions as set forth herein.

            Class MV-3 Certificate: Any Certificate designated as a "Class MV-3 Certificate" on the face thereof, in the form of Exhibit A-13 hereto, representing the right to distributions as set forth herein.

            Class MV-4 Certificate: Any Certificate designated as a "Class MV-4 Certificate" on the face thereof, in the form of Exhibit A-14 hereto, representing the right to distributions as set forth herein.

            Class MV-5 Certificate: Any Certificate designated as a "Class MV-5 Certificate" on the face thereof, in the form of Exhibit A-15 hereto, representing the right to distributions as set forth herein.

            Class MV-6 Certificate: Any Certificate designated as a "Class MV-6 Certificate" on the face thereof, in the form of Exhibit A-16 hereto, representing the right to distributions as set forth herein.

            Class MV-7 Certificate: Any Certificate designated as a "Class MV-7 Certificate" on the face thereof, in the form of Exhibit A-17 hereto, representing the right to distributions as set forth herein.

            Class MV-8 Certificate: Any Certificate designated as a "Class MV-8 Certificate" on the face thereof, in the form of Exhibit A-18 hereto, representing the right to distributions as set forth herein.

            Class MV Certificate: Any Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7 or Class MV-8 Certificate.

            Class P Certificate: Any Class PF Certificate or Class PV
Certificate.

            Class PF Certificate: Any Certificate designated as a "Class PF Certificate" on the face thereof, in the form of Exhibit B-1 hereto, representing the right to distributions as set forth herein.

            Class PF Principal Distribution Date: The first Distribution Date that occurs after the end of the latest Prepayment Charge Period for all Mortgage Loans in Loan Group 1 that have a Prepayment Charge Period.

            Class PV Certificate: Any Certificate designated as a "Class PV Certificate" on the face thereof, in the form of Exhibit B-2 hereto, representing the right to distributions as set forth herein.

            Class PV Principal Distribution Date: The first Distribution Date that occurs after the end of the latest Prepayment Charge Period for all Mortgage Loans in Loan Group 2 and Loan Group 3 that have a Prepayment Charge Period.

            Closing Date: July 28, 2006.

            Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

            Collateral Schedule: Schedule II hereto.

            Commission: The U. S. Securities and Exchange Commission.

            Compensating Interest: With respect to the Mortgage Loans in each Loan Group and any Distribution Date, an amount equal to the lesser of (x) one-half of the Servicing Fee for such Mortgage Loans for the related Due Period and (y) the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date.

            Confirmation: The confirmation, reference numbers 2000005078372 and 2000005078373, with a trade date of July 24, 2006 evidencing a transaction between the Corridor Contract Counterparty and CHL relating to the Corridor Contract and the confirmation, Global Deal ID 260493, with a trade date of July 24, 2006 evidencing a transaction between the Swap Counterparty and CHL relating to the Swap Contract, as applicable.

            Corporate Trust Office: The designated office of the Trustee in the State of New York where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 101 Barclay Street, New York, New York 10286 (Attention: Corporate Trust MBS Administration), telephone: (212) 815-3236, facsimile: (212) 815-3986.

            Corridor Contract: With respect to the Class 1-AF-1 Certificates, the transaction evidenced by the related Confirmation (as assigned to the Corridor Contract Administrator pursuant to the Corridor Contract Assignment Agreement), a form of which is attached hereto as Exhibit Q.

            Corridor Contract Administration Agreement: The corridor contract administration agreement dated as of the Closing Date among CHL, the Trustee and the Corridor Contract Administrator, a form of which is attached hereto as Exhibit S-2.

            Corridor Contract Administrator: The Bank of New York, in its capacity as corridor contract administrator under the Corridor Contract Administration Agreement.

            Corridor Contract Assignment Agreement: The Assignment Agreement dated as of the Closing Date among CHL, the Corridor Contract Administrator and the Corridor Contract Counterparty, a form of which is attached hereto as Exhibit S-1.

            Corridor Contract Counterparty: JPMorgan Chase Bank, N.A. and its successors.

            Corridor Contract Termination Date: The Distribution Date in February 2026.

            Co-Trustee: The Bank of New York Trust Company, N.A., a national banking association, not in its individual capacity, but solely in its capacity as co-trustee for the benefit of the Certificateholders and the Class 1-AF Insurer under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party.

            Credit Bureau Risk Score: A statistical credit score obtained by CHL in connection with the origination of a Mortgage Loan.

            Credit Comeback Excess Account: The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 4.08 in the name of the Trustee for the benefit of the Certificateholders and the Class 1-AF Insurer and designated "The Bank of New York in trust for registered Holders of CWABS, Inc., Asset-Backed Certificates, Series 2006-13". Funds in the Credit Comeback Excess Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Credit Comeback Excess Amount: With respect to the Credit Comeback Loans in any Loan Group and any Master Servicer Advance Date, the portion of the sum of the following (without duplication) attributable to the excess, if any, of the actual mortgage rate on each Credit Comeback Loan in such Loan Group and the Mortgage Rate on such Credit Comeback Loan: (i) all scheduled interest collected during the related Due Period with respect to the Credit Comeback Loans in such Loan Group, (ii) all interest on prepayments received during the related Prepayment Period with respect to the Credit Comeback Loans in such Loan Group, other than Prepayment Interest Excess, (iii) all Advances relating to interest with respect to the Credit Comeback Loans in such Loan Group, (iv) all Compensating Interest with respect to the Credit Comeback Loans in such Loan Group and (v) Liquidation Proceeds with respect to the Credit Comeback Loans in such Loan Group collected during the related Due Period (to the extent such Liquidation Proceeds relate to interest), less all Nonrecoverable Advances for such Loan Group relating to interest reimbursed during the related Due Period.

            Credit Comeback Loan: Any Fixed Rate Mortgage Loan for which the related Mortgage Rate is subject to reduction (not exceeding 0.375% per annum) for good payment history of Scheduled Payments by the related Mortgagor.

            Current Interest: With respect to each Class of Interest Bearing Certificates and each Distribution Date, the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of such Class immediately prior to such Distribution Date.

            Cut-off Date: When used with respect to any Mortgage Loan the "Cut-off Date" shall mean the Initial Cut-off Date or the related Subsequent Cut-off Date, as the case may be.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal

Prepayments received on or prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

            Deficiency Amount: With respect to:

            (A) each Distribution Date prior to the Final Scheduled Distribution Date for any Class of Class 1-AF Certificates, means an amount equal to the sum of (i) the excess, if any, of (a) the amount of Current Interest on that Class net of any interest shortfalls resulting from Prepayment Interest Shortfalls and any interest shortfalls resulting from the application of the Relief Act, or similar state or local laws over (b) the Class 1-AF Available Funds for that Class for that Distribution Date, and (ii) for any Distribution Date, any Applied Realized Loss Amount allocated to that Class on that Distribution Date, in each case taking into account all distributions to be made on such Distribution Date;

            (B) the Final Scheduled Distribution Date for any Class of Class 1-AF Certificates, means an amount equal to the sum of (i) the excess, if any, of (a) the amount of Current Interest on that Class net of any interest shortfalls resulting from Prepayment Interest Shortfalls and any interest shortfalls resulting from the application of the Relief Act, or similar state or local laws over (b) the Class 1-AF Available Funds for that Class for that Distribution Date and (ii) the Certificate Principal Balance of such Class on such Distribution Date (after taking into account all distributions of Class 1-AF Available Funds for that Class to be made to that Class on such Distribution Date); and

            (C) for any Class of Class 1-AF Certificates and any date on which the acceleration of that Class has been directed or consented to by the Class 1-AF Insurer, means the excess of (i) the amount required to pay the Certificate Principal Balance of that Class in full, together with accrued and unpaid interest thereon through the date of payment of that Class and (ii) the Class 1-AF Available Funds for that Class for that Distribution Date.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

            Definitive Certificates: As defined in Section 5.06.

            Delay Delivery Mortgage Loans: (i) The Initial Mortgage Loans identified on the schedule of Mortgage Loans hereto set forth on Exhibit F-2 hereof for which all or a portion of a related Mortgage File is not delivered to the Co-Trustee on or prior to the Closing Date, and (ii) the Subsequent Mortgage Loans identified on the schedule of Subsequent Mortgage Loans set forth in Annex A to each related Subsequent Transfer Agreement for which all or a portion of the related Mortgage File is not delivered to the Co-Trustee on or prior to the related Subsequent Transfer Date. The Depositor shall deliver (or cause delivery of) the Mortgage Files to the Co-Trustee: (A) with respect to at least 50% of the Initial Mortgage Loans in each Loan Group, not later than the Closing Date and with respect to at least 10% of the Subsequent Mortgage Loans in each Loan Group conveyed on a Subsequent Transfer Date, not later than such Subsequent Transfer Date, (B) with respect to at least an additional 40% of the Initial Mortgage Loans in each Loan Group, not later than 20 days after the Closing Date, and not later than 20 days after the relevant Subsequent Transfer Date with respect to the remaining Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, and (C) with respect to the remaining Initial Mortgage Loans, not later than thirty days after the Closing Date. To the extent that Countrywide Home Loans, Inc. shall be in possession of any Mortgage Files with respect to any Delay Delivery Mortgage Loan, until delivery of such Mortgage File to the Co-Trustee as provided in
Section 2.01, Countrywide Home Loans, Inc. shall hold such files as agent and in trust for the Co-Trustee..

            Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

            Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or, if not the foregoing, the Percentage Interest appearing on the face thereof, as applicable.

            Depositor: CWABS, Inc., a Delaware corporation, or its successor in interest.

            Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

            Depository Agreement: With respect to the Book-Entry Certificates, the agreement among the Depositor and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit O.

            Depository Participant: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

            Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05(c) in the name of the Trustee for the benefit of the Certificateholders and the Class 1-AF Insurer and designated "The Bank of New York, in trust for registered Holders of CWABS, Inc., Asset-Backed Certificates, Series 2006-13". Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Distribution Account Deposit Date: As to any Distribution Date, 1:00 p.m. Pacific time on the Business Day immediately preceding such Distribution Date.

            Distribution Date: The 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in August 2006.

            Due Date: With respect to any Mortgage Loan and Due Period, the due date for Scheduled Payments of interest and/or principal on that Mortgage Loan occurring in such Due Period as provided in the related Mortgage Note.

            Due for Payment: With respect to an Insured Amount, the Distribution Date on which Insured Amounts are due and payable pursuant to the terms of this Agreement.

            Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

            EDGAR: The Commission's Electronic Data Gathering, Analysis, and Retrieval system.

            Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, if Moody's is not a Rating Agency) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies without reduction or withdrawal of their then-current ratings of the Certificates (without regard to the Class 1-AF Policy, in the case of the Class 1-AF Certificates) as evidenced by a letter from each Rating Agency to the Trustee. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

            Eligible Repurchase Month: As defined in Section 3.12(d) hereof.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the applicable requirements of the Underwriter's Exemption.

            ERISA-Restricted Certificates: The Class A-R Certificates, Class P Certificates, Class C Certificates and Certificates of any Class that does not have or no longer has a rating of BBB- or its equivalent, or better, from at least one Rating Agency.

            Escrow Account: As defined in Section 3.06 hereof.

            Event of Default: As defined in Section 7.01 hereof.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries are in excess of the sum of (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the date of liquidation of such Liquidated Mortgage Loan plus (ii) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to the Master Servicer) up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan outstanding during each Due Period as to which such interest was not paid or advanced.

            Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            Exchange Act Reports: Any reports on Form 10-D, Form 8-K and Form 10-K required to be filed by the Depositor with respect to the Trust Fund under the Exchange Act.

            Expense Fee Rate: With respect to any Mortgage Loan, the sum of
(i) the Servicing Fee Rate, (ii) the Trustee Fee Rate and (iii) with respect to any Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

            Extra Principal Distribution Amount: With respect to any Distribution Date and (A) Loan Group 1, the lesser of (1) the Fixed Rate Overcollateralization Deficiency Amount and (2) the sum of the Fixed Rate Excess Cashflow and Fixed Rate Credit Comeback Excess Cashflow available for payment thereof and (B) each of Loan Group 2 and Loan Group 3, the lesser of
(1) the Adjustable Rate Overcollateralization Deficiency Amount and (2) the Adjustable Rate Excess Cashflow and Adjustable Rate Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 2 and Loan Group 3, pro rata, based on the Principal Remittance Amount for each such Loan Group for such Distribution Date.

            Fannie Mae: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            Final Maturity Reserve Fund: Each of the Fixed Rate Final Maturity Reserve Fund and the Adjustable Rate Final Maturity Reserve Fund.

            Final Maturity Reserve Trust: The trust fund established by
Section 4.10.

            Final Maturity Reserve Trustee: The Bank of New York, a New York banking corporation, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Holders of the Certificates under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

            Final Scheduled Distribution Date: With respect to the Class 1-AF Certificates and the Class 1-AF Policy, the Distribution Date occurring in January 2037.

            Five-Year Hybrid Mortgage Loan: A Mortgage Loan having a Mortgage Rate that is fixed for 60 months after origination thereof before such Mortgage Rate becomes subject to adjustment.

            Fixed Rate 40-Year Target Schedule: Schedule III hereto.

            Fixed Rate Certificates: The Class 1-AF-2, Class 1-AF-3, Class 1-AF-4, Class 1-AF-5 and Class 1-AF-6 Certificates.

            Fixed Rate Credit Comeback Excess Cashflow: With respect to any Distribution Date, any amounts in the Credit Comeback Excess Account in respect of Loan Group 1 available for such Distribution Date.

            Fixed Rate Cumulative Loss Trigger Event: With respect to a Distribution Date on or after the Fixed Rate Stepdown Date, a Fixed Rate Cumulative Loss Trigger Event occurs if (x) the aggregate amount of Realized Losses on the Mortgage Loans in Loan Group 1 from the Cut-off Date for each such Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries related to Loan Group 1 received through the last day of that Due Period) exceeds (y) the applicable percentage, for such Distribution Date, of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 1 and the Group 1 Pre-Funded Amount, as set forth below:

  Distribution Date                  Percentage
  -----------------                  ----------
  August 2008 -- July 2009..........  0.85% with respect to August 2008, plus an additional 1/12th of 1.10% for each month
                                     thereafter through July 2009
  August 2009 -- July 2010..........  1.95% with respect to August 2009, plus an additional 1/12th of 1.35% for each month
                                     thereafter through July 2010
  August 2010 -- July 2011..........  3.30% with respect to August 2010,

  Distribution Date                  Percentage
  -----------------                  ----------
                                     plus an additional 1/12th of 1.10% for each
                                     month thereafter through July 2011
  August 2011 -- July 2012..........  4.40% with respect to August 2011, plus an additional 1/12th of 0.85% for each month
                                     thereafter through July 2012
  August 2012 -- July 2013..........  5.25% with respect to August 2012, plus an additional 1/12th of 0.25% for each month
                                     thereafter through July 2013
  August 2013 and thereafter........ 5.50%

            Fixed Rate Delinquency Trigger Event: With respect to any Distribution Date on or after the Fixed Rate Stepdown Date, a Fixed Rate Delinquency Trigger Event exists if the Rolling Sixty-Day Delinquency Rate for Outstanding Mortgage Loans in Loan Group 1 equals or exceeds the product of
(1) the Fixed Rate Senior Enhancement Percentage for such Distribution Date and (2) 50.00%.

            Fixed Rate Excess Cashflow: With respect to any Distribution Date the sum of (i) the amount remaining after the distribution of interest to Certificateholders and the payment of the Class 1-AF Premium and any Class 1-AF Reimbursement Amount to the Class 1-AF Insurer, in each case for such Distribution Date pursuant to Section 4.04(a)(v), (ii) the amount remaining after the distribution of principal to Certificateholders and the payment of any unpaid Class 1-AF Premium and any unpaid Class 1-AF Reimbursement Amount to the Class 1-AF Insurer, in each case for such Distribution Date pursuant to
Section 4.04(c)(1)(D) or 4.04(c)(2)(D), and (iii) the Fixed Rate Overcollateralization Reduction Amount for such Distribution Date, if any.

            Fixed Rate Excess Overcollateralization Amount: With respect to any Distribution Date, an amount equal to the excess, if any, of the Fixed Rate Overcollateralized Amount for such Distribution Date over the Fixed Rate Overcollateralization Target Amount for such Distribution Date.

            Fixed Rate Final Maturity Funding Cap: For any Distribution Date beginning with the Distribution Date in August 2016, the lesser of (i) the aggregate Certificate Principal Balance of the Class 1-AF Certificates immediately prior to such Distribution Date and (ii) the aggregate Stated Principal Balance of all outstanding Mortgage Loans in Loan Group 1 with original terms to maturity of 40 years as of the as of the first day of the related Due Period (after giving effect to Principal Prepayments received during the Prepayment Period that ends during such Due Period).

            Fixed Rate Final Maturity Final Maturity Required Deposit: For any Distribution Date beginning on the Distribution Date in August 2016 up to and including the Fixed Rate Final Maturity Reserve Funding Date, if the Fixed Rate Final Maturity Required Deposit Trigger is not in effect with respect to such Distribution Date, then the Fixed Rate Final Maturity Reserve Fund

Required Deposit with respect to such Distribution Date shall be $0, and if the Fixed Rate Final Maturity Required Deposit Trigger is in effect with respect to such Distribution Date, then the Fixed Rate Final Maturity Reserve Fund Required Deposit with respect to such Distribution Date shall be an amount equal to the lesser of (a) the product of (i) 0.80% and (ii) the aggregate Stated Principal Balance of the 40-Year Mortgage Loans in Loan Group 1 as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to Principal Prepayments in the Prepayment Period related to that prior Due Date) and (b) the excess of (i) the Fixed Rate Final Maturity Funding Cap for such Distribution Date over (ii) the amount on deposit in the Fixed Rate Final Maturity Reserve Fund immediately prior to such Distribution Date.

            Fixed Rate Final Maturity Required Deposit Trigger: With respect to any Distribution Date on or after the Distribution Date in August 2016 up to and including the Fixed Rate Final Maturity Reserve Funding Date, the Fixed Rate Final Maturity Required Deposit Trigger shall be in effect with respect to such Distribution Date if the aggregate Stated Principal Balance of the 40-Year Mortgage Loans in Loan Group 1 as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to Principal Prepayments in the Prepayment Period related to that prior Due Date) is greater than the "Fixed Rate 40-Year Target" specified on the Fixed Rate 40-Year Target Schedule for such Distribution Date.

            Fixed Rate Final Maturity Reserve Fund: The separate Eligible Account created and initially maintained by the Final Maturity Reserve Trustee pursuant to Section 4.10 in the name of the Trustee for the benefit of the Certificateholders and the Class 1-AF Insurer and designated "The Bank of New York in trust for registered Holders of CWABS, Inc., Asset-Backed Certificates, Series 2006-13". Funds in the Fixed Rate Final Maturity Reserve Fund shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Fixed Rate Final Maturity Reserve Funding Date: The earlier of (i) the Distribution Date on which the amount on deposit in the Fixed Rate Final Maturity Reserve Fund is equal to the Fixed Rate Final Maturity Funding Cap and (ii) the Distribution Date occurring in January 2037.

            Fixed Rate Mortgage Loans: The Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate which is fixed for the life of the related Mortgage and any Credit Comeback Loans, including in each case any Mortgage Loans delivered in replacement thereof.

            Fixed Rate OC Floor: An amount equal to 0.50% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 1 and the Group 1 Pre-Funded Amount.

            Fixed Rate Overcollateralization Deficiency Amount: With respect to any Distribution Date, the amount, if any, by which the Fixed Rate Overcollateralization Target Amount exceeds the Fixed Rate Overcollateralized Amount on such Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) for Loan Group 1 on such Distribution Date).

            Fixed Rate Overcollateralization Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (i) the Fixed Rate Excess Overcollateralization Amount for such Distribution Date and (ii) the Principal Remittance Amount for Loan Group 1 for such Distribution Date.

            Fixed Rate Overcollateralization Target Amount: With respect to any Distribution Date (a) prior to the Fixed Rate Stepdown Date, an amount equal to 2.30% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 1 and the Group 1 Pre-Funded Amount and (b) on or after the Fixed Rate Stepdown Date, the greater of (i) an amount equal to 4.60% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the current Distribution Date and (ii) the Fixed Rate OC Floor; provided, however, that if a Fixed Rate Trigger Event is in effect on any Distribution Date, the Fixed Rate Overcollateralization Target Amount will be the Fixed Rate Overcollateralization Target Amount as in effect for the prior Distribution Date.

            Fixed Rate Overcollateralized Amount: With respect to any Distribution Date, the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date and any amount on deposit in the Pre-Funding Account in respect of Loan Group 1 exceeds (y) the aggregate Certificate Principal Balance of the Class 1-AF Certificates as of such Distribution Date (after giving effect to distribution of the Principal Remittance Amount for Loan Group 1 to be made on such Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account in respect of Loan Group
1).

            Fixed Rate Senior Enhancement Percentage: With respect to a Distribution Date on or after the Fixed Rate Stepdown Date, the fraction (expressed as a percentage) (1) the numerator of which is the excess of (a) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the preceding Distribution Date over (b) the sum of the Certificate Principal Balances of the Class 1-AF Certificates as of the related Master Servicer Advance Date, and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the preceding Distribution Date.

            Fixed Rate Stepdown Date: The earlier to occur of: (1) the Distribution Date on which the aggregate Certificate Principal Balance of the Class 1-AF Certificates is reduced to zero, and (2) the later to occur of (x) the Distribution Date in August 2009 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class 1-AF Certificates (after calculating anticipated distributions on such Distribution
Date) is less than or equal to 95.40% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date.

            Fixed Rate Trigger Event: With respect to any Distribution Date on or after the Fixed Rate Stepdown Date, either a Fixed Rate Delinquency Trigger Event with respect to that

Distribution Date or a Fixed Rate Cumulative Loss Trigger Event with respect to that Distribution Date.

            Form 10-D Disclosure Item: With respect to any Person, any material litigation or governmental proceedings pending against such Person, or against any of the Trust Fund, the Depositor, the Trustee, any co-trustee, the Master Servicer or any Subservicer, if such Person has actual knowledge thereof.

            Form 10-K Disclosure Item: With respect to any Person, (a) Form 10-D Disclosure Item, and (b) any affiliations or relationships between such Person and any Item 1119 Party.

            Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

            Funding Period: The period from the Closing Date to and including the earlier to occur of (x) the date the amount in the Pre-Funding Account is less than $175,000 and (y) September 12, 2006.

            Gross Margin: The percentage set forth in the related Mortgage Note to be added to the Index for use in determining the Mortgage Rate for each Adjustable Rate Mortgage Loan on each of its Adjustment Dates.

            Group 1 Mortgage Loans: The group of Mortgage Loans identified in the related Mortgage Loan Schedule as "Group 1 Mortgage Loans", including in each case any Mortgage Loans delivered in replacement thereof.

            Group 1 Pre-Funded Amount: The portion of the Pre-Funded Amount allocable for purchase of Subsequent Mortgage Loans as Group 1 Mortgage Loans on the Closing Date, which shall equal $14.02.

            Group 2 Mortgage Loans: The group of Mortgage Loans identified in the related Mortgage Loan Schedule as "Group 2 Mortgage Loans", including in each case any Mortgage Loans delivered in replacement thereof.

            Group 2 Overcollateralization Reduction Amount: With respect to any Distribution Date, the Adjustable Rate Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 2 and Loan Group 3 for such Distribution Date.

            Group 2 Pre-Funded Amount: The portion of the Pre-Funded Amount allocable for purchase of Subsequent Mortgage Loans as Group 2 Mortgage Loans on the Closing Date, which shall equal $1.77.

            Group 3 Mortgage Loans: The group of Mortgage Loans identified in the related Mortgage Loan Schedule as "Group 3 Mortgage Loans", including in each case any Mortgage Loans delivered in replacement thereof.

            Group 3 Overcollateralization Reduction Amount: With respect to any Distribution Date, the Adjustable Rate Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 3 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 2 and Loan Group 3 for such Distribution Date.

            Group 3 Pre-Funded Amount: The portion of the Pre-Funded Amount allocable for purchase of Subsequent Mortgage Loans as Group 3 Mortgage Loans on the Closing Date, which shall equal $902.70.

            Index: As to any Adjustable Rate Mortgage Loan on any Adjustment Date related thereto, the index for the adjustment of the Mortgage Rate set forth as such in the related Mortgage Note, such index in general being the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, as most recently announced as of a date 45 days prior to such Adjustment Date or, if the Index ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then the Index shall be a new index selected by the Master Servicer, based on comparable information.

            Initial Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Adjustment Date following the origination of such Mortgage Loan.

            Initial Certificate Account Deposit: An amount equal to the aggregate of all amounts in respect of (i) principal of the Initial Mortgage Loans due after the Initial Cut-off Date and received by the Master Servicer before the Closing Date and not applied in computing the Cut-off Date Principal Balance thereof and (ii) interest on the Initial Mortgage Loans due after the Initial Cut-off Date and received by the Master Servicer before the Closing Date.

            Initial Certificate Principal Balance: With respect to any Certificate (other than the Class C Certificates) the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

            Initial Cut-off Date: In the case of any Initial Mortgage Loan, the later of (x) July 1, 2006 and (y) the date of origination of such Mortgage Loan.

            Initial Mortgage Loan: A Mortgage Loan conveyed to the Trustee on the Closing Date pursuant to this Agreement as identified on the Mortgage Loan Schedule delivered to the Trustee on the Closing Date.

            Initial Mortgage Rate: As to each Adjustable Rate Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

            Initial Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the percentage specified in the related Mortgage Note that limits the permissible increase or decrease in the Mortgage Rate on its initial Adjustment Date.

            Insolvency Proceeding: As defined in Section 4.06(h).

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy (including the Pool Insurance Policy), including all riders and endorsements thereto in effect with respect to such Mortgage Loan and including any replacement policy or policies for any Insurance Policy.

            Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans (other than by the Class 1-AF Insurer under the Class 1-AF Policy) pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Master Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses and received either prior to or in connection with such Mortgage Loan becoming a Liquidated Mortgage Loan.

            Insured Amounts: With respect to any Class of Class 1-AF Certificates and any Distribution Date, the Deficiency Amount for such Class and Distribution Date.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Insured Payments: With respect to any Distribution Date, the aggregate amount actually paid by the Class 1-AF Insurer to the Trustee in respect of (i) Insured Amounts for a Distribution Date and (ii) Preference Amounts for any given Business Day.

            Interest Bearing Certificates: The Fixed Rate Certificates and the Adjustable Rate Certificates.

            Interest Carry Forward Amount: With respect to each Class of Interest Bearing Certificates and each Distribution Date, the excess of (i) the Current Interest for such Class with respect to prior Distribution Dates over (ii) the amount actually distributed to such Class with respect to interest on such prior Distribution Dates.

            Interest Determination Date: With respect to the first Accrual Period for the Adjustable Rate Certificates, July 26, 2006. With respect to any Accrual Period for the Adjustable Rate Certificates thereafter, the second LIBOR Business Day preceding the commencement of such Accrual Period.

            Interest Funds: With respect to any Distribution Date and Loan Group, the Interest Remittance Amount for such Loan Group and Distribution Date, less the portion of the Trustee Fee for such Distribution Date allocable to such Loan Group, plus, in the case of Loan Group 2 and Loan Group 3, the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group for such Distribution Date.

            Interest Remittance Amount: With respect to the Mortgage Loans in each Loan Group and any Distribution Date, (x) the sum, without duplication, of (i) all scheduled interest collected during the related Due Period (for the avoidance of doubt, other than Credit Comeback Excess Amounts) with respect to the related Mortgage Loans less the related Servicing Fee, (ii) all interest on prepayments received during the related Prepayment Period with respect to such Mortgage Loans, other than Prepayment Interest Excess, (iii) all related Advances relating to interest with respect to such Mortgage Loans, (iv) all related Compensating Interest with respect to such Mortgage Loans, (v) Liquidation Proceeds with respect to such Mortgage Loans collected during the related Due Period (to the extent such Liquidation Proceeds relate to interest) and (vi) the related Seller Shortfall Interest Requirement, less (y) all reimbursements to the Master Servicer during the related Due Period for Advances of interest previously made allocable to such Loan Group.

            Investment Letter: As defined in Section 5.02(b).

            Item 1119 Party: The Depositor, any Seller, the Master Servicer, the Trustee, any Subservicer, any originator identified in the Prospectus Supplement, the Swap Counterparty and any other material transaction party, as identified in Exhibit Z hereto, as updated pursuant to Section 11.04.

            Latest Possible Maturity Date: The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

            LIBOR Business Day: Any day on which banks in the City of London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

            Limited Exchange Act Reporting Obligations: The obligations of the Master Servicer under Section 3.17(b), Section 6.02 and Section 6.04 with respect to notice and information to be provided to the Depositor and Article XI (except Section 11.07(a)(1) and (2)).

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Master Servicer has certified in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property received in connection with or prior to such Mortgage Loan becoming a Liquidated Mortgage Loan (other than the amount of such net proceeds representing any profit realized by the Master Servicer in connection with the disposition of any such properties), less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances.

            Loan Group: Any of Loan Group 1, Loan Group 2 or Loan Group 3.

            Loan Group 1: The Group 1 Mortgage Loans.

            Loan Group 1 Net Rate Cap: As defined in the Preliminary
Statement.

            Loan Group 2: The Group 2 Mortgage Loans.

            Loan Group 3: The Group 3 Mortgage Loans.

            Loan Number and Borrower Identification Mortgage Loan Schedule:
With respect to any Subsequent Transfer Date, the Loan Number and Borrower Identification Mortgage Loan Schedule delivered in connection with such Subsequent Transfer Date pursuant to Section 2.01(f). Each Loan Number and Borrower Identification Mortgage Loan Schedule shall contain the information specified in the definition of "Mortgage Loan Schedule" with respect to the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, and each Loan Number and Borrower Identification Mortgage Loan Schedule shall be deemed to be included in the Mortgage Loan Schedule.

            Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

            Majority Holder: The Holders of Certificates evidencing at least 51% of the Voting Rights allocated to such Class of Certificates.

            Master REMIC: As defined in the Preliminary Statement.

            Master Servicer: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors and assigns, in its capacity as master servicer hereunder.

            Master Servicer Advance Date: As to any Distribution Date, the Business Day immediately preceding such Distribution Date.

            Master Servicer Prepayment Charge Payment Amount: The amounts (i) payable by the Master Servicer in respect of any Prepayment Charges waived other than in accordance with the standard set forth in the first sentence of
Section 3.20(a), or (ii) collected from the Master Servicer in respect of a remedy for the breach of the representation made by CHL set forth in Section 3.20(c).

            Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the maximum rate of interest set forth as such in the related Mortgage Note.

            MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

            MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS(R) System.

            MERS(R) System: The system of recording transfers of mortgages electronically maintained by MERS.

            MIN: The Mortgage Identification Number for any MERS Mortgage
Loan.

            Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

            Modified Mortgage Loan: As defined in Section 3.12(a).

            MOM Loan: Any Mortgage Loan, as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

            Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.05.

            Moody's: Moody's Investors Service, Inc. and its successors.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

            Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the deletion of Liquidated Mortgage Loans and Deleted Mortgage Loans and the addition of (x) Replacement Mortgage Loans pursuant to the provisions of this Agreement and (y) Subsequent Mortgage Loans pursuant to the provisions of this Agreement and any Subsequent Transfer Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Exhibit F-1, setting forth in the following information with respect to each Mortgage Loan:

                  (i)   the loan number;

                  (ii)  the Loan Group;

                  (iii) the Appraised Value;

                  (iv)  the Initial Mortgage Rate;

                  (v)   the maturity date;

                  (vi)  the original principal balance;

                  (vii) the Cut-off Date Principal Balance;

                  (viii) the first payment date of the Mortgage Loan;

                  (ix) the Scheduled Payment in effect as of the Cut-off Date;

                  (x) the Loan-to-Value Ratio at origination;

                  (xi) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

                  (xii) a code indicating whether the residential dwelling is either (a) a detached single-family dwelling, (b) a two-family residential property, (c) a three-family residential property, (d) a four-family residential property, (e) planned unit development,
            (f) a low-rise condominium unit, (g) a high-rise condominium unit or (h) manufactured housing;

                  (xiii) a code indicating whether such Mortgage Loan is a
            Credit Comeback Loan;

                  (xiv) [Reserved];

                  (xv) [Reserved];

                  (xvi) the purpose of the Mortgage Loan;

                  (xvii) with respect to each Adjustable Rate Mortgage Loan:

                  (a)   the frequency of each Adjustment Date;

                  (b)   the next Adjustment Date;

                  (c)   the Maximum Mortgage Rate;

                  (d)   the Minimum Mortgage Rate;

                  (e)   the Mortgage Rate as of the Cut-off Date;

                  (f) the related Initial Periodic Rate Cap and Subsequent Periodic Rate Cap; and

                  (g)   the Gross Margin;

                  (xviii) a code indicating whether the Mortgage Loan is a CHL
            Mortgage Loan, a Park Monaco Mortgage Loan or a Park Sienna Mortgage Loan;

                  (xix) the premium rate for any lender-paid mortgage
            insurance, if applicable; and

                  (xx) a code indicating whether the Mortgage Loan is a Fixed
            Rate Mortgage Loan or an Adjustable Rate Mortgage Loan.

Such schedule shall also set forth the total of the amounts described under
(vii) above for all of the Mortgage Loans and for each Loan Group. The Mortgage Loan Schedule shall be deemed to include each Loan Number and Borrower Identification Mortgage Loan Schedule delivered pursuant to Section 2.01(f) and all the related Subsequent Mortgage Loans and Subsequent Mortgage Loan information included therein.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof and any Subsequent Transfer Agreement as from time to time are held as part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason, including a breach of the representation contained in Section
2.02 hereof, shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund.

            Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

            Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

            Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time; provided, however, the Mortgage Rate for each Credit Comeback Loan shall be treated for all purposes of payments on the Certificates, including the calculation of the Pass-Through Rates and the applicable Net Rate Cap, as reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the Mortgagor qualifies for the reduction by having a good payment history.

            Mortgaged Property: The underlying property securing a Mortgage
Loan.

            Mortgagor: The obligors on a Mortgage Note.

            NAS Factor: For any Distribution Date set forth below, the percentage set forth in the following table:

           Distribution Date                                      Percentage
           August 2006 -- July 2009............................        0%
           August 2009 -- July 2011............................       45%
           August 2011 -- July 2012............................       80%
           August 2012 -- July 2013............................      100%
           August 2013 and thereafter..........................      300%

            NAS Principal Distribution Amount: For any Distribution Date, an amount equal to the product of (i) the Class 1-AF-6 Portion for such Distribution Date, (ii) any amounts distributed to the Class 1-AF Certificates pursuant to Section 4.04(c), 4.04(e)(1) and 4.04(f)(5) for such Distribution Date and (iii) the NAS Factor for such Distribution Date.

            Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the Servicing Fee Rate.

            Net Rate Cap: With respect to any Distribution Date, (i) with respect to each Class of Class 1-AF Certificates, the Class 1-AF Net Rate Cap,
(ii) with respect to the Class 2-AV Certificates, the Class 2-AV Net Rate Cap,
(iii) with respect to each Class of Class 3-AV Certificates, the Class 3-AV Net Rate Cap and (iv) with respect to each Class of Adjustable Rate Subordinate Certificates, the Adjustable Rate Subordinate Net Rate Cap.

            Net Rate Carryover: With respect to any Class of Interest Bearing Certificates and any Distribution Date, the sum of (A) the excess of (i) the amount of interest that such Class would otherwise have accrued for such Distribution Date had the Pass-Through Rate for such Class and the related Accrual Period not been determined based on the applicable Net Rate Cap, over
(ii) the amount of interest accrued on such Class at the applicable Net Rate Cap for such Distribution Date and (B) the Net Rate Carryover for such Class for all previous Distribution Dates not previously paid pursuant to Section 4.04, together with interest thereon at the then-applicable Pass-Through Rate for such Class, without giving effect to the applicable Net Rate Cap.

            Net Swap Payment: With respect to any Distribution Date and payment by the Swap Contract Administrator to the Swap Counterparty, the excess, if any, of the "Fixed Amount" (as defined in the Swap Contract) with respect to such Distribution Date over the "Floating Amount" (as defined in the Swap Contract) with respect to such Distribution Date. With respect to any Distribution Date and payment by the Swap Counterparty to the Swap Contract Administrator, the excess, if any, of the "Floating Amount" (as defined in the Swap Contract) with respect to such Distribution Date over the "Fixed Amount" (as defined in the Swap Contract) with respect to such Distribution Date.

            NIM Insurer: Any insurer guarantying at the request of CHL certain payments under notes backed or secured by the Class C or Class P Certificates.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Master Servicer that, in the good faith judgment of the Master Servicer, will not or, in the case of a current delinquency, would not, be ultimately recoverable by the Master Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

            Non-United States Person: A Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor.

            Officer's Certificate: A certificate (i) in the case of the Depositor, signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor,
(ii) in the case of the Master Servicer, signed by the President, an Executive Vice President, a Vice President, an Assistant Vice President, the Treasurer, or one of the Assistant Treasurers or Assistant Secretaries of Countrywide GP, Inc., its general partner, (iii) if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor and the Trustee, as the case may be, as required by this Agreement, or (iv) in the case of any other Person, signed by an authorized officer of such Person.

            One-Month LIBOR: With respect to any Accrual Period for the Adjustable Rate Certificates, the rate determined by the Trustee on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month as quoted on the Bloomberg Terminal on such Interest Determination Date; provided that the parties hereto acknowledge that One-Month LIBOR calculated for the first Accrual Period for the Adjustable Rate Certificates shall equal 5.40000% per annum. If such rate is not quoted on the Bloomberg Terminal (or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period for the Adjustable Rate Certificates will be the Reference Bank Rate. If no such quotations can be obtained by the Trustee and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Accrual Period for the Adjustable Rate Certificates.

            Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 6.04 or 10.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and the Master Servicer, (ii) not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either and (iii) not be connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Optional Termination: The termination of the Trust Fund provided hereunder pursuant to the purchase of the Mortgage Loans pursuant to clause
(a) of the first sentence of Section 9.01 hereof.

            Optional Termination Date: The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans and the Pre-Funded Amount.

            Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal satisfactory to the Master Servicer or the sales price of such property or, in the case of a refinancing, on an appraisal satisfactory to the Master Servicer.

            OTS: The Office of Thrift Supervision.

            Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

                           (i) Certificates theretofore canceled by the
                  Trustee or delivered to the Trustee for cancellation; and

                           (ii) Certificates in exchange for which or in lieu
                  of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

            Outstanding Mortgage Loan: As of any Distribution Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Mortgage Loan, prior to the end of the related Prepayment Period.

            Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            Park Monaco: Park Monaco Inc., a Delaware corporation, and its successors and assigns.

            Park Monaco Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule for which Park Monaco is the applicable Seller.

            Park Sienna: Park Sienna LLC, a Delaware limited liability company, and its successors and assigns.

            Park Sienna Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule for which Park Sienna is the applicable Seller.

            Pass-Through Margin: With respect to any Accrual Period and Class of Adjustable Rate Certificates, the per annum rate indicated in the following table:

     ------------------------------- -------------------- ---------------------
                                        Pass-Through      Pass-Through Margin
                   Class                 Margin (1)               (2)
     ------------------------------- -------------------- ---------------------
     Class 1-AF-1..................        0.120%                0.120%
     ------------------------------- -------------------- ---------------------
     Class 2-AV....................        0.150%                0.300%
     ------------------------------- -------------------- ---------------------
     Class 3-AV-1..................        0.050%                0.100%
     ------------------------------- -------------------- ---------------------
     Class 3-AV-2..................        0.150%                0.300%

     ------------------------------- -------------------- ---------------------
                                        Pass-Through      Pass-Through Margin
                   Class                 Margin (1)               (2)
     ------------------------------- -------------------- ---------------------
     Class 3-AV-3..................        0.250%                0.500%
     ------------------------------- -------------------- ---------------------
     Class MV-1....................        0.290%                0.435%
     ------------------------------- -------------------- ---------------------
     Class MV-2....................        0.310%                0.465%
     ------------------------------- -------------------- ---------------------
     Class MV-3....................        0.320%                0.480%
     ------------------------------- -------------------- ---------------------
     Class MV-4....................        0.380%                0.570%
     ------------------------------- -------------------- ---------------------
     Class MV-5....................        0.420%                0.630%
     ------------------------------- -------------------- ---------------------
     Class MV-6....................        0.470%                0.705%
     ------------------------------- -------------------- ---------------------
     Class MV-7....................        0.950%                1.425%
     ------------------------------- -------------------- ---------------------
     Class MV-8....................        1.200%                1.800%
     ------------------------------- -------------------- ---------------------
     Class BV......................        2.200%                3.300%
     ------------------------------- -------------------- ---------------------

      (1) For any Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

      (2) For any Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

            Pass-Through Rate: With respect to any Accrual Period and each Class of Adjustable Rate Certificates the lesser of (x) One-Month LIBOR for such Accrual Period plus the Pass-Through Margin for such Class and Accrual Period and (y) the applicable Net Rate Cap for such Class and the related Distribution Date. With respect to any Accrual Period and each Class of Fixed Rate Certificates, the lesser of (x) the per annum rate set forth in the following table for such Class and Accrual Period and (y) the applicable Net Rate Cap for such Class and the related Distribution Date.

            --------------- ------------------------- -----------------------
            Class            Pass-Through Rate (1)    Pass-Through Rate (2)
            --------------- ------------------------- -----------------------
            1-AF-2                   5.884%                   5.884%
            --------------- ------------------------- -----------------------
            1-AF-3                   5.944%                   5.944%
            --------------- ------------------------- -----------------------
            1-AF-4                   6.229%                   6.229%
            --------------- ------------------------- -----------------------
            1-AF-5                   6.473%                   6.973%
            --------------- ------------------------- -----------------------
            1-AF-6                   6.034%                   6.034%
            --------------- ------------------------- -----------------------

      (1) For any Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

      (2) For any Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

            Percentage Interest: With respect to any Interest Bearing Certificate, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance represented by such Certificate and the denominator of which is the aggregate Certificate Principal Balance of the related Class. With respect to the Class C, Class P and Class A-R Certificates, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate.

            Performance Certification: As defined in Section 11.05.

            Permitted Investments: At any time, any one or more of the following obligations and securities:

                  (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the Certificates by such Rating Agency (without regard to the Class 1-AF Policy, in the case of the Class 1-AF Certificates);

                  (iii) commercial or finance company paper which is then
            receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the Certificates by such Rating Agency (without regard to the Class 1-AF Policy, in the case of the Class 1-AF Certificates);

                  (iv) certificates of deposit, demand or time deposits, or
            bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the Certificates by such Rating Agency (without regard to the Class 1-AF Policy, in the case of the Class 1-AF Certificates);

                  (v) repurchase obligations with respect to any security
            described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

                  (vi) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency (except (x) if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of S&P for any such securities) and (y), or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the Certificates by such Rating Agency (without regard to the Class 1-AF Policy, in the case of the Class 1-AF Certificates);

                  (vii) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the Certificates by such Rating Agency (without regard to the Class 1-AF Policy, in the case of the Class 1-AF Certificates);

                  (viii) short term investment funds sponsored by any trust
            company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the Certificates by such Rating Agency (without regard to the Class 1-AF Policy, in the case of the Class 1-AF Certificates); and

                  (ix) such other relatively risk free investments having a
            specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency (without regard to the Class 1-AF Policy, in the case of the Class 1-AF Certificates), as evidenced by a signed writing delivered by each Rating Agency, and reasonably acceptable to the NIM Insurer, as evidenced by a signed writing delivered by the NIM Insurer;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (vii) above); provided further that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Master Servicer but not yet deposited in the Certificate Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Master Servicer shall receive an Opinion of Counsel, at the expense of Master Servicer, to the effect that such investment will not adversely affect the status of any such REMIC as a REMIC under the Code or result in imposition of a tax on any such REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

            Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the
Code) with respect to any Class A-R Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) an

"electing large partnership" as defined in section 775 of the Code, (vi) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have authority to control all substantial decisions of the trustor unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI, and (vii) any other Person so designated by the Trustee based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Class A-R Certificate to such Person may cause any REMIC formed hereunder to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

            Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

            Plan: An "employee-benefit plan" as defined in section 3(3) of ERISA that is subject to Title I of ERISA, a "plan" as defined in section 4975 of the Code that is subject to section 4975 of the Code, or any Person investing on behalf of or with plan assets (as defined in 29 CFR ss.2510.3-101 or otherwise under ERISA) of such an employee benefit plan or plan.

            Pool Insurer: Radian Guaranty Inc., a Pennsylvania corporation, and its successors in interest.

            Pool Insurance Policy: With respect to the Group 1 Mortgage Loans, Policy No. 06-043223, issued by the Pool Insurer, and all endorsements thereto.

            Pool Stated Principal Balance: The aggregate of the Stated Principal Balances of the Mortgage Loans which were Outstanding Mortgage Loans.

            Pre-Funded Amount: The amount deposited in the Pre-Funding Account on the Closing Date, which shall equal $918.49.

            Pre-Funding Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05 in the name of the Trustee for the benefit of the Certificateholders and the Class 1-AF Insurer and designated "The Bank of New York, in trust for registered holders of CWABS, Inc., Asset-Backed Certificates, Series 2006-13." Funds in the Pre-Funding Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be a part of any REMIC created hereunder, provided, however that any investment income earned from Permitted Investments made with funds in the Pre-Funding Account will be for the account of CHL.

            Preference Amount: Any payment of principal or interest on a Class 1-AF Certificate which has become Due for Payment and which was made to a Holder by or on behalf of the Trust, which has been deemed a preferential transfer and was previously recovered from the Holder pursuant to the United States Bankruptcy Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

            Preference Claim: As defined in Section 4.06(h).

            Prepayment Assumption: The applicable rate of prepayment, as described in the Prospectus Supplement relating to the Certificates.

            Prepayment Charge: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan within the related Prepayment Charge Period in accordance with the terms thereof (other than any Master Servicer Prepayment Charge Payment Amount).

            Prepayment Charge Period: With respect to any Mortgage Loan, the period of time during which a Prepayment Charge may be imposed.

            Prepayment Charge Schedule: As of the Initial Cut-off Date with respect to each Initial Mortgage Loan and as of the Subsequent Cut-off Date with respect to each Subsequent Mortgage Loan, a list attached hereto as
Schedule I (including the Prepayment Charge Summary attached thereto), setting forth the following information with respect to each Prepayment Charge:

                  (i) the Mortgage Loan identifying number;

                  (ii) a code indicating the type of Prepayment Charge;

                  (iii) the state of origination of the related Mortgage Loan;

                  (iv) the date on which the first monthly payment was due on the related Mortgage Loan;

                  (v) the term of the related Prepayment Charge; and

                  (vi) the principal balance of the related Mortgage Loan as of the Cut-off Date.

            As of the Closing Date, the Prepayment Charge Schedule shall contain the necessary information for each Initial Mortgage Loan. The Prepayment Charge Schedule shall be amended by the Master Servicer upon the sale of any Subsequent Mortgage Loans to the Trust Fund. In addition, the Prepayment Charge Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement and a copy of each related amendment shall be furnished by the Master Servicer to the Class P and Class C Certificateholders and the NIM Insurer.

            Prepayment Interest Excess: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the period from the related Due Date to the end of the related Prepayment Period, any payment of interest received in connection therewith (net of any applicable Servicing Fee) representing interest accrued for any portion of such month of receipt.

            Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment or a Principal Prepayment in full during the period from the beginning of the related Prepayment Period to the Due Date in such Prepayment Period (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04, 3.12 or 9.01 hereof) and for each Mortgage Loan that became a Liquidated Mortgage Loan during the related Due Period, the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment (or liquidation) or in the case of a partial Principal Prepayment on the amount of such prepayment (or Liquidation Proceeds) exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment or such Liquidation Proceeds.

            Prepayment Period: As to any Distribution Date and related Due Date, the period beginning with the opening of business on the sixteenth day of the calendar month preceding the month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the period beginning with the opening of business on July 2, 2006) and ending on the close of business on the fifteenth day of the month in which such Distribution Date occurs.

            Prime Rate: The prime commercial lending rate of The Bank of New York, as publicly announced to be in effect from time to time. The Prime Rate shall be adjusted automatically, without notice, on the effective date of any change in such prime commercial lending rate. The Prime Rate is not necessarily The Bank of New York's lowest rate of interest.

            Principal Distribution Amount: With respect to each Distribution Date and a Loan Group, the sum of (i) the Principal Remittance Amount for such Loan Group for such Distribution Date, in the case of Loan Group 2 and Loan Group 3, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution Date pursuant to Section 4.09, (ii) the Extra Principal Distribution Amount for such Loan Group for such Distribution Date, and (iii) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to such Loan Group, minus (iv) (a) the Fixed Rate Overcollateralization Reduction Amount for such Distribution Date, in the case of Loan Group 1, (b) the Group 2 Overcollateralization Reduction Amount for such Distribution Date, in the case of Loan Group 2 and
(c) the Group 3 Overcollateralization Reduction Amount for such Distribution Date, in the case of Loan Group 3.

            Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 2.04, 3.12 and 9.01 hereof) that is received in advance of its scheduled Due Date to the extent it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Master Servicer in accordance with the terms of the related Mortgage Note.

            Principal Remittance Amount: With respect to the Mortgage Loans in each Loan Group and any Distribution Date, (a) the sum, without duplication, of: (i) the scheduled principal collected with respect to the Mortgage Loans during the related Due Period or advanced with respect to such Distribution Date, (ii) Principal Prepayments collected in the related Prepayment Period, with respect to the Mortgage Loans, (iii) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer with respect to such Distribution Date, (iv) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by the Sellers in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans and (v) all Liquidation Proceeds (to the extent such Liquidation Proceeds related to principal) and Subsequent Recoveries collected during the related Due Period; less (b) all Advances relating to principal and certain expenses reimbursable pursuant to Section 6.03 and reimbursed during the related Due Period, in each case with respect to such Loan Group.

            Principal Reserve Fund: The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 3.08 in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York in trust for registered Holders of CWABS, Inc., Asset-Backed Certificates, Series 2006-13". Funds in the Principal Reserve Fund shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Private Certificates: The Class C and Class P Certificates.

            Prospectus: The prospectus dated June 26, 2006, relating to asset-backed securities to be sold by the Depositor.

            Prospectus Supplement: The prospectus supplement dated July 27, 2006, relating to the public offering of the certain Classes of Certificates offered thereby.

            PTCE 95-60: As defined in Section 5.02(b).

            PUD: A Planned Unit Development.

            Purchase Price: With respect to any Mortgage Loan (x) required to be (1) repurchased by a Seller or purchased by the Master Servicer, as applicable, pursuant to Section 2.02, 2.03 or 3.12 hereof or (2) repurchased by the Depositor pursuant to Section 2.04 hereof, or (y) that the Master Servicer has a right to purchase pursuant to Section 3.12 hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the Stated Principal Balance) of the Mortgage Loan as of the date of such purchase, (ii) accrued interest thereon at the applicable

Mortgage Rate (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, at the Net Mortgage Rate) from (a) the date through which interest was last paid by the Mortgagor (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the date through which interest was last advanced and not reimbursed by the Master Servicer) to (b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) any costs, expenses and damages incurred by the Trust Fund resulting from any violation of any predatory or abusive lending law in connection with such Mortgage Loan.

            Rating Agency: Each of Moody's and S&P. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, identified as a "Rating Agency" in the Underwriter's Exemption and designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of such Liquidated Mortgage Loan as of the date of such liquidation, minus (ii) the Liquidation Proceeds, if any, received in connection with such liquidation during the month in which such liquidation occurs, to the extent applied as recoveries of principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, (i) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (ii) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

            Record Date: With respect to any Distribution Date and the Adjustable Rate Certificates, the Business Day immediately preceding such Distribution Date, or if such Certificates are no longer Book-Entry Certificates, the last Business Day of the month preceding the month of such Distribution Date. With respect to any Distribution Date and the Fixed Rate Certificates and the Class A-R, Class C and Class P Certificates, the last Business Day of the month preceding the month of such Distribution Date.

            Reference Bank Rate: With respect to any Accrual Period, the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding aggregate Certificate Principal Balance of the Adjustable Rate Certificates on such Interest Determination Date, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New

York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates on such Interest Determination Date.

            Reference Banks: Barclays Bank PLC, Deutsche Bank and NatWest, N.A., provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor, CHL or the Master Servicer and (iii) which have been designated as such by the Trustee.

            Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

            Regular Certificate: Any Certificate other than the Class A-R Certificates.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time and publicly available.

            Relief Act: The Servicemembers Civil Relief Act.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            Remittance Report: A report prepared by the Master Servicer and delivered to the Trustee and the NIM Insurer in accordance with Section 4.04.

            REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Replacement Mortgage Loan: A Mortgage Loan substituted by a Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for File Release, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) with respect to any Fixed Rate Mortgage Loan, have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan: (a) have a Maximum Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (b) have a Minimum Mortgage Rate no more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan; (c) have the same Index and intervals between Adjustment Dates as that of the Deleted Mortgage Loan; (d) have a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; and (e) have an Initial Periodic Rate Cap and a Subsequent Periodic Rate Cap each not more than 1% lower than that of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan;
(iv) be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (v) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vii) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or vice versa; (viii) provide for a Prepayment Charge on terms substantially similar to those of the Prepayment Charge, if any, of the Deleted Mortgage Loan; (ix) have the same occupancy type and lien priority as the Deleted Mortgage Loan; and (x) comply with each representation and warranty set forth in Section 2.03 as of the date of substitution; provided, however, that notwithstanding the foregoing, to the extent that compliance with clause (x) of this definition would cause a proposed Replacement Mortgage Loan to fail to comply with one or more of clauses (i),
(ii), (iv), (viii) and/or (ix) of this definition, then such proposed Replacement Mortgage Loan must comply with clause (x) and need not comply with one or more of clauses (i), (ii), (iv), (viii) and/or (ix), to the extent, and only to the extent, necessary to assure that the Replacement Mortgage Loan otherwise complies with clause (x).

            Reportable Event: Any event required to be reported on Form 8-K, and in any event, the following:

            (a) entry into a definitive agreement related to the Trust Fund, the Certificates or the Mortgage Loans, or an amendment to a Transaction Document, even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

            (b) termination of a Transaction Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

            (c) with respect to the Master Servicer only, if the Master Servicer becomes aware of any bankruptcy or receivership with respect to CHL, the Depositor, the Master Servicer, any Subservicer, the Trustee, the Corridor Contract Counterparty, the Swap Counterparty, any enhancement or support provider contemplated by Items 1114(b) or 1115 of Regulation AB, or any other material party contemplated by Item 1101(d)(1) of Regulation AB;

            (d) with respect to the Trustee, the Master Servicer and the Depositor only, the occurrence of an early amortization, performance trigger or other event, including an Event of Default under this Agreement;

            (e) any amendment to this Agreement;

            (f) the resignation, removal, replacement, substitution of the Master Servicer, any Subservicer, the Trustee or any co-trustee;

            (g) with respect to the Master Servicer only, if the Master Servicer becomes aware that (i) any material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB that was previously applicable regarding one or more classes of the Certificates has terminated other than by expiration of the contract on its stated termination date or as a result of all parties completing their obligations under such agreement; (ii) any material enhancement specified in
Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB has been added with respect to one or more classes of the Certificates; or (iii) any existing material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB with respect to one or more classes of the Certificates has been materially amended or modified; and

            (h) with respect to the Trustee, the Master Servicer and the Depositor only, a required distribution to Holders of the Certificates is not made as of the required Distribution Date under this Agreement.

            Reporting Subcontractor: With respect to the Master Servicer or the Trustee, any Subcontractor determined by such Person pursuant to Section 11.08(b) to be "participating in the servicing function" within the meaning of
Item 1122 of Regulation AB. References to a Reporting Subcontractor shall refer only to the Subcontractor of such Person and shall not refer to Subcontractors generally.

            Representing Party: As defined in Section 2.03(e).

            Request for Document Release: A Request for Document Release submitted by the Master Servicer to the Co-Trustee, substantially in the form of Exhibit M.

            Request for File Release: A Request for File Release submitted by the Master Servicer to the Co-Trustee, substantially in the form of Exhibit N.

            Required Carryover Reserve Fund Deposit: With respect to any Distribution Date, an amount equal to the excess of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement, including the Pool Insurance Policy.

            Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rolling Sixty-Day Delinquency Rate: With respect to any Distribution Date and any Loan Group or Loan Groups, the average of the Sixty-Day Delinquency Rates for such Loan Group or Loan Groups and such Distribution Date and the two immediately preceding Distribution Dates.

            Rule 144A: Rule 144A under the Securities Act.

            Rule 144A Letter: As defined in Section 5.02(b).

            S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.

            Sarbanes-Oxley Certification: As defined in Section 11.05.

            Scheduled Payment: With respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest due on any Due Date on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act or any similar state or local law; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Section 3.05(a); and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

            Securities Act: The Securities Act of 1933, as amended.

            Sellers: CHL, in its capacity as seller of the CHL Mortgage Loans to the Depositor, Park Monaco, in its capacity as seller of the Park Monaco Mortgage Loans to the Depositor and Park Sienna, in its capacity as seller of the Park Sienna Mortgage Loans to the Depositor.

            Seller Shortfall Interest Requirement: With respect to the Distribution Date in each of August 2006, September 2006 and October 2006, is the sum of:

            (a) the product of: (1) the excess of the aggregate Stated Principal Balance for such Distribution Date of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any) owned by the Trust Fund at the beginning of the related Due Period, over the aggregate Stated Principal Balance for such Distribution Date of such Mortgage Loans (including such Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including such Subsequent Mortgage Loans, if any) (weighted on the basis of the Stated Principal Balances thereof for such Distribution Date) and the denominator of which is 12; and

            (b) the product of: (1) the amount on deposit in the Pre-Funding Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the Trust Fund at the beginning of the related Due Period (weighted on the basis of the Stated Principal Balances thereof for such Distribution Date) and the denominator of which is 12.

            Senior Certificates: The Class 1-AF, Class AV and Class A-R Certificates.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and
(iv) compliance with the obligations under Section 3.10.

            Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB.

            Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the preceding Distribution Date or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

            Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.

            Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

            Sixty-Day Delinquency Rate: With respect to any Distribution Date and any Loan Group or Loan Groups, a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Mortgage Loans in such Loan Group or Loan Groups 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of all Mortgage Loans in such Loan Group or Loan Groups.

            Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (i) as of the Cut-off Date, the unpaid principal balance of the Mortgage Loan as of such date (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial prepayments or Liquidation Proceeds received prior to such date and to the payment of principal due on or prior to such date and irrespective of any delinquency in payment by the related Mortgagor, and (ii) as of any other Distribution Date, the Stated Principal Balance of the Mortgage Loan as of its Cut-off Date, minus the sum of (a) the principal portion of the Scheduled Payments (x) due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date and (y) that were received by the Master Servicer as of the close of business on the Determination Date related to such Distribution Date or with respect to which Advances were made as of the Master Servicer Advance Date related to such Distribution Date, (b) all Principal Prepayments with respect to such Mortgage Loan received by the Master Servicer during each Prepayment Period ending prior to such Distribution Date, (c) all Liquidation Proceeds collected with respect to such

Mortgage Loan during each Due Period ending prior to such Distribution Date, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.12 and (d) any Realized Loss previously incurred in connection with a Deficient Valuation. The Stated Principal Balance of any Mortgage Loan that becomes a Liquidated Mortgage Loan will be zero on each date following the Due Period in which such Mortgage Loan becomes a Liquidated Mortgage Loan. References herein to the Stated Principal Balance of the Mortgage Loans at any time shall mean the aggregate Stated Principal Balance of all Mortgage Loans in the Trust Fund as of such time, and references herein to the Stated Principal Balance of a Loan Group at any time shall mean the aggregate Stated Principal Balance of all Mortgage Loans in such Loan Group at such time.

            Stepdown Target Subordination Percentage: For each Class of Adjustable Rate Subordinate Certificates, the respective percentage indicated in the following table:

                                                Stepdown Target Subordination
                                                          Percentage
          Class MV-1.......................                36.00%
          Class MV-2.......................                29.10%
          Class MV-3.......................                25.00%
          Class MV-4.......................                21.30%
          Class MV-5.......................                17.80%
          Class MV-6.......................                14.50%
          Class MV-7.......................                11.40%
          Class MV-8.......................                 8.60%
          Class BV.........................                 6.60%

            Strip REMIC: As defined in the Preliminary Statement.

            Strip REMIC Cap: As defined in the Preliminary Statement.

            Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Master Servicer or a Subservicer or the Trustee, as the case may be.

            Subsequent Certificate Account Deposit: With respect to any Subsequent Transfer Date, an amount equal to the aggregate of all amounts in respect of (i) principal of the related Subsequent Mortgage Loans due after the related Subsequent Cut-off Date and received by the Master Servicer on or before such Subsequent Transfer Date and not applied in computing the Cut-off Date Principal Balance thereof and (ii) interest on the such Subsequent Mortgage Loans due after such Subsequent Cut-off Date and received by the Master Servicer on or before the Subsequent Transfer Date.

            Subsequent Cut-off Date: In the case of any Subsequent Mortgage Loan, the later of (x) the first day of the month of the related Subsequent Transfer Date and (y) the date of origination of such Subsequent Mortgage Loan.

            Subsequent Mortgage Loan: Any Mortgage Loan conveyed to the Trustee on a Subsequent Transfer Date, and listed on the related Loan Number and Borrower Identification Mortgage Loan Schedule delivered pursuant to
Section 2.01(f). When used with respect to a single Subsequent Transfer Date, "Subsequent Mortgage Loan" shall mean a Subsequent Mortgage Loan conveyed to the Trustee on such Subsequent Transfer Date.

            Subsequent Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the percentage specified in the related Mortgage Note that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date (other than the initial Adjustment Date).

            Subsequent Recoveries: As to any Distribution Date, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior calendar month, unexpected amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.08 and 3.12) specifically related to such Liquidated Mortgage Loan after the classification of such Mortgage Loan as a Liquidated Mortgage Loan.

            Subsequent Transfer Agreement: A Subsequent Transfer Agreement substantially in the form of Exhibit P hereto, executed and delivered by the Sellers, the Depositor and the Trustee as provided in Section 2.01(d).

            Subsequent Transfer Date: For any Subsequent Transfer Agreement, the "Subsequent Transfer Date" identified in such Subsequent Transfer Agreement; provided, however, the Subsequent Transfer Date for any Subsequent Transfer Agreement must be a Business Day and may not be a date earlier than the date on which the Subsequent Transfer Agreement is executed and delivered by the parties thereto pursuant to Section 2.01(d).

            Subsequent Transfer Date Purchase Amount: With respect to any Subsequent Transfer Date, the "Subsequent Transfer Date Purchase Amount" identified in the related Subsequent Transfer Agreement which shall be an estimate of the aggregate Stated Principal Balances of the Subsequent Mortgage Loans identified in such Subsequent Transfer Agreement.

            Subsequent Transfer Date Transfer Amount: With respect to any Subsequent Transfer Date, an amount equal to the lesser of (i) the aggregate Stated Principal Balances as of the related Subsequent Cut-off Dates of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, as listed on the related Loan Number and Borrower Identification Mortgage Loan Schedule delivered pursuant to Section 2.01(f) and (ii) the amount on deposit in the Pre-Funding Account.

            Subservicer: As defined in Section 3.02(a).

            Subservicing Agreement: As defined in Section 3.02(a).

            Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(e).

            Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 2.03(e), the excess of (x) the principal balance of the Mortgage Loan that is substituted for, over (y) the principal balance of the related substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Swap Account: The separate Eligible Account created and initially maintained by the Swap Trustee pursuant to Section 4.09.

            Swap Certificates: The Class AV Certificates and the Adjustable Rate Subordinate Certificates.

            Swap Contract: With respect to the Swap Certificates, the transaction evidenced by the related Confirmation (as assigned to the Swap Contract Administrator pursuant to the Swap Contract Assignment Agreement), a form of which is attached hereto as Exhibit U.

            Swap Contract Administration Agreement: The swap contract administration agreement dated as of the Closing Date among CHL, the Trustee and the Swap Contract Administrator, a form of which is attached hereto as
Exhibit V-2.

            Swap Contract Administrator: The Bank of New York, in its capacity as swap contract administrator under the Swap Contract Administration Agreement.

            Swap Contract Assignment Agreement: The Assignment Agreement dated as of the Closing Date among CHL, the Swap Contract Administrator and the Swap Counterparty, a form of which is attached hereto as Exhibit V-1.

            Swap Counterparty: Lehman Brothers Special Financing Inc. and its successors.

            Swap Contract Termination Date: The Distribution Date in July
2011.

            Swap Counterparty Trigger Event: A Swap Termination Payment that is triggered upon (i) an "Event of Default" under the Swap Contract with respect to which the Swap Counterparty is the sole "Defaulting Party" (as defined in the Swap Contract) or (ii) a "Termination Event" or "Additional Termination Event" under the Swap Contract with respect to which the Swap Counterparty is the sole "Affected Party" (as defined in the Swap Contract).

            Swap Guarantee: The guaranty, dated as of July 28, 2006, by the Swap Guarantor in favor of the Swap Contract Administrator, a form of which is attached hereto as Exhibit V-3.

            Swap Guarantor: Lehman Brothers Holdings Inc.

            Swap-IO REMIC: As defined in the Preliminary Statement.

            Swap Termination Payment: The payment payable to either party under the Swap Contract due to an early termination of the Swap Contract.

            Swap Trust: The trust fund established by Section 4.09.

            Swap Trustee: The Bank of New York, a New York banking corporation, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Holders of the Swap Certificates under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

            Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury regulation ss. 1.860F-4(d) and Treasury regulation ss. 301.6231(a)(7)-1. Initially, this person shall be the Trustee.

            Tax Matters Person Certificate: With respect to the Master REMIC, the Swap-IO REMIC and the Strip REMIC, the Class A-R Certificate with a Denomination of $0.05 and in the form of Exhibit E hereto.

            Terminator: As defined in Section 9.01.

            Three-Year Hybrid Mortgage Loan: A Mortgage Loan having a Mortgage Rate that is fixed for 36 months after origination thereof before such Mortgage Rate becomes subject to adjustment.

            Transaction Documents: This Agreement, the Swap Contract, the Swap Contract Administration Agreement, the Swap Guarantee, the Class 1-AF Policy and any other document or agreement entered into in connection with the Trust Fund, the Certificates or the Mortgage Loans.

            Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

            Transfer Affidavit: As defined in Section 5.02(c).

            Transferor Certificate: As defined in Section 5.02(b).

            Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the Certificate Account pursuant to Section 3.05(b)(2);
(ii) the Certificate Account, the Distribution Account, the Principal Reserve Fund, the Carryover Reserve Fund, the Credit Comeback Excess Account, the Pre-Funding Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) the rights to receive certain proceeds of the Corridor Contract as provided in the Corridor Contract Administration Agreement; (iv) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (v) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans; (vi) the rights of the Trustee for the benefit of the Class 1-AF Certificateholders under the Class 1-AF Policy; and (vii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

            Trustee: The Bank of New York, a New York banking corporation, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders and the Class 1-AF Insurer under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

            Trustee Advance Notice: As defined in Section 4.01(d).

            Trustee Advance Rate: With respect to any Advance made by the Trustee pursuant to Section 4.01(d), a per annum rate of interest determined as of the date of such Advance equal to the Prime Rate in effect on such date plus 5.00%.

            Trustee Fee: As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the Pool Stated Principal Balance and (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) with respect to such Distribution Date.

            Trustee Fee Rate: With respect to each Mortgage Loan, the per annum rate agreed upon in writing on or prior to the Closing Date by the Trustee and the Depositor, which is 0.009% per annum.

            Two-Year Hybrid Mortgage Loan: A Mortgage Loan having a Mortgage Rate that is fixed for 24 months after origination thereof before such Mortgage Rate becomes subject to adjustment.

            Underwriter's Exemption: Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

            Underwriters: Countrywide Securities Corporation, Bear, Stearns & Co. Inc. and Lehman Brothers Inc.

            Unpaid Realized Loss Amount: For any Class of Certificates and any Distribution Date, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that Class remaining unpaid from prior Distribution Dates (in the case of any Class of Class 1-AF Certificates, as reduced by any payment made by the Class 1-AF Insurer in respect of that Class under the Class 1-AF Policy) minus (y) any increase in the Certificate Principal Balance of that Class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that Class pursuant to Section 4.04(l).

            Variable Pool Net Rate Cap: As defined in the Preliminary
Statement.

            Voting Rights: The voting rights of all the Certificates that are allocated to any Certificates for purposes of the voting provisions hereunder. Voting Rights allocated to each Class of Certificates shall be allocated 95% to the Certificates other than the Class A-R, Class CF, Class CV, Class PF and Class PV Certificates (with the allocation among the Certificates to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate

Principal Balance of all other such Classes), and 1% to each of the Class A-R, Class CF, Class CV, Class PF and Class PV Certificates. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests. Notwithstanding any of the foregoing, on any date on which any Class 1-AF Certificates are outstanding or any amounts are owed the Class 1-AF Insurer under this Agreement, unless a Class 1-AF Insurer Default shall have occurred and be continuing, the Class 1-AF Insurer will be entitled to exercise the Voting Rights of the Class 1-AF Certificateholders, without the consent of the Class 1-AF Certificateholders, and the Class 1-AF Certificateholders may exercise such rights only with the prior written consent of the Class 1-AF Insurer.

            Section 1.02 Certain Interpretive Provisions.

            All terms defined in this Agreement shall have the defined meanings when used in any certificate, agreement or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement (or the certificate, agreement or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate, agreement or document); (c) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term "including" means "including without limitation"; (e) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (f) references to any agreement refer to that agreement as amended from time to time; (g) references to any Person include that Person's permitted successors and assigns; and (h) a Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the date on which the next scheduled payment is due. Similarly for "60 days delinquent," "90 days delinquent" and so on.

                                 ARTICLE II.

                         CONVEYANCE OF MORTGAGE LOANS;
                        REPRESENTATIONS AND WARRANTIES

            Section 2.01 Conveyance of Mortgage Loans.

            (a) Each Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all the right, title and interest of such Seller in and to the applicable Initial Mortgage Loans, including all interest and principal received and receivable by such Seller on or with respect to applicable Initial Mortgage Loans after the Initial Cut-off Date (to the extent not applied in computing the Cut-off Date Principal Balance thereof) or deposited into the Certificate Account by the Master Servicer on behalf of such Seller as part of the Initial Certificate Account Deposit as provided in this Agreement, other than principal due on the applicable Initial Mortgage Loans on or prior to the Initial Cut-off Date and interest accruing prior to the Initial Cut-off Date. The Master Servicer confirms that, on behalf of the Sellers, concurrently with the transfer and assignment, it has deposited into the Certificate Account the Initial Certificate Account Deposit.

            Immediately upon the conveyance of the Initial Mortgage Loans referred to in the preceding paragraph, the Depositor (i) sells, transfers, assigns, sets over and otherwise conveys to the Trustee for benefit of the Certificateholders and the Class 1-AF Insurer, without recourse, all right title and interest in and to the Initial Mortgage Loans, (ii) causes the Class 1-AF Insurer to deliver the Class 1-AF Policy to the Trustee and (iii) causes the Pool Insurer to deliver the Pool Insurance Policy to the Trustee.

            CHL further agrees (x) to cause The Bank of New York to enter into the Corridor Contract Administration Agreement as Corridor Contract Administrator and (y) to assign all of its right, title and interest in and to the interest rate corridor transaction evidenced by the applicable Confirmation, and to cause all of its obligations in respect of such transaction to be assumed by, the Corridor Contract Administrator, on the terms and conditions set forth in the Corridor Contract Assignment Agreement.

            CHL further agrees (x) to cause The Bank of New York to enter into the Swap Contract Administration Agreement as Swap Contract Administrator and
(y) to assign all of its right, title and interest in and to the interest rate swap transaction evidenced by the applicable Confirmation, and to cause all of its obligations in respect of such transaction to be assumed by, the Swap Contract Administrator, on the terms and conditions set forth in the Swap Contract Assignment Agreement.

            (b) Subject to the execution and delivery of the related Subsequent Transfer Agreement as provided by Section 2.01(d) and the terms and conditions of this Agreement, each Seller sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, on each Subsequent Transfer Date, all the right, title and interest of such Seller in and to the related Subsequent Mortgage Loans, including all interest and principal received and receivable by such Seller on or with respect to such Subsequent Mortgage Loans after the related Subsequent Cut-off Date (to the extent not applied in computing the Cut-off Date Principal Balance thereof) or deposited into the Certificate Account by the Master Servicer on behalf of such Seller as part of any related Subsequent Certificate Account Deposit as provided in this Agreement, other than principal due on such Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date and interest accruing prior to the related Subsequent Cut-off Date.

            Immediately upon the conveyance of the Subsequent Mortgage Loans referred to in the preceding paragraph, the Depositor sells, transfers, assigns, sets over and otherwise conveys to the Trustee for benefit of the Certificateholders and the Class 1-AF Insurer, without recourse, all right title and interest in the Subsequent Mortgage Loans.

            (c) Each Seller has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor and has agreed to take the actions specified herein. The Depositor, concurrently with the execution and delivery of this Agreement, hereby sells, transfers, assigns and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, without recourse, all right title and interest in the portion of the Trust Fund not otherwise conveyed to the Trustee pursuant to Section 2.01(a) or (b).

            (d) On any Business Day during the Funding Period designated by CHL to the Trustee, the Sellers, the Depositor and the Trustee shall complete, execute and deliver a Subsequent Transfer Agreement. After the execution and delivery of such Subsequent Transfer Agreement, on the Subsequent Transfer Date, the Trustee shall set aside in the Pre-Funding Account an amount equal to the related Subsequent Transfer Date Purchase Amount.

            (e) The transfer of Subsequent Mortgage Loans on the Subsequent Transfer Date is subject to the satisfaction of each of the following conditions:

                  (1) the Trustee and the Underwriters will be provided Opinions of Counsel addressed to the Rating Agencies as with respect to the sale of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date (such opinions being substantially similar to the opinions delivered on the Closing Date to the Rating Agencies with respect to the sale of the Initial Mortgage Loans on the Closing Date), to be delivered as provided in Section 2.01(f);

                  (2) the execution and delivery of such Subsequent Transfer Agreement or conveyance of the related Subsequent Mortgage Loans does not result in a reduction or withdrawal of any ratings assigned to the Certificates by the Rating Agencies (without regard to the Class 1-AF Policy, in the case of the Class 1-AF Certificates);

                  (3) the Depositor shall deliver to the Trustee an Officer's Certificate confirming the satisfaction of each of the conditions set forth in this Section 2.01(e) required to be satisfied by such Subsequent Transfer Date;

                  (4) each Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date satisfies the representations and warranties applicable to it under this Agreement, provided, however, that with respect to a breach of a representation and warranty with respect to a Subsequent Mortgage Loan set forth in this clause (4), the obligation under Section 2.03(e) of this Agreement of the applicable Seller, to cure, repurchase or replace such Subsequent Mortgage Loan shall constitute the sole remedy against such Seller respecting such breach available to Certificateholders, the Depositor or the Trustee;

                  (5) the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders or the Class 1-AF Insurer;

                  (6) no Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date was 30 or more days delinquent as of the related Cut-off Date;

                  (7) following the conveyance of the Subsequent Mortgage Loans on such Subsequent Transfer Date, the characteristics of each Loan Group will not vary by more than the amount specified below (other than (i) the percentage of Mortgage Loans in each Loan Group secured by Mortgaged Properties located in the State of California, which will not exceed 35.00% of Loan Group 1 and 50.00% of each of Loan Group 2 and Loan Group 3 and (ii) the percentage of Mortgage Loans in the Credit Grade Categories of "C" or below, which will not exceed 15% of the Mortgage Loans in each Loan Group) from the characteristics listed below; provided that for the purpose of making such calculations, the characteristics for any Initial Mortgage Loan made will be taken as of the Initial Cut-off Date and the characteristics for any Subsequent Mortgage Loans will be taken as of the Subsequent Cut-off Date:


      Loan Group 1
      Characteristic                                                 Value            Permitted Variance
      Weighted Average Mortgage Rate.........................        7.625%                 +/-0.10%
      Weighted Average Original Loan-to-Value Ratio..........        74.34%                 +/-3.00%
      Weighted Average Credit Bureau Risk Score..............      620 points              +/-5 points
      Percentage Originated under CHL's Full Documentation
      Program................................................        73.70%                 +/-3.00%

      Loan Group 2
      Characteristic                                                 Value            Permitted Variance
      Weighted Average Mortgage Rate.........................        8.392%                 +/-0.10%
      Weighted Average Original Loan-to-Value Ratio..........        78.03%                 +/-3.00%
      Weighted Average Credit Bureau Risk Score..............      598 points              +/-5 points
      Percentage Originated under CHL's Full Documentation
      Program................................................        63.75%                 +/-3.00%
      Weighted Average Gross Margin of Adjustable Rate
      Mortgage Loans.........................................        6.640%                 +/-0.10%

      Loan Group 3
      Characteristic                                                 Value            Permitted Variance
      Weighted Average Mortgage Rate.........................        8.317%                 +/-0.10%
      Weighted Average Original Loan-to-Value Ratio..........        79.43%                 +/-3.00%
      Weighted Average Credit Bureau Risk Score..............      617 points              +/-5 points
      Percentage Originated under CHL's Full Documentation
      Program................................................        53.44%                 +/-3.00%
      Weighted Average Gross Margin of Adjustable Rate
      Mortgage Loans.........................................        7.241%                 +/-0.10%

                  (8) none of the Sellers or the Depositor is insolvent and neither of the Sellers nor the Depositor will be rendered insolvent by the conveyance of Subsequent Mortgage Loans on such Subsequent Transfer Date; and

                  (9) the Trustee and the Underwriters will be provided with an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such purchase of Subsequent Mortgage Loans will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause any REMIC formed hereunder to fail to qualify as a REMIC, such opinion to be delivered as provided in Section 2.01(f).

            The Trustee shall not be required to investigate or otherwise verify compliance with these conditions, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer's Certificate.

            (f) Within six Business Days after each Subsequent Transfer Date, upon (1) delivery to the Trustee by the Depositor of the Opinions of Counsel referred to in Section 2.01(e)(1) and (e)(9), (2) delivery to the Trustee by CHL (on behalf of each Seller) of a Loan Number and Borrower Identification Mortgage Loan Schedule reflecting the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date and the Loan Group into which each Subsequent Mortgage Loan was conveyed, (3) deposit in the Certificate Account by the Master Servicer on behalf of the Sellers of the applicable Subsequent Certificate Account Deposit, and (4) delivery to the Trustee by the Depositor of an Officer's Certificate confirming the satisfaction of each of the conditions precedent set forth in this Section 2.01(f), the Trustee shall pay the applicable Seller the Subsequent Transfer Date Transfer Amount from such funds that were set aside in the Pre-Funding Account pursuant to Section 2.01(d). The positive difference, if any, between the Subsequent Transfer Date Transfer Amount and the Subsequent Transfer Date Purchase Amount shall be re-invested by the Trustee in the Pre-Funding Account.

            The Trustee shall not be required to investigate or otherwise verify compliance with the conditions set forth in the preceding paragraph, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer's Certificate.

            Within thirty days after each Subsequent Transfer Date, the Depositor shall deliver to the Trustee a letter of a nationally recognized firm of independent public accountants stating whether or not the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date conform to the characteristics described in Section 2.01(e)(6) and (7).

            (g) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered to, and deposited with, the Co-Trustee (or, in the case of the Delay Delivery Mortgage Loans, will deliver to, and deposit with, the Co-Trustee within the time periods specified in the definition of Delay Delivery Mortgage Loans) (except as provided in clause
(vi) below) for the benefit of the Certificateholders, the following documents or instruments with respect to each such Mortgage Loan so assigned (with respect to each Mortgage Loan, clause (i) through (vi) below, together, the "Mortgage File" for each such Mortgage Loan):

                  (i) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of ________________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note), or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note and all such intervening endorsements;

                  (ii) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage or a copy of such Mortgage, with recording information, and in the case of each MERS Mortgage Loan, the original Mortgage or a copy of such Mortgage, with recording information, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

                  (iii) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage to "Asset-Backed Certificates, Series 2006-13, CWABS, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of July 1, 2006, without recourse" or a copy of such assignment, with recording information (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates);

                  (iv) the original recorded assignment or assignments of the Mortgage or a copy of such assignments, with recording information, together with all interim recorded assignments of such Mortgage or a copy of such assignments, with recording information (in each case noting the presence of a MIN in the case of each MERS Mortgage Loan);

                  (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                  (vi) the original or duplicate original lender's title policy or a copy of lender's title policy or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy and all riders thereto shall be delivered within one year of the Closing Date.

            In addition, in connection with the assignment of any MERS Mortgage Loan, each Seller agrees that it will cause, at such Seller's own expense, the MERS(R) System to indicate (and provide evidence to the Trustee that it has done so) that such Mortgage Loans have been assigned by such Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code

"[IDENTIFY TRUSTEE SPECIFIC CODE]" in the field "[IDENTIFY THE FIELD NAME FOR TRUSTEE]" which identifies the Trustee and (b) the code "[IDENTIFY SERIES SPECIFIC CODE NUMBER]" in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Sellers further agree that they will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

            In the event that in connection with any Mortgage Loan that is not a MERS Mortgage Loan a Seller cannot deliver the original recorded Mortgage or all interim recorded assignments of the Mortgage satisfying the requirements of clause (ii), (iii) or (iv) concurrently with the execution and delivery hereof, such Seller shall deliver or cause to be delivered to the Co-Trustee a true copy of such Mortgage and of each such undelivered interim assignment of the Mortgage each certified by such Seller, the applicable title company, escrow agent or attorney, or the originator of such Mortgage, as the case may be, to be a true and complete copy of the original Mortgage or assignment of Mortgage submitted for recording. For any such Mortgage Loan that is not a MERS Mortgage Loan each Seller shall promptly deliver or cause to be delivered to the Co-Trustee such original Mortgage and such assignment or assignments with evidence of recording indicated thereon upon receipt thereof from the public recording official, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery be made later than 270 days following the Closing Date; provided that in the event that by such date such Seller is unable to deliver or cause to be delivered each such Mortgage and each interim assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each interim assignment, because the related Mortgage has not been returned by the appropriate recording office, such Seller shall deliver or cause to be delivered such documents to the Co-Trustee as promptly as possible upon receipt thereof. If the public recording office in which a Mortgage or interim assignment thereof is recorded retains the original of such Mortgage or assignment, a copy of the original Mortgage or assignment so retained, with evidence of recording thereon, certified to be true and complete by such recording office, shall satisfy a Seller's obligations in
Section 2.01. If any document submitted for recording pursuant to this Agreement is (x) lost prior to recording or rejected by the applicable recording office, the applicable Seller shall immediately prepare or cause to be prepared a substitute and submit it for recording, and shall deliver copies and originals thereof in accordance with the foregoing or (y) lost after recording, the applicable Seller shall deliver to the Co-Trustee a copy of such document certified by the applicable public recording office to be a true and complete copy of the original recorded document. Each Seller shall promptly forward or cause to be forwarded to the Co-Trustee (x) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (y) any other documents required to be delivered by the Depositor or the Master Servicer to the Co-Trustee within the time periods specified in this Section 2.01.

            With respect to each Mortgage Loan other than a MERS Mortgage Loan as to which the related Mortgaged Property and Mortgage File are located in any jurisdiction under the laws of which the recordation of the assignment specified in clause (iii) above is not necessary to protect the Trustee's and the Certificateholders' interest in the related Mortgage Loan, as evidenced by an Opinion of Counsel delivered by CHL to the Trustee within 120 days of the

Closing Date (which opinion may be in the form of a "survey" opinion and is not required to be delivered by counsel admitted to practice law in the jurisdiction as to which such opinion applies), in lieu of recording the assignment specified in clause (iii) above, the applicable Seller may deliver an unrecorded assignment in blank, in form otherwise suitable for recording to the Co-Trustee; provided that if the related Mortgage has not been returned from the applicable public recording office, such assignment, or any copy thereof, of the Mortgage may exclude the information to be provided by the recording office. As to any Mortgage Loan other than a MERS Mortgage Loan, the procedures of the preceding sentence shall be applicable only so long as the related Mortgage File is maintained in the possession of the Co-Trustee in the State or jurisdiction described in such sentence. In the event that with respect to Mortgage Loans other than MERS Mortgage Loans (I) any Seller, the Depositor, the Master Servicer or the NIM Insurer gives written notice to the Trustee that recording is required to protect the right, title and interest of the Trustee on behalf of the Certificateholders in and to any Mortgage Loan,
(II) a court recharacterizes any sale of the Mortgage Loans as a financing, or
(III) as a result of any change in or amendment to the laws of the State or jurisdiction described in the first sentence of this paragraph or any applicable political subdivision thereof, or any change in official position regarding application or interpretation of such laws, including a holding by a court of competent jurisdiction, such recording is so required, the Co-Trustee shall complete the assignment in the manner specified in clause (iii) above and CHL shall submit or cause to be submitted for recording as specified above or, should CHL fail to perform such obligations, the Trustee shall cause the Master Servicer, at the Master Servicer's expense, to cause each such previously unrecorded assignment to be submitted for recording as specified above. In the event a Mortgage File is released to the Master Servicer as a result of the Master Servicer's having completed a Request for Document Release, the Trustee shall complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

            So long as the Co-Trustee or its agent maintains an office in the State of California, the Co-Trustee or its agent shall maintain possession of and not remove or attempt to remove from the State of California any of the Mortgage Files as to which the related Mortgaged Property is located in such State. In the event that a Seller fails to record an assignment of a Mortgage Loan as herein provided within 90 days of notice of an event set forth in clause (I), (II) or (III) of the preceding paragraph, the Master Servicer shall prepare and, if required hereunder, file such assignments for recordation in the appropriate real property or other records office. Each Seller hereby appoints the Master Servicer (and any successor servicer hereunder) as its attorney-in-fact with full power and authority acting in its stead for the purpose of such preparation, execution and filing.

            In the case of Mortgage Loans that become the subject of a Principal Prepayment between the Closing Date (in the case of Initial Mortgage Loans) or related Subsequent Transfer Date (in the case of Subsequent Mortgage Loans) and the Cut-off Date, CHL shall deposit or cause to be deposited in the Certificate Account the amount required to be deposited therein with respect to such payment pursuant to Section 3.05 hereof.

            Notwithstanding anything to the contrary in this Agreement, within thirty days after the Closing Date (in the case of Initial Mortgage Loans) or within twenty days after the related Subsequent Transfer Date (in the case of Subsequent Mortgage Loans), CHL (on behalf of each Seller) shall either (i) deliver to the Co-Trustee the Mortgage File as required pursuant to this Section 2.01 for each Delay Delivery Mortgage Loan or (ii) (A) repurchase the Delay Delivery Mortgage Loan or (B) substitute the Delay Delivery Mortgage Loan for a Replacement Mortgage Loan, which repurchase or substitution shall be accomplished in the manner and subject to the conditions set forth in
Section 2.03, provided that if CHL fails to deliver a Mortgage File for any Delay Delivery Mortgage Loan within the period provided in the prior sentence, the cure period provided for in Section 2.02 or in Section 2.03 shall not apply to the initial delivery of the Mortgage File for such Delay Delivery Mortgage Loan, but rather CHL shall have five (5) Business Days to cure such failure to deliver. CHL shall promptly provide each Rating Agency with written notice of any cure, repurchase or substitution made pursuant to the proviso of the preceding sentence. On or before the thirtieth (30th) day (or if such thirtieth day is not a Business Day, the succeeding Business Day) after the Closing Date (in the case of Initial Mortgage Loans) or within twenty days after the related Subsequent Transfer Date (in the case of Subsequent Mortgage Loans), the Trustee shall, in accordance with the provisions of Section 2.02, send a Delay Delivery Certification substantially in the form annexed hereto as Exhibit G-3 (with any applicable exceptions noted thereon) for all Delay Delivery Mortgage Loans delivered within thirty (30) days after such date. The Trustee will promptly send a copy of such Delay Delivery Certification to each Rating Agency.

            Each Seller has entered into this Agreement in consideration for the purchase of the Mortgage Loans sold by such Seller to the Depositor and has agreed to take the actions specified herein. The Depositor, concurrently with the execution and delivery of this Agreement, hereby sells, transfers, assigns and otherwise conveys to the Trustee for the use and benefit of the Certificateholders and the Class 1-AF Insurer, without recourse, all right title and interest in the portion of the Trust Fund not otherwise conveyed to the Trust Fund pursuant to Sections 2.01(a) or (b).

            Section 2.02 Acceptance by Trustee of the Mortgage Loans.

            (a) The Co-Trustee acknowledges receipt, subject to the limitations contained in and any exceptions noted in the Initial Certification in the form annexed hereto as Exhibit G-1 and in the list of exceptions attached thereto, of the documents referred to in clauses (i) and (iii) of
Section 2.01(g) above with respect to the Initial Mortgage Loans and all other assets included in the Trust Fund and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

            The Trustee agrees to execute and deliver on the Closing Date to the Depositor, the Master Servicer, CHL (on behalf of each Seller) and, with respect to the Group 1 Mortgage Loans only, the Class 1-AF Insurer, an Initial Certification substantially in the form annexed hereto as Exhibit G-1 to the effect that, as to each Initial Mortgage Loan listed in the Mortgage Loan Schedule (other than any Initial Mortgage Loan paid in full or any Initial Mortgage Loan specifically identified in such certification as not covered by such certification), the documents described in Section 2.01(g)(i) and, in the case of each Initial Mortgage Loan that is not a MERS Mortgage Loan, the documents described in Section 2.01(g)(iii) with respect to such Initial Mortgage Loans as are in the Co-Trustee's possession and based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and relate to such Initial Mortgage Loan. The Trustee agrees to execute and deliver within 30 days after the Closing Date to the Depositor, the Master Servicer, CHL (on behalf of each Seller) and, with respect to the Group 1 Mortgage Loans only, an Interim Certification substantially in the form annexed hereto as Exhibit G-2 to the effect that, as to each Initial Mortgage Loan listed in the Mortgage Loan Schedule (other than any Initial Mortgage Loan paid in full or any Initial Mortgage Loan specifically identified in such certification as not covered by such certification) all documents required to be delivered to the Co-Trustee pursuant to the Agreement with respect to such Initial Mortgage Loans are in its possession (except those documents described in Section 2.01(g)(vi)) and based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and relate to such Initial Mortgage Loan, and (ii) the information set forth in items (i), (iv), (v), (vi), (viii), (ix) and (xvii) of the definition of the "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. On or before the thirtieth (30th) day after the Closing Date (or if such thirtieth day is not a Business Day, the succeeding Business Day), the Trustee shall deliver to the Depositor, the Master Servicer, CHL (on behalf of each Seller) and, with respect to the Group 1 Mortgage Loans only, a Delay Delivery Certification with respect to the Initial Mortgage Loans substantially in the form annexed hereto as Exhibit G-3, with any applicable exceptions noted thereon. The Trustee or the Co-Trustee, as applicable, shall be under no duty or obligation to inspect, review or examine such documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

            Not later than 180 days after the Closing Date, the Trustee shall deliver to the Depositor, the Master Servicer and CHL (on behalf of each Seller), the Class 1-AF Insurer and to any Certificateholder that so requests, a Final Certification with respect to the Initial Mortgage Loans substantially in the form annexed hereto as Exhibit H, with any applicable exceptions noted thereon.

            In connection with the Trustee's completion and delivery of such Final Certification, the Co-Trustee, at the direction of the Trustee, shall review each Mortgage File with respect to the Initial Mortgage Loans to determine that such Mortgage File contains the following documents:

                  (i) the original Mortgage Note, endorsed by manual or
            facsimile signature in blank in the following form: "Pay to the order of ________________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note), or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note and all such intervening endorsements;

                  (ii) in the case of each Initial Mortgage Loan that is not a
            MERS Mortgage Loan, the original recorded Mortgage or a copy of such Mortgage, with recording information, and in the case of each Initial Mortgage Loan that is a MERS Mortgage Loan, the original Mortgage or a copy of such Mortgage, with recording information, noting the presence of the MIN of the Initial Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Initial Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which Mortgage has been recorded;

                  (iii) in the case of each Initial Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage or a copy thereof with recording information, in either case in the form permitted by Section 2.01;

                  (iv) the original recorded assignment or assignments of the
            Mortgage or a copy of such assignments, with recording information, together with all interim recorded assignments of such Mortgage or a copy of such assignments, with recording information (in each case noting the presence of a MIN in the case of each MERS Mortgage Loan);

                  (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                  (vi) the original or duplicate original lender's title
            policy or a copy of lender's title policy or a printout of the electronic equivalent and all riders thereto.

            If, in the course of such review, the Co-Trustee finds any document or documents constituting a part of such Mortgage File that do not meet the requirements of clauses (i)-(iv) and (vi) above, the Trustee shall include such exceptions in such Final Certification (and the Trustee shall state in such Final Certification whether any Mortgage File does not then include the original or duplicate original lender's title policy or a printout of the electronic equivalent and all riders thereto). If the public recording office in which a Mortgage or assignment thereof is recorded retains the original of such Mortgage or assignment, a copy of the original Mortgage or assignment so retained, with evidence of recording thereon, certified to be true and complete by such recording office, shall be deemed to satisfy the requirements of clause (ii), (iii) or (iv) above, as applicable. CHL shall promptly correct or cure such defect referred to above within 90 days from the date it was so notified of such defect and, if CHL does not correct or cure such defect within such period, CHL shall either (A) if the time to cure such defect expires prior to the end of the second anniversary of the Closing Date, substitute for the related Initial Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (B) purchase such Initial Mortgage Loan from the Trust Fund within 90 days from the date CHL was notified of such defect in writing at the Purchase Price of such Initial Mortgage Loan; provided that any such substitution pursuant to (A) above or repurchase pursuant to (B) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof and any substitution pursuant to (A) above shall not be effected prior to the additional delivery to the Co-Trustee of a Request for File Release. No substitution will be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Initial Mortgage Loan shall be deposited by CHL in the Certificate Account and, upon receipt of such deposit and

Request for File Release with respect thereto, the Co-Trustee shall release the related Mortgage File to CHL and shall execute and deliver at CHL's request such instruments of transfer or assignment as CHL has prepared, in each case without recourse, as shall be necessary to vest in CHL, or a designee, the Trustee's interest in any Initial Mortgage Loan released pursuant hereto. If pursuant to the foregoing provisions CHL repurchases an Initial Mortgage Loan that is a MERS Mortgage Loan, the Master Servicer shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to CHL and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations.

            The Co-Trustee shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. Each Seller shall promptly deliver to the Co-Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File that come into the possession of such Seller from time to time.

            It is understood and agreed that the obligation of CHL to substitute for or to purchase any Mortgage Loan that does not meet the requirements of Section 2.02(a) above shall constitute the sole remedy respecting such defect available to the Trustee, the Co-Trustee, the Depositor and any Certificateholder against any Seller.

            It is understood and agreed that the obligation of CHL to substitute for or to purchase, pursuant to Section 2.02(a), any Initial Mortgage Loan whose Mortgage File contains any document or documents that does not meet the requirements of clauses (i)-(iv) and (vi) above and which defect is not corrected or cured by CHL within 90 days from the date it was notified of such defect, shall constitute the sole remedy respecting such defect available to the Trustee, the Co-Trustee, the Depositor and any Certificateholder against any Seller.

            (b) The Trustee agrees to execute and deliver on the Subsequent Transfer Date to the Depositor, the Master Servicer, CHL (on behalf of each Seller) and, with respect to the Group 1 Mortgage Loans only, an Initial Certification substantially in the form annexed hereto as Exhibit G-4 to the effect that, as to each Subsequent Mortgage Loan listed in the Mortgage Loan Schedule (other than any Subsequent Mortgage Loan paid in full or any Subsequent Mortgage Loan specifically identified in such certification as not covered by such certification), the documents described in Section 2.01(g)(i) and, in the case of each Subsequent Mortgage Loan that is not a MERS Mortgage Loan, the documents described in Section 2.01(g)(iii), with respect to such Subsequent Mortgage Loan are in its possession, and based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and relate to such Subsequent Mortgage Loan.

            The Trustee agrees to execute and deliver within 30 days after the Subsequent Transfer Date to the Depositor, the Master Servicer, CHL (on behalf of each Seller) and, with respect to the Group 1 Mortgage Loans only, an Interim Certification substantially in the form annexed hereto as Exhibit G-2 to the effect that, as to each Subsequent Mortgage Loan listed in the Mortgage Loan Schedule (other than any Subsequent Mortgage Loan paid in full or any Subsequent Mortgage Loan specifically identified in such certification as not covered by such certification), all documents required to be delivered to it pursuant to this Agreement with respect to such Subsequent Mortgage Loan are in its possession (except those described in Section 2.01(g)(vi)) and based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and relate to such Subsequent Mortgage Loan, and (ii) the information set forth in items (i), (iv), (v), (vi), (viii), (ix) and (xvii) of the definition of the "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. On or before the thirtieth (30th) day after the Subsequent Transfer Date (or if such thirtieth day is not a Business Day, the succeeding Business Day), the Trustee shall deliver to the Depositor, the Master Servicer, CHL (on behalf of each Seller) and, with respect to the Group 1 Mortgage Loans only, a Delay Delivery Certification with respect to the Subsequent Mortgage Loans substantially in the form annexed hereto as Exhibit G-3, with any applicable exceptions noted thereon, together with a Subsequent Certification substantially in the form annexed hereto as Exhibit G-4. The Trustee shall be under no duty or obligation to inspect, review or examine such documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

            Not later than 180 days after the Subsequent Transfer Date, the Trustee shall deliver to the Depositor, the Master Servicer, CHL (on behalf of each Seller), the Class 1-AF Insurer and to any Certificateholder that so requests a Final Certification with respect to the Subsequent Mortgage Loans substantially in the form annexed hereto as Exhibit H, with any applicable exceptions noted thereon.

            In connection with the Trustee's completion and delivery of such Final Certification, the Co-Trustee shall review each Mortgage File with respect to the Subsequent Mortgage Loans to determine that such Mortgage File contains the following documents:

                  (i) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of ________________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage
      Note), or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note and all such intervening endorsements;

                  (ii) in the case of each Subsequent Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage or a copy of such Mortgage, with recording information, and in the case of each Subsequent Mortgage Loan that is a MERS Mortgage Loan, the original Mortgage or a copy of such Mortgage, with recording information, noting the presence of the MIN of the Subsequent Mortgage Loan and language indicating that the Subsequent Mortgage Loan is a MOM Loan if the Subsequent Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which Mortgage has been recorded;

                  (iii) in the case of each Subsequent Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage or a copy thereof with recording information, in either case in the form permitted by Section 2.01;

                  (iv) the original recorded assignment or assignments of the Mortgage or a copy of such assignments, with recording information, together with all interim recorded assignments of such Mortgage or a copy of such assignments, with recording information (in each case noting the presence of a MIN in the case of each MERS Mortgage Loan);

                  (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                  (vi) the original or duplicate original lender's title policy or a copy of lender's title policy or a printout of the electronic equivalent and all riders thereto.

            If, in the course of such review, the Co-Trustee finds any document or documents constituting a part of such Mortgage File that do not meet the requirements of clauses (i)-(iv) and (vi) above, the Trustee shall include such exceptions in such Final Certification (and the Trustee shall state in such Final Certification whether any Mortgage File does not then include the original or duplicate original lender's title policy or a printout of the electronic equivalent and all riders thereto). If the public recording office in which a Mortgage or assignment thereof is recorded retains the original of such Mortgage or assignment, a copy of the original Mortgage or assignment so retained, with evidence of recording thereon, certified to be true and complete by such recording office, shall be deemed to satisfy the requirements of clause (ii), (iii) or (iv) above, as applicable. CHL shall promptly correct or cure such defect referred to above within 90 days from the date it was so notified of such defect and, if CHL does not correct or cure such defect within such period, CHL shall either (A) if the time to cure such defect expires prior to the end of the second anniversary of the Closing Date, substitute for the related Subsequent Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (B) purchase such Subsequent Mortgage Loan from the Trust Fund within 90 days from the date CHL was notified of such defect in writing at the Purchase Price of such Subsequent Mortgage Loan; provided that any such substitution pursuant to (A) above or repurchase pursuant to (B) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof and any substitution pursuant to (A) above shall not be effected prior to the additional delivery to the Trustee of a Request for File Release. No substitution will be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Subsequent Mortgage Loan shall be deposited by CHL in the Certificate Account and, upon receipt of such deposit and Request for File Release with respect thereto, the Trustee shall release the related Mortgage File to CHL and shall execute and deliver at CHL's request such instruments of transfer or assignment as CHL has prepared, in each case without recourse, as shall be necessary to vest in CHL, or a designee, the Trustee's interest in any Subsequent Mortgage Loan released pursuant hereto. If pursuant to the foregoing provisions CHL repurchases a Subsequent Mortgage Loan that is a MERS Mortgage Loan, the Master Servicer shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to CHL and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations.

            The Co-Trustee shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. Each Seller shall promptly deliver to the Co-Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File that come into the possession of such Seller from time to time.

            It is understood and agreed that the obligation of the Sellers to substitute for or to purchase, pursuant to Section 2.02(b), any Subsequent Mortgage Loan whose Mortgage File contains any document or documents that does not meet the requirements of clauses (i)-(iv) and (vi) above and which defect is not corrected or cured by such Seller within 90 days from the date it was notified of such defect, shall constitute the sole remedy respecting such defect available to the Trustee, the Co-Trustee, the Depositor and any Certificateholder against the Sellers.

            Section 2.03 Representations, Warranties and Covenants of the
                         Master Servicer and the Sellers.

            (a) The Master Servicer hereby represents and warrants to the Depositor, the Class 1-AF Insurer and the Trustee as follows, as of the date hereof with respect to the Initial Mortgage Loans, and the related Subsequent Transfer Date with respect to the Subsequent Mortgage Loans:

                  (1) The Master Servicer is duly organized as a Texas limited partnership and is validly existing and in good standing under the laws of the State of Texas and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (2) The Master Servicer has the full partnership power and authority to sell and service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary partnership action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (3) The execution and delivery of this Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a material breach of any term or provision of the certificate of limited partnership, partnership agreement or other organizational document of the Master Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Master Servicer's ability to perform or meet any of its obligations under this Agreement.

                  (4) The Master Servicer is an approved servicer of conventional mortgage loans for Fannie Mae and Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

                  (5) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations under this Agreement or any Subsequent Transfer Agreement in accordance with the terms hereof or thereof.

                  (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Master Servicer has obtained the same.

                  (7) The Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

                  (8) The Master Servicer has fully furnished and will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to

      Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis for the Mortgage Loans in Loan Group 2.

            (b) CHL hereby represents and warrants to the Depositor, the Class 1-AF Insurer and the Trustee as follows, as of the Initial Cut-off Date in the case of the Initial Mortgage Loans and as of the related Subsequent Cut-off Date in the case of the Subsequent Mortgage Loans (unless otherwise indicated or the context otherwise requires, percentages with respect to the Initial Mortgage Loans in the Trust Fund or in a Loan Group or Loan Groups are measured by the Cut-off Date Principal Balance of the Initial Mortgage Loans in the Trust Fund or of the Initial Mortgage Loans in the related Loan Group or Loan Groups, as applicable):

                  (1) CHL is duly organized as a New York corporation and is validly existing and in good standing under the laws of the State of New York and is duly authorized and qualified to transact any and all business contemplated by this Agreement and each Subsequent Transfer Agreement to be conducted by CHL in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the CHL Mortgage Loans in accordance with the terms of this Agreement and each Subsequent Transfer Agreement and to perform any of its other obligations under this Agreement and each Subsequent Transfer Agreement in accordance with the terms hereof and thereof.

                  (2) CHL has the full corporate power and authority to sell each CHL Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and each Subsequent Transfer Agreement and has duly authorized by all necessary corporate action on the part of CHL the execution, delivery and performance of this Agreement and each Subsequent Transfer Agreement; and this Agreement and each Subsequent Transfer Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of CHL, enforceable against CHL in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (3) The execution and delivery of this Agreement and each Subsequent Transfer Agreement by CHL, the sale of the CHL Mortgage Loans by CHL under this Agreement and each Subsequent Transfer Agreement, the consummation of any other of the transactions contemplated by this Agreement and each Subsequent Transfer Agreement, and the fulfillment of or compliance with the terms hereof and thereof are in the ordinary course of business of CHL and will not (A) result in a material breach of any term or provision of the charter or by-laws of CHL or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which CHL is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to CHL of any court, regulatory body, administrative agency or governmental body having jurisdiction over CHL; and CHL is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair CHL's ability to perform or meet any of its obligations under this Agreement and each Subsequent Transfer Agreement.

                  (4) CHL is an approved seller of conventional mortgage loans for Fannie Mae and Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

                  (5) No litigation is pending or, to the best of CHL's knowledge, threatened, against CHL that would materially and adversely affect the execution, delivery or enforceability of this Agreement or any Subsequent Transfer Agreement or the ability of CHL to sell the CHL Mortgage Loans or to perform any of its other obligations under this Agreement or any Subsequent Transfer Agreement in accordance with the terms hereof or thereof.

                  (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by CHL of, or compliance by CHL with, this Agreement or any Subsequent Transfer Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, CHL has obtained the same.

                  (7) The information set forth on Exhibit F-1 hereto with respect to each Initial Mortgage Loan is true and correct in all material respects as of the Closing Date.

                  (8) CHL will treat the transfer of the CHL Mortgage Loans to the Depositor as a sale of the CHL Mortgage Loans for all tax, accounting and regulatory purposes.

                  (9) None of the Mortgage Loans is 30 days or more delinquent in payment of principal and interest.

                  (10) No Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 100.00%.

                  (11) Each Mortgage Loan is secured by a valid and enforceable first lien on the related Mortgaged Property subject only to
      (1) the lien of non-delinquent current real property taxes and assessments, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan and (3) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

                  (12) Immediately prior to the assignment of each CHL Mortgage Loan to the Depositor, CHL had good title to, and was the sole owner of, such CHL Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement.

                  (13) There is no delinquent tax or assessment lien against any Mortgaged Property.

                  (14) There is no valid offset, claim, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note.

                  (15) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property that are or may be a lien prior to, or equal with, the lien of such Mortgage, except those that are insured against by the title insurance policy referred to in item
      (18) below.

                  (16) As of the Closing Date in the case of the Initial Mortgage Loans and as of the related Subsequent Transfer Date in the case of the Subsequent Mortgage Loans, to the best of CHL's knowledge, each Mortgaged Property is free of material damage and is in good repair.

                  (17) As of the Closing Date in the case of the Initial Mortgage Loans and as of the related Subsequent Transfer Date in the case of the Subsequent Mortgage Loans, neither CHL nor any prior holder of any Mortgage has modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument that has been recorded or submitted for recordation, if necessary, to protect the interests of the Certificateholders and the original or a copy of which has been delivered to the Trustee); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification (except as expressly permitted above) or satisfaction with respect thereto.

                  (18) A lender's policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, in an amount at least equal to the Cut-off Date Principal Balance of each such Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located and acceptable to Fannie Mae and Freddie Mac and is in a form acceptable to Fannie Mae and Freddie Mac, which policy insures the Sellers and successor owners of indebtedness secured by the insured Mortgage, as to the first priority lien, of the Mortgage subject to the exceptions set forth in paragraph (11) above; to the best of CHL's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including any Seller, has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy.

                  (19) No Initial Mortgage Loan was the subject of a Principal Prepayment in full between the Initial Cut-off Date and the Closing Date. No Subsequent Mortgage Loan was the subject of a Principal Prepayment in full between the Subsequent Cut-off Date and the Subsequent Transfer Date.

                  (20) To the best of CHL's knowledge, all of the improvements that were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

                  (21) To the best of CHL's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of CHL's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of such Mortgaged Property, and the Mortgaged Property is lawfully occupied under applicable law.

                  (22) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and under applicable law, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. To the best of CHL's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties.

                  (23) The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, or closing or recording the Mortgage Loan were paid.

                  (24) The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.

                  (25) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

                  (26) Each Mortgage Note and each Mortgage is acceptable in form to Fannie Mae and Freddie Mac.

                  (27) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Sellers have been capitalized under the Mortgage or the related Mortgage Note.

                  (28) The origination, underwriting, servicing and collection practices with respect to each Mortgage Loan have been in all respects legal, proper, prudent and customary in the mortgage lending and servicing business, as conducted by prudent lending institutions which service mortgage loans of the same type in the jurisdiction in which the Mortgaged Property is located.

                  (29) There is no pledged account or other security other than real estate securing the Mortgagor's obligations.

                  (30) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature.

                  (31) Each Mortgage Loan contains a customary "due on sale" clause.

                  (32) No less than approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3 are secured by single family detached dwellings. No more than approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3 are secured by two- to four-family dwellings. No more than approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3 are secured by low-rise condominium units. No more than approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3 are secured by high-rise condominium units. No more than approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3 are secured by manufactured housing. No more than approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3 are secured by PUDs.

                  (33) Each Initial Mortgage Loan in Loan Group 1, Loan Group 2 and Loan Group 3 was originated on or after the date specified in the Collateral Schedule.

                  (34) Each Initial Mortgage Loan that is an Adjustable Rate Mortgage Loan, other than a Two-Year Hybrid Mortgage Loan, a Three-Year Hybrid Mortgage Loan or a Five-Year Hybrid Mortgage Loan, had an initial Adjustment Date no later than the applicable date specified on the Collateral Schedule; each Initial Mortgage Loan that is a Two-Year Hybrid Mortgage Loan had an initial Adjustment Date no later than the applicable date specified on the Collateral Schedule; each Initial Mortgage Loan that is a Three-Year Hybrid Mortgage Loan had an initial Adjustment Date no later than the applicable date specified on the Collateral Schedule; and each Initial Mortgage Loan that is a Five-Year Hybrid Mortgage Loan had an initial Adjustment Date no later than the applicable date specified on the Collateral Schedule.

                  (35) Approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3 provide for a Prepayment Charge.

                  (36) On the basis of representations made by the Mortgagors in their loan applications, no more than approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3, respectively, are secured by investor properties, and no less than approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3 respectively, are secured by owner-occupied Mortgaged Properties that are primary residences.

                  (37) At the Cut-off Date, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customary in the area where the Mortgaged Property is located in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium unit. All such individual insurance policies and all flood policies referred to in item
      (38) below contain a standard mortgagee clause naming the applicable Seller or the original mortgagee, and its successors in interest, as mortgagee, and the applicable Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

                  (38) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, as amended.

                  (39) To the best of CHL's knowledge, there is no proceeding occurring, pending or threatened for the total or partial condemnation of the Mortgaged Property.

                  (40) There is no material monetary default existing under any Mortgage or the related Mortgage Note and, to the best of CHL's knowledge, there is no material event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and no Seller has waived any default, breach, violation or event of acceleration.

                  (41) Each Mortgaged Property is improved by a one- to four-family residential dwelling, including condominium units and dwelling units in PUDs. To the best of CHL's knowledge, no improvement to a Mortgaged Property includes a cooperative or a mobile home or constitutes other than real property under state law.

                  (42) Each Mortgage Loan is being serviced by the Master Servicer.

                  (43) Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. The Mortgage Note does not permit or obligate the Master Servicer to make future advances to the Mortgagor at the option of the Mortgagor.

                  (44) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents that previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item that remains unpaid and that has been assessed, but is not yet due and payable. Except for (A) payments in the nature of escrow payments, and (B) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is later, to the day that precedes by one month the Due Date of the first installment of principal and interest, including without limitation, taxes and insurance payments, the Master Servicer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage.

                  (45) The Mortgage Loans originated by CHL were underwritten in all material respects in accordance with CHL's underwriting guidelines for credit blemished quality mortgage loans or, with respect to Mortgage Loans purchased by CHL were underwritten in all material respects in accordance with customary and prudent underwriting guidelines generally used by originators of credit blemished quality mortgage loans.

                  (46) Prior to the approval of the Mortgage Loan application, an appraisal of the related Mortgaged Property was obtained from a qualified appraiser, duly appointed by the originator, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; such appraisal is in a form acceptable to Fannie Mae and Freddie Mac.

                  (47) None of the Mortgage Loans is a graduated payment mortgage loan or a growing equity mortgage loan, and no Mortgage Loan is subject to a buydown or similar arrangement.

                  (48) The Mortgage Rates borne by the Initial Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3 as of the Cut-off Date ranged between the approximate per annum percentages specified on the Collateral Schedule and the weighted average Mortgage Rate as of the Cut-off Date was approximately the per annum rate specified on the Collateral Schedule.

                  (49) The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the applicable Seller's portfolio at the Closing Date as to which the representations and warranties made as to the Mortgage Loans set forth in this Section 2.03(b) and Sections 2.03(c) and 2.03(d) can be made. No selection was made in a manner that would adversely affect the interests of Certificateholders.

                  (50) The Gross Margins on the Initial Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3 range between the approximate percentages specified on the Collateral Schedule, and the weighted average Gross Margin was approximately the percentage specified in the Collateral Schedule.

                  (51) Each of the Initial Mortgage Loans in the Mortgage Pool has a Due Date on or before the date specified in the Collateral Schedule.

                  (52) The Mortgage Loans, individually and in the aggregate, conform in all material respects to the descriptions thereof in the Prospectus Supplement.

                  (53) There is no obligation on the part of any Seller under the terms of the Mortgage or related Mortgage Note to make payments in addition to those made by the Mortgagor.

                  (54) Any leasehold estate securing a Mortgage Loan has a term of not less than five years in excess of the term of the related Mortgage Loan.

                  (55) Each Mortgage Loan represents a "qualified mortgage" within the meaning of Section 860(a)(3) of the Code (but without regard to the rule in Treasury Regulation ss. 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision) and applicable Treasury regulations promulgated thereunder.

                  (56) No Mortgage Loan was either a "consumer credit contract" or a "purchase money loan" as such terms are defined in 16 C.F.R. ss. 433 nor is any Mortgage Loan a "mortgage" as defined in 15 U.S.C. ss. 1602(aa).

                  (57) To the extent required under applicable law, each originator and subsequent mortgagee or servicer of the Mortgage Loan complied with all licensing requirements and was authorized to transact and do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held or serviced the Mortgage Loan. Any and all requirements of any federal, state or local laws or regulations, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, anti-predatory lending, fair credit reporting, unfair collection practice, equal credit opportunity, fair housing and disclosure laws and regulations, applicable to the solicitation, origination, collection and servicing of such Mortgage Loan have been complied with in all material respects; and any obligations of the holder of the Mortgage Note, Mortgage and other loan documents have been complied with in all material respects; servicing of each Mortgage Loan has been in accordance with prudent mortgage servicing standards, any applicable laws, rules and regulations and in accordance with the terms of the Mortgage Notes, Mortgage and other loan documents, whether such origination and servicing was done by the applicable Seller, its affiliates, or any third party which originated the Mortgage Loan on behalf of, or sold the Mortgage Loan to, any of them, or any servicing agent of any of the foregoing.

                  (58) The methodology used in underwriting the extension of credit for the Mortgage Loan employs objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan.

                  (59) No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan.

                  (60) If the Mortgage Loan provides that the interest rate on the principal balance of the related Mortgage Loan may be adjusted, all of the terms of the related Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance have been made in accordance with the terms of the related Mortgage Note and applicable law and are enforceable and such adjustments will not affect the priority of the Mortgage lien.

                  (61) The Mortgaged Property complies with all applicable laws, rules and regulations relating to environmental matters, including but not limited to those relating to radon, asbestos and lead paint and no Seller nor, to the best of CHL's knowledge, the Mortgagor, has received any notice of any violation or potential violation of such law.

                  (62) There is no action, suit or proceeding pending, or to the best of CHL's knowledge, threatened or likely to be asserted with respect to the Mortgage Loan against or affecting any Seller before or by any court, administrative agency, arbitrator or governmental body.

                  (63) No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by CHL or any designee of CHL or any corporation in which CHL or any officer, director, or employee had a financial interest at the time of placement of such insurance.

                  (64) Each Mortgage Loan has a fully assignable life of loan tax service contract which may be assigned without the payment of any fee.

                  (65) No Mortgagor has notified CHL or the Master Servicer on CHL's behalf, and CHL has no knowledge, of any relief requested or allowed to a Mortgagor under the Relief Act or any similar state or local law.

                  (66) Each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or mortgage banking company which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 2.03 and
      2.11 of the National Housing Act.

                  (67) Each Mortgage Loan was (A) originated no earlier than six months prior to the time the applicable Seller purchased such Mortgage Loan pursuant to a mortgage loan purchase agreement or other similar agreement and (B) underwritten or reunderwritten by the applicable Seller in accordance with the applicable Seller's underwriting guidelines in effect at the time the loan was underwritten or reunderwritten, as applicable.

                  (68) Each Mortgage Loan, at the time it was originated and as of the Closing Date or the related Subsequent Transfer Date, as applicable, complied in all material respects with applicable local, state and federal laws, including, but not limited to, all predatory and abusive lending laws.

                  (69) None of the Mortgage Loans is a "high cost" mortgage loan as defined by applicable federal, state and local predatory and abusive lending laws.

                  (70) Each Prepayment Charge is enforceable and was originated in compliance with all applicable federal, state and local laws.

                  (71) None of the Mortgage Loans that are secured by property located in the State of Illinois are in violation of the provisions of the Illinois Interest Act; 815 Ill. Comp. Stat. 205/0.01 (2004).

                  (72) There is no Mortgage Loan in the Trust Fund that was originated on or after March 7, 2003, which is a "high cost home loan" as defined under the Georgia Fair Lending Act.

                  (73) No Mortgage Loan in the Trust Fund is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then-current Standard & Poor's LEVELS(R) Glossary which is now Version 5.7, Appendix E) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

                  (74) Each Mortgage Loan is secured by a "single family residence" within the meaning of Section 25(e)(10) of the Code. The fair market value of the manufactured home securing each Mortgage Loan was at least equal to 80% of the adjusted issue price of the contract at either
      (i) the time the contract was originated (determined pursuant to the REMIC Provisions) or (ii) the time the contract is transferred to the purchaser.

                  (75) No Mortgage Loan in the Trust Fund is a "high cost home," "covered" (excluding home loans defined as "covered home loans" in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), "high risk home" or "predatory" loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

                  (76) There is no Mortgage Loan in the Trust Fund that was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia.

                  (77) Representations and Warranties relating to the Mortgage Loans in Loan Group 2:

                  (i) Each Mortgage Loan in Loan Group 2 is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide;

                  (ii) No Mortgage Loan in Loan Group 2 is subject to the
            requirements of the Home Ownership and Equity Protection Act of 1994 ("HOEPA");

                  (iii) Each Mortgage Loan in Loan Group 2 at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

                  (iv) No Mortgage Loan in Loan Group 2 is a "High-Cost Home
            Loan" as defined in the Georgia Fair Lending Act, as amended (the "Georgia Act"). No Mortgage Loan in Loan Group 2 subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

                  (v) No Mortgage Loan in Loan Group 2 is a "High-Cost Home
            Loan" as defined in New York Banking Law 6-1;

                  (vi) No Mortgage Loan in Loan Group 2 is a "High-Cost Home
            Loan" as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

                  (vii) No Mortgage Loan in Loan Group 2 is a "High-Cost Home
            Loan" as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

                  (viii) No Mortgage Loan in Loan Group 2 is a "High-Cost Home
            Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.);

                  (ix) No Mortgage Loan in Loan Group 2 is a "High-Cost Home
            Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. ss.ss. 58-21A-1 et seq.);

                  (x) No Mortgage Loan in Loan Group 2 is a "High-Risk Home
            Loan" as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

                  (xi) No Mortgage Loan in Loan Group 2 is a "High-Cost Home
            Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch.
            183C);

                  (xii) No Mortgage Loan in Loan Group 2 is a "High Cost Home
            Loan" as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9);

                  (xiii) No Mortgage Loan in Loan Group 2 is a balloon
            mortgage loan that has an original stated maturity of less than seven (7) years;

                  (xiv) No borrower related to a Mortgage Loan in Loan Group 2 was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of such Mortgage Loan's origination, such borrower did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by such Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. If, at the time of loan application, the borrower may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the borrower's application to such affiliate for underwriting consideration;

                  (xv) The methodology used in underwriting the extension of credit for each Mortgage Loan in Loan Group 2 employs objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on such Mortgage Loan;

                  (xvi) With respect to any Mortgage Loan in Loan Group 2 that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan's origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction,
            (ii) prior to the loan's origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, (iv) for loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the note, unless the loan was modified to reduce the prepayment period to no more than three years from the date of the note and the borrower was notified in writing of such reduction in prepayment period, and (v) notwithstanding any state or federal law to the contrary, the Master Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower's default in making the loan payments;

                  (xvii) No borrower related to a Mortgage Loan in Loan Group
            2 was required to purchase any credit, life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower related to a Mortgage Loan in Loan Group 2 obtained a prepaid single-premium credit, life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan in Loan Group 2; No proceeds from any Mortgage Loan in Loan Group 2 were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

                  (xviii) All points and fees related to each Mortgage Loan in
            Loan Group 2 were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in Loan Group

            2 in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide;

                  (xix) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan in Loan Group 2 has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation; and

                  (xx) The Master Servicer will transmit full-file credit
            reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, the Master Servicer agrees that it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

                  (78) The representations in Section 2.03(c)(1)-(6) and 2.03(d)(1)-(6) are true and correct.

            (c) Park Monaco hereby represents and warrants to the Depositor, the Class 1-AF Insurer and the Trustee as follows, as of the Cut-off Date:

                  (1) Park Monaco is duly organized as a Delaware corporation and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement and each Subsequent Transfer Agreement to be conducted by Park Monaco in any state in which a Mortgaged Property securing a Park Monaco Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Park Monaco Mortgage Loan, to sell the Park Monaco Mortgage Loans in accordance with the terms of this Agreement and each Subsequent Transfer Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (2) Park Monaco has the full company power and authority to sell each Park Monaco Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and each Subsequent Transfer Agreement and has duly authorized by all necessary corporate action on the part of Park Monaco the execution, delivery and performance of this Agreement and each Subsequent Transfer Agreement; and this Agreement and each Subsequent Transfer Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Park Monaco, enforceable against Park Monaco in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (3) The execution and delivery of this Agreement and each Subsequent Transfer Agreement by Park Monaco, the sale of the Park Monaco Mortgage Loans by Park Monaco under this Agreement and each Subsequent Transfer Agreement, the consummation of any other of the transactions contemplated by this Agreement and each Subsequent Transfer Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Park Monaco and will not (A) result in a material breach of any term or provision of the certificate of incorporation or by-laws of Park Monaco or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which Park Monaco is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to Park Monaco of any court, regulatory body, administrative agency or governmental body having jurisdiction over Park Monaco; and Park Monaco is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair Park Monaco's ability to perform or meet any of its obligations under this Agreement.

                  (4) No litigation is pending or, to the best of Park Monaco's knowledge, threatened, against Park Monaco that would materially and adversely affect the execution, delivery or enforceability of this Agreement or any Subsequent Transfer Agreement or the ability of Park Monaco to sell the Park Monaco Mortgage Loans or to perform any of its other obligations under this Agreement or any Subsequent Transfer Agreement in accordance with the terms hereof or thereof.

                  (5) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Park Monaco of, or compliance by Park Monaco with, this Agreement or any Subsequent Transfer Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, Park Monaco has obtained the same.

                  (6) Park Monaco will treat the transfer of the Park Monaco Mortgage Loans to the Depositor as a sale of the Park Monaco Mortgage Loans for all tax, accounting and regulatory purposes.

                  (7) Immediately prior to the assignment of each Park Monaco Mortgage Loan to the Depositor, Park Monaco had good title to, and was the sole owner of, such Park Monaco Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement.

            (d) Park Sienna hereby represents and warrants to the Depositor, the Class 1-AF Insurer and the Trustee as follows, as of the Cut-off Date:

                  (1) Park Sienna is duly organized as a Delaware limited liability company and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement and each Subsequent Transfer Agreement to be conducted by Park Sienna in any state in which a Mortgaged Property securing a Park Sienna Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Park Sienna Mortgage Loan, to sell the Park Sienna Mortgage Loans in accordance with the terms of this Agreement and each Subsequent Transfer Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (2) Park Sienna has the full company power and authority to sell each Park Sienna Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and each Subsequent Transfer Agreement and has duly authorized by all necessary company action on the part of Park Sienna the execution, delivery and performance of this Agreement and each Subsequent Transfer Agreement; and this Agreement and each Subsequent Transfer Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Park Sienna, enforceable against Park Sienna in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (3) The execution and delivery of this Agreement and each Subsequent Transfer Agreement by Park Sienna, the sale of the Park Sienna Mortgage Loans by Park Sienna under this Agreement and each Subsequent Transfer Agreement, the consummation of any other of the transactions contemplated by this Agreement and each Subsequent Transfer Agreement and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Park Sienna and will not (A) result in a material breach of any term or provision of the certificate of formation or limited liability company agreement of Park Sienna or
      (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which Park Sienna is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to Park Sienna of any court, regulatory body, administrative agency or governmental body having jurisdiction over Park Sienna; and Park Sienna is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair Park Sienna's ability to perform or meet any of its obligations under this Agreement.

                  (4) No litigation is pending or, to the best of Park Sienna's knowledge, threatened, against Park Sienna that would materially and adversely affect the execution, delivery or enforceability of this Agreement or any Subsequent Transfer Agreement or the ability of Park Sienna to sell the Park Sienna Mortgage Loans or to perform any of its other obligations under this Agreement or any Subsequent Transfer Agreement in accordance with the terms hereof or thereof.

                  (5) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Park Sienna of, or compliance by Park Sienna with, this Agreement or any Subsequent Transfer Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, Park Sienna has obtained the same.

                  (6) Park Sienna will treat the transfer of the Park Sienna Mortgage Loans to the Depositor as a sale of the Park Sienna Mortgage Loans for all tax, accounting and regulatory purposes. (7) Immediately prior to the assignment of each Park Sienna Mortgage Loan to the Depositor, Park Sienna had good title to, and was the sole owner of, such the Park Sienna Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement.

            (e) Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 2.03(a) through (d) that materially and adversely affects the interests of the Certificateholders or the Class 1-AF Insurer in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties, the NIM Insurer, the Class 1-AF Insurer and the Swap Counterparty. Each of the Master Servicer and the Sellers (each, a "Representing Party") hereby covenants with respect to the representations and warranties set forth in Sections 2.03(a) through (d) that within 90 days of the earlier of the discovery by such Representing Party or receipt of written notice by such Representing Party from any party of a breach of any representation or warranty set forth herein made that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan or the Class 1-AF Insurer, it shall cure such breach in all material respects and, if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that (a) any such substitution pursuant to (i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee, of the Opinion of Counsel required by Section 2.05 hereof, (b) any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for File Release and (c) any such substitution pursuant to (i) above shall include a payment by the applicable Representing Party of any amount as calculated under item (iii) of the definition of "Purchase Price". Any Representing Party liable for a breach under this Section 2.03 shall promptly reimburse the Master Servicer or the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach. To enable the Master Servicer to amend the Mortgage Loan Schedule, any Representing Party liable for a breach under this Section
2.03 shall, unless it cures such breach in a timely fashion pursuant to this
Section 2.03, promptly notify the Master Servicer whether such Representing Party intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties described in this Section that are made to the best of the Representing Party's knowledge, if it is discovered by any of the Depositor, the Class 1-AF Insurer, the Master Servicer, the Sellers or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Representing Party's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty. Any breach of a representation set forth in Section 2.03(a)(8), (b)(72), (b)(75), (b)(76) or (b)(77) shall be deemed to materially and adversely affect the Certificateholders.

            With respect to any Replacement Mortgage Loan or Loans, the applicable Seller delivering such Replacement Mortgage Loan shall deliver to the Trustee for the benefit of the Certificateholders and the Class 1-AF Insurer the related Mortgage Note, Mortgage and assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section
2.01. No substitution will be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by the applicable Seller delivering such Replacement Mortgage Loan on such Distribution Date. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the applicable Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the applicable Seller delivering such Replacement Mortgage Loan shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 2.03(b), (c) or (d) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Co-Trustee shall release to the Representing Party the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and shall execute and deliver at the Master Servicer's direction such instruments of transfer or assignment as have been prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the applicable Seller, or its respective designee, title to the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

            For any month in which any Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") shall be forwarded by the applicable Seller to the Master Servicer and deposited by the Master Servicer into the Certificate Account not later than the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

            In the event that a Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Certificate Account pursuant to Section 3.05 on the Determination Date for the Distribution Date in the month following the month during which such Seller became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel required by Section 2.05, if any, and the receipt of a Request for File Release, the Co-Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to such Seller, and the Trustee shall execute and deliver at such Person's direction the related instruments of transfer or assignment prepared by such Seller, in each case without recourse, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee's interest to such Seller to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of the Sellers to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Sellers respecting such breach available to Certificateholders, the Depositor or the Trustee.

            (f) The representations and warranties set forth in this Section
2.03 shall survive delivery of the respective Mortgage Files to the Co-Trustee for the benefit of the Certificateholders and the Class 1-AF Insurer with respect to each Mortgage Loan.

            Section 2.04 Representations and Warranties of the Depositor.

            The Depositor hereby represents and warrants to the Master Servicer and the Trustee as follows, as of the date hereof and as of each Subsequent Transfer Date:

                  (1) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and each Subsequent Transfer Agreement.

                  (2) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and each Subsequent Transfer Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement and each Subsequent Transfer Agreement; and this Agreement and each Subsequent Transfer Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

                  (3) The execution and delivery of this Agreement and each Subsequent Transfer Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

                  (4) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or any Subsequent Transfer Agreement or the ability of the Depositor to perform its obligations under this Agreement or any Subsequent Transfer Agreement in accordance with the terms hereof or thereof.

                  (5) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or any Subsequent Transfer Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

            The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan, as of the Closing Date or the related Subsequent Transfer Date, as applicable, following the transfer of such Mortgage Loan to it by the Sellers, the Depositor had good title to the Initial Mortgage Loans or related Subsequent Mortgage Loans, as applicable, and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

            It is understood and agreed that the representations and warranties set forth in the two immediately preceding paragraphs shall survive delivery of the Mortgage Files to the Co-Trustee. Upon discovery by the Depositor or the Trustee, of a breach of any of the foregoing representations and warranties set forth in the immediately preceding paragraph (referred to herein as a "breach"), which breach materially and adversely affects the interest of the Certificateholders, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency, the NIM Insurer and the Swap Counterparty. The Depositor hereby covenants with respect to the representations and warranties made by it in this Section 2.04 that within 90 days of the earlier of the discovery by it or receipt of written notice by it from any party of a breach of any representation or warranty set forth herein made that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, shall repurchase or replace the affected Mortgage Loan or Loans in accordance with the procedure set forth in Section 2.03(e).

            Section 2.05 Delivery of Opinion of Counsel in Connection with
                         Substitutions and Repurchases.

            (a) Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02, 2.03 or
2.04 shall be made unless the Representing Party making such repurchase or substitution delivers to the Trustee an Opinion of Counsel (which such Representing Party shall use reasonable efforts to obtain), addressed to the Trustee to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on "prohibited transactions" of the Trust Fund or contributions after the Closing Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause the any REMIC formed hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02, 2.03 or 2.04) upon the earlier of (a) the occurrence of a default or imminent default with respect to such loan and
(b) receipt by the Trustee of an Opinion of Counsel to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

            (b) Upon discovery by the Depositor, any Seller, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five Business Days of discovery) give written notice thereof to the other parties, the Class 1-AF Insurer and the NIM Insurer. In connection therewith, the Trustee shall require CHL, at CHL's option, to either (i) substitute, if the conditions in Section 2.03(e) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee shall reconvey to CHL the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

            Section 2.06 Authentication and Delivery of Certificates.

            The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed, authenticated and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement.

            Section 2.07 Covenants of the Master Servicer.

            The Master Servicer hereby covenants to the Depositor and the Trustee as follows:

            (a) the Master Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy; and

            (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Master Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make the information, certificate, statement or report not misleading.

                                  ARTICLE III.
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

            Section 3.01 Master Servicer to Service Mortgage Loans.

            For and on behalf of the Certificateholders and the Class 1-AF Insurer, the Master Servicer shall service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders in the respective states in which the Mortgaged Properties are located, including taking all required and appropriate actions under each Required Insurance Policy. In connection with such servicing and administration, the Master Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.02 hereof, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds, other Liquidation Proceeds and Subsequent Recoveries, and (iv) subject to Section 3.12(b), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Master Servicer shall take no action that is inconsistent with or prejudices the interests of the Trustee or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor and the Trustee under this Agreement. The Master Servicer shall represent and protect the interest of the Trustee in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan which would (i) cause any REMIC formed hereunder to fail to qualify as a REMIC,
(ii) result in the imposition of any tax under section 860(a) or 860(d) of the Code or (iii) cause any Mortgage Loan in Loan Group 1 to not be covered by the Pool Insurance Policy, but in any case the Master

Servicer shall not act in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01. Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Master Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Master Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Master Servicer. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns.

            In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. All costs incurred by the Master Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            The Master Servicer shall deliver a list of Servicing Officers to the Trustee by the Closing Date.

            In addition, the Master Servicer shall administer the Pool Insurance Policy on behalf of itself, the Sellers, the Depositor, the Class 1-AF Insurer and the Trustee for the benefit of the Certificateholders and the Class 1-AF Insurer, when it is necessary to make claims and receive payments under the Pool Insurance Policy. In connection with its activities as Master Servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any primary insurance policies and, in this regard, to take any reasonable action necessary to permit recovery under any primary insurance policies respecting defaulted Mortgage Loans. Any amounts collected by the Master Servicer under any primary insurance policies shall be deposited in the Certificate Account.

            The Master Servicer shall take whatever action is appropriate to maximize the amounts payable under the Pool Insurance Policy and to service the Mortgage Loans in Loan

Group 1 in the manner required by the Pool Insurance Policy. The Master Servicer shall prepare and submit all claims eligible for submission under the Pool Insurance Policy and shall, except as otherwise specified in this Agreement, perform all of the obligations of the insured under the Pool Insurance Policy.

            In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Scheduled Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor master servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.01 shall not limit the ability of the Master Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law and shall not be an expense of the Trust.

            Section 3.02 Subservicing; Enforcement of the Obligations of Master
                         Servicer.

            (a) The Master Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer (each, a "Subservicer") pursuant to a subservicing agreement (each, a "Subservicing Agreement"); provided that (i) such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder, (ii) that such subservicing agreements would not result in a withdrawal or a downgrading by any Rating Agency of the ratings on any Class of Certificates (without regard to the Class 1-AF Policy in the case of the Class 1-AF Certificates), as evidenced by a letter to that effect delivered by each Rating Agency to the Depositor and the NIM Insurer and (iii) the NIM Insurer shall have consented to such subservicing agreements (which consent shall not be unreasonably withheld) with Subservicers, for the servicing and administration of the Mortgage Loans. The Master Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments. The Master Servicer, with the written consent of the NIM Insurer (which consent shall not be unreasonably withheld), shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a subservicer or reference to actions taken through a Master Servicer or otherwise, the Master Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. Every subservicing agreement entered into by the Master Servicer shall contain a provision giving the successor

Master Servicer the option to terminate such agreement without cost in the event a successor Master Servicer is appointed. All actions of each subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Master Servicer with the same force and effect as if performed directly by the Master Servicer.

            (b) For purposes of this Agreement, the Master Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Master Servicer.

            Section 3.03 Rights of the Depositor, the Sellers, the
                         Certificateholders, the NIM Insurer, the Class 1-AF Insurer and the Trustee in Respect of the Master Servicer.

            None of the Trustee, the Sellers, the Certificateholders, the NIM Insurer, the Class 1-AF Insurer or the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer, and none of them is obligated to supervise the performance of the Master Servicer hereunder or otherwise. The Master Servicer shall afford (and any Subservicing Agreement shall provide that each Subservicer shall afford) the Depositor, the NIM Insurer, the Class 1-AF Insurer and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer (and any such Subservicer) in respect of the Master Servicer's rights and obligations hereunder and access to officers of the Master Servicer (and those of any such Subservicer) responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor, the NIM Insurer, the Class 1-AF Insurer and the Trustee its (and any such Subservicer's) most recent financial statements and such other information relating to the Master Servicer's capacity to perform its obligations under this Agreement that it possesses. To the extent such information is not otherwise available to the public, the Depositor, the Class 1-AF Insurer, the NIM Insurer and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Masters Servicer's (or any such Subservicer's) written consent, except as required pursuant to this Agreement or to the extent that it is necessary to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or
(ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee, the Class 1-AF Insurer, the NIM Insurer or the Trust Fund, and in either case, the Depositor, the Class 1-AF Insurer, the NIM Insurer or the Trustee, as the case may be, shall use its reasonable best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided by virtue of such performance by the Depositor of its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

            Section 3.04 Trustee to Act as Master Servicer.

            In the event that the Master Servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of an Event of Default or termination by the Depositor), the Trustee or its designee shall thereupon assume all of the rights and obligations of the Master Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Master Servicer pursuant to Section 3.10 hereof or any acts or omissions of the predecessor Master Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to
Section 2.02 or 2.03 hereof, (iv) responsible for expenses of the Master Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.03 or the first paragraph of Section 6.02 hereof). If the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default or termination by the Depositor), the Trustee (or any other successor servicer) may, at its option, succeed to any rights and obligations of the Master Servicer under any subservicing agreement in accordance with the terms thereof; provided that the Trustee (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Master Servicer thereunder; and the Master Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession.

            The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

            Section 3.05 Collection of Mortgage Loan Payments; Certificate
                         Account; Distribution Account; Pre-Funding Account; Seller Shortfall Interest Requirement.

            (a) The Master Servicer shall make reasonable efforts in accordance with customary and usual standards of practice of prudent mortgage lenders in the respective states in which the Mortgaged Properties are located to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, subject to Section 3.20, any Prepayment Charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 270 days. In the event of any such arrangement, the Master Servicer shall make Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. In addition, the NIM Insurer's prior written consent shall be required for any waiver of Prepayment Charges or for the extension of the due dates for payments due on a Mortgage Note, if the aggregate number of outstanding Mortgage Loans that have been granted such waivers or extensions exceeds 5% of the aggregate number of Initial

Mortgage Loans and Subsequent Mortgage Loans. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            (b) The Master Servicer shall establish and maintain a Certificate Account into which the Master Servicer shall deposit or cause to be deposited on a daily basis within two Business Days of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

                  (1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (2) all payments on account of interest on the Mortgage Loans (net of the related Servicing Fee and Prepayment Interest Excess permitted under Section 3.15 hereof to the extent not previously paid to or withheld by the Master Servicer);

                  (3) all Insurance Proceeds;

                  (4) all Liquidation Proceeds and Subsequent Recoveries, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

                  (5) all Compensating Interest;

                  (6) any amount required to be deposited by the Master Servicer pursuant to Section 3.05(e) in connection with any losses on Permitted Investments;

                  (7) any amounts required to be deposited by the Master Servicer pursuant to Section 3.10 hereof;

                  (8) the Purchase Price and any Substitution Adjustment Amount;

                  (9) all Advances made by the Master Servicer or the Trustee pursuant to Section 4.01 hereof;

                  (10) all Prepayment Charges and Master Servicer Prepayment Charge Payment Amounts; and

                  (11) any other amounts required to be deposited hereunder.

            The foregoing requirements for remittance by the Master Servicer into the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be remitted by the Master Servicer. In the event that the Master Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw or direct the institution maintaining the Certificate Account, to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the Certificate Account, that describes the amounts deposited in error in the Certificate Account. The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Certificate Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08.

            No later than 1:00 p.m. Pacific time on the Business Day prior to the Master Servicer Advance Date in each of August 2006, September 2006 and October 2006, CHL shall remit to the Master Servicer, and the Master Servicer shall deposit in the Certificate Account, the Seller Shortfall Interest Requirement (if any) for such Master Servicer Advance Date.

            (c) The Trustee shall establish and maintain, on behalf of the Certificateholders and the Class 1-AF Insurer, the Distribution Account. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

                  (1) the aggregate amount remitted by the Master Servicer pursuant to the second paragraph of Section 3.08(a); and

                  (2) any amount required to be deposited by the Master Servicer pursuant to Section 3.05(e) in connection with any losses on Permitted Investments.

            The foregoing requirements for remittance by the Master Servicer and deposit by the Trustee into the Distribution Account shall be exclusive. In the event that the Master Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time direct the Trustee to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering a written notice to the Trustee that describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Master Servicer.

            (d) If the Pre-Funded Amount is greater than zero, the Trustee shall establish and maintain, on behalf of the Certificateholders and the Class 1-AF Insurer, the Pre-Funding Account, and on the Closing Date, CHL shall remit the Pre-Funded Amount to the Trustee for deposit in the Pre-Funding Account.

            On the Business Day before the Distribution Date following the end of the Funding Period, the Trustee shall (i) withdraw the amount on deposit in the Pre-Funding Account (net of investment income), (ii) promptly deposit such amount in the Distribution

Account, and (iii) distribute each amount to the Certificates on the Distribution Date pursuant to Section 4.04.

            (e) Each institution that maintains the Certificate Account, the Distribution Account or the Pre-Funding Account shall invest the funds in each such account, as directed by the Master Servicer, in Permitted Investments, which shall mature not later than (x) in the case of the Certificate Account, the second Business Day next preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such Certificate Account, then such Permitted Investment shall mature not later than the Business Day next preceding such Distribution Account Deposit Date) and (y) in the case of the Distribution Account and the Pre-Funding Account, the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such Distribution Account or Pre-Funding Account, then such Permitted Investment shall mature not later than such Distribution Date), in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. In the case of (i) the Certificate Account and the Distribution Account, all income and gain net of any losses realized from any such investment shall be for the benefit of the Master Servicer as servicing compensation and shall be remitted to it monthly as provided herein and (ii) the Pre-Funding Account, all income and gain net of any losses realized from any such investment shall be for the benefit of the Depositor and shall be remitted to the Depositor as provided herein. The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of any such investments shall be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of any such investments shall be paid by the Master Servicer to the Trustee for deposit into the Pre-Funding Account out of the Master Servicer's own funds immediately as realized. The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding Account and made in accordance with this Section 3.05.

            (f) The Master Servicer shall give at least 30 days' advance notice to the Trustee, each Seller, the Class 1-AF Insurer, each Rating Agency and the Depositor of any proposed change of location of the Certificate Account prior to any change thereof. The Trustee shall give at least 30 days' advance notice to the Master Servicer, each Seller, the Class 1-AF Insurer, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account, the Pre-Funding Account or the Carryover Reserve Fund prior to any change thereof.

            (g) Except as otherwise expressly provided in this Agreement, if any default occurs under any Permitted Investment, the Trustee may and, subject to Sections 8.01 and 8.02(a)(4), at the request of the Holders of Certificates representing more than 50% of the Voting Rights or the NIM Insurer, shall take any action appropriate to enforce payment or performance, including the institution and prosecution of appropriate proceedings.

            Section 3.06 Collection of Taxes, Assessments and Similar Items;
                         Escrow Accounts.

            To the extent required by the related Mortgage Note, the Master Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Master Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

            Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Master Servicer out of related collections for any payments made pursuant to Sections 3.01 hereof (with respect to taxes and assessments and insurance premiums) and 3.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section
9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

            Section 3.07 Access to Certain Documentation and Information
                         Regarding the Mortgage Loans.

            The Master Servicer shall afford the Depositor, the NIM Insurer, the Trustee and the Class 1-AF Insurer reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance policies and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. Upon request, the Master Servicer shall furnish to the Trustee and the NIM Insurer its most recent publicly available financial statements and any other information relating to its capacity to perform its obligations under this Agreement reasonably requested by the NIM Insurer.

            Upon reasonable advance notice in writing if required by federal regulation, the Master Servicer will provide to each Certificateholder or Certificate Owner that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder or Certificate Owner to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Master Servicer shall be entitled to be reimbursed by each such Certificateholder or Certificate Owner for actual expenses incurred by the Master Servicer in providing such reports and access.

            Section 3.08 Permitted Withdrawals from the Certificate Account,
                         Distribution Account, Carryover Reserve Fund and the Principal Reserve Fund.

            (a) The Master Servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

                  (i) to pay to the Master Servicer (to the extent not
            previously paid to or withheld by the Master Servicer), as servicing compensation in accordance with Section 3.15, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation to the Master Servicer, those other amounts set forth in Section 3.15;

                  (ii) to reimburse each of the Master Servicer and the Trustee for Advances made by it with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

                  (iii) [Reserved];

                  (iv) to reimburse each of the Master Servicer and the Trustee for any Nonrecoverable Advance previously made;

                  (v) to reimburse the Master Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

                  (vi) to pay the Master Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances, the Master Servicer's right to reimbursement of Servicing Advances pursuant to this subclause (vi) with respect to any Mortgage Loan being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries and purchase and repurchase proceeds) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.06;

                  (vii) to pay to the applicable Seller, the Depositor or the
            Master Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03, 2.04 or 3.12, all amounts received thereon and not taken into account in determining the related Purchase Price of such repurchased Mortgage Loan;

                  (viii) to reimburse the applicable Seller, the Master
            Servicer, the NIM Insurer or the Depositor for expenses incurred by any of them in connection with the Mortgage Loans or Certificates and reimbursable pursuant to Section 6.03 hereof; provided that such amount shall only be withdrawn following the withdrawal from the Certificate Account for deposit into the Distribution Account pursuant to the following paragraph;

                  (ix) to pay any lender-paid primary mortgage insurance
            premiums;

                  (x) to withdraw any amount deposited in the Certificate
            Account and not required to be deposited therein; and

                  (xi) to clear and terminate the Certificate Account upon
            termination of this Agreement pursuant to Section 9.01 hereof.

            In addition, no later than 1:00 p.m. Pacific time on the Distribution Account Deposit Date, the Master Servicer shall withdraw from the Certificate Account and remit to the Trustee the Interest Remittance Amount, Principal Remittance Amount, Prepayment Charges collected and the Master Servicer Prepayment Charge Payment Amount for each Loan Group, and the Trustee shall deposit such amount in the Distribution Account.

            The Trustee shall establish and maintain, on behalf of the Certificateholders, a Principal Reserve Fund in the name of the Trustee. On the Closing Date, CHL shall deposit into the Principal Reserve Fund $300.00. Funds on deposit in the Principal Reserve Fund shall not be invested. The Principal Reserve Fund shall be treated as an "outside reserve fund" under applicable Treasury regulations and shall not be part of any REMIC created under this Agreement.

            On the Business Day before the first Distribution Date, the Trustee shall transfer $100.00 from the Principal Reserve Fund to the Distribution Account, and on the first Distribution Date, the Trustee shall withdraw $100 and distribute such amount to the Class A-R Certificates in reduction of the Certificate Principal Balance thereof.

            On the Business Day before the Class PF Principal Distribution Date, the Trustee shall transfer $100.00 from the Principal Reserve Fund to the Distribution Account and shall distribute such amount to the Class PF Certificates on the Class PF Principal Distribution Date. On the Business Day before the Class PV Principal Distribution Date, the Trustee shall transfer from the Principal Reserve Fund to the Distribution Account $100.00 and shall distribute such amount to the Class PV Certificates on the Class PV Principal Distribution Date. Following the distributions to be made in accordance with the two preceding sentences, the Trustee shall then terminate the Principal Reserve Fund.

            The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to subclauses (i), (ii), (iv),
(v), (vi), (vii), (viii) and (ix) above. Prior to making any withdrawal from the Certificate Account pursuant to subclause (iv), the Master Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

            (b) The Trustee shall withdraw funds from the Distribution Account for distribution to the Certificateholders and the Class 1-AF Insurer and remittance to the Swap Account in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to the third paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:

                  (i) to pay the Trustee the Trustee Fee on each Distribution
            Date;

                  (ii) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

                  (iii) to withdraw pursuant to Section 3.05 any amount
            deposited in the Distribution Account and not required to be deposited therein;

                  (iv) to reimburse the Trustee for any unreimbursed Advances made by it pursuant to Section 4.01(d) hereof, such right of reimbursement pursuant to this subclause (iv) being limited to (x) amounts received on the related Mortgage Loan(s) in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to Section 3.08(a)(ii) hereof;

                  (v) to reimburse the Trustee for any Nonrecoverable Advance previously made by the Trustee pursuant to Section 4.01(d) hereof, such right of reimbursement pursuant to this subclause (v) being limited to amounts not otherwise reimbursed to the Trustee pursuant to Section 3.08(a)(iv) hereof; and

                  (vi) to clear and terminate the Distribution Account upon
            termination of the Agreement pursuant to Section 9.01 hereof.

            (c) The Trustee shall withdraw funds from the Carryover Reserve Fund for distribution to the Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to the third paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Carryover Reserve Fund for the following purposes:

                  (1) to withdraw any amount deposited in the Carryover Reserve Fund and not required to be deposited therein; and

                  (2) to clear and terminate the Carryover Reserve Fund upon termination of the Agreement pursuant to Section 9.01 hereof.

            Section 3.09 [Reserved].

            Section 3.10 Maintenance of Hazard Insurance.

            The Master Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and
(b) an amount such that the proceeds of such policy shall be sufficient to prevent the related Mortgagor and/or mortgagee from becoming a co-insurer. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Master Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent described below. Pursuant to Section 3.05 hereof, any amounts collected by the Master Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Certificate Account. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds or Subsequent Recoveries to the extent permitted by Section 3.08 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Master Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the lesser of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements that are part of such Mortgaged Property, or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended. If the hazard policy contains a deductible clause, the Master Servicer will be required to deposit from its own funds into the Certificate Account the amounts that would have been deposited therein but for the deductible clause.

            Section 3.11 Enforcement of Due-On-Sale Clauses; Assumption
                         Agreements.

            (a) Except as otherwise provided in this Section 3.11(a), when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Master Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Master Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Master Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Master Servicer is authorized, subject to

Section 3.11(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Master Servicer enters such agreement) by the applicable Required Insurance Policies. The Master Servicer, subject to Section 3.11(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. The Master Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Co-Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.11(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment, the Maximum Mortgage Rate, the Minimum Mortgage Rate, the Gross Margin, the Initial Periodic Rate Cap, the Subsequent Periodic Rate Cap, the Adjustment Date and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Master Servicer in accordance with its underwriting standards as then in effect. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation.

            Section 3.12 Realization Upon Defaulted Mortgage Loans;
                         Determination of Excess Proceeds and Realized Losses; Repurchase of Certain Mortgage Loans.

            (a) The Master Servicer may agree to a modification of any Mortgage Loan (the "Modified Mortgage Loan") if (i) CHL purchases the Modified Mortgage Loan from the Trust Fund immediately following the modification as described below and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the related Certificates. Effective immediately after the modification, and, in any event, on the same Business Day on which the modification occurs, all interest of the Trustee in the Modified Mortgage Loan shall automatically be deemed transferred and assigned to CHL and all benefits and burdens of ownership thereof, including the right to accrued interest thereon from the date of modification and the risk of default thereon, shall pass to CHL. The Master Servicer shall promptly deliver to the Trustee a certification of a Servicing Officer to the effect that all requirements of this paragraph have been satisfied with respect to the Modified Mortgage Loan. For federal income tax purposes, the Trustee shall account for such purchase as a prepayment in full of the Modified Mortgage Loan. CHL shall remit the Purchase Price to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.05 within one Business Day after the purchase of the Modified Mortgage Loan. Upon receipt by the Trustee of written notification of any such deposit signed by a Servicing Officer, the Trustee shall release to CHL or its designee the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in CHL any Modified Mortgage Loan previously transferred and assigned pursuant hereto. CHL covenants and agrees to indemnify the Trust Fund against any liability for any "prohibited transaction" taxes and any related interest, additions, and penalties imposed on the Trust Fund established hereunder as a result of any modification of a Mortgage Loan effected pursuant to this subsection (a), any holding of a Modified Mortgage Loan by the Trust Fund or any purchase of a Modified Mortgage Loan by CHL (but such obligation shall not prevent CHL or any other appropriate Person from in good faith contesting any such tax in appropriate proceedings and shall not prevent CHL from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). CHL shall have no right of reimbursement for any amount paid pursuant to the foregoing indemnification, except to the extent that the amount of any tax, interest, and penalties, together with interest thereon, is refunded to the Trust Fund or CHL. If the Master Servicer agrees to a modification of any Mortgage Loan pursuant to this Section 3.12(a), and if such Mortgage Loan carries a Prepayment Charge provision, CHL shall deliver to the Trustee the amount of the Prepayment Charge, if any, that would have been due had such Mortgage Loan been prepaid at the time of such modification, for deposit into the Certificate Account (not later than 1:00 p.m. Pacific time on the Master Servicer Advance Date immediately succeeding the date of such modification) for distribution in accordance with the terms of this Agreement.

            (b) The Master Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Certificate Account pursuant to Section 3.08 hereof). The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property and any related Subsequent Recoveries, as contemplated in Section 3.08 hereof. If the Master Servicer has knowledge that a Mortgaged Property that the Master Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

            With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders (or the Trustee's nominee on behalf of the Certificateholders). The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Master Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity thereunder. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Master Servicer and the Certificateholders for the period prior to the sale of such REO Property. The Master Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Certificate Account no later than the close of business on each Determination Date. The Master Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

            In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall dispose of such Mortgaged Property as soon as practicable in a manner that maximizes the Liquidation Proceeds, but in no event later than three years after its acquisition by the Trust Fund or, at the expense of the Trust Fund, the Master Servicer shall request, more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period. In the event the Trustee shall have been supplied with an Opinion of

Counsel (such opinion not to be an expense of the Trustee) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in section 860F of the Code or cause any REMIC formed hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, and the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) after the expiration of such three-year period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject the Trust Fund to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes. The decision of the Master Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Master Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Master Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Certificate Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

            The Liquidation Proceeds from any liquidation of a Mortgage Loan and any Subsequent Recoveries, net of any payment to the Master Servicer as provided above, shall be deposited in the Certificate Account as provided in Section 3.05 for distribution on the related Distribution Date, except that any Excess Proceeds shall be retained by the Master Servicer as additional servicing compensation.

            The proceeds of any Liquidated Mortgage Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Master Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 3.08(a)(vi) or this Section 3.12; second, to reimburse the Master Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.12; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

            (c) [Reserved].

            (d) The Master Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee) to purchase for its own account from the Trust Fund any Mortgage Loan that is 150 days or more delinquent at a price equal to the Purchase Price; provided, however, that the Master Servicer may only exercise this right on or before the last day of the calendar month in which such Mortgage Loan became 150 days delinquent (such month, the "Eligible Repurchase Month"); provided further, that any such Mortgage Loan which becomes current but thereafter becomes delinquent may be purchased by the Master Servicer pursuant to this Section in any ensuing Eligible Repurchase Month. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Certificate Account. Any purchase of a Mortgage Loan pursuant to this Section 3.12(d) shall be accomplished by remittance to the Master Servicer for deposit in the Certificate Account of the Purchase Price. The Trustee, upon receipt of certification from the Master Servicer of such deposit and a Request for File Release from the Master Servicer, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

            Section 3.13 Co-Trustee to Cooperate; Release of Mortgage Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will promptly notify the Co-Trustee by delivering a Request for File Release. Upon receipt of such request, the Co-Trustee shall promptly release the related Mortgage File to the Master Servicer, and the Co-Trustee shall at the Master Servicer's direction execute and deliver to the Master Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Master Servicer, together with the Mortgage Note with written evidence of cancellation thereon. The Master Servicer is authorized to cause the removal from the registration on the MERS(R) System of such Mortgage and to execute and deliver, on behalf of the Trust Fund and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account, the Distribution Account, the Carryover Reserve Fund or the related subservicing account. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Co-Trustee shall, upon delivery to the Co-Trustee of a Request for Document Release or a Request for File

Release, as applicable, release the documents specified in such request or the Mortgage File, as the case may be, to the Master Servicer. Subject to the further limitations set forth below, the Master Servicer shall cause the Mortgage File or documents so released to be returned to the Co-Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Certificate Account, in which case the Master Servicer shall deliver to the Co-Trustee a Request for File Release for any remaining documents in the Mortgage File not in the possession of the Master Servicer.

            If the Master Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Master Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the foregoing, the Master Servicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Co-Trustee to be returned to the Co-Trustee within 21 calendar days after possession thereof shall have been released by the Co-Trustee unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account, and the Master Servicer shall have delivered to the Co-Trustee a Request for File Release or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property and the Master Servicer shall have delivered to the Trustee an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.

            Section 3.14 Documents, Records and Funds in Possession of Master
                         Servicer to be Held for the Trustee.

            Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Co-Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or that otherwise are collected by the Master Servicer as Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Subsequent Recoveries including but not limited to, any funds on deposit in the Certificate Account, shall be held by the Master Servicer for and on behalf of the Trust Fund and shall be and remain the sole and exclusive property of the Trust Fund, subject to the applicable provisions of this Agreement. The Master Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Certificate Account, the Distribution Account, the Carryover Reserve Fund or in any Escrow Account (as defined in Section 3.06), or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

            Section 3.15 Servicing Compensation.

            As compensation for its activities hereunder, the Master Servicer shall be entitled to retain or withdraw from the Certificate Account out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Mortgage Loan for the period covered by such interest payment.

            Additional servicing compensation in the form of any Excess Proceeds, assumption fees, late payment charges, Prepayment Interest Excess, and all income and gain net of any losses realized from Permitted Investments shall be retained by the Master Servicer to the extent not required to be deposited in the Certificate Account pursuant to Section 3.05 or 3.12(b) hereof. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.10 hereof and maintenance of the other forms of insurance coverage required by Section 3.10 hereof) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.08 and
3.12 hereof.

            Section 3.16 Access to Certain Documentation.

            The Master Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Certificates and Certificate Owners and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Master Servicer designated by it. Nothing in this Section shall limit the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

            Section 3.17 Annual Statement as to Compliance.

            (a) The Master Servicer shall deliver to the Depositor, the Class 1-AF Insurer and the Trustee on or before March 15 of each year, commencing with its 2007 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year (or applicable portion thereof) and of the performance of the Master Servicer under this Agreement, has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement, in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof and (iii) to the best of such officer's knowledge, each Subservicer has fulfilled all its obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect specifying each such failure known to such officer and the nature and status thereof.

            (b) The Master Servicer shall cause each Subservicer to deliver to the Depositor and the Trustee on or before March 15 of each year, commencing with its 2007 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of such Subservicer during the preceding calendar year (or applicable portion thereof) and of the performance of the Subservicer under the applicable Subservicing Agreement or primary servicing agreement, has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, such Subservicer has fulfilled all its obligations under the applicable Subservicing Agreement or primary servicing agreement, in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.
            (c) The Trustee shall forward a copy of each such statement to each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder or Certificate Owner upon request at the Master Servicer's expense, provided such statement is delivered by the Master Servicer to the Trustee.

            Section 3.18 [Reserved].

            Section 3.19 The Corridor Contract.

            CHL shall cause The Bank of New York to enter into the Corridor Contract Administration Agreement and shall assign all of its right, title and interest in and to the interest rate corridor transaction evidenced by the Corridor Contract to, and shall cause all of its obligations in respect of such transaction to be assumed by, the Corridor Contract Administrator, on the terms and conditions set forth in the Corridor Contract Assignment Agreement. The Trustee's rights to receive certain proceeds of the Corridor Contract as provided in the Corridor Contract Administration Agreement will be an asset of the Trust Fund but will not be an asset of any REMIC. The Trustee shall deposit any amounts received from time to time with respect to the Corridor Contract into the Carryover Reserve Fund. The Master Servicer shall deposit any amounts received on behalf of the Trustee from time to time with respect to the Corridor Contract into the Carryover Reserve Fund.

            No later than two Business Days following each Distribution Date, the Trustee shall provide the Corridor Contract Administrator with information regarding the Certificate Principal Balance of the Class 1-AF-1 Certificates after all distributions on such Distribution Date.

            The Trustee shall direct the Corridor Contract Administrator to terminate the Corridor Contract upon the occurrence of certain events of default or termination events to the extent specified thereunder. Upon any such termination, the Corridor Contract Counterparty will be obligated to pay the Corridor Contract Administrator an amount in respect of such termination, and the portion of such amount that is distributable to the Trust Fund pursuant to the Corridor Contract Administration Agreement and received by the Trustee or the Master Servicer for the benefit of the Trust Fund, as the case may be, in respect of such termination shall be deposited and held in the Carryover Reserve Fund to pay Net Rate Carryover for the Class 1-AF-1 Certificates as provided in Section 4.04(e) on the Distribution Dates following such termination to and including the Corridor Contract Termination Date, but shall not be available for distribution to the Class CF Certificates pursuant to Section 4.07(c) until such Corridor Contract Termination Date. On the Corridor Contract Termination Date, after all other distributions on such date, if any such amount in respect of early termination of the Corridor Contract remains in the Carryover Reserve Fund, such amounts shall be distributed by the Trustee to the Class CF Certificates.

            Section 3.20 Prepayment Charges.

            (a) Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full or in part of a Mortgage Loan, the Master Servicer may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i) such Mortgage Loan is in default or the Master Servicer believes that such a default is imminent, and the Master Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge, or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law. In the event of a Principal Prepayment in full or in part with respect to any Mortgage Loan, the Master Servicer shall deliver to the Trustee an Officer's Certificate substantially in the form of Exhibit T no later than the third Business Day following the immediately succeeding Determination Date with a copy to the Class P Certificateholders. If the Master Servicer has waived or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full or in part due to any action or omission of the Master Servicer, other than as provided above, the Master Servicer shall deliver to the Trustee, together with the Principal Prepayment in full or in part, the amount of such Prepayment Charge (or such portion thereof as had been waived) for deposit into the Certificate Account (not later than 1:00 p.m. Pacific time on the immediately succeeding Master Servicer Advance Date, in the case of such Prepayment Charge) for distribution in accordance with the terms of this Agreement.

            (b) Upon discovery by the Master Servicer or a Responsible Officer of the Trustee of a breach of the foregoing subsection (a), the party discovering the breach shall give prompt written notice to the other parties.

            (c) CHL represents and warrants to the Depositor and the Trustee, as of the Closing Date and each Subsequent Transfer Date, that the information in the Prepayment Charge Schedule (including the attached prepayment charge summary) is complete and accurate in all material respects at the dates as of which the information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable state law, except as the enforceability thereof is limited due to acceleration in connection with a foreclosure or other involuntary payment.

            (d) Upon discovery by the Master Servicer or a Responsible Officer of the Trustee of a breach of the foregoing clause (c) that materially and adversely affects right of the Holders of the Class P Certificates to any Prepayment Charge, the party discovering the breach shall give prompt written notice to the other parties. Within 60 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of breach, the Master Servicer shall cure the breach in all material respects or shall pay into the Certificate Account the amount of the Prepayment Charge that would otherwise be due from the Mortgagor, less any amount representing such Prepayment Charge previously collected and paid by the Master Servicer into the Certificate Account.

            Section 3.21 Swap Contract.

            CHL shall cause The Bank of New York to enter into the Swap Contract Administration Agreement and shall assign all of its right, title and interest in and to the interest rate swap transaction evidenced by the Swap Contract to, and shall cause all of its obligations in respect of such transaction to be assumed by, the Swap Contract Administrator, on the terms and conditions set forth in the Swap Contract Assignment Agreement. The Trustee's rights to receive certain proceeds of the Swap Contract as provided in the Swap Contract Administration Agreement shall be rights of the Trustee as Swap Trustee hereunder, shall be an asset of the Swap Trust and shall not be an asset of the Trust Fund nor of any REMIC. The Swap Trustee shall deposit any amounts received from time to time from the Swap Contract Administrator with respect to the Swap Contract into the Swap Account. The Master Servicer shall deposit any amounts received on behalf of the Swap Trustee from time to time with respect to the Swap Contract into the Swap Account.

            On the Business Day preceding each Distribution Date, the Swap Trustee shall notify the Swap Contract Administrator of any amounts distributable to the Swap Certificates pursuant to Section 4.04(h)(3) through
(8) that will remain unpaid following all distributions to be made on such Distribution Date pursuant to Section 4.04(a) through (f).

            No later than two Business Days following each Distribution Date, the Trustee shall provide the Swap Contract Administrator with information regarding the aggregate Certificate Principal Balance of the Swap Certificates after all distributions on such Distribution Date.

            Upon the Swap Contract Administrator obtaining actual knowledge of the rating of the Swap Counterparty falling below the Approved Rating Thresholds (as defined in the Swap Contract), the Swap Trustee shall direct the Swap Contract Administrator to demand payment of the Delivery Amount (as defined in the ISDA Credit Support Annex) on each Valuation Date (as defined in the ISDA Credit Support Annex) and to perform its other obligations in accordance with the ISDA Credit Support Annex. If a Delivery Amount is demanded, the Swap Trustee shall set up an account in accordance with Section 4.09 to hold cash or other eligible investments pledged under the ISDA Credit Support Annex. Any cash or other eligible investments pledged under the ISDA Credit Support Annex shall not be part of the Distribution Account or the Swap

Account unless they are applied in accordance with the ISDA Credit Support Annex to make a payment due to the Swap Contract Administrator pursuant to the Swap Contract. If Eligible Credit Support (as defined in the ISDA Credit Support Annex) with a value equal to the Delivery Amount is not delivered, the Swap Trustee shall direct the Swap Contract Administrator to notify the Swap Counterparty of such failure.

            Upon the Swap Trustee obtaining actual knowledge of a Failure to Pay or Deliver (as defined in the Swap Contract), the Swap Trustee shall direct the Swap Contract Administrator to demand payment under the Swap Guarantee.

            Upon the Swap Trustee obtaining actual knowledge of an Event of Default (as defined in the Swap Contract) or Termination Event (as defined in the Swap Contract) for which the Swap Contract Administrator has the right to designate an Early Termination Date (as defined in the Swap Contract), the Swap Trustee shall act at the written direction of the Depositor as to whether to direct the Swap Contract Administrator to designate an Early Termination Date; provided, however, that the Swap Trustee shall provide written notice to each Rating Agency following the Event of Default or Termination Event. Upon the termination of the Swap Contract under the circumstances contemplated by this
Section 3.21, the Swap Trustee shall use its reasonable best efforts to enforce the rights of the Swap Contract Administrator as may be permitted by the terms of the Swap Contract and consistent with the terms hereof, and CHL shall assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract.

            In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract and such upfront amount is received by the Swap Contract Administrator prior to the Distribution Date on which any Swap Termination Payment will be payable to the Swap Counterparty in respect of the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty in respect of the original Swap Contract (the "Adjusted Replacement Upfront Amount") shall be included in Interest Funds for Loan Group 2 and Loan Group 3 pro rata based on their respective Interest Funds for that Distribution Date and any upfront amount in excess of the Adjusted Replacement Upfront Amount shall be distributed to CHL and will not be available to make distributions in respect of any Class of Certificates. Any upfront amount paid to the Swap Contract Administrator by the swap counterparty in respect of a replacement swap contract after the Distribution Date on which any Swap Termination Payment will be payable to the Swap Counterparty in respect of the original Swap Contract, such upfront amount shall be retained by the Swap Contract Administrator and remitted to the Swap Trustee on subsequent Distribution Dates up to and including the Swap Contract Termination Date to pay any amounts distributable to the Swap Certificates pursuant to Section 4.04(h)(3) through (8) that will remain unpaid following all distributions to be made on such Distribution Date pursuant to Section 4.04(a) through (d), (e)(1) through (3) and (f)(1) through (4).

            Any portion of any Net Swap Payment or Swap Termination Payment payable by the Swap Counterparty and not remitted by the Swap Contract Administrator to the Swap Trustee with respect to any Distribution Date will be remitted to CHL and will not be available to make distributions in respect of any Class of Certificates.

            The Swap Counterparty shall be an express third party beneficiary of this Agreement for the purpose of enforcing the provisions hereof to the extent of the Swap Counterparty's rights explicitly specified herein as if a party hereto.

                                   ARTICLE IV.
                DISTRIBUTIONS AND ADVANCES BY THE MASTER SERVICER

            Section 4.01 Advances; Remittance Reports.

            (a) Within two Business Days after each Determination Date, the Master Servicer shall deliver to the Trustee by facsimile or electronic mail (or by such other means as the Master Servicer and the Trustee, as the case may be, may agree from time to time) a Remittance Report with respect to the related Distribution Date. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

            (b) Subject to the conditions of this Article IV, the Master Servicer, as required below, shall make an Advance and deposit such Advance in the Certificate Account. Each such Advance shall be remitted to the Certificate Account no later than 1:00 p.m. Pacific time on the Master Servicer Advance Date in immediately available funds. The Trustee will provide notice to the Master Servicer by facsimile by the close of business on any Master Servicer Advance Date in the event that the amount remitted by the Master Servicer to the Trustee on the Distribution Account Deposit Date is less than the Advances required to be made by the Master Servicer for such Distribution Date. The Master Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the Master Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the Master Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating Agency and the Trustee an Officer's Certificate setting forth the basis for such determination.

            (c) In lieu of making all or a portion of such Advance from its own funds, the Master Servicer may (i) cause to be made an appropriate entry in its records relating to the Certificate Account that any Amount Held for Future Distributions has been used by the Master Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Certificate Account to the Distribution Account. Any funds so applied and transferred shall be replaced by the Master Servicer by deposit in the Certificate Account no later than the close of business on the Business Day immediately preceding the Distribution Date on which such funds are required to be distributed pursuant to this Agreement. The Master Servicer shall be entitled to be reimbursed from the Certificate Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or becomes a Liquidated Mortgage Loan or until the purchase or repurchase thereof (or substitution therefor) from the Trustee pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 4.01.

            (d) If the Master Servicer determines that it will be unable to comply with its obligation to make the Advances as and when described in paragraphs (b) and (c) immediately above, it shall use its best efforts to give written notice thereof to the Trustee (each such notice a "Trustee Advance Notice"; and such notice may be given by facsimile), not later than 3:00 p.m., New York time, on the Business Day immediately preceding the related Master Servicer Advance Date, specifying the amount that it will be unable to deposit (each such amount an "Advance Deficiency") and certifying that such Advance Deficiency constitutes an Advance hereunder and is not a Nonrecoverable Advance. If the Trustee receives a Trustee Advance Notice on or before 3:30 p.m., (New York time) on a Master Servicer Advance Date, the Trustee shall, not later than 3:00 p.m., (New York time), on the related Distribution Date, deposit in the Distribution Account an amount equal to the Advance Deficiency identified in such Trustee Advance Notice unless it is prohibited from so doing by applicable law. Notwithstanding the foregoing, the Trustee shall not be required to make such deposit if the Trustee shall have received written notification from the Master Servicer that the Master Servicer has deposited or caused to be deposited in the Certificate Account an amount equal to such Advance Deficiency. All Advances made by the Trustee pursuant to this Section 4.01(d) shall accrue interest on behalf of the Trustee at the Trustee Advance Rate from and including the date such Advances are made to but excluding the date of repayment, with such interest being an obligation of the Master Servicer and not the Trust Fund. The Master Servicer shall reimburse the Trustee for the amount of any Advance made by the Trustee pursuant to this Section 4.01(d) together with accrued interest, not later than 6:00 p.m. (New York time) on the Business Day following the related Distribution Date. In the event that the Master Servicer does not reimburse the Trustee in accordance with the requirements of the preceding sentence, the Trustee shall immediately (i) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with
Section 7.01 and (ii) subject to the limitations set forth in Section 3.04, assume all of the rights and obligations of the Master Servicer hereunder.

            (e) The Master Servicer shall, not later than the close of business on the second Business Day immediately preceding each Distribution Date, deliver to the Trustee a report (in form and substance reasonably satisfactory to the Trustee) that indicates (i) the Mortgage Loans with respect to which the Master Servicer has determined that the related Scheduled Payments should be advanced and (ii) the amount of the related Scheduled Payments. The Master Servicer shall deliver to the Trustee on the related Master Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Advance determined by the Master Servicer to be a Nonrecoverable Advance.

            Section 4.02 Reduction of Servicing Compensation in Connection with
                         Prepayment Interest Shortfalls.

            In the event that any Mortgage Loan is the subject of a Prepayment Interest Shortfall, the Master Servicer shall remit any related Compensating Interest as part of the related Interest Remittance Amount as provided in this Agreement. The Master Servicer shall not be entitled to any recovery or reimbursement for Compensating Interest from the Depositor, the Trustee, any Seller, the Trust Fund or the Certificateholders.

            Section 4.03 [Reserved].

            Section 4.04 Distributions.

            (a) On each Distribution Date, the Interest Funds for such Distribution Date for Loan Group 1 shall be distributed from the Distribution Account in the following order of priority:

                  (i) to the Fixed Rate Final Maturity Reserve Fund, the Fixed
            Rate Final Maturity Reserve Fund Required Deposit for such Distribution Date,

                  (ii) to the Class 1-AF Insurer, the Class 1-AF Premium for
            such Distribution Date,

                  (iii) to each Class of Class 1-AF Certificates, the Current
            Interest and Interest Carry Forward Amount for each such Class and such Distribution Date, pro rata, based on their respective entitlements,

                  (iv) to the Class 1-AF Insurer, any Class 1-AF Reimbursement
            Amount, and

                  (v) any remainder as part of the Fixed Rate Excess Cashflow.

            (b) On each Distribution Date, the Interest Funds for such Distribution Date with respect to Loan Group 2 and Loan Group 3 shall be distributed by the Trustee from the Distribution Account in the following order of priority:

                  (i) from the Interest Funds for Loan Group 2 and Loan Group 3, pro rata based on the Interest Funds for each such Loan Group, to the Adjustable Rate Final Maturity Reserve Fund, the Adjustable Rate Final Maturity Reserve Fund Required Deposit for such Distribution Date,

                  (ii) from the Interest Funds for Loan Group 2 and Loan Group
            3, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

                  (iii) concurrently:

                        (a) from the Interest Funds for Loan Group 2, to the
                  Class 2-AV Certificates, the Current Interest and Interest Carry Forward Amount for such Class and such Distribution Date, and

                        (b) from the Interest Funds for Loan Group 3,
                  concurrently to each Class of Class 3-AV Certificates, the Current Interest and Interest Carry Forward Amount for each such Class and such Distribution Date, pro rata, based on their respective entitlements, and

                  (iv) from the remaining Interest Funds for Loan Group 2 and
            Loan Group 3, concurrently to each Class of Class AV Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clause (b)(ii), pro rata, based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such Class; provided that Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the Certificate Principal Balances of the Class AV Certificates will be distributed to each Class of Class AV Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount, and

                  (v) from the remaining Interest Funds for Loan Group 2 and
            Loan Group 3, sequentially:

                        (a) sequentially, to the Class MV-1, Class MV-2, Class
                  MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and Class BV Certificates, in that order, the Current Interest for each such Class, and

                        (b) any remainder as part of the Adjustable Rate Excess
                  Cashflow.

            (c) On each Distribution Date, the Principal Distribution Amount for such Distribution Date with respect to Loan Group 1 shall be distributed by the Trustee from the Distribution Account in the following order of priority (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

            (1) with respect to any Distribution Date prior to the Fixed Rate Stepdown Date or on which a Fixed Rate Trigger Event is in effect, from the Principal Distribution Amount for Loan Group 1, sequentially:

                  (A) to the Class 1-AF Insurer, any remaining Class 1-AF
            Premium that has not been paid from Interest Funds for Loan Group 1 for such Distribution Date,

                  (B) to the Classes of Class 1-AF Certificates, in the order, amounts and priorities set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

                  (C) to the Class 1-AF Insurer, any remaining Class 1-AF
            Reimbursement Amount that has not been paid from Interest Funds for Loan Group 1 for such Distribution Date, and

                  (D) any remainder as part of the Fixed Rate Excess Cashflow.

            (2) with respect to any Distribution Date on or after the Fixed Rate Stepdown Date and so long as a Fixed Rate Trigger Event is not in effect, from the Principal Distribution Amount for Loan Group 1, sequentially:

                  (A) to the Class 1-AF Insurer, any remaining Class 1-AF
            Premium that has not been paid from Interest Funds for Loan Group 1 for such Distribution Date,

                  (B) in an amount up to the Class 1-AF Principal Distribution
            Amount, to the Classes of Class 1-AF Certificates, in the order and priorities set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

                  (C) to the Class 1-AF Insurer, any remaining Class 1-AF
            Reimbursement Amount that has not been paid from Interest Funds for Loan Group 1 for such Distribution Date, and

                  (D) any remainder as part of the Fixed Rate Excess Cashflow.

                  (3) On each Distribution Date on which any principal amounts are to be distributed to the Class 1-AF Certificates, such amounts shall be distributed to the Class 1-AF Certificates in the following order of priority:

                  (A) the NAS Principal Distribution Amount to the Class 1-AF-6
            Certificates, until the Certificate Principal Balance thereof is reduced to zero,

                  (B) sequentially, to the Class 1-AF-1, Class 1-AF-2, Class
            1-AF-3, Class 1-AF-4 and Class 1-AF-5 Certificates, in that order, until the Certificate Principal Balances thereof are reduced to zero, and

                  (C) to the Class 1-AF-6 Certificates without regard to the NAS
            Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

            (d) On each Distribution Date, the Principal Distribution Amount for such Distribution Date with respect to Loan Group 2 and Loan Group 3 shall be distributed by the Trustee from the Distribution Account in the following order of priority (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

                  (1) with respect to any Distribution Date prior to the
            Adjustable Rate Stepdown Date or on which an Adjustable Rate Trigger Event is in effect, sequentially:

                  (A) concurrently:

                  (i) from the Principal Distribution Amount for Loan Group 2, sequentially:

                        (a) to the Class 2-AV Certificates, until the
                  Certificate Principal Balance thereof is reduced to zero, and

                        (b) to the Classes of Class 3-AV Certificates (after the
                  distribution of the Principal Distribution Amount for Loan Group 3 as provided in clause (ii)(a) below), in the order and priorities described in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

                  (ii) from the Principal Distribution Amount for Loan Group 3, sequentially:

                        (a) to the Classes of Class 3-AV Certificates, in the
                  order and priorities set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

                        (b) to the Class 2-AV Certificates (after the
                  distribution of the Principal Distribution Amount for Loan Group 2 as provided in clause (i)(a) above), until the Certificate Principal Balance thereof is reduced to zero,

                  (B) from the remaining Principal Distribution Amounts for Loan
            Group 2 and Loan Group 3, sequentially:

                  (i) sequentially, to the Class MV-1, Class MV-2, Class MV-3,
            Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and Class BV Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

                  (ii) any remainder as part of the Adjustable Rate Excess
            Cashflow.

                  (2) with respect to any Distribution Date on or after the
            Adjustable Rate Stepdown Date and so long as an Adjustable Rate Trigger Event is not in effect, from the Principal Distribution Amounts for Loan Group 2 and Loan Group 3, sequentially:

                  (A) concurrently:

                  (i) from the Principal Distribution Amount for Loan Group 2, in an amount up to the Class 2-AV Principal Distribution Amount, sequentially:

                        (a) to the Class 2-AV Certificates, until the
                  Certificate Principal Balance thereof is reduced to zero; and

                        (b) to the Classes of Class 3-AV Certificates (after the
                  distribution of the Principal Distribution Amount from Loan Group 3 as provided in clause (ii)(a) below), in the amounts and order of priority set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero;

                  (ii) from the Principal Distribution Amount for Loan Group 3, in an amount up to the Class 3-AV Principal Distribution Amount, sequentially:

                        (a) to the Classes of Class 3-AV Certificates, in the
                  amounts and order of priority set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero; and

                        (b) to the Class 2-AV Certificates (after the
                  distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (i)(a) above), until the Certificate Principal Balance thereof is reduced to zero;

                  (B) from the remaining Principal Distribution Amounts for Loan
            Group 2 and Loan Group 3, sequentially:

                  (i) sequentially, to the Class MV-1, Class MV-2, Class MV-3, MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and Class BV Certificates, in that order, the Adjustable Rate Subordinate Class Principal Distribution Amount for each such Class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

                  (ii) any remainder as part of the Adjustable Rate Excess Cashflow.

                  (3) On each Distribution Date on which any principal amounts are to be distributed to the Class 3-AV Certificates, such amounts shall be distributed sequentially, to the Class 3-AV-1, Class 3-AV-2 and Class 3-AV-3 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero.

            (e) With respect to any Distribution Date, any Fixed Rate Excess Cashflow and, in the case of clauses (1) and (2) below, any Fixed Rate Credit Comeback Excess Cashflow, shall be distributed to the Classes of Certificates in the following order of priority, in each case first to the extent of the remaining Fixed Rate Credit Comeback Excess Cashflow, if applicable, and second to the extent of the remaining Fixed Rate Excess
Cashflow:

                  (1) to the Holders of the Class or Classes of Class 1-AF Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount for Loan Group 1, payable to such Holders as part of the Principal Distribution Amount for Loan Group 1 pursuant to Section 4.04(c) above; provided, however, that Fixed Rate Credit Comeback Excess Cashflow (if any) shall only be distributed pursuant to this clause if the Fixed Rate Overcollateralization Target Amount has at any previous time been met;

                  (2) concurrently, to the Holders of each Class of Class 1-AF Certificates, pro rata based on the Unpaid Realized Loss Amounts for each such Class, in each case in an amount equal to the Unpaid Realized Loss Amount for each such Class;

                  (3) to the Carryover Reserve Fund and from the Carryover Reserve Fund to the Holders of each Class of Class 1-AF Certificates (in the case of the Class 1-AF-1 Certificates after application of amounts received under the Corridor Contract to cover Net Rate Carryover), pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any unpaid Net Rate Carryover for each such Class; and then any Fixed Rate Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates shall be distributed to each Class of Class 1-AF Certificates with respect to which there remains any unpaid Net Rate Carryover, pro rata, based on the amount of such unpaid Net Rate Carryover;

                  (4) to the Holders of the Class or Classes of Class AV Certificates and Adjustable Rate Subordinate Certificates then entitled to receive distributions in respect of principal, payable to such Holders as part of the Principal Distribution Amount as described under Section 4.04(d) above, in an amount equal to the Extra Principal Distribution Amount for Loan Group 2 and Loan Group 3 not covered by the Adjustable Rate Excess Cashflow, the Adjustable Rate Credit Comeback Excess Cashflow or Net Swap Payments;

                  (5) concurrently, to the Holders of each Class of Class AV Certificates, pro rata based on the Unpaid Realized Loss Amounts for such Classes remaining undistributed after application of the Adjustable Rate Excess Cashflow, the Adjustable Rate Credit Comeback Excess Cashflow and Net Swap Payments, in each case in an amount equal to the Unpaid Realized Loss Amount for each such Class remaining undistributed after application of the Adjustable Rate Excess Cashflow, the Adjustable Rate Credit Comeback Excess Cashflow and Net Swap Payments;

                  (6) sequentially, to the Holders of the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and Class BV Certificates, in that order, in each case in an amount equal to the Unpaid Realized Loss Amount for such Class remaining undistributed after application of the Adjustable Rate

      Excess Cashflow, the Adjustable Rate Credit Comeback Excess Cashflow and Net Swap Payments;

                  (7) to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on such Distribution Date without regard to any amounts allocated to the Trust Fund in respect of the Corridor Contract not required to cover Net Rate Carryover on the related Class(es) of Certificates on such Distribution Date);

                  (8) to the Class CF Certificateholders, the Class CF Distributable Amount for such Distribution Date; and

                  (9) to the Class A-R Certificates, any remaining amount;

            (f) With respect to any Distribution Date, any Adjustable Rate Excess Cashflow and, in the case of clauses (1) and (2) below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause (3) below, any Adjustable Rate Credit Comeback Excess Cashflow, shall be distributed to the Classes of Certificates in the following order of priority, in each case first to the extent of the remaining Adjustable Rate Credit Comeback Excess Cashflow, if applicable, and second to the extent of the remaining Adjustable Rate Excess
Cashflow:

                  (1) to the Holders of the Class or Classes of Class AV Certificates and Adjustable Rate Subordinate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 2 and Loan Group 3, payable to such Holders of each such Class as part of the Principal Distribution Amount for Loan Group 2 and Loan Group 3 pursuant to Section 4.04(d) above;

                  (2) concurrently, to the Holders of each Class of Class AV Certificates, pro rata based on the Unpaid Realized Loss Amounts for each such Class, in each case in an amount equal to the Unpaid Realized Loss Amount for each such Class;

                  (3) sequentially, to the Holders of the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and Class BV Certificates, in that order, in each case first in an amount equal to any Interest Carry Forward Amount for such Class and then in an amount equal to the Unpaid Realized Loss Amount for such Class;

                  (4) to the Carryover Reserve Fund and from the Carryover Reserve Fund to the Holders of each Class of Class AV Certificates and Adjustable Rate Subordinate Certificates, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such Class; provided that any Adjustable Rate Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates shall be distributed to each Class of Class AV Certificates and Adjustable Rate Subordinate Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such unpaid Net Rate Carryover;

                  (5) if the Fixed Rate Overcollateralization Target Amount has at any previous time been met, to the Holders of the Class or Classes of Class 1-AF Certificates then entitled to receive distributions in respect of principal, payable to such Holders as part of the Principal Distribution Amount pursuant to Section 4.04(c) above, in an amount equal to the Extra Principal Distribution Amount for Loan Group 1 not covered by the Fixed Rate Excess Cashflow or Fixed Rate Credit Comeback Excess Cashflow;

                  (6) concurrently, to the Holders of the Class 1-AF Certificates, pro rata based on the Unpaid Realized Loss Amounts for such Classes remaining undistributed after application of the Fixed Rate Excess Cashflow and Fixed Rate Credit Comeback Excess Cashflow, in each case in an amount equal to the Unpaid Realized Loss Amount for such Class remaining undistributed after application of the Fixed Rate Excess Cashflow and Fixed Rate Credit Comeback Excess Cashflow;

                  (7) to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on such Distribution Date without regard to any amounts allocated to the Trust Fund in respect of the Corridor Contract not required to cover Net Rate Carryover on the related Class(es) of Certificates on such Distribution Date);

                  (8) to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event;

                  (9) to the Class CV Certificateholders, the Class CV Distributable Amount for such Distribution Date; and

                  (10) to the Class A-R Certificates, any remaining amount.

            (g) On each Distribution Date on or prior to the Corridor Contract Termination Date, amounts received by the Trustee in respect of the Corridor Contract for such Distribution Date shall be withdrawn from the Carryover Reserve Fund and distributed to the Class 1-AF-1 Certificates to the extent needed to pay any Net Rate Carryover with respect to such Class. Any amounts remaining in the Carryover Reserve Fund in respect of the Corridor Contract shall be distributed to the Holders of the Class CF Certificates as provided in
Section 4.07(c).

            (h) On each Distribution Date on or prior to the Swap Contract Termination Date, following the deposits to the Swap Account pursuant to 4.04(b)(i) and Section 4.09 and the distributions described under Sections 4.04(e)(1) through (3) and 4.04(f)(1) through (4), the Swap Trustee shall distribute amounts on deposit in the Swap Account in the following amounts and order of priority:

                  (1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

                  (2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

                  (3) concurrently to the Holders of each Class of Class AV Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

                  (4) sequentially, to the Holders of the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and Class BV Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for each such Class;

                  (5) to the Holders of the Class or Classes of Class AV Certificates and Adjustable Rate Subordinate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Adjustable Rate Overcollateralization Deficiency Amount remaining unpaid following the distributions described under Section 4.04(f), payable to such Holders of each such Class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 2 and Loan Group 3 would be distributed to such Classes as described under
      Section 4.04(f);

                  (6) to the Holders of each Class of Class AV Certificates and Adjustable Rate Subordinate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such Class, pro rata, based on the amount of such remaining Net Rate Carryover;

                  (7) concurrently, to the Holders of each Class of Class AV Certificates, pro rata, based on the remaining Unpaid Realized Loss Amounts for such Classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for each such Class; and

                  (8) sequentially, to the Holders of the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and Class BV Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for each such Class.

            On each Distribution Date on or prior to the Swap Contract Termination Date, following the distributions described under Sections 4.04(e)(4) through (9) and 4.04(f)(5) through (7) and following the deposit to the Swap Account pursuant to Section 4.04(f)(8), the Swap Trustee shall distribute amounts on deposit in the Swap Account to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to such Distribution Date.

            (i) To the extent that a Class of Interest Bearing Certificates receives interest in excess of the applicable Net Rate Cap, such interest is paid pursuant to Section 4.04(e) and/or 4.04(f), such interest shall be deemed to have been paid to the Carryover Reserve Fund and then paid by the Carryover Reserve Fund to those Certificateholders, and such interest is paid pursuant to Section 4.04(h), such interest shall be deemed to have been paid to the Swap Account and then paid by the Swap Account to those Certificateholders. For purposes of the Code, amounts deemed deposited in the Carryover Reserve Fund shall be deemed to have first been distributed, in the case of any such amounts relating to the Corridor Contract, to the Class CF Certificates.

            (j) On each Distribution Date, all Prepayment Charges (including amounts deposited in connection with the full or partial waiver of such Prepayment Charges pursuant to Section 3.20) with respect to Loan Group 1 shall be allocated to the Class PF Certificates. On each Distribution Date, all Prepayment Charges (including amounts deposited in connection with the full or partial waiver of such Prepayment Charges pursuant to Section 3.20) with respect to Loan Group 2 and Loan Group 3 shall be allocated to the Class PV Certificates. On the Class PF Principal Distribution Date, the Trustee shall make the $100.00 distribution to the Class PF Certificates as specified in
Section 3.08. On the Class PV Principal Distribution Date, the Trustee shall make the $100.00 distribution to the Class PV Certificates as specified in
Section 3.08.

            (k) On each Distribution Date, the Trustee shall allocate any Applied Realized Loss Amount for Loan Group 1 to reduce the Certificate Principal Balances of the Class 1-AF Certificates, on a pro rata basis according to their respective Certificate Principal Balances, until the Certificate Principal Balances of such Classes have been reduced to zero.

            On each Distribution Date, the Trustee shall allocate any Applied Realized Loss Amount for Loan Group 2 and Loan Group 3 to reduce the Certificate Principal Balances of the Class BV, Class MV-8, Class MV-7, Class MV-6, Class MV-5, Class MV-4, Class MV-3, Class MV-2 and Class MV-1 Certificates, sequentially, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero. After the Certificate Principal Balances of the Adjustable Rate Subordinate Certificates have been reduced to zero, (i) the Trustee shall allocate any Applied Realized Loss Amount for Loan Group 2 to reduce the Certificate Principal Balance of the Class 2-AV Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (ii) the Trustee shall allocate any Applied Realized Loss Amount for Loan Group 3 to reduce the Certificate Principal Balances of the Class 3-AV Certificates, on a pro rata basis according to their respective Certificate Principal Balances, until the Certificate Principal Balances of such Classes have been reduced to zero.

            (l) On each Distribution Date, the Trustee shall allocate the amount of the Subsequent Recoveries for Loan Group 1, if any, to increase the Certificate Principal Balances of the Class 1-AF Certificates to which Applied Realized Loss Amounts have been previously allocated, on a pro rata basis according to their respective Certificate Principal Balances and in each case by not more than the amount of the Unpaid Realized Loss Amount of such Class.

            On each Distribution Date, the Trustee shall allocate the amount of the Subsequent Recoveries for Loan Group 2 and Loan Group 3, if any, first to increase the Certificate Principal Balances of the related Class AV Certificates to which Applied Realized Loss Amounts have been previously allocated, on a pro rata basis according to their respective Certificate Principal Balances and in each case by not more than the amount of the Unpaid

Realized Loss Amount of such Class, and then to increase the Certificate Principal Balance of the Adjustable Rate Subordinate Certificates to which Applied Realized Loss Amounts have been previously allocated, sequentially, to the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and Class BV Certificates, in that order, in each case by not more than the amount of the Unpaid Realized Loss Amount of such Class.

            Holders of Certificates to which any Subsequent Recoveries have been allocated shall not be entitled to any payment in respect of Current Interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs.

            (m) Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold Regular Certificates with an aggregate initial Certificate Principal Balance of not less than $1,000,000 or evidencing a Percentage Interest aggregating 10% or more with respect to such Class or, if not, by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds. Payments to the Class 1-AF Insurer shall be made by wire transfer of immediately available funds to the following account, unless the Class 1-AF Insurer notifies the Trustee in writing: Account Name: Ambac Assurance Corporation, Citibank, NA, ABA # 021000089, DDA# 40609486, RE: AB1013BE CWABS 2006-13.

            On or before 5:00 p.m. Pacific time on the fifth Business Day following each Determination Date (but in no event later than 5:00 p.m. Pacific time on the third Business Day before the related Distribution Date), the Master Servicer shall deliver a report to the Trustee (in the form of a computer readable magnetic tape or by such other means as the Master Servicer and the Trustee may agree from time to time) containing such data and information as agreed to by the Master Servicer and the Trustee (including, without limitation, the actual mortgage rate for each Credit Comeback Loan) such as to permit the Trustee to prepare the Monthly Statement and make the required distributions for the related Distribution Date (the "Remittance Report"). The Trustee shall not be responsible to recompute, recalculate or verify information provided to it by the Master Servicer and shall be permitted to conclusively rely on any information provided to it by the Master Servicer.

            (n) On the the Distribution Date in January 2037, after giving effect to the distribution of all available funds, all amounts on deposit in the Fixed Rate Final Maturity Reserve Fund will be distributed in the following order of priority:

                  (1) concurrently, to the Classes of Class 1-AF Certificates, pro rata, until the aggregate Certificate Principal Balance thereof is reduced to zero; and

                  (2) to the Class CF Certificates, all remaining amounts.

            On the Distribution Date in January 2037, after giving effect to the distribution of all available funds, all amounts on deposit in the Adjustable Rate Final Maturity Reserve Fund will be distributed in the following order of priority:

                  (1) concurrently, to the Classes of Class AV Certificates, pro rata, until the aggregate Certificate Principal Balance thereof is reduced to zero;
                  (2) sequentially, to the Class MV-1, Class MV-2, Class MV-3,
            Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and Class BV Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

                  (3) to the Class CV Certificates, all remaining amounts.

            If the Mortgage Loans are purchased in connection with an optional termination of the Trust Fund pursuant to Section 9.01, the funds on deposit in the Fixed Rate Final Maturity Reserve Fund and the Adjustable Rate Final Maturity Reserve Fund shall be used to make payments to the Class CF and Class CV Certificates, respectively, after application of the purchase price pursuant to the exercise of the optional termination.

            Section 4.05 Monthly Statements to Certificateholders.

            (a) Concurrently with each distribution on a Distribution Date, the Trustee will forward by mail to the Class 1-AF Insurer and each Rating Agency and make available to Certificateholders on the Trustee's website
(http://www.bnyinvestorreporting.com) a statement generally setting forth the information contained in Exhibit W.

            (b) The Trustee's responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer. The Trustee shall send a copy of each statement provided pursuant to this Section 4.05 to each Rating Agency and the NIM Insurer. The Trustee may make the above information available to Certificateholders via the Trustee's website at http://www.bnyinvestorreporting.com.

            (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information regarding (i) the amount of distributions to that Certificateholder allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein, (ii) the amount of distributions to that Certificateholder allocable to interest and
(iii) the related amount of the Servicing Fees paid to or retained by the Master Servicer, in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

            (d) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Class A-R Certificates the Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class A-R Certificates with respect to the following matters:

                  (1) The original projected principal and interest cash flows on the Closing Date on each related Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

                  (2) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each related Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                  (3) The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

                  (4) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each related Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                  (5) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the related REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                  (6) The amount and timing of any non-interest expenses of the related REMIC; and

                  (7) Any taxes (including penalties and interest) imposed on the related REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

            The information pursuant to clauses (1), (2), (3) and (4) above shall be provided by the Depositor pursuant to Section 8.11.

            Section 4.06 Class 1-AF Policy; Rights of the Class 1-AF Insurer.

            (a) If, on the third Business Day before any Distribution Date, the Trustee determines that a there will be a Deficiency Amount for such Distribution Date, the Trustee shall determine the amount of any such deficiency and shall give notice to the Class 1-AF Insurer by telephone or telecopy of the amount of such deficiency, confirmed in writing by notice substantially in the form of Exhibit A to the Class 1-AF Policy, by 12:00 p.m., New York time on such third Business Day. The Trustee's responsibility for delivering the notice to the Class 1-

AF Insurer as provided in the preceding sentence is limited to the availability, timeliness and accuracy of the information provided by the Master Servicer.

            (b) In the event the Trustee receives a certified copy of an order of the appropriate court that any scheduled payment of principal or interest on a Class 1-AF Certificate has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall (i) promptly notify the Class 1-AF Insurer and (ii) comply with the provisions of the Class 1-AF Policy, to obtain payment by the Class 1-AF Insurer of such voided scheduled payment. In addition, the Trustee shall mail notice to all Holders of the Class 1-AF Certificates so affected that, in the event that any such Holder's scheduled payment is so recovered, such Holder will be entitled to payment pursuant to the terms of the Class 1-AF Policy, a copy of which shall be made available to such Holders by the Trustee. The Trustee shall furnish to the Class 1-AF Insurer its records listing the payments on the affected Class 1-AF Certificates, if any, that have been made by the Trustee and subsequently recovered from the affected Holders, and the dates on which such payments were made by the Trustee.

            (c) At the time of the execution hereof, and for the purposes hereof, the Trustee shall establish a special purpose trust account in the name of the Trustee for the benefit of Holders of the Class 1-AF Certificates (the "Class 1-AF Policy Payments Account") over which the Trustee shall have exclusive control and sole right of withdrawal. The Class 1-AF Policy Payments Account shall be an Eligible Account. The Trustee shall deposit any amount paid under the Class 1-AF Policy into the Class 1-AF Policy Payments Account and distribute such amount only for the purposes of making the payments to Holders of the Class 1-AF Certificates, in respect of the related Deficiency Amount for which the related claim was made under the Class 1-AF Policy. Such amounts shall be allocated by the Trustee to Holders of Class 1-AF Certificates affected by such shortfalls in the same manner as principal and interest payments are to be allocated with respect to such Certificates pursuant to Section 4.04. It shall not be necessary for such payments to be made by checks or wire transfers separated from the checks or wire transfers used to make regular payments hereunder with funds withdrawn from the Distribution Account. However, any payments made on the Class 1-AF Certificates from funds in the Class 1-AF Policy Payments Account shall be noted as provided in subsection (e) below. Funds held in the Class 1-AF Policy Payments Account shall not be invested by the Trustee.

            (d) Any funds received from the Class 1-AF Insurer for deposit into the Class 1-AF Policy Payments Account pursuant to the Class 1-AF Policy in respect of a Distribution Date or otherwise as a result of any claim under the Class 1-AF Policy shall be applied by the Trustee directly to the payment in full (i) of the related Deficiency Amount on such Distribution Date or (ii) of other amounts payable under the Class 1-AF Policy. Funds received by the Trustee as a result of any claim under the Class 1-AF Policy shall be used solely for payment to the Holders of the Class 1-AF Certificates and may not be applied for any other purpose, including, without limitation, satisfaction of any costs, expenses or liabilities of the Trustee, the Master Servicer or the Trust Fund. Any funds remaining in the Class 1-AF Policy Payments Account on the first Business Day after each Distribution Date shall be remitted promptly to the Class 1-AF Insurer in accordance with the instructions set forth in Section 4.04(m).

            (e) The Trustee shall keep complete and accurate records in respect of (i) all funds remitted to it by the Class 1-AF Insurer and deposited into the Class 1-AF Policy Payments Account and (ii) the allocation of such funds to (A) payments of interest on and principal in respect of any Class 1-AF Certificates and (B) the amount of funds available to make distributions on the Class 1-AF Certificates pursuant to Sections 4.04(a), (b) and (d). The Class 1-AF Insurer shall have the right to inspect such records at reasonable times during normal business hours upon three Business Days' prior notice to the Trustee.

            (f) The Trustee acknowledges, and each Holder of a Class 1-AF Certificate by its acceptance of the Class 1-AF Certificate agrees, that, without the need for any further action on the part of the Class 1-AF Insurer or the Trustee, to the extent the Class 1-AF Insurer makes payments, directly or indirectly, on account of principal of or interest on any Class 1-AF Certificates, the Class 1-AF Insurer will be fully subrogated to the rights of the Holders of such Class 1-AF Certificates to receive such principal and interest from the Trust Fund. The Holders of the Class 1-AF Certificates, by acceptance of the Class 1-AF Certificates, assign their rights as Holders of the Class 1-AF Certificates to the extent of the Class 1-AF Insurer's interest with respect to amounts paid under the Class 1-AF Policy. Anything herein to the contrary notwithstanding, solely for purposes of determining the Class 1-AF Insurer's rights, as applicable, as subrogee for payments distributable pursuant to Section 4.04, any payment with respect to distributions to the Class 1-AF Certificates which is made with funds received pursuant to the terms of the Class 1-AF Policy shall not be considered payment of the Class 1-AF Certificates from the Trust Fund and shall not result in the distribution or the provision for the distribution in reduction of the Certificate Principal Balance of the Class 1-AF Certificates within the meaning of Article IV.

            (g) Upon its becoming aware of the occurrence of an Event of Default, the Trustee shall promptly notify the Class 1-AF Insurer of such Event of Default.

            (h) The Trustee shall promptly notify the Class 1-AF Insurer of either of the following as to which it has actual knowledge: (A) the commencement of any proceeding by or against the Depositor commenced under the United States bankruptcy code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") and (B) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a "Preference Claim") of any distribution made with respect to the Class 1-AF Certificates as to which it has actual knowledge. Each Holder of a Class 1-AF Certificate, by its purchase of Class 1-AF Certificates, and the Trustee hereby agrees that the Class 1-AF Insurer (so long as no Class 1-AF Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Class 1-AF Insurer shall be subrogated to the rights of the Trustee and each Holder of a Class 1-AF Certificate in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

            (i) The Master Servicer shall designate a Class 1-AF Insurer Contact Person who shall be available to the Class 1-AF Insurer to provide reasonable access to information regarding the Mortgage Loans. The initial Class 1-AF Insurer Contact Person is to the attention of Secondary Marketing.

            (j) The Trustee shall surrender the Class 1-AF Policy to the Class 1-AF Insurer for cancellation upon the reduction of the Certificate Principal Balance of the Class 1-AF Certificates to zero.

            (k) The Trustee shall send to the Class 1-AF Insurer the reports prepared pursuant to Sections 3.17 and 3.18 and the statements prepared pursuant to Section 4.05, as well as any other statements or communications sent to Holders of the Class 1-AF Certificates, in each case at the same time such reports, statements and communications are otherwise sent.

            (l) For so long as none of the following events shall have occurred (each such event, a "Class 1-AF Insurer Default"), each Holder of a Class 1-AF Certificate of that Class agrees that the Class 1-AF Insurer shall be treated by the Depositor, the Master Servicer and the Trustee as if the Class 1-AF Insurer were the Holder of all of that Class of Class 1-AF Certificates, for the purpose (and solely for the purpose) of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Holders of that Class of Class 1-AF Certificates hereunder: (i) the Class 1-AF Insurer fails to make a required payment under the Class 1-AF Policy, (ii) a proceeding in bankruptcy shall have been instituted by the Class 1-AF Insurer, or (iii) a decree or order for relief shall have been issued in respect of a proceeding in bankruptcy against the Class 1-AF Insurer and shall remain unstayed for a period of 60 consecutive days.

            (m) With respect to this Section 4.06, the terms "Receipt" and "Received" shall mean actual delivery to the Class 1-AF Insurer, if any, prior to 12:00 p.m., New York time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 p.m., New York time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Class 1-AF Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received. The Class 1-AF Insurer shall promptly so advise the Trustee and the Trustee may submit an amended notice.

            (n) All notices, statements, reports, certificates or opinions required by this Agreement to be sent to the Rating Agencies or the Class 1-AF Certificateholders shall also be sent at such time to the Class 1-AF Insurer at the notice address set forth in Section 10.05.

            (o) The Class 1-AF Insurer shall be an express third party beneficiary of this Agreement for the purpose of enforcing the provisions hereof to the extent of the Class 1-AF Insurer's rights explicitly specified herein as if a party hereto.

            (p) All references herein to the ratings assigned to the Certificates and to the interests of any Certificateholders shall be without regard to the Class 1-AF Policy, in the case of the Class 1-AF Certificates.

            (q) Any remittances to the Class 1-AF Insurer pursuant to Section
4.04 shall be made by the Trustee in accordance with the following wiring instructions (or such other wiring instructions as may be provided to the Trustee by the Class 1-AF Insurer in writing): Ambac Assurance Corporation, Citibank, N.A., ABA #021000089, DDA # 40609486, Re: Policy # AB1013BE.

            Section 4.07 Carryover Reserve Fund.

            (a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the Certificates, the Carryover Reserve Fund and shall deposit $1,000 therein. The Carryover Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

            (b) On each Distribution Date, the Trustee shall deposit all amounts received in respect of the Corridor Contract in the Carryover Reserve Fund. The Trustee shall make withdrawals from the Carryover Reserve Fund to make distributions in respect of Net Rate Carryover as to the extent required by
Section 4.04.

            (c) Any amounts received in respect of the Corridor Contract with respect to a Distribution Date and remaining after the distributions required pursuant to Section 4.04(g) shall be distributed to the Class CF Certificates; provided, however, that if the Corridor Contract is subject to early termination, early termination payments received in respect of the Corridor Contract shall be deposited by the Trustee in the Carryover Reserve Fund and withdrawn from the Carryover Reserve Fund to pay any Net Rate Carryover for the applicable Classes of Certificates as provided in Section 4.04(g) on the Distribution Dates following such termination to and including the Corridor Contract Termination Date, but such early termination payments shall not be available for distribution to the Class CF Certificates on future Distribution Dates until the Corridor Contract Termination Date.

            (d) (1) Funds in the Carryover Reserve Fund in respect of amounts received under the Corridor Contract may be invested in Permitted Investments at the written direction of the Majority Holder of the Class CF Certificates, which Permitted Investments shall mature not later than the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains the Carryover Reserve Fund, then such Permitted Investment shall mature not later than such Distribution Date) and shall not be sold or disposed of prior to maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. In the absence of such written direction, all funds in the Carryover Reserve Fund in respect of amounts received under the Corridor Contract shall be invested by the Trustee in The Bank of New York cash reserves. Any net investment earnings on such amounts shall be payable pro rata to the Holders of the Class CF Certificates in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund in respect of any such investments shall be charged against amounts on deposit in the Carryover Reserve Fund (or such investments) immediately as realized.

                  (2) The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund and made in accordance with this Section
      4.07. The Carryover Reserve Fund shall not constitute an asset of any REMIC created hereunder. The Class CF and Class CV Certificates shall evidence ownership of the Carryover Reserve Fund for federal tax purposes.

            Section 4.08 Credit Comeback Excess Account.

            (a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Certificateholders and the Class 1-AF Insurer, the Credit Comeback Excess Account. The Credit Comeback Excess Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

            (b) On each Distribution Date, the Trustee shall deposit all Credit Comeback Excess Amounts in the Credit Comeback Excess Account. The Trustee shall make withdrawals from the Credit Comeback Excess Account to make distributions as and to the extent required by Section 4.04.

            (c) Funds in the Credit Comeback Excess Account with respect to Loan Group 1 may be invested in Permitted Investments at the written direction of the Majority Holder of the Class CF Certificates (voting as a single Class) and Funds in the Credit Comeback Excess Account with respect to Loan Group 2 and Loan Group 3 may be invested in Permitted Investments at the written direction of the Majority Holder of the Class CV Certificates (voting as a single Class), which Permitted Investments shall mature not later than the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains the Credit Comeback Excess Account, then such Permitted Investment shall mature not later than such Distribution Date) and shall not be sold or disposed of prior to maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. In the absence of such written direction, all funds in the Credit Comeback Excess Account shall be invested by the Trustee in The Bank of New York cash reserves. Any net investment earnings on amounts in the Credit Comeback Excess Account with respect to Loan Group 1 shall be payable pro rata to the Holders of the Class CF Certificates in accordance with their Percentage Interests and any net investment earnings on amounts in the Credit Comeback Excess Account with respect to Loan Group 2 and Loan Group 3 shall be payable pro rata to the Holders of the Class CV Certificates in accordance with their Percentage Interests. Any losses incurred in the Credit Comeback Excess Account in respect of any such investments shall be charged against amounts on deposit in the Credit Comeback Excess Account (or such investments) immediately as realized.

            (d) The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Credit Comeback Excess Account and made in accordance with this Section 4.08. The Credit Comeback Excess Account shall not constitute an asset of any REMIC created hereunder. The Class CF and Class CV

Certificates shall evidence ownership of so much of the Credit Comeback Excess Account as is attributable to Fixed Rate Credit Comeback Excess Cashflow and Adjustable Rate Credit Comeback Excess Cashflow, respectively, for federal tax purposes.

            Section 4.09 Swap Trust and Swap Account.

            On the Closing Date, there is hereby established a separate trust (the "Swap Trust"), the assets of which shall consist of the Trustee's rights and obligations under the Swap Contract Administration Agreement. The Swap Trust shall be maintained by the Swap Trustee, who initially, shall be the Trustee. The Swap Trustee shall hold the assets of the Swap Trust in trust for the benefit of the Holders of the Swap Certificates and the Swap Counterparty. No later than the Closing Date, the Swap Trustee shall establish and maintain a separate, segregated trust account to be held in the Swap Trust, titled, "Swap Account, The Bank of New York, as Swap Trustee, in trust for the Swap Counterparty and the registered holders of CWABS, Inc., Asset-Backed Certificates, Series 2006-13." Such account shall be an Eligible Account and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. Amounts therein shall be held uninvested. Funds on deposit in the Swap Account shall be distributed in the amounts and in the order of priority described under Section 4.04(h). For federal income tax purposes, the Swap Trust, including the Swap Account, shall be owned by the Class CV Certificates.

            On each Distribution Date, the Trustee shall make a deposit to the Swap Account pursuant to Section 4.04(b)(i), and to the extent that the amount of such deposit is insufficient to pay any Net Swap Payment and/or Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) due to the Swap Counterparty with respect to such Distribution Date, the Trustee shall withdraw, out of amounts on deposit in the Distribution Account in respect of the Principal Remittance Amount for Loan Group 2 and Loan Group 3, pro rata on the basis of those respective Principal Remittance Amounts, such additional amount as is necessary to cover the remaining portion of any such Net Swap Payment and/or Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) due to the Swap Counterparty with respect to such Distribution Date.

            Section 4.10 Final Maturity Reserve Trust and Final Maturity Reserve
                         Fund.

            (a) On the Closing Date, there is hereby established a separate trust (the "Final Maturity Reserve Trust"), the assets of which shall consist of the Final Maturity Reserve Funds.

            (b) On the Closing Date, the Final Maturity Reserve Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the Interest-Bearing Certificates and the Class 1-AF Insurer, the Fixed Rate Final Maturity Reserve Fund and the Adjustable Rate Final Maturity Reserve Fund and shall deposit $1,000 into each fund upon receipt from or on behalf of the Depositor of such amount. Each of Final Maturity Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement. Neither Final Maturity Reserve Fund will constitute an asset of the Trust Fund or any REMIC created hereunder.

            The Final Maturity Reserve Trustee shall make deposits to and withdrawals from the Fixed Rate Final Maturity Reserve Fund and the Adjustable Rate Final Maturity Reserve Fund as specified in Section 4.04.

            Funds in the Fixed Rate Final Maturity Reserve Fund and the Adjustable Rate Final Maturity Reserve Fund may be invested in Permitted Investments at the direction of the Holders of the Class CF and Class CV Certificates, respectively, which Permitted Investments shall mature not later than the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains the Final Maturity Reserve Funds, then such Permitted Investment shall mature not later than such Distribution Date) and shall not be sold or disposed of prior to maturity. All such Permitted Investments shall be made in the name of the Final Maturity Reserve Trustee, for the benefit of the Holders of the Certificates and the Class 1-AF Insurer. In the absence of such written direction, all funds in the applicable Final Maturity Reserve Fund shall be invested by the Final Maturity Reserve Trustee in The Bank of New York cash reserves. Any net investment earnings on such amounts shall be retained therein until withdrawn as provided in Section 3.08. Any losses incurred in a Final Maturity Reserve Fund in respect of any such investments shall be charged against amounts on deposit in that Final Maturity Reserve Fund (or such investments) immediately as realized. The Final Maturity Reserve Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in each Final Maturity Reserve Fund and made in accordance with this Section 4.10.

            The Final Maturity Reserve Trustee may withhold from the amounts withdrawn from the Final Maturity Reserve Funds pursuant to Section 4.04 the amount of any taxes that it is authorized to retain pursuant to the third paragraph of Section 8.11. In addition, the Final Maturity Reserve Trustee may from time to time make withdrawals from each Final Maturity Reserve Fund for the following purposes:

            (i) to withdraw any amount deposited in such Final Maturity Reserve Fund and not required to be deposited therein; and

            (ii) to clear and terminate such Final Maturity Reserve Fund upon the termination of this Agreement pursuant to Section 9.01.


                                   ARTICLE V.
                                THE CERTIFICATES

            Section 5.01 The Certificates.

            The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-19, Exhibit B, Exhibit C, Exhibit D and Exhibit E. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof and aggregate dollar denominations as set forth in the following table:

                                       Integral Multiples       Original
                         Minimum          in Excess of         Certificate
     Class            Denomination           Minimum        Principal Balance
-------------------------------------------------------------------------------
     1-AF-1              $20,000               $1            $128,246,000
     1-AF-2              $20,000               $1             $31,277,000
     1-AF-3              $20,000               $1             $91,851,000
     1-AF-4              $20,000               $1             $67,829,000
     1-AF-5              $20,000               $1             $77,922,000
     1-AF-6              $20,000               $1             $45,000,000
      2-AV               $20,000               $1            $399,884,000
     3-AV-1              $20,000               $1            $237,306,000
     3-AV-2              $20,000               $1            $238,274,000
     3-AV-3              $20,000               $1             $59,936,000
      MV-1               $20,000               $1             $48,600,000
      MV-2               $20,000               $1             $41,400,000
      MV-3               $20,000               $1             $24,600,000
      MV-4               $20,000               $1             $22,200,000
      MV-5               $20,000               $1             $21,000,000
      MV-6               $20,000               $1             $19,800,000
      MV-7               $20,000               $1             $18,600,000
      MV-8               $20,000               $1             $16,800,000
       BV                $20,000               $1             $12,000,000
      A-R                $99.95(1)             N/A                $100
       CF                  N/A                 N/A                 N/A
       CV                  N/A                 N/A                 N/A
       PF                  N/A                 N/A                $100
       PV                  N/A                 N/A                $100

(1) The Tax Matters Person Certificate may be issued in a denomination of $0.05.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

            The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

            Section 5.02 Certificate Register; Registration of Transfer and
                         Exchange of Certificates.

            (a) The Trustee shall maintain a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

            At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

            All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

            (b) No Transfer of a Private Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such state securities laws, in order to assure compliance with the Securities Act and such state securities laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except in connection with any transfer of a Private Certificate to an affiliate of the Depositor (either directly or through a nominee) in connection with the initial issuance of the Certificates) each certify to the Trustee in writing the facts surrounding the Transfer in substantially the form set forth in Exhibit J-2 (a "Transferor Certificate") and
(i) deliver a letter in substantially the form of either Exhibit K (in the case of the Class PF, Class PV, Class CF and Class CV Certificates only) (the "Investment Letter") or Exhibit L (in the case of any Private Certificate) (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee at the expense of the Certificateholder desiring to effect such transfer an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act; provided, however, that in the case of the delivery of an Investment Letter in connection with the transfer of any Class C or Class P Certificate to a transferee that is formed with the purpose of issuing notes backed by such Class C or Class P Certificate, as the case may be, clause (b) and (c) of the form of Investment Letter shall not be applicable and shall be deleted by such transferee. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Co-Trustee, the Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Co-Trustee, the Trustee, the Depositor, the Trust Fund, each Seller, the Master Servicer and the NIM Insurer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

            No Transfer of an ERISA-Restricted Certificate (other than a transfer of an ERISA-Restricted Certificate to an affiliate of the Depositor (either directly or through a nominee) in connection with the initial issuance of the Certificates) shall be made unless the Trustee shall have received either
(i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit K or Exhibit L, or in the event such Certificate is a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit
I), to the effect that (x) such transferee is not a Plan, or (y) in the case of an ERISA-Restricted Certificate that has been the subject of an ERISA-Qualifying Underwriting, a representation that the transferee is an insurance company which is purchasing such Certificate with funds contained in an "insurance company general account" (as such term is defined in section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60 or (ii) in the case of any ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or arrangement or any other person acting on behalf of any such plan or arrangement, an Opinion of Counsel satisfactory to the Trustee, addressed to the Trustee and the Master Servicer, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in a non-exempt prohibited transaction under ERISA or the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer, or the Trust Fund. For purposes of the preceding sentence, one of such representations, as appropriate, shall be deemed to have been made to the Trustee by the transferee's acceptance of an ERISA-Restricted Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any such Class of ERISA-Restricted Certificates) unless the Trustee shall have received from the transferee an Opinion of Counsel as described in clause (ii) or a representation letter acceptable in form and substance to the Trustee. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee meeting the requirements of clause (i) of the first sentence of this paragraph as described above shall be void and of no effect. The Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee, with respect to the transfer of such Classes of Certificates, required delivery of such certificates and other documentation or evidence as are expressly required by the terms of this Agreement and examined such certificates and other documentation or evidence to determine compliance as to form with the express requirements hereof. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code or a Person acting on behalf of any such plan or arrangement at the time it became a Holder or, at such subsequent time as it became such a plan or arrangement or Person acting on behalf of such a plan or arrangement, all payments made on such ERISA-Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a plan or arrangement or Person acting on behalf of a plan or arrangement.

            No transfer of a Certificate (other than a transfer of a Certificate to an affiliate of the Depositor (either directly or through a nominee) in connection with the initial issuance of the Certificates) shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee to the effect that such transferee is not a Plan, or (ii) a representation that the purchase and holding of the Certificate satisfies the requirements for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption. In the event that such representation letter is not delivered, one of the foregoing representations, as appropriate, shall be deemed to have been made by the transferee's (including an initial acquiror's) acceptance of the Certificate. In the event that such representation is violated, such transfer or acquisition shall be void and of no effect. A transferee of a Certificate that is also an ERISA-Restricted Certificate will have satisfied the requirements of this paragraph if it satisfies the requirements of clause (i)(x) or (i)(y) of the first sentence of the preceding paragraph.

            (c) Each Person who has or who acquires any Ownership Interest in a Class A-R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class A-R Certificate are expressly subject to the following provisions:

                  (1) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (2) Except in connection with (i) the registration of the Tax Matters Person Certificate in the name of the Trustee or (ii) any registration in the name of, or transfer of a Class A-R Certificate to, an affiliate of the Depositor (either directly or through a nominee) in connection with the initial issuance of the Certificates, no Ownership Interest in a Class A-R Certificate may be registered or transferred, and the Trustee shall not register the Transfer of any Class A-R Certificate, unless the Trustee shall have been furnished with a certificate (a "Transferor Certificate") of the transferor in the form attached hereto as Exhibit J-1 and an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

                  (3) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class A-R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class A-R Certificate and (C) not to Transfer its Ownership Interest in a Class A-R Certificate, or to cause the Transfer of an Ownership Interest in a Class A-R Certificate to any other Person, if it has actual knowledge that such Person is not a Permitted Transferee or that such Transfer Affidavit is false.

                  (4) Any attempted or purported Transfer of any Ownership Interest in a Class A-R Certificate in violation of the provisions of this
      Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class A-R Certificate in violation of the provisions of this
      Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class A-R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class A-R Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit and Transferor Certificate. The Trustee shall be entitled but not obligated to recover from any Holder of a Class A-R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class A-R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (5) The Master Servicer shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Class A-R Certificate to any Holder who is not a Permitted Transferee.

            The restrictions on Transfers of a Class A-R Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class A-R Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trustee, any Seller or the Master Servicer, to the effect that the elimination of such restrictions will not cause any REMIC formed hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate, by acceptance of its Ownership Interest, shall be deemed to consent to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary
(a) to ensure that the record ownership of, or any beneficial interest in, a Class A-R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class A-R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

            (d) The preparation and delivery of all affidavits, certifications and opinions referred to above in this Section 5.02 shall not be an expense of the Trust Fund, the Trustee, the Depositor, any Seller or the Master Servicer.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Master Servicer and the Trustee (and with respect to the Class 1-AF Certificates, the Class 1-AF Insurer) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 5.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

            Section 5.04 Persons Deemed Owners.

            The Master Servicer, the Trustee, the NIM Insurer, the Class 1-AF Insurer and any agent of the Master Servicer, the Trustee, the NIM Insurer or the Class 1-AF Insurer may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicer, the Trustee, the NIM Insurer or the Class 1-AF Insurer or any agent of the Master Servicer, the Trustee, the NIM Insurer or the Class 1-AF Insurer shall be affected by any notice to the contrary.

            Section 5.05 Access to List of Certificateholders' Names and Addresses.

            If three or more Certificateholders or Certificate Owners (a) request such information in writing from the Trustee, (b) state that such Certificateholders or Certificate

Owners desire to communicate with other Certificateholders or Certificate Owners with respect to their rights under this Agreement or under the Certificates and
(c) provide a copy of the communication that such Certificateholders or Certificate Owners propose to transmit or if the Depositor or Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders or Certificate Owners at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder or Certificate Owner, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 5.06 Book-Entry Certificates.

            The Book-Entry Certificates, upon original issuance, shall be issued in the form of one typewritten Certificate (or more than one, if required by the Depository) for each Class of such Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of such Certificates pursuant to Section 5.08:

            (a) the provisions of this Section shall be in full force and effect;

            (b) the Depositor, the Sellers, the Master Servicer and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

            (c) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

            (d) the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

            (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

            (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

            (g) to the extent the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

            Section 5.07 Notices to Depository.

            Whenever any notice or other communication is required to be given to Certificateholders of any Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the Depository.

            Section 5.08 Definitive Certificates.

            If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor advises the Trustee that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Trustee or the Depositor is unable to locate a qualified successor or (b) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Trustee with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

            Section 5.09 Maintenance of Office or Agency.

            The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices at 101 Barclay

Street, New York, New York 10286, Attention: Corporate Trust MBS Administration, as offices for such purposes. The Trustee will give prompt written notice to the Certificateholders and the Class 1-AF Insurer of any change in such location of any such office or agency.

                                   ARTICLE VI.
               THE DEPOSITOR, THE MASTER SERVICER AND THE SELLERS

            Section 6.01 Respective Liabilities of the Depositor, the Master
                         Servicer and the Sellers.

            The Depositor, the Master Servicer and each Seller shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

            Section 6.02 Merger or Consolidation of the Depositor, the Master
                         Servicer or the Sellers.

            The Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement. The Master Servicer will keep in effect its existence, rights and franchises as a limited partnership under the laws of the United States or under the laws of one of the states thereof and will obtain and preserve its qualification or registration to do business as a foreign partnership in each jurisdiction in which such qualification or registration is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

            Any Person into which the Depositor, the Master Servicer or any Seller may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or any Seller shall be a party, or any person succeeding to the business of the Depositor, the Master Servicer or any Seller, shall be the successor of the Depositor, the Master Servicer or such Seller, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae and Freddie Mac.

            As a condition to the effectiveness of any merger or consolidation, at least 15 calendar days prior to the effective date of any merger or consolidation of the Master Servicer, the Master Servicer shall provide (x) written notice to the Depositor of any successor pursuant to this Section and
(y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Master Servicer.

            Section 6.03 Limitation on Liability of the Depositor, the Sellers,
                         the Master Servicer, the NIM Insurer and Others.

            None of the Depositor, the Sellers, the NIM Insurer or the Master Servicer or any of the directors, officers, employees or agents of the Depositor, the Sellers, the NIM Insurer or the Master Servicer shall be under any liability to the Trustee (except as provided in Section 8.05), the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided that this provision shall not protect the Depositor, the Sellers, the Master Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Sellers, the Master Servicer or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Sellers, the NIM Insurer, the Master Servicer and any director, officer, employee or agent of the Depositor, the Sellers, the NIM Insurer or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Sellers, the NIM Insurer, the Master Servicer and any director, officer, employee or agent of the Depositor, the Sellers, the NIM Insurer or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Sellers, the NIM Insurer or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided that any of the Depositor, the Sellers, the NIM Insurer or the Master Servicer may, in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Trust Fund, and the Depositor, the Sellers, the NIM Insurer and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account as provided by
Section 3.08 hereof.

            Section 6.04 Limitation on Resignation of Master Servicer.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) upon appointment of a successor servicer that is reasonably acceptable to the Trustee and the NIM Insurer and the written confirmation from each Rating Agency (which confirmation shall be furnished to the Depositor, the Trustee and the NIM Insurer) that such resignation will not cause such Rating Agency to reduce the then-current rating of the Certificates (such determination to be made without regard to the Class 1-AF Policy). Any such determination pursuant to clause (i) of the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No resignation of the Master Servicer shall become effective until the Trustee shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement and the Depositor shall have received the information described in the following sentence. As a condition to the effectiveness of any such resignation, at least 15 calendar days prior to the effective date of such resignation, the Master Servicer shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item
6.02 of Form 8-K with respect to the resignation of the Master Servicer.

            Section 6.05 Errors and Omissions Insurance; Fidelity Bonds.

            The Master Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae and Freddie Mac for persons performing servicing for mortgage loans purchased by Fannie Mae and Freddie Mac. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

            The Master Servicer shall provide the Trustee, the Class 1-AF Insurer and the NIM Insurer (upon such party's reasonable request) with copies of any such insurance policies and fidelity bond. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer.

                                  ARTICLE VII.
                     DEFAULT; TERMINATION OF MASTER SERVICER

            Section 7.01 Events of Default.

            "Event of Default," wherever used herein, means any one of the following events:

                  (1) any failure by the Master Servicer to deposit in the Certificate Account or the Distribution Account or remit to the Trustee any payment (excluding a payment required to be made under Section 4.01 hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for five calendar days and, with respect to a payment required to be made under Section 4.01(b) or (c) hereof, for one Business Day, after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee, the NIM Insurer, the Class 1-AF Insurer or the Depositor, or to the Trustee, the NIM Insurer, the Class 1-AF Insurer and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights; or

                  (2) any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement (except with respect to a failure related to a Limited Exchange Act Reporting Obligation) or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee, the NIM Insurer, the Class 1-AF Insurer or the Depositor, or to the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights; provided that the sixty-day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans nor the failure to repurchase or substitute in lieu thereof; or

                  (3) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

                  (4) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

                  (5) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (6) the Master Servicer shall fail to reimburse in full the Trustee not later than 6:00 p.m. (New York time) on the Business Day following the related Distribution Date for any Advance made by the Trustee pursuant to Section 4.01(d) together with accrued and unpaid interest.

            If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee shall, but only at the direction of either the NIM Insurer or the Holders of Certificates evidencing not less than 25% of the Voting Rights (subject to the consent of the Class 1-AF Insurer, which consent shall not be unreasonably withheld), by notice in writing to the Master Servicer (with a copy to each Rating Agency and to the Depositor), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. In addition, if during the period that the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the Master Servicer shall fail to observe or perform any of the obligations that constitute a Limited Exchange Act Reporting Obligation or the obligations set forth in Section 3.17(a) or Section 11.07(a)(1) and (2), and such failure continues for the lesser of 10 calendar days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions), so long as such failure shall not have been remedied, the Trustee shall, but only at the direction of the Depositor, terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. The Depositor shall not be entitled to terminate the rights and obligations of the Master Servicer if a failure of the Master Servicer to identify a Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

            On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee shall thereupon make any Advance described in Section 4.01 hereof subject to Section 3.04 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VIII. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Certificate Account, or thereafter be received with respect to the Mortgage Loans. The Trustee shall promptly notify the Rating Agencies and the Depositor of the occurrence of an Event of Default.

            Notwithstanding any termination of the activities of a Master Servicer hereunder, such Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating such Master Servicer's rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which such Master Servicer would have been entitled pursuant to Sections 3.08(a)(i) through (viii), and any other amounts payable to such Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

            If the Master Servicer is terminated, the Trustee shall provide the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a successor master servicer in the event the Trustee should succeed to the duties of the Master Servicer as set forth herein.

            Section 7.02 Trustee to Act; Appointment of Successor.

            On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, to the extent provided in Section 3.04, be the successor to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and applicable law including the obligation to make advances pursuant to Section 4.01. As compensation therefor, the Trustee shall be entitled to all fees, costs and expenses relating to the Mortgage Loans that the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, (i) appoint any established mortgage loan servicing institution reasonably acceptable to the NIM Insurer (as evidenced by the prior written consent of the NIM Insurer), or (ii) if it is unable for 60 days to appoint a successor servicer reasonably acceptable to the NIM Insurer, petition a court of competent jurisdiction to appoint any established mortgage loan servicing institution, the appointment of which does not adversely affect the then-current rating of the Certificates (without regard to the Class 1-AF Policy, in the case of the Class 1-AF Certificates) and the NIM Insurer guaranteed notes (without giving any effect to any policy or guaranty provided by the NIM Insurer) by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any successor Master Servicer shall be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has been approved by the Pool Insurer if required, that has a net worth of at least $15,000,000 and that is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than liabilities and indemnities of the Master Servicer under Section 6.03 hereof incurred prior to termination of the Master Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation (without regard to the Class 1-AF Policy, in the case of the Class 1-AF Certificates). No appointment of a successor to the Master Servicer hereunder shall be effective until (i) the Trustee shall have consented thereto, (ii) written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder and the Class 1-AF Insurer, and (iii) at least 15 calendar days prior to the effective date of such appointment, (x) the Trustee shall provide written notice to the Depositor of such successor pursuant to this Section 7.02 and (y) such successor Master Servicer shall provide to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement master servicer. The Trustee shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as herein above provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

            Any successor to the Master Servicer as servicer shall give notice to the NIM Insurer and the Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 6.05.

            In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The successor Master Servicer shall cause such assignment to be delivered to the Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

            Section 7.03 Notification to Certificateholders.

            (a) Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, to the Class 1-AF Insurer and to each Rating Agency.

            (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII.
                    CONCERNING THE TRUSTEE AND THE CO-TRUSTEE

            Section 8.01 Duties of Trustee.

            The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee (or the Co-Trustee, to the extent provided in this Agreement) that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement, to the extent provided in this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own gross negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided that:

                  (1) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable, individually or as Trustee, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

                  (2) the Trustee shall not be liable, individually or as Trustee, for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless the Trustee was grossly negligent or acted in bad faith or with willful misfeasance;

                  (3) the Trustee shall not be liable, individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

                  (4) without in any way limiting the provisions of this Section
      8.01 or Section 8.02 hereof, the Trustee shall be entitled to rely conclusively on the information delivered to it by the Master Servicer in a Trustee Advance Notice in determining whether or not it is required to make an Advance under Section 4.01(d), shall have no responsibility to ascertain or confirm any information contained in any Trustee Advance Notice, and shall have no obligation to make any Advance under Section 4.01(d) in the absence of a Trustee Advance Notice or actual knowledge by a Responsible Officer that (A) a required Advance was not made and (B) such required Advance was not a Nonrecoverable Advance.

            Section 8.02 Certain Matters Affecting the Trustee.

            (a) Except as otherwise provided in Section 8.01:

                  (1) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (2) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (3) the Trustee shall not be liable, individually or as Trustee, for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (4) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the NIM Insurer or the Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the NIM Insurer or such Certificateholders, the Trustee may require reasonable indemnity against such expense, or liability from the NIM Insurer or such Certificateholders as a condition to taking any such action;

                  (5) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys;

                  (6) the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

                  (7) the Trustee shall not be liable, individually or as Trustee, for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

                  (8) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof; and

                  (9) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of the NIM Insurer or any of the Certificateholders, pursuant to the provisions of this Agreement, unless the NIM Insurer or such Certificateholders, as applicable, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

            (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates, subject to the provisions of this Agreement.

      The Depositor hereby directs the Trustee to execute, deliver and perform its obligations under the Swap Contract Administration Agreement (in its capacity as Swap Trustee). The Sellers, the Depositor, the Master Servicer and the Holders of the Swap Certificates by their acceptance of such Certificates acknowledge and agree that the Trustee shall execute, deliver and perform its obligations under the Swap Contract Administration Agreement and shall do so solely in its capacity as Swap Trustee, as the case may be, and not in its individual capacity. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee's execution of the Swap Contract Administration Agreement in its capacity as Swap Trustee, and the performance of its duties and satisfaction of its obligations thereunder.

            Section 8.03 Trustee Not Liable for Mortgage Loans.

            The recitals contained herein shall be taken as the statements of the Depositor or the Master Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this

Agreement or of any Mortgage Loan or related document or of MERS or the MERS(R) System other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor or the Master Servicer.

            Section 8.04 Trustee May Own Certificates.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

            Section 8.05 Master Servicer to Pay Trustee's Fees and Expenses.

            The Master Servicer covenants and agrees to pay or reimburse the Trustee, upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Trustee on behalf of the Trust Fund in accordance with any of the provisions of this Agreement (including, without limitation: (A) the reasonable compensation and the expenses and disbursements of its counsel, but only for representation of the Trustee acting in its capacity as Trustee hereunder and (B) to the extent that the Trustee must engage persons not regularly in its employ to perform acts or services on behalf of the Trust Fund, which acts or services are not in the ordinary course of the duties of a trustee, paying agent or certificate registrar, in the absence of a breach or default by any party hereto, the reasonable compensation, expenses and disbursements of such persons, except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Master Servicer and held harmless against any loss, liability or expense
(i) incurred in connection with any legal action relating to this Agreement or the Certificates, or in connection with the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder or by reason of reckless disregard of the Trustee's obligations and duties hereunder or (ii) resulting from any error in any tax or information return prepared by the Master Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder.

            Section 8.06 Eligibility Requirements for Trustee.

            The Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates (without regard to the Class 1-AF Policy, in the case of the Class 1-AF Certificates) below the ratings issued on the Closing Date (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the Sellers and the Master Servicer and their respective affiliates; provided that such corporation cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

            Section 8.07 Resignation and Removal of Trustee.

            The Trustee may at any time resign and be discharged from the trusts hereby created by (1) giving written notice of resignation to the Depositor and the Master Servicer and by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register, the Class 1-AF Insurer and each Rating Agency, not less than 60 days before the date specified in such notice when, subject to Section 8.08, such resignation is to take effect, and (2) acceptance of appointment by a successor trustee in accordance with Section 8.08 and meeting the qualifications set forth in Section 8.06. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            As a condition to the effectiveness of any such resignation, at least 15 calendar days prior to the effective date of such resignation, the Trustee shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the resignation of the Trustee.

            If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request thereto by the NIM Insurer or the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the Trust Fund against such tax, or (iv) during the period which the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the Trustee fails to comply with its obligations under the last sentence of Section 7.01, the preceding paragraph, Section 8.09 or Article XI and such failure is not remedied within the lesser of 10 calendar days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions), then, in the case of clauses (i) through (iii), the Depositor, the NIM Insurer or the Master Servicer, or in the case of clause (iv), the Depositor, may remove the Trustee and appoint a successor trustee, reasonably acceptable to the NIM Insurer, by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Master Servicer and one copy of which shall be delivered to the successor trustee.

            The Holders evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Master Servicer one complete set to the Trustee so removed, one complete set to the successor so appointed and one complete set to the Depositor, together with a written description of the basis for such removal. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor Trustee.

            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08 hereof.

            Section 8.08 Successor Trustee.

            Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor, its predecessor trustee and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. In addition, if the Corridor Contract is still outstanding, the Person appointed as successor trustee shall execute, acknowledge and deliver to the predecessor trustee, CHL and the Master Servicer an instrument accepting the appointment as successor Corridor Contract Administrator under the Corridor Contract Administration Agreement. In addition, if the Swap Contract is still outstanding, the Person appointed as successor trustee shall execute, acknowledge and deliver to the predecessor trustee, CHL and the Master Servicer an instrument accepting the appointment as successor Swap Contract Administrator under the Swap Contract Administration Agreement.

            No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof, is reasonably acceptable to the NIM Insurer and its appointment shall not adversely affect the then-current ratings of the Certificates (without regard to the Class 1-AF Policy, in the case of the Class 1-AF Certificates) and has provided to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Trustee.

            Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to the NIM Insurer and all Holders of Certificates. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

            Section 8.09 Merger or Consolidation of Trustee.

            Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            As a condition to the effectiveness of any merger or consolidation, at least 15 calendar days prior to the effective date of any merger or consolidation of the Trustee, the Trustee shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Trustee.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee.

            Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and reasonably acceptable to the NIM Insurer to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment, or the NIM Insurer shall not have approved such appointment, within 15 days after receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.08.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (1) All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as

      Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (2) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (3) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 8.11 Tax Matters.

            It is intended that the Trust Fund shall constitute, and that the affairs of the Trust Fund shall be conducted so that each REMIC created pursuant to the Preliminary Statement qualifies as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of the Trust Fund and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each REMIC created hereunder containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) make or cause to be made elections, on behalf of each REMIC created hereunder to be treated as a REMIC on the federal tax return of each such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Class A-R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC created hereunder as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC created hereunder; (h) pay, from the sources specified in the third paragraph of this Section 8.11, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC created hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) sign or cause to be signed federal, state or local income tax or information returns; (j) maintain records relating to each REMIC created hereunder, including but not limited to the income, expenses, assets and liabilities of each such REMIC, and the fair market value and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC created hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of any REMIC created hereunder in relation to any tax matter involving any such REMIC.

            In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans (and, to the extent not part of the aforementioned, the information referred to in paragraphs (1), (2), (3) and (4) of Section 4.05(d)). Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

            In the event that any tax is imposed on "prohibited transactions" of the Trust Fund as defined in section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Trust Fund as defined in section 860G(c) of the Code, on any contribution to the Trust Fund after the startup day pursuant to section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon the Trust Fund pursuant to sections 23153 and 24872 of the California Revenue and Taxation Code if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) (x) the Master Servicer, in the case of any such minimum tax, and (y) any party hereto (other than the Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party here fails to honor its obligations under the preceding clauses (i) or
(ii), any such tax will be paid first with amounts otherwise to be distributed to the Class A-R Certificateholders, and second with amounts otherwise to be distributed to all other Certificateholders in the same manner as if such tax were a Realized Loss that occurred ratably within each Loan Group. Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Class A-R Certificates, the Trustee is hereby authorized to retain on any Distribution Date, from the Holders of the Class A-R Certificates (and, if necessary, second, from the Holders of all other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Trustee agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

            The Trustee shall treat the Carryover Reserve Fund and the Swap Trust, including the Swap Account, as outside reserve funds within the meaning of Treasury Regulation 1.860G-2(h), neither of which is an asset of any REMIC created hereunder. The Carryover Reserve Fund shall be treated as owned by the Class CF and Class CV Certificateholders and the Swap Trust, including the Swap Account shall be treated as owned by the Class CV Certificateholders. The rights of the Holders of each Class of Certificates (other than the Class P and Class A-R Certificates) to receive payments from, and the deemed obligations of such Holders to make payments to, the Carryover Reserve Fund or the Swap Trust, including the Swap Account, shall be treated as rights and obligations with respect to notional principal contracts written by (i) the Corridor Contract Counterparty in respect of any Net Rate Carryover funded by the Corridor Contract and in respect of any residual payments from such Corridor Contract received by the Class CF Certificates, (ii) the Holders of the Class CF and Class CV Certificates in respect of any Net Rate Carryover distributed pursuant to Sections 4.04(e)(4) and 4.04(f)(4), and (iii) the Swap Counterparty in respect of any Net Rate Carryover funded by the Swap Contract and in respect of any residual payments from such Swap Contract received by the Class CV Certificates. Thus, the Certificates (other than the Class P and Class A-R Certificates), shall be treated as representing ownership of Master REMIC regular interests coupled with contractual rights and obligations within the meaning of Treasury Regulation 1.860G-2(i). For purposes of determining the issue price of the various Master REMIC regular interests, (i) the Trustee shall assume that the Corridor Contract has a value of $10,000 and (ii) the Trustee shall treat the $2,225,000 upfront amount received by CHL from the Swap Counterparty in connection with the execution of the Confirmation as an additional amount paid by the Certificateholders for the Master REMIC regular interests. Any differences in the distributions to a Certificateholder (positive or negative) that would result from the application of the Strip REMIC Cap rather than the applicable Net Rate Cap shall be treated by the Trustee as reconciled among the Certificates by swap payments made pursuant to notional principal contracts entered into among the Certificateholders.

            The Trustee shall treat the entitlement to Credit Comeback Excess Amounts as owned by the Holders of the Class C Certificates and not as an asset of, or interest in, any REMIC created hereunder. Further, the Trustee shall treat any payments of Credit Comeback Excess Amounts to Persons other than the Holders of the Class C Certificates as payments made by the Holders of the Class C Certificates pursuant to a credit enhancement contract under Treasury Regulation 1.860G-2(c). The Trustee shall also treat any amount payable to a Class C Certificate with respect to an STR-F-Accrual or STR-CV-OC Interest as deposited into the Carryover Reserve Fund. To the extent the amount payable with respect to the Swap Contract exceeds the amount payable with respect to the Class C Certificates, the Trustee, for federal income tax purposes, shall treat such excess as Realized Losses from Mortgage Loans and to the extent such Realized Losses (if they had occurred) would be allocated to a Certificateholder, the Trustee shall treat such amount as first payable to the Certificateholder as principal and as then payable by the Certificateholder with respect to a notional principal contract.

            The Trustee shall treat the Fixed Rate Final Maturity Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Holders of the Class CF Certificates and that is not an asset of any REMIC created hereunder. The Trustee shall treat the rights of the holders of the Class 1-AF Certificates to receive payments from the Fixed Rate Final Maturity Reserve Fund as rights in forward purchase contracts entered into with the Holders of the Class CF Certificates. The Trustee shall treat any monies set aside in the Fixed Rate Final Maturity Reserve Fund beginning on the Distribution Date in August 2016 as paid first to the Class CF Certificates, then deposited in the Fixed Rate Final Maturity Reserve Fund. Any monies received by the Holders of the Class 1-AF Certificates from the Fixed Rate Final Maturity Reserve Fund will be treated as monies paid by the Holders of the Class CF Certificates to acquire the Class 1-AF Certificates receiving such monies. Thus, the Class 1-AF Certificates and the Class CF Certificates shall be treated as representing ownership of not only a Master REMIC regular interest, but also ownership of an interest in a forward purchase contract.

            The Trustee shall treat the Adjustable Rate Final Maturity Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Holders of the Class CV Certificates and that is not an asset of any REMIC created hereunder. The Trustee shall treat the rights of the holders of the Class AV and Adjustable Rate Subordinate Certificates to receive payments from the Adjustable Rate Final Maturity Reserve Fund as rights in forward purchase contracts entered into with the Holders of the Class CV Certificates. The Trustee shall treat any monies set aside in the Adjustable Rate Final Maturity Reserve Fund beginning on the Distribution Date in August 2016 as paid first to the Class CV Certificates, then deposited in the Adjustable Rate Final Maturity Reserve Fund. Any monies received by the Holders of the Class AV and Adjustable Rate Subordinate Certificates from the Adjustable Rate Final Maturity Reserve Fund will be treated as monies paid by the Holders of the Class CV Certificates to acquire the Class AV and Adjustable Rate Subordinate Certificates receiving such monies. Thus, the Class AV and Adjustable Rate Subordinate Certificates and the Class CV Certificates shall be treated as representing ownership of not only a Master REMIC regular interest, but also ownership of an interest in a forward purchase contract.

            Section 8.12 Co-Trustee.

            (a) The Co-Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Co-Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement, to the extent required by this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Co-Trustee shall take action as it deems appropriate to have the instrument corrected.

            (b) No provision of this Agreement shall be construed to relieve the Co-Trustee from liability for its own grossly negligent action, its own gross negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided that:

                  (1) the duties and obligations of the Co-Trustee shall be determined solely by the express provisions of this Agreement with the exception of Section 8.10, the Co-Trustee shall not be liable, individually or as Co-Trustee, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Co-Trustee and the Co-Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Co-Trustee and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder; and

                  (2) the Co-Trustee shall not be liable, individually or as Co-Trustee, for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Co-Trustee, unless the Co-Trustee was grossly negligent or acted in bad faith or with willful misfeasance.

            (c) Except as otherwise provided in paragraph (b) above:

                  (1) the Co-Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (2) the Co-Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (3) the Co-Trustee shall not be liable, individually or as Co-Trustee, for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (4) the Co-Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document;

                  (5) the Co-Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys; and

                  (6) the Co-Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it.

            (d) The recitals contained herein shall be taken as the statements of the Depositor or the Master Servicer, as the case may be, and the Co-Trustee assumes no responsibility for their correctness. The Co-Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Mortgage Loan or related document or of MERS or the MERS(R) System. The Co-Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor or the Master Servicer.

            (e) The Co-Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Co-Trustee.

            (f) The Master Servicer covenants and agrees (i) to pay to the Co-Trustee from time to time, and the Co-Trustee shall be entitled to, such compensation as shall be agreed in writing by the Master Servicer and the Co-Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Co-Trustee and (ii) to pay or reimburse the Co-Trustee, upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Co-Trustee on behalf of the Trust Fund in accordance with any of the provisions of this Agreement (including, without limitation: (A) the reasonable compensation and the expenses and disbursements of its counsel, but only for representation of the Co-Trustee acting in its capacity as Co-Trustee hereunder and (B) to the extent that the Co-Trustee must engage persons not regularly in its employ to perform acts or services on behalf of the Trust Fund, which acts or services are not in the ordinary course of the duties of a trustee, paying agent or certificate registrar, in the absence of a breach or default by any party hereto, the reasonable compensation, expenses and disbursements of such persons, except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct). The Co-Trustee and any director, officer, employee or agent of the Co-Trustee shall be indemnified by the Master Servicer and held harmless against any loss, liability or expense (i) incurred in connection with any legal action relating to this Agreement or the Certificates, or in connection with the performance of any of the Co-Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Co-Trustee's duties hereunder or by reason of reckless disregard of the Co-Trustee's obligations and duties hereunder and (ii) resulting from any error in any tax or information return prepared by the Master Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Co-Trustee hereunder.

            (g) The Co-Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (without regard to the Class 1-AF Policy, in the case of the Class 1-AF Certificates) (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.12 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Co-Trustee shall cease to be eligible in accordance with the provisions of this Section 8.12, the Co-Trustee shall resign immediately in the manner and with the effect specified in paragraph (h) below. The corporation or national banking association serving as Co-Trustee may have normal banking and trust relationships with the Depositor, the Sellers and the Master Servicer and their respective affiliates; provided that such corporation cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

            (h) The Co-Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days prior written notice of resignation to the Trustee, the Depositor and the Master Servicer. Upon such resignation the Trustee (x) may appoint a successor Co-Trustee meeting the requirements in paragraph (g) above and acceptable to the Master Servicer and the NIM Insurer (in their sole discretion), so long as such Co-Trustee executes and delivers to the other parties hereto an instrument agreeing to be bound by the provisions of this Agreement or (y) may if permitted by the Master Servicer (in its sole discretion) assume the rights and duties of the resigning Co-Trustee so long as the Trustee executes and delivers an instrument to that effect.

            Section 8.13 Access to Records of the Trustee.

            The Trustee and the Co-Trustee shall afford the Sellers, the Depositor, the Master Servicer, the NIM Insurer, the Class 1-AF Insurer and each Certificate Owner upon reasonable notice during normal business hours access to all records maintained by the Trustee or the Co-Trustee in respect of its duties under this Agreement and access to officers of the Trustee and the Co-Trustee responsible for performing its duties. Upon request, the Trustee or Co-Trustee shall furnish the Depositor, the Master Servicer, the NIM Insurer, the Class 1-AF Insurer and any requesting Certificate Owner with its most recent financial statements. The Trustee and the Co-Trustee shall cooperate fully with the Sellers, the Master Servicer, the Depositor, the NIM Insurer, the Class 1-AF Insurer and the Certificate Owner for review and copying any books, documents, or records requested with respect to the Trustee's and the Co-Trustee's respective duties under this Agreement. The Sellers, the Depositor, the Master Servicer, the Class 1-AF Insurer and the Certificate Owner shall not have any responsibility or liability for any action for failure to act by the Trustee or the Co-Trustee and are not obligated to supervise the performance of the Trustee or the Co-Trustee under this Agreement or otherwise.

            Section 8.14 Suits for Enforcement.

            If an Event of Default or other material default by the Master Servicer or the Depositor under this Agreement occurs and is continuing, at the direction of the Certificateholders holding not less than 51% of the Voting Rights, the Class 1-AF Insurer or the NIM Insurer, the Trustee shall proceed to protect and enforce its rights and the rights of the Certificateholders, the Class 1-AF Insurer or the NIM Insurer under this Agreement by a suit, action, or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable, or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the NIM Insurer, the Class 1-AF Insurer and the Certificateholders.

                                   ARTICLE IX.
                                   TERMINATION

            Section 9.01 Termination upon Liquidation or Repurchase of all
                         Mortgage Loans.

            Subject to Section 9.03, the Trust Fund shall terminate and the obligations and responsibilities of the Depositor, the Master Servicer, the Sellers, the Trustee and the Co-Trustee created hereby shall terminate upon the earlier of (a) the purchase by the Master Servicer or NIM Insurer (the party exercising such purchase option, the "Terminator") of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in the Trust Fund (other than in respect of an REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate (or, if such repurchase is effected by the Master Servicer, at the applicable Net Mortgage Rate), (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Terminator and the Trustee, (iv) any remaining unpaid costs and damages incurred by the Trust Fund that arises out of an actual violation of any predatory or abusive lending law or regulation and (v) if the Terminator is the NIM Insurer, any unreimbursed Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans prior to the exercise of such repurchase and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to related Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date. If any such termination will result in a Deficiency Amount on the Class 1-AF Policy, the consent of the Class 1-AF Insurer will also be required prior to exercising the option specified in clause (a) of this paragraph.

            The right to purchase all Mortgage Loans and REO Properties by the Terminator pursuant to clause (a) of the immediately preceding paragraph shall be conditioned upon (1) the Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating ten percent (10%) or less of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans and the Pre-Funded Amount, (2) unless the NIM Insurer otherwise consents, the purchase price for such Mortgage Loans and REO Properties shall result in a final distribution on any NIM Insurer guaranteed notes that is sufficient (x) to pay such notes in full and (y) to pay any amounts due and payable to the NIM Insurer pursuant to the indenture related to such notes and (3) unless the Class 1-AF Insurer otherwise consents, the purchase price for such Mortgage Loans and REO Properties shall result in a final distribution on the Class 1-AF Certificates and the Class 1-AF Insurer that is sufficient (x) to pay such Class 1-AF Certificates in full (without the need of any Insured Payment) and (y) to pay any amounts due and payable to the Class 1-AF Insurer pursuant to the terms hereof and pursuant to the Class 1-AF Insurance and Indemnity Agreement.

            The NIM Insurer's right to purchase all Mortgage Loans and REO Properties shall be further conditioned upon the written consent of the Master Servicer.

            The Swap Trust shall terminate on the earlier of (i) the Swap Contract Termination Date, (ii) the reduction of the aggregate Certificate Principal Balance of the Swap Certificates to zero and (iii) the termination of this Agreement.

            The Final Maturity Reserve Trust shall terminate on the earlier of
(i) the January 2037 Distribution Date, (ii) the reduction of the aggregate Certificate Principal Balance of the Interest-Bearing Certificates to zero and
(iii) the termination of this Agreement.

            Section 9.02 Final Distribution on the Certificates.

            If on any Determination Date, (i) the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the Master Servicer shall direct the Trustee to send a final distribution notice promptly to each related Certificateholder and the Class 1-AF Insurer or (ii) the Trustee determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the related Certificateholders and the Class 1-AF Insurer within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the related Certificates at the Corporate Trust Office of the Trustee. If the Terminator elects to terminate pursuant to clause (a) of Section 9.01, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, such electing party shall notify the Depositor, the Class 1-AF Insurer and the Trustee of the date such electing party intends to terminate and of the applicable repurchase price of the related Mortgage Loans and REO Properties.

            Notice of any termination, specifying the Distribution Date on which related Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to related Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on related Certificates will be made upon presentation and surrender of such Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of such Certificates at the office therein specified. The Terminator will give such notice to each Rating Agency at the time such notice is given to the affected Certificateholders.

            In the event such notice is given, the Master Servicer shall cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit and the receipt by the Trustee of a Request for File Release therefor, the Co-Trustee shall promptly release to the Master Servicer the Mortgage Files for the Mortgage Loans.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each affected Class and the Class 1-AF Insurer the amounts allocable to such Certificates and the Class 1-AF Insurer held in the Distribution Account (and, if applicable, the Carryover Reserve Fund) in the order and priority set forth in Section 4.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests. Notwithstanding the reduction of the Certificate Principal Balance of any Class of Certificates to zero, such Class will be outstanding hereunder (solely for the purpose of receiving distributions (if any) to which it may be entitled pursuant to the terms of this Agreement and not for any other purpose) until the termination of the respective obligations and responsibilities of the Depositor, each Seller, the Master Servicer and the Trustee hereunder in accordance with Article IX.

            In the event that any affected Certificateholders shall not surrender related Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their related Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all related Certificates shall not have been surrendered for cancellation, the Class 1-AF Insurer, with respect to any unpaid Class 1-AF Reimbursement Amounts (only to the extent of amounts received in respect of the Group 1 Mortgage Loans), the Class A-R Certificates shall be entitled to all unclaimed funds and other assets that remain subject hereto.

            Section 9.03 Additional Termination Requirements.

            (a) In the event the Terminator exercises its purchase option, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Terminator, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of a REMIC, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (1) The Master Servicer shall establish a 90-day liquidation period and notify the Trustee thereof, which shall in turn specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury Regulation Section 1.860F-1. The Master Servicer shall prepare a plan of complete liquidation and shall otherwise satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel delivered to the Trustee and the Depositor obtained at the expense of the Terminator;

                  (2) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Master Servicer as agent of the Trustee shall sell all of the assets of the Trust Fund to the Terminator for cash; and

                  (3) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Class A-R Certificateholders all cash on hand (other than cash retained to meet claims) related to such Class of Certificates, and the Trust Fund shall terminate at that time.

            (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Master Servicer to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor Certificateholders. The Trustee shall attach a statement to the final federal income tax return for each of any REMIC created hereunder stating that pursuant to Treasury Regulation Section 1.860F-1, the first day of the 90-day liquidation period for each the REMIC was the date on which the Trustee sold the assets of the Trust Fund to the Terminator.

            (c) The Trustee as agent for each REMIC created hereunder hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master

Servicer, and the receipt of the Opinion of Counsel referred to in Section 9.03(a)(1), and together with the Holders of the Class A-R Certificates agree to take such other action in connection therewith as may be reasonably requested by the Terminator.

                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

            Section 10.01 Amendment.

            This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Sellers, the Trustee and the Co-Trustee with the consent of the Class 1-AF Insurer (such consent not to be unreasonably withheld) and the NIM Insurer, without the consent of any of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein, (iii) to conform this Agreement to the Prospectus Supplement or the Prospectus, (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time, or (v) to make such other provisions with respect to matters or questions arising under this Agreement, as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates (without regard to the Class 1-AF Policy, in the case of the Class 1-AF Certificates), it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. Any amendment described above made solely to conform this Agreement to the Prospectus or the Prospectus Supplement shall be deemed not to adversely affect in any material respect the interests of the Certificateholders. Notwithstanding the foregoing, no amendment that significantly changes the permitted activities of the trust created by this Agreement may be made without the consent of Certificateholders representing not less than 51% of the Voting Rights of each Class of Certificates affected by such amendment. Each party to this Agreement hereby agrees that it will cooperate with each other party in amending this Agreement pursuant to clause (iv) above.

            The Trustee, the Co-Trustee, the Depositor, the Master Servicer and the Sellers with the consent of the NIM Insurer may also at any time and from time to time amend this Agreement, without the consent of the Certificateholders, to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust Fund as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

            This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Sellers, the Trustee and the Co-Trustee with the consent of the NIM Insurer and the Holders of each Class of Certificates affected thereby evidencing not less than 51% of the Voting Rights of such Class, with the consent of the Class 1-AF Insurer (such consent not to be unreasonably withheld), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66% or more of the Voting Rights of such Class, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding.

            Notwithstanding any contrary provision of this Agreement, no amendment shall adversely affect in any material respect the Swap Counterparty without at least ten Business Days' prior notice to the Swap Counterparty and without the prior written consent of the Swap Counterparty, which consent shall not be unreasonably withheld. CHL shall provide the Swap Counterparty with prior written notice of any proposed material amendment of this Agreement.

            Notwithstanding any contrary provision of this Agreement, the Class 1-AF Insurer's consent shall be deemed given to any proposed amendment to this Agreement if it shall not have objected to such proposed amendment within two Business Days of receipt of notice of the proposed amendment.

            Notwithstanding any contrary provision of this Agreement, the Trustee and the NIM Insurer shall not consent to any amendment to this Agreement unless each shall have first received an Opinion of Counsel satisfactory to the Trustee and the NIM Insurer, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee or the NIM Insurer, to the effect that such amendment will not cause the imposition of any tax on the Trust Fund or the Certificateholders or cause any REMIC formed hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment to this Agreement, the Trustee shall furnish written notification of the substance of such amendment to the Class 1-AF Insurer, the Swap Counterparty and, if the amendment required the consent of Certificateholders, to each Certificateholder and each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, reasonably satisfactory to the Trustee and the NIM Insurer that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

            Section 10.02 Recordation of Agreement; Counterparts.

            This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at its expense.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 10.03 Governing Law.

            THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 10.04 Intention of Parties.

            (a) It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement or any Subsequent Transfer Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement (within the meaning of the Uniform Commercial Code of the State of New York) with respect to all such assets and security interests and (ii) the conveyance provided for in this Agreement and any Subsequent Transfer Agreement shall be deemed to be an assignment and a grant pursuant to the terms of this Agreement by the Depositor to the Trustee, for the benefit of the Certificateholders, the Class 1-AF Insurer and the Swap Counterparty, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

            The Depositor for the benefit of the Certificateholders, the NIM Insurer and the Swap Counterparty shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders and the Swap Counterparty.

            (b) The Depositor hereby represents that:

                  (i) This Agreement creates a valid and continuing security interest (as defined in the Uniform Commercial Code as enacted in the State of New York (the "NY UCC")) in the Mortgage Notes in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Depositor.

                  (ii) The Mortgage Notes constitute "instruments" within the meaning of the NY UCC.

                  (iii) Immediately prior to the assignment of each Mortgage
            Loan to the Trustee, the Depositor owns and has good and marketable title to such Mortgage Loan free and clear of any lien, claim or encumbrance of any Person.

                  (iv) The Depositor has received all consents and approvals required by the terms of the Mortgage Loans to the sale of the Mortgage Loans hereunder to the Trustee.

                  (v) All original executed copies of each Mortgage Note that are required to be delivered to the Co-Trustee pursuant to Section
            2.01 have been delivered to the Co-Trustee.

                  (vi) Other than the security interest granted to the Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering the Mortgage Loans other than any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated. The Depositor is not aware of any judgment or tax lien filings against the Depositor.

            (c) The Master Servicer shall take such action as is reasonably necessary to maintain the perfection and priority of the security interest of the Trustee in the Mortgage Loans; provided, however, that the obligation to deliver the Mortgage File to the Co-Trustee pursuant to Section 2.01 shall be solely the Depositor's obligation and the Master Servicer shall not be responsible for the safekeeping of the Mortgage Files by the Co-Trustee.

            It is understood and agreed that the representations and warranties set forth in subsection (b) above shall survive delivery of the Mortgage Files to the Co-Trustee. Upon discovery by the Depositor or the Trustee of a breach of any of the foregoing representations and warranties set forth in subsection (b) above, which breach materially and adversely affects the interest of the Certificateholders or the Class 1-AF Insurer, the party discovering such breach shall give prompt written notice to the others, to the Class 1-AF Insurer and to each Rating Agency.

            Section 10.05 Notices.

            (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency and the Swap Counterparty with respect to each of the following of which it has actual knowledge:

                  (1) Any material change or amendment to this Agreement;

                  (2) The occurrence of any Event of Default that has not been cured;

                  (3) The resignation or termination of the Master Servicer or the Trustee and the appointment of any successor;

                  (4) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.04 and 3.12; and

                  (5) The final payment to Certificateholders.

            (b) In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

                  (1) Each report to Certificateholders described in Section
      4.05;

                  (2) Each annual statement as to compliance described in
      Section 3.17; and

                  (3) Each annual independent public accountants' servicing report described in Section 11.07.

            (c) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when sent by facsimile transmission, first class mail or delivered to (i) in the case of the Depositor, CWABS, Inc., 4500 Park Granada, Calabasas, California 91302, facsimile number:
(818) 225-4053, Attention: Josh Adler, or such other address as may be hereafter furnished to the Sellers, the Master Servicer and the Trustee by the Depositor in writing; (ii) in the case of CHL, Countrywide Home Loans, Inc., 4500 Park Granada, Calabasas, California 91302, facsimile number (818) 225-4053,
Attention: David A. Spector, or such other address as may be hereafter furnished to the Depositor, the Master Servicer and the Trustee by the Sellers in writing;
(iii) in the case of Park Monaco, Park Monaco Inc., 4500 Park Granada, Calabasas, California 91302, facsimile number (818) 225-4028, Attention: Paul Liu, or such other address as may be hereafter furnished to the Depositor, the Master Servicer and the Trustee by the Sellers in writing; (iv) in the case of Park Sienna, Park Sienna LLC, 4500 Park Granada, Calabasas, California 91302, facsimile number (818) 225-4028, Attention: Paul Liu, or such other address as may be hereafter furnished to the Depositor, the

Master Servicer and the Trustee by the Sellers in writing; (v) in the case of the Master Servicer, Countrywide Home Loans Servicing LP, 7105 Corporate Drive, Plano, Texas 75024, facsimile number (805) 520-5623, Attention: Mark Wong or such other address as may be hereafter furnished to the Depositor, the Sellers and the Trustee by the Master Servicer in writing; (vi) in the case of the Trustee, The Bank of New York, 101 Barclay Street, New York, New York 10286,
Attention: Corporate Trust MBS Administration, CWABS, Series 2006-13, or such other address as the Trustee may hereafter furnish to the parties hereto; (vii) in the case of the Co-Trustee, The Bank of New York Trust Company, N.A., 5730 Katella Avenue, Cypress, California 90630, Attention: MBS Support Services, or such other address as the Co-Trustee may be hereafter furnished to the Depositor, the Master Servicer and the Trustee; (viii) in the case of the Rating Agencies, (x) Moody's Investors Service, Inc., Attention: ABS Monitoring Department, 99 Church Street, Sixth Floor, New York, New York 10007, and (y) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies,
Attention: Mortgage Surveillance Group, 55 Water Street, 41st Floor, New York, New York 10041; (ix) in the case of the Class 1-AF Insurer, Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention:
Consumer Asset-Backed Securities Group or such other address as may be hereafter furnished by the Class 1-AF Insurer; and (x) in the case of the Swap Counterparty, Lehman Brothers Special Financing Inc., c/o Lehman Brothers Inc., Transaction Management Group, Corporate Advisory Division, 745 Seventh Avenue, New York, NY 10019, Attention: Documentation Manager, facsimile number (212) 526-7672, or such other address as may be hereafter furnished by the Swap Counterparty. Notices to Certificateholders shall be deemed given when mailed, first postage prepaid, to their respective addresses appearing in the Certificate Register.

            Section 10.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 10.07 Assignment.

            Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 6.02, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Trustee and the Depositor.

            Section 10.08 Limitation on Rights of Certificateholders.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 10.09 Inspection and Audit Rights.

            The Master Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor, any Seller, the NIM Insurer or the Trustee during the Master Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor, a Seller, the NIM Insurer or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor, any Seller, the NIM Insurer or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Master Servicer.

            Section 10.10 Certificates Nonassessable and Fully Paid.

            It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

            Section 10.11 Rights of NIM Insurer.

            (a) The rights of the NIM Insurer under this Agreement shall exist only so long as either:

                  (1) the notes certain payments on which are guaranteed by the NIM Insurer remain outstanding or

                  (2) the NIM Insurer is owed amounts paid by it with respect to that guaranty.

            (b) The rights of the NIM Insurer under this Agreement are exercisable by the NIM Insurer only so long as no default by the NIM Insurer under its guaranty of certain payments under notes backed or secured by the Class C or Class P Certificates has occurred and is continuing. If the NIM Insurer is the subject of any insolvency proceeding, the rights of the NIM Insurer under this Agreement will be exercisable by the NIM Insurer only so long as:

                  (1) the obligations of the NIM Insurer under its guaranty of notes backed or secured by the Class C or Class P Certificates have not been disavowed and

                  (2) CHL and the Trustee have received reasonable assurances that the NIM Insurer will be able to satisfy its obligations under its guaranty of notes backed or secured by the Class C or Class P Certificates.

            (c) The NIM Insurer is a third party beneficiary of this Agreement to the same extent as if it were a party to this Agreement and may enforce any of those rights under this Agreement.

            (d) A copy of any documents of any nature required by this Agreement to be delivered by the Trustee, or to the Trustee or the Rating Agencies, shall in each case at the same time also be delivered to the NIM Insurer. Any notices required to be given by the Trustee, or to the Trustee or the Rating Agencies, shall in each case at the same time also be given to the NIM Insurer. If the Trustee receives a notice or document that is required hereunder to be delivered to the NIM Insurer, and if such notice or document does not indicate that a copy thereof has been previously sent to the NIM Insurer, the Trustee shall send the NIM Insurer a copy of such notice or document. If such document is an Opinion of Counsel, the NIM Insurer shall be an addressee thereof or such Opinion of Counsel shall contain language permitting the NIM Insurer to rely thereon as if the NIM Insurer were an addressee thereof.

            (e) Anything in this Agreement that is conditioned on not resulting in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies shall also be conditioned on not resulting in the downgrading or withdrawal of the ratings then assigned by the Rating Agencies to the notes backed or secured by the Class C or Class P Certificates (without giving effect to any policy or guaranty provided by the NIM Insurer).

                                   ARTICLE XI.
                             EXCHANGE ACT REPORTING

            Section 11.01 Filing Obligations.

            The Master Servicer, the Trustee and each Seller shall reasonably cooperate with the Depositor in connection with the satisfaction of the Depositor's reporting requirements under the Exchange Act with respect to the Trust Fund. In addition to the information specified below, if so requested by the Depositor for the purpose of satisfying its reporting obligation under the Exchange Act, the Master Servicer, the Trustee and each Seller shall (and the Master Servicer shall cause each Subservicer to) provide the Depositor with (a) such information which is available to such Person without unreasonable effort or expense and within such timeframe as may be reasonably requested by the Depositor to comply with the Depositor's reporting obligations under the Exchange Act and (b) to the extent such Person is a party (and the Depositor is not a party) to any agreement or amendment required to be filed, copies of such agreement or amendment in EDGAR-compatible form.

            Section 11.02 Form 10-D Filings.

            (a) In accordance with the Exchange Act, the Trustee shall prepare for filing and file within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act) with the Commission with respect to the Trust Fund, a Form 10-D with copies of the Monthly Statement and, to the extent delivered to the Trustee, no later than 10 days following the Distribution Date, such other information identified by the Depositor or the Master Servicer, in writing, to be filed with the Commission (such other information, the "Additional Designated Information"). If the Depositor or Master Servicer directs that any Additional Designated Information is to be filed with any Form 10-D, the Depositor or Master Servicer, as the case may be, shall specify the Item on Form 10-D to which such information is responsive and, with respect to any Exhibit to be filed on Form 10-D, the Exhibit number. Any information to be filed on Form 10-D shall be delivered to the Trustee in EDGAR-compatible form or as otherwise agreed upon by the Trustee and the Depositor or the Master Servicer, as the case may be, at the Depositor's expense, and any necessary conversion to EDGAR-compatible format will be at the Depositor's expense. At the reasonable request of, and in accordance with the reasonable directions of, the Depositor or the Master Servicer, subject to the two preceding sentences, the Trustee shall prepare for filing and file an amendment to any Form 10-D previously filed with the Commission with respect to the Trust Fund. The Master Servicer shall sign the Form 10-D filed on behalf of the Trust Fund.

            (b) No later than each Distribution Date, each of the Master Servicer and the Trustee shall notify (and the Master Servicer shall cause any Subservicer to notify) the Depositor and the Master Servicer of any Form 10-D Disclosure Item, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably acceptable to the Depositor. In addition to such information as the Master Servicer and the Trustee are obligated to provide pursuant to other provisions of this Agreement, if so requested by the Depositor, each of the Master Servicer and the Trustee shall provide such information which is available to the Master Servicer and the Trustee, as applicable, without unreasonable effort or expense regarding the performance or servicing of the Mortgage Loans (in the case of the Trustee, based on the information provided by the Master Servicer) as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the Remittance Reports in the case of the Master Servicer and the Monthly Statement in the case of the Trustee, commencing with the first such report due not less than five Business Days following such request.

            (c) The Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format). The Trustee shall have no liability to the Certificateholders, the Trust Fund, the Master Servicer, the Depositor or the NIM Insurer with respect to any failure to properly prepare or file any of Form 10-D to the extent that such failure is not the result of any negligence, bad faith or willful misconduct on its part.

            Section 11.03 Form 8-K Filings.

            The Master Servicer shall prepare and file on behalf of the Trust Fund any Form 8-K required by the Exchange Act. Each Form 8-K must be signed by the Master Servicer. Each of the Master Servicer (and the Master Servicer shall cause any Subservicer to promptly notify) and the Trustee shall promptly notify the Depositor and the Master Servicer (if the notifying party is not the Master Servicer), but in no event later than one (1) Business Day after its occurrence, of any Reportable Event of which it has actual knowledge. Each Person shall be deemed to have actual knowledge of any such event to the extent that it relates to such Person or any action or failure to act by such Person. Concurrently with any Subsequent Transfer, CHL shall notify the Depositor and the Master Servicer, if any material pool characteristic of the actual asset pool at the time of issuance of the Certificates differs by 5% or more (other than as a result of the pool assets converting into cash in accordance with their terms) from the description of the asset pool in the Prospectus Supplement.

            Section 11.04 Form 10-K Filings.

            Prior to March 30 of each year, commencing in 2007 (or such earlier date as may be required by the Exchange Act), the Depositor shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act. A senior officer in charge of the servicing function of the Master Servicer shall sign each Form 10-K filed on behalf of the Trust Fund. Such Form 10-K shall include as exhibits each (i) annual compliance statement described under Section 3.17, (ii) annual report on assessments of compliance with servicing criteria described under Section 11.07 and (iii) accountant's report described under

Section 11.07. Each Form 10-K shall also include any Sarbanes-Oxley Certification required to be included therewith, as described in Section 11.05.

            If the Item 1119 Parties listed on Exhibit Z have changed since the Closing Date, no later than March 1 of each year, the Master Servicer shall provide each of the Master Servicer (and the Master Servicer shall provide any Subservicer) and the Trustee with an updated Exhibit Z setting forth the Item 1119 Parties. No later than March 15 of each year, commencing in 2007, the Master Servicer and the Trustee shall notify (and the Master Servicer shall cause any Subservicer to notify) the Depositor and the Master Servicer of any Form 10-K Disclosure Item, together with a description of any such Form 10-K Disclosure Item in form and substance reasonably acceptable to the Depositor. Additionally, each of the Master Servicer and the Trustee shall provide, and shall cause each Reporting Subcontractor retained by the Master Servicer or the Trustee, as applicable, and in the case of the Master Servicer shall cause each Subservicer, to provide, the following information no later than March 15 of each year in which a Form 10-K is required to be filed on behalf of the Trust
Fund: (i) if such Person's report on assessment of compliance with servicing criteria described under Section 11.07 or related registered public accounting firm attestation report described under Section 11.07 identifies any material instance of noncompliance, notification of such instance of noncompliance and
(ii) if any such Person's report on assessment of compliance with servicing criteria or related registered public accounting firm attestation report is not provided to be filed as an exhibit to such Form 10-K, information detailing the explanation why such report is not included.

            Section 11.05 Sarbanes-Oxley Certification.

            Each Form 10-K shall include a certification (the "Sarbanes-Oxley Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff)). No later than March 15 of each year, beginning in 2007, the Master Servicer and the Trustee shall (unless such person is the Certifying Person), and the Master Servicer shall cause each Subservicer and each Reporting Subcontractor and the Trustee shall cause each Reporting Subcontractor to, provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") a certification (each, a "Performance Certification"), in the form attached hereto as Exhibit X-1 (in the case of a Subservicer or any Reporting Subcontractor of the Master Servicer or a Subservicer) and Exhibit X-2 (in the case of the Trustee or any Reporting Subcontractor of the Trustee), on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. The senior officer in charge of the servicing function of the Master Servicer shall serve as the Certifying Person on behalf of the Trust Fund. Neither the Master Servicer nor the Depositor will request delivery of a certification under this clause unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to the Trust Fund. In the event that prior to the filing date of the Form 10-K in March of each year, the Trustee or the Depositor has actual knowledge of information material to the Sarbanes-Oxley Certification, the Trustee or the Depositor, as the case may be, shall promptly notify the Master Servicer and the Depositor. The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person or Certification Party in connection with such Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust Fund.

            Section 11.06 Form 15 Filing.

            Prior to January 30 of the first year in which the Depositor is able to do so under applicable law, the Depositor shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

            Section 11.07 Report on Assessment of Compliance and Attestation.

            (a) On or before March 15 of each calendar year, commencing in 2007:

                  (1) Each of the Master Servicer and the Trustee shall deliver to the Depositor, the Class 1-AF Insurer and the Master Servicer a report (in form and substance reasonably satisfactory to the Depositor) regarding the Master Servicer's or the Trustee's, as applicable, assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of such Person and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit Y hereto delivered to the Depositor concurrently with the execution of this Agreement. To the extent any of the Servicing Criteria are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Certificates, such report shall include such a statement to that effect. The Depositor and the Master Servicer, and each of their respective officers and directors shall be entitled to rely on upon each such servicing criteria assessment.

                  (2) Each of the Master Servicer and the Trustee shall deliver to the Depositor, the Class 1-AF Insurer and the Master Servicer a report of a registered public accounting firm reasonably acceptable to the Depositor that attests to, and reports on, the assessment of compliance made by Master Servicer or the Trustee, as applicable, and delivered pursuant to the preceding paragraphs. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, including, without limitation that in the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. To the extent any of the Servicing Criteria are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Certificates, such report shall include such a statement that that effect.

                  (3) The Master Servicer shall cause each Subservicer and each Reporting Subcontractor to deliver to the Depositor an assessment of compliance and accountant's attestation as and when provided in paragraphs
      (a) and (b) of this Section 11.07.

                  (4) The Trustee shall cause each Reporting Subcontractor to deliver to the Depositor and the Master Servicer an assessment of compliance and accountant's attestation as and when provided in paragraphs
      (a) and (b) of this Section.

                  (5) The Master Servicer and the Trustee shall execute (and the Master Servicer shall cause each Subservicer to execute, and the Master Servicer and the Trustee shall cause each Reporting Subcontractor to execute) a reliance certificate to enable the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to
      Section 3.17, (ii) annual report on assessments of compliance with servicing criteria provided pursuant to this Section 11.07 and (iii) accountant's report provided pursuant to this Section 11.07 and shall include a certification that each such annual compliance statement or report discloses any deficiencies or defaults described to the registered public accountants of such Person to enable such accountants to render the certificates provided for in this Section 11.07.

            (b) In the event the Master Servicer, any Subservicer, the Trustee or Reporting Subcontractor is terminated or resigns during the term of this Agreement, such Person shall provide documents and information required by this
Section 11.07 with respect to the period of time it was subject to this Agreement or provided services with respect to the Trust Fund, the Certificates or the Mortgage Loans.

            (c) Each assessment of compliance provided by a Subservicer pursuant to Section 11.07(a)(3) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit Y hereto delivered to the Depositor concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to
Section 11.07(a)(3) or (4) need not address any elements of the Servicing Criteria other than those specified by the Master Servicer or the Trustee, as applicable, pursuant to Section 11.07(a)(1).

            Section 11.08 Use of Subservicers and Subcontractors.

            (a) The Master Servicer shall cause any Subservicer used by the Master Servicer (or by any Subservicer) for the benefit of the Depositor to comply with the provisions of Section 3.17 and this Article XI to the same extent as if such Subservicer were the Master Servicer (except with respect to the Master Servicer's duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person). The Master Servicer shall be responsible for obtaining from each Subservicer and delivering to the Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 3.17, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 11.07 and any certification required to be delivered to the Certifying Person under Section 11.05 as and when required to be delivered. As a condition to the succession to any Subservicer as subservicer under this Agreement by any Person (i) into which such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to any Subservicer, the Master Servicer shall provide to the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K.

            (b) It shall not be necessary for the Master Servicer, any Subservicer or the Trustee to seek the consent of the Depositor or any other party hereto to the utilization of any Subcontractor. The Master Servicer or the Trustee, as applicable, shall promptly upon request provide to the Depositor (or any designee of the Depositor, such as the Master Servicer or administrator) a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by such Person (or in the case of the Master Servicer, any Subservicer), specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

            As a condition to the utilization of any Subcontractor determined to be a Reporting Subcontractor, the Master Servicer or the Trustee, as applicable, shall cause any such Subcontractor used by such Person (or in the case of the Master Servicer, any Subservicer) for the benefit of the Depositor to comply with the provisions of Sections 11.07 and 11.09 of this Agreement to the same extent as if such Subcontractor were the Master Servicer (except with respect to the Master Servicer's duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person) or the Trustee, as applicable. The Master Servicer or the Trustee, as applicable, shall be responsible for obtaining from each Subcontractor and delivering to the Depositor and the Master Servicer, any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 11.05 and Section 11.07, in each case as and when required to be delivered.

            Section 11.09 Amendments.

            In the event the parties to this Agreement desire to further clarify or amend any provision of this Article XI, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Article XI pursuant to Section 10.01, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any Certificateholder, the Class 1-AF Insurer or the NIM Insurer.

            If, during the period that the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the Master Servicer is no longer an Affiliate of the Depositor, the Depositor shall assume the obligations and responsibilities of the Master Servicer in this Article XI with respect to the preparation and filing of the Exchange Act Reports and/or acting as the Certifying Person, if the Depositor has received indemnity from such successor Master Servicer satisfactory to the Depositor, and such Master Servicer has agreed to provide a Sarbanes-Oxley Certification to the Depositor substantially in the form of Exhibit AA and the certifications referred to in Section 11.07.

            Section 11.10 Reconciliation of Accounts.

            Any reconciliation of Accounts performed by any party hereto, or any Subservicer or Subcontractor shall be prepared no later than 45 calendar days after the bank statement cut-off date.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                   CWABS, INC.,
                                     as Depositor

                                   By: /s/ Darren Bigby
                                       ----------------------------------------
                                       Name:  Darren Bigby
                                       Title: Vice President

                                   COUNTRYWIDE HOME LOANS, INC.,
                                     as a Seller

                                   By: /s/ Darren Bigby
                                       ----------------------------------------
                                       Name:  Darren Bigby
                                       Title: Executive Vice President

                                   PARK MONACO INC.,
                                     as a Seller

                                   By: /s/ Darren Bigby
                                       ----------------------------------------
                                       Name:  Darren Bigby
                                       Title: Vice President



                                   PARK SIENNA LLC,
                                      as a Seller

                                   By: /s/ Darren Bigby
                                       ----------------------------------------
                                       Name:  Darren Bigby
                                       Title: Assistant Vice President

                                    COUNTRYWIDE HOME LOANS SERVICING LP,
                                         as Master Servicer

                                    By:  COUNTRYWIDE GP, INC.

                                   By: /s/ Darren Bigby
                                       ----------------------------------------
                                       Name:  Darren Bigby
                                       Title: Senior Vice President

                                    THE BANK OF NEW YORK,
                                    as Trustee

                                   By: /s/ Maria Tokarz
                                       ----------------------------------------
                                       Name:  Maria Tokarz
                                       Title: Assistant Treasurer

                                    THE BANK OF NEW YORK TRUST COMPANY, N.A., as Co-Trustee

                                   By: /s/ Ernest Ulate Jr.
                                       ----------------------------------------
                                       Name:  Ernest Ulate Jr.
                                       Title: Vice President

                                    THE BANK OF NEW YORK
                                    (solely with respect to its obligations
                                    under Section 4.01(d))



                                   By: /s/ Paul Connolly
                                       ----------------------------------------
                                       Name:  Paul Connolly
                                       Title: Vice President

STATE OF CALIFORNIA           )
                              )  ss.:
COUNTY OF LOS ANGELES         )

            On this 28th day of July, 2006, before me, a notary public in and for said State, appeared Darren Bigby, personally known to me on the basis of satisfactory evidence to be an Executive Vice President of Countrywide Home Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             /s/ Glenda Daniel
                                   -------------------------------------
                                                Notary Public

[Notarial Seal]

STATE OF CALIFORNIA           )
                              )  ss.:
COUNTY OF LOS ANGELES         )

            On this 28th day of July, 2006, before me, a notary public in and for said State, appeared Darren Bigby, personally known to me on the basis of satisfactory evidence to be a Senior Vice President of Countrywide GP, Inc., the parent company of Countrywide Home Loans Servicing LP, one of the organizations that executed the within instrument, and also known to me to be the person who executed it on behalf of such limited partnership and acknowledged to me that such limited partnership executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             /s/ Glenda Daniel
                                   -------------------------------------
                                                Notary Public

[Notarial Seal]

STATE OF CALIFORNIA           )
                              )  ss.:
COUNTY OF LOS ANGELES         )

            On this 28th day of July, 2006, before me, a notary public in and for said State, appeared Darren Bigby, personally known to me on the basis of satisfactory evidence to be a Vice President of CWABS, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             /s/ Glenda Daniel
                                   -------------------------------------
                                                Notary Public

[Notarial Seal]

STATE OF CALIFORNIA           )
                              )  ss.:
COUNTY OF LOS ANGELES         )

            On this 28th day of July, 2006, before me, a notary public in and for said State, appeared Darren Bigby, personally known to me on the basis of satisfactory evidence to be a Vice President of Park Monaco Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             /s/ Glenda Daniel
                                   -------------------------------------
                                                Notary Public

[Notarial Seal]

STATE OF CALIFORNIA           )
                              )  ss.:
COUNTY OF LOS ANGELES         )

            On this 28th day of July, 2006, before me, a notary public in and for said State, appeared Darren Bigby, personally known to me on the basis of satisfactory evidence to be an Assistant Vice President of Park Sienna LLC, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             /s/ Glenda Daniel
                                   -------------------------------------
                                                Notary Public

[Notarial Seal]

STATE OF NEW YORK             )
                              )  ss.:
COUNTY OF NEW YORK            )

            On this 28th day of July, 2006 before me, a notary public in and for said State, appeared Maria Tokarz, personally known to me on the basis of satisfactory evidence to be an Assistant Treasurer of The Bank of New York, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                          /s/ Christopher E. Muir
                                   -------------------------------------
                                                Notary Public

[Notarial Seal]

STATE OF NEW YORK             )
                              )  ss.:
COUNTY OF NEW YORK            )

            On this 28th day of July, 2006 before me, a notary public in and for said State, appeared Paul Connolly, personally known to me on the basis of satisfactory evidence to be a Vice President of The Bank of New York, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                          /s/ Christopher E. Muir
                                   -------------------------------------
                                                Notary Public

[Notarial Seal]

STATE OF CALIFORNIA           )
                              )  ss.:
COUNTY OF LOS ANGELES         )

            On this 28th day of July, 2006, before me, a notary public in and for said State, appeared Ernest Ulate, personally known to me on the basis of satisfactory evidence to be a Vice President of The Bank of New York Trust Company, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Nathan Harvey Reddics Jr.
                                   -------------------------------------
                                                Notary Public

[Notarial Seal]

                                                                  Exhibits A-1
                                                                  through A-19

                         [Exhibits A-1 through A-19 are
                 photocopies of such Certificates as delivered.]

                [See appropriate documents delivered at closing.]

                                                                       Exhibit B

                   Exhibit B-1 and Exhibit B-2 are photocopies
                    of the Class PF and Class PV Certificates
                                  as delivered.

                [See appropriate documents delivered at closing.]

                                                                       Exhibit C

                   Exhibit C-1 and Exhibit C-2 are photocopies
                    of the Class CF and Class CV Certificates
                                  as delivered.


                [See appropriate documents delivered at closing.]

                                                                       Exhibit D

                            Exhibit D is a photocopy
                          of the Class A-R Certificate
                                  as delivered.


                [See appropriate documents delivered at closing.]

                                                                       Exhibit E

                            Exhibit E is a photocopy
                      of the Tax Matters Person Certificate
                                  as delivered.

                [See appropriate documents delivered at closing.]

                                                             Exhibit F-1 and F-2

              [Exhibit F-1 and F-2 are schedules of Mortgage Loans]

         [Delivered to Trustee at closing and on file with the Trustee.]

                                   EXHIBIT G-1

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE


                                     [Date]


[Depositor]

[Sellers]

[Master Servicer]

[Class 1-AF Insurer] (with respect to the Group 1 Mortgage Loans only)


            Re:   CWABS Asset-Backed Certificates, Series 2006-13

Gentlemen:

            In accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of July 1, 2006 (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, the undersigned, as Trustee, and The Bank of New York Trust Company, N.A., as Co-Trustee, the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed in the attached list of exceptions) the Co-Trustee has received:

            (i) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of ______________, without recourse", or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note; and

            (ii) a duly executed assignment of the Mortgage or a copy of such assignment, in either case in the form permitted by Section 2.01 of the Pooling and Servicing Agreement.

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of


                                     G-1-1
the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.


                                     G-1-2

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                                     The Bank of New York,
                                                            as Trustee



                                                     By:
                                                         ----------------------
                                                         Name:
                                                         Title:


                                     G-1-3

                                   EXHIBIT G-2

                    FORM OF INTERIM CERTIFICATION OF TRUSTEE

                                     [Date]


[Depositor]

[Sellers]

[Master Servicer]

[Class 1-AF Insurer] (with respect to the Group 1 Mortgage Loans only)




            Re:   CWABS Asset-Backed Certificates, Series 2006-13

Gentlemen:

            In accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of July 1, 2006 (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, the undersigned, as Trustee, and The Bank of New York Trust Company, N.A., as Co-Trustee, the undersigned hereby certifies that[, with respect to the Subsequent Mortgage Loans delivered in connection with the Subsequent Transfer Agreement, dated as of __________, 2006 (the "Subsequent Transfer Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller and The Bank of New York, as Trustee], except as listed in the following paragraph, as to each [Initial Mortgage Loan][Subsequent Mortgage Loan] listed in the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] (other than any [Mortgage Loan][Loan Number and Borrower Identification Mortgage Loan Schedule] paid in full or listed on the attached list of exceptions) the Co-Trustee has received:

            (i) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note), or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note and all such intervening endorsements;

            (ii) the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] that is not a MERS Mortgage Loan, the original recorded Mortgage or a copy of such Mortgage, with


                                     G-2-1
recording information, and in the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] that is a MERS Mortgage Loan, the original Mortgage or a copy of such Mortgage, with recording information, noting thereon the presence of the MIN of the [Initial Mortgage Loan][Subsequent Mortgage Loan] and language indicating that the [Initial Mortgage Loan][Subsequent Mortgage Loan] is a MOM Loan if the [Initial Mortgage Loan][Subsequent Mortgage Loan] is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

            (iii) the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage to "Asset-Backed Certificates, Series 2006-13, CWABS, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of July 1, 2006, without recourse" or a copy of such assignment, with recording information (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates);

            (iv) the original recorded assignment or assignments of the Mortgage or a copy of such assignments, with recording information, together with all interim recorded assignments of such Mortgage or a copy of such assignments, with recording information (in each case noting the presence of a MIN in the case of each MERS Mortgage Loan);

            (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

            (vi) the original or duplicate original lender's title policy or a copy of lender's title policy or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company, with the original policy of title insurance to be delivered within one year of the Closing Date.

            In the event that in connection with any [Initial Mortgage Loan][Subsequent Mortgage Loan] that is not a MERS Mortgage Loan the applicable Seller cannot deliver the original recorded Mortgage or all interim recorded assignments of the Mortgage satisfying the requirements of clause (ii), (iii) or
(iv), as applicable, the Trustee has received, in lieu thereof, a true and complete copy of such Mortgage and/or such assignment or assignments of the Mortgage, as applicable, each certified by the applicable Seller, the applicable title company, escrow agent or attorney, or the originator of such [Initial Mortgage Loan][Subsequent Mortgage Loan], as the case may be, to be a true and complete copy of the original Mortgage or assignment of Mortgage submitted for recording.

            Based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and related to such [Initial Mortgage Loan][Subsequent Mortgage Loan], and (ii) the information set forth in items (i), (iv), (v), (vi), (viii), (ix) and (xvii) of the definition of the "Mortgage Loan Schedule" in Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.


                                     G-2-2

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the [Initial Mortgage Loans][Subsequent Mortgage Loans] identified on the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] or
(ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.


                                     G-2-3

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                                     The Bank of New York,
                                                            as Trustee



                                                     By:
                                                         ----------------------
                                                         Name:
                                                         Title:


                                     G-2-4

                                   EXHIBIT G-3

                      FORM OF DELAY DELIVERY CERTIFICATION

                                     [Date]


[Depositor]

[Sellers]

[Master Servicer]

[Class 1-AF Insurer] (with respect to the Group 1 Mortgage Loans only)




            Re:   CWABS Asset-Backed Certificates, Series 2006-13

Gentlemen:

            Reference is made to the Initial Certification of Trustee relating to the above-referenced series, with the schedule of exceptions attached thereto, delivered by the undersigned, as Trustee, on the Closing Date in accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of July 1, 2006 (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, the undersigned, as Trustee, and The Bank of New York Trust Company, N.A., as Co-Trustee. The undersigned hereby certifies that [, with respect to the Subsequent Mortgage Loans delivered in connection with the Subsequent Transfer Agreement, dated as of __________, 2006 (the "Subsequent Transfer Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller and The Bank of New York, as Trustee,] as to each Delay Delivery Mortgage Loan listed on the Schedule A attached hereto (other than any [Initial Mortgage Loan][Subsequent Mortgage Loan] paid in full or listed on Schedule B attached hereto) it has received:

            (1) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note), or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note and all such intervening endorsements;

            (2) in the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage to "Asset-


                                     G-3-1

Backed Certificates, Series 2006-13, CWABS, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of July 1, 2006, without recourse" or a copy of such assignment, with recording information (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates).

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the [Initial Mortgage Loans][Subsequent Mortgage Loans] identified on the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] or
(ii) the collectibility, insurability, effectiveness or suitability of any such [Initial Mortgage Loan][Subsequent Mortgage Loan].

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                                     The Bank of New York,
                                                            as Trustee



                                                     By:
                                                        -----------------------
                                                          Name:
                                                          Title:


                                     G-3-2

                                   EXHIBIT G-4

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE
                           (SUBSEQUENT MORTGAGE LOANS)

                                     [Date]


[Depositor]

[Sellers]

[Master Servicer]

[Class 1-AF Insurer] (with respect to the Group 1 Mortgage Loans only)




            Re:   CWABS Asset-Backed Certificates, Series 2006-13

Gentlemen:

            In accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of July 1, 2006 (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, the undersigned, as Trustee, and The Bank of New York Trust Company, N.A., as Co-Trustee, the undersigned hereby certifies that, as to each Subsequent Mortgage Loan listed in the Loan Number and Borrower Identification Mortgage Loan Schedule (other than any Subsequent Mortgage Loan paid in full or listed in the attached list of exceptions) the Trustee has received:

            (1) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note), or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note and all such intervening endorsements; and

            (2) a duly executed assignment of the Mortgage or a copy of such assignment with recording information, in either case in the form permitted by
Section 2.01 of the Pooling and Servicing Agreement.

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.


                                     G-4-1

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Subsequent Mortgage Loans identified on the Loan Number and Borrower Identification Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Subsequent Mortgage Loan.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                                     The Bank of New York,
                                                            as Trustee



                                                     By:
                                                        -----------------------
                                                          Name:
                                                          Title:


                                     G-4-2

                                    EXHIBIT H

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                     [Date]


[Depositor]

[Master Servicer]

[Sellers]

[Class 1-AF Insurer]


            Re:   CWABS Asset-Backed Certificates, Series 2006-13

Gentlemen:

            In accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of July 1, 2006 (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, the undersigned, as Trustee, and The Bank of New York Trust Company, N.A., as Co-Trustee, the undersigned hereby certifies that[, with respect to the Subsequent Mortgage Loans delivered in connection with the Subsequent Transfer Agreement, dated as of __________, 2006 (the "Subsequent Transfer Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller and The Bank of New York, as Trustee,] as to each [Initial Mortgage Loan][Subsequent Mortgage Loan] listed in the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] (other than any [Initial Mortgage Loan][Subsequent Mortgage Loan] paid in full or listed on the attached Document Exception Report) it has received:

            (i) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of _________________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note), or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note and all such intervening endorsements;

            (ii) in the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] that is not a MERS Mortgage Loan, the original recorded Mortgage or a copy of such Mortgage, with recording information, and in the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] that is a MERS Mortgage Loan, the original Mortgage or a copy of such Mortgage, with recording information, noting the presence of the MIN of the [Initial Mortgage

Loan][Subsequent Mortgage Loan] and language indicating that the [Initial Mortgage Loan][Subsequent Mortgage Loan] is a MOM Loan if the [Initial Mortgage Loan][Subsequent Mortgage Loan] is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded];

            (iii) in the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage to "Asset-Backed Certificates, Series 2006-13, CWABS, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of July 1, 2006, without recourse" or a copy of such assignment, with recording information (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates);

            (iv) the original recorded assignment or assignments of the Mortgage or a copy of such assignments, with recording information, together with all interim recorded assignments of such Mortgage or a copy of such assignments, with recording information (in each case noting the presence of a MIN in the case of each MERS Mortgage Loan);

            (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

            (vi) the original or duplicate original lender's title policy or a copy of lender's title policy or a printout of the electronic equivalent and all riders thereto or any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

            If the public recording office in which a Mortgage or assignment thereof is recorded has retained the original of such Mortgage or assignment, the Trustee has received, in lieu thereof, a copy of the original Mortgage or assignment so retained, with evidence of recording thereon, certified to be true and complete by such recording office.

            Based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and related to such Mortgage Loan, and (ii) the information set forth in items (i), (iv), (v), (vi),
(viii), (ix) and (xvii) of the definition of the "Mortgage Loan Schedule" in
Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the [Initial Mortgage Loans][Subsequent Mortgage Loans] identified on the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] or
(ii) the collectibility, insurability, effectiveness or suitability of any such [Initial Mortgage Loan][Subsequent Mortgage Loan].

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                                     The Bank of New York,
                                                        as Trustee



                                                     By:
                                                        -----------------------
                                                         Name:
                                                         Title:

                                    EXHIBIT I

                TRANSFER AFFIDAVIT FOR THE CLASS A-R CERTIFICATES

STATE OF      )
              )       ss.:
COUNTY OF     )

            The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is an officer of _______________, the proposed Transferee of an Ownership Interest in a Class A-R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2006 (the "Agreement"), by and among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, The Bank of New York, as Trustee, and The Bank of New York Trust Company, N.A., as Co-Trustee. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

            2. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or to section 4975 of the Internal Revenue Code of 1986, nor is it acting on behalf of or with plan assets of any such plan. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee will endeavor to remain a Permitted Transferee for so long as it retains its Ownership Interest in the Certificate. The Transferee is acquiring its Ownership Interest in the Certificate for its own account.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)


                                     I-1-1

            5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit J-1 to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

            7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Class A-R Certificates.

            8. The Transferee's taxpayer identification number is _____.

            9. The Transferee is a U.S. Person as defined in Code section 7701(a)(30).

            10. The Transferee is aware that the Class A-R Certificates may be "noneconomic residual interests" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. In addition, as the holder of a noneconomic residual interest, the Transferee may incur tax liabilities in excess of any cash flows generated by the interest and the Transferee hereby represents that it intends to pay taxes associated with holding the residual interest as they become due.

            11. The Transferee has provided financial statements or other financial information requested by the Transferor in connection with the transfer of the Class A-R Certificates to permit the Transferor to assess the financial capability of the Transferee to pay such taxes.

                                      * * *


                                     I-1-2

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of _____________, 20__.

                                                     [NAME OF TRANSFEREE]


                                                     By:
                                                        -----------------------
                                                         Name:
                                                         Title:


[Corporate Seal]

ATTEST:


-------------------------
[Assistant] Secretary

            Personally appeared before me the above-named _____________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ____ day of _______, 20__.



                                        -------------------------------------
                                                      NOTARY PUBLIC
                                        My Commission expires the ___ day of
                                                         , 20__.


                                     I-1-3

                               Certain Definitions

            "Ownership Interest": As to any Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            "Permitted Transferee": Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Class A-R Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" as defined in section 775 of the Code, (vi) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI, and (vii) any other Person so designated by the Trustee based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Class A-R Certificate to such Person may cause any REMIC formed hereunder to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

            "Person": Any individual, corporation, limited liability company, partnership, joint venture, bank, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

            "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Certificate, including the acquisition of a Certificate by the Depositor.

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.


                                     I-1-4

                        Section 5.02(c) of the Agreement

            (c) Each Person who has or who acquires any Ownership Interest in a Class A-R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class A-R Certificate are expressly subject to the following provisions:

            (1) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (2) Except in connection with (i) the registration of the Tax Matters Person Certificate in the name of the Trustee or (ii) any registration in the name of, or transfer of a Class A-R Certificate to, an affiliate of the Depositor (either directly or through a nominee) in connection with the initial issuance of the Certificates, no Ownership Interest in a Class A-R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Class A-R Certificate unless, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

            (3) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class A-R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class A-R Certificate and (C) not to Transfer its Ownership Interest in a Class A-R Certificate, or to cause the Transfer of an Ownership Interest in a Class A-R Certificate to any other Person, if it has actual knowledge that such Person is not a Permitted Transferee.

            (4) Any attempted or purported Transfer of any Ownership Interest in a Class A-R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class A-R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class A-R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class A-R Certificate that is in fact not permitted by Section 5.02(b) and this
      Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit and Transferor Certificate. The Trustee shall be entitled but not obligated to recover from any Holder of a Class A-R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class A-R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.


                                     I-1-5

            (5) The Master Servicer shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Class A-R Certificate to any Holder who is not a Permitted Transferee.

            The restrictions on Transfers of a Class A-R Certificate set forth in this section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class A-R Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trustee, the Sellers or the Master Servicer to the effect that the elimination of such restrictions will not cause any constituent REMIC of any REMIC formed hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any ownership Interest in a Class A-R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class A-R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class A-R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.


                                     I-1-6

                                   EXHIBIT J-1

            FORM OF TRANSFEROR CERTIFICATE FOR CLASS A-R CERTIFICATES

                                      Date:


CWABS, Inc.
as Depositor
4500 Park Granada
Calabasas, California  91302

The Bank of New York
as Trustee
101 Barclay Street
New York, New York  10286


            Re:   CWABS, Inc. Asset Backed
                  Certificates, Series 2006-13
                  ----------------------------

Ladies and Gentlemen:

            In connection with our disposition of the Class A-R Certificates, we certify that we have no knowledge that the Transferee is not a Permitted Transferee. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of July 1, 2006, among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, The Bank of New York, as Trustee, and The Bank of New York Trust Company, N.A., as Co-Trustee.

                                         Very truly yours,



                                         -------------------------------------
                                         Name of Transferor


                                         By: _________________________________
                                         Name:
                                         Title:


                                     J-1-1

                                   EXHIBIT J-2

                       FORM OF TRANSFEROR CERTIFICATE FOR
                              PRIVATE CERTIFICATES

                                      Date:


CWABS, Inc.,
         as Depositor
4500 Park Granada
Calabasas, California 91302

The Bank of New York,
         as Trustee
101 Barclay Street
New York, New York  10286


            Re:   CWABS, Inc. Asset-Backed Certificates,
                  Series 2006-13, Class [ ]


Ladies and Gentlemen:

            In connection with our disposition of the above-captioned Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of
Section 5 of the Act. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of July 1, 2006, among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, The Bank of New York, as Trustee, and The Bank of New York Trust Company, N.A., as Co-Trustee.

                                         Very truly yours,


                                         ----------------------------------
                                         Name of Transferor


                                         By: _______________________________
                                         Name:
                                         Title:


                                     J-2-1

                                    EXHIBIT K

                    FORM OF INVESTMENT LETTER (NON-RULE 144A)

                                      Date:


CWABS, Inc.,
         as Depositor
4500 Park Granada
Calabasas, California 91302

The Bank of New York,
         as Trustee
101 Barclay St., 8W
New York, New York  10286


            Re:   CWABS, Inc. Asset-Backed Certificates,
                  Series 2006-13, Class [ ]


Ladies and Gentlemen:

            In connection with our acquisition of the above-captioned Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement, or using the assets of any such plan or arrangement to effect such acquisition or (ii) if the Certificates have been the subject of an ERISA-Qualifying Underwriting, we are an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any

Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

            All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of July 1, 2006, among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, The Bank of New York, as Trustee, and The Bank of New York Trust Company, N.A., as Co-Trustee.

                                             Very truly yours,


                                             ----------------------------------
                                             Name of Transferee

                                             By: ______________________________
                                                    Authorized Officer

                                    EXHIBIT L

                            FORM OF RULE 144A LETTER

                                      Date:


CWABS, Inc.,
         as Depositor
4500 Park Granada
Calabasas, California 91302

The Bank of New York,
         as Trustee
101 Barclay Street
New York, New York  10286


            Re:   CWABS, Inc. Asset-Backed Certificates,
                  Series 2006-13, Class [ ]

Ladies and Gentlemen:

            In connection with our acquisition of the above-captioned Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement, or using the assets of any such plan or arrangement to effect such acquisition or (ii) if the Certificates have been the subject of an ERISA-Qualifying Underwriting, we are an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the

Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates,
(f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

            All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of July 1, 2006, among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, The Bank of New York, as Trustee, and The Bank of New York Trust Company, N.A., as Co-Trustee.

                                           Very truly yours,


                                           ----------------------------------
                                           Name of Transferee

                                           By: _______________________________
                                                  Authorized Officer

                                                            ANNEX 1 TO EXHIBIT L
                                                            --------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis either at least $100,000,000 in securities or, if Buyer is a dealer, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

      ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
            (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

      ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

      ___ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

      ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

      ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

      ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

      ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                          ------------------------------------
                                                    Print Name of Buyer


                                          By:
                                             ---------------------------------
                                              Name:
                                              Title:


                                          Date:
                                                ------------------------------

                                                            ANNEX 2 TO EXHIBIT L
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That are Registered Investment Companies]

The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

      In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

      ___ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

      The Buyer is familiar with Rule 144A and under-stands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

      Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                           -----------------------------------
                                             Print Name of Buyer or Adviser


                                           By:
                                           Name:
                                           Title:


                                           IF AN ADVISER:



                                           -----------------------------------
                                                  Print Name of Buyer


                                           Date:

                                    EXHIBIT M

                      FORM OF REQUEST FOR DOCUMENT RELEASE

Loan Information

         Name of Mortgagor:                 ___________________________________

         Master Servicer
         Loan No.:                          ___________________________________

Trustee

         Name:                              ___________________________________

         Address:                           ___________________________________

                                            ___________________________________

         Trustee
         Mortgage File No.:                 ___________________________________

            The undersigned Master Servicer hereby acknowledges that it has received from _______________________________________, as Trustee for the
Holders of Asset-Backed Certificates, Series 2006-13, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Document Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of July 1, 2006 (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, and The Bank of New York, as Trustee.

( ) Mortgage Note dated ___________, ____, in the original principal sum of $________, made by __________________, payable to, or endorsed to the order of, the Trustee.

( )   Mortgage recorded on _________________ as instrument no. ________________
      in the County Recorder's Office of the County of ________________, State of _______________ in book/reel/docket _______________ of official records at page/image _____________.

( )   Deed of Trust recorded on _________________ as instrument no.
      ________________ in the County Recorder's Office of the County of
      ________________, State of _______________ in book/reel/docket
      _______________ of official records at page/image _____________.

( )   Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
      _________________ as instrument no. __________ in the County Recorder's Office of the County of __________, State of _______________ in book/reel/docket _______________ of official records at page/image _____________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

(  )  _________________________________________________

(  )  _________________________________________________

(  )  _________________________________________________

(  )  _________________________________________________

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

            (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trust Fund, solely for the purposes provided in the Pooling and Servicing Agreement.

            (2) The Master Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

            (3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Pooling and Servicing Agreement.

            (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Fund, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                     [Master Servicer]


                                     By _______________________________________


                                     Its ______________________________________


                                     Date: _________________, ____

                                    EXHIBIT N

                        FORM OF REQUEST FOR FILE RELEASE

                     OFFICER'S CERTIFICATE AND TRUST RECEIPT
                           ASSET-BACKED CERTIFICATES,
                                 Series 2006-13

__________________________________________ HEREBY CERTIFIES THAT HE/SHE IS AN
OFFICER OF THE MASTER SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

[ALL PAYMENTS OF PRINCIPAL AND INTEREST HAVE BEEN MADE.] [THE PURCHASE PRICE FOR SUCH MORTGAGE LOANS HAS BEEN PAID.] [THE MORTGAGE LOANS HAVE BEEN LIQUIDATED AND THE RELATED [INSURANCE PROCEEDS] [LIQUIDATION PROCEEDS] HAVE BEEN DEPOSITED PURSUANT TO SECTION 3.13 OF THE POOLING AND SERVICING AGREEMENT.] [A REPLACEMENT MORTGAGE LOAN HAS BEEN DELIVERED TO THE TRUSTEE IN THE MANNER AND OTHERWISE IN ACCORDANCE WITH THE CONDITIONS SET FORTH IN SECTIONS 2.02 AND 2.03 OF THE POOLING AND SERVICING AGREEMENT.]

LOAN NUMBER:_______________                 BORROWER'S NAME:_____________

COUNTY:____________________

[For Substitution or Repurchase Only: The Master Servicer certifies that [an] [no] opinion is required by Section 2.05 [and is attached hereto].]

I HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, THAT ARE REQUIRED TO BE DEPOSITED IN THE CERTIFICATE ACCOUNT PURSUANT TO SECTION
3.05 OF THE POOLING AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.

____________                                         _____________________
                                                     DATED:____________

/ /                                                  VICE PRESIDENT
/ /                                                  ASSISTANT VICE PRESIDENT

                                                                       Exhibit O

                            Exhibit O is a photocopy
                           of the Depository Agreement
                                  as delivered.

                [See appropriate documents delivered at closing.]

                                    EXHIBIT P

                      FORM OF SUBSEQUENT TRANSFER AGREEMENT

            SUBSEQUENT TRANSFER AGREEMENT, dated as of ____________, 200[_] (this "Subsequent Transfer Agreement"), among CWABS, INC., a Delaware corporation, as depositor (the "Depositor"), COUNTRYWIDE HOME LOANS, INC., a New York corporation, in its capacity as a seller under the Pooling and Servicing Agreement referred to below ("CHL"), PARK MONACO INC., a Delaware corporation, in its capacity as a seller under the Pooling and Servicing Agreement ("Park Monaco"), PARK SIENNA LLC, a Delaware limited liability company, in its capacity as a seller under the Pooling and Servicing Agreement ("Park Sienna" and, together with CHL and Park Monaco, the "Sellers") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee");

            WHEREAS, the Depositor, CHL, Park Monaco, Park Sienna, the Trustee, Countrywide Home Loans Servicing LP, as Master Servicer, and The Bank of New York Trust Company N.A., as Co-Trustee, have entered in the Pooling and Servicing Agreement, dated as of July 1, 2006 (the "Pooling and Servicing Agreement"), relating to the CWABS, Inc. Asset-Backed Certificates, Series 2006-13 (capitalized terms not otherwise defined herein are used as defined in the Pooling and Servicing Agreement);

            WHEREAS, Section 2.01(b) of the Pooling and Servicing Agreement provides for the parties hereto to enter into this Subsequent Transfer Agreement in accordance with the terms and conditions of the Pooling and Servicing Agreement;

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged the parties hereto agree as follows:

            (a) The "Subsequent Transfer Date" with respect to this Subsequent Transfer Agreement shall be ________ __, 200[_].

            (b) The "Subsequent Transfer Date Purchase Amount" with respect to this Subsequent Transfer Agreement shall be $_______________.

            (c) The Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date shall be subject to the terms and conditions of the Pooling and Servicing Agreement.

            (d) Annex I hereto sets forth a list of the Mortgage Loans which are Delay Delivery Mortgage Loans.

            (e) In case any provision of this Subsequent Transfer Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

            (f) In the event of any conflict between the provisions of this Subsequent Transfer Agreement and the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall prevail.

            (g) This Subsequent Transfer Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York.

            (h) The Subsequent Transfer Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties to this Subsequent Transfer Agreement have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.



                                         CWABS, INC.,
                                            as Depositor



                                         By: __________________________________
                                             Name:
                                             Title:



                                         COUNTRYWIDE HOME LOANS, INC.,
                                             as a Seller



                                         By: __________________________________
                                             Name:
                                             Title:



                                         PARK MONACO INC.,
                                             as a Seller



                                         By: __________________________________
                                             Name:
                                             Title:



                                         PARK SIENNA LLC,
                                             as a Seller



                                         By: __________________________________
                                             Name:
                                             Title:

                                          THE BANK OF NEW YORK,
                                              not in its individual capacity,
                                              but solely as Trustee



                                         By: __________________________________
                                             Name:
                                             Title:

                                                                         Annex I

  Mortgage Loans for which All or a Portion of a Related Mortgage File is not Delivered to the Trustee on or prior to the Subsequent Transfer Date

                                    EXHIBIT Q

                            FORM OF CORRIDOR CONTRACT

                [See appropriate documents delivered at closing.]

                                    EXHIBIT R

                            FORM OF CLASS 1-AF POLICY

                      [See document delivered at closing.]

                                   EXHIBIT S-1

                 FORM OF CORRIDOR CONTRACT ASSIGNMENT AGREEMENT


                      [See document delivered at closing.]






                                     S-1-1

                                   EXHIBIT S-2

               FORM OF CORRIDOR CONTRACT ADMINISTRATION AGREEMENT


                      [See document delivered at closing.]





                                     S-2-1

                                    EXHIBIT T


                OFFICER'S CERTIFICATE WITH RESPECT TO PREPAYMENTS


                           ASSET-BACKED CERTIFICATES,
                                 Series 2006-13

                                    [Date]

Via Facsimile

The Bank of New York,
         as Trustee
101 Barclay Street
New York, New York  10286


Dear Sir or Madam:

            Reference is made to the Pooling and Servicing Agreement, dated as of July 1, 2006, (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, The Bank of New York, as Trustee, and The Bank of New York Trust Company, N.A., as Co-Trustee. Capitalized terms used herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

            __________________ hereby certifies that he/she is a Servicing Officer, holding the office set forth beneath his/her name and hereby further certifies as follows:

            With respect to the Distribution Date in _________ 20[ ] and each Mortgage Loan set forth in the attached schedule:

            1. A Principal Prepayment in full or in part was received during the related Prepayment Period;

            2. Any Prepayment Charge due under the terms of the Mortgage Note with respect to such Principal Prepayment was or was not, as indicated on the attached schedule using "Yes" or "No", received from the Mortgagor and deposited in the Certificate Account;

            3. As to each Mortgage Loan set forth on the attached schedule for which all or part of the Prepayment Charge required in connection with the Principal Prepayment was waived by the Master Servicer, such waiver was, as indicated on the attached schedule, based upon:

            (i) the Master Servicer's determination that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge, or

            (ii)(A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law; and

            4. We certify that all amounts due in connection with the waiver of a Prepayment Charge inconsistent with clause 3 above which are required to be deposited by the Master Servicer pursuant to Section 3.20 of the Pooling and Servicing Agreement, have been or will be so deposited.

                                                COUNTRYWIDE HOME LOANS, INC.,
                                                  as Master Servicer

   SCHEDULE OF MORTGAGE LOANS FOR WHICH A PREPAYMENT WAS RECEIVED DURING THE
                           RELATED PREPAYMENT PERIOD


-------------------------------------------------------------------------------
Loan Number          Clause 2:  Yes/No        Clause 3:  (i) or (ii)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                    EXHIBIT U

                              FORM OF SWAP CONTRACT

                [See appropriate documents delivered at closing.]

                                   EXHIBIT V-1

                   FORM OF SWAP CONTRACT ASSIGNMENT AGREEMENT


                      [See document delivered at closing.]



                                     V-1-1

                                   EXHIBIT V-2

                 FORM OF SWAP CONTRACT ADMINISTRATION AGREEMENT


                      [See document delivered at closing.]



                                     V-2-1

                                   EXHIBIT V-3

                             FORM OF SWAP GUARANTEE

                      [See document delivered at closing.]







                                     V-3-1

                                   EXHIBIT W

                           FORM OF MONTHLY STATEMENT

                          [On file with the Trustee.]

                                   EXHIBIT X-1

                        FORM OF PERFORMANCE CERTIFICATION
                                  (Subservicer)

                            [On File with Trustee]



                                     X-1-1

                                   EXHIBIT X-2

                        FORM OF PERFORMANCE CERTIFICATION
                                    (Trustee)

                            [On File with Trustee]



                                     X-2-1

                                    EXHIBIT Y

                                     FORM OF
                      SERVICING CRITERIA TO BE ADDRESSED IN
                       ASSESSMENT OF COMPLIANCE STATEMENT

            The assessment of compliance to be delivered by [the Master Servicer] [Trustee] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":


-----------------------------------------------------------------------------------------------------------------------------------
                                          Servicing Criteria                                               Applicable Servicing
                                                                                                                 Criteria
-----------------------------------------------------------------------------------------------------------------------------------
      Reference                                            Criteria
-----------------------------------------------------------------------------------------------------------------------------------
                                               General Servicing Considerations
-----------------------                                                                                  --------------------------
                        Policies and procedures are instituted to monitor any performance or other
1122(d)(1)(i)           triggers and events of default in accordance with the transaction agreements.
-----------------------                                                                                  --------------------------
                        If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and
1122(d)(1)(ii)          compliance with such servicing activities.
-----------------------                                                                                  --------------------------
                        Any requirements in the transaction agreements to maintain a back-up servicer
1122(d)(1)(iii)         for the mortgage loans are maintained.
-----------------------                                                                                  --------------------------
                        A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of
1122(d)(1)(iv)          the transaction agreements.
-----------------------                                                                                  --------------------------
                                              Cash Collection and Administration
-----------------------                                                                                  --------------------------
                        Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction
1122(d)(2)(i)           agreements.
-----------------------                                                                                  --------------------------
                        Disbursements made via wire transfer on behalf of an obligor or to an investor
1122(d)(2)(ii)          are made only by authorized personnel.
-----------------------                                                                                  --------------------------
                        Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are
1122(d)(2)(iii)         made, reviewed and approved as specified in the transaction agreements.
-----------------------                                                                                  --------------------------
                        The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the
1122(d)(2)(iv)          transaction agreements.
-----------------------                                                                                  --------------------------
                        Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets
1122(d)(2)(v)           the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
-----------------------                                                                                  --------------------------
1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent unauthorized access.
-----------------------                                                                                  --------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                          Servicing Criteria                                               Applicable Servicing
                                                                                                                 Criteria
-----------------------------------------------------------------------------------------------------------------------------------
      Reference                                            Criteria
-----------------------------------------------------------------------------------------------------------------------------------
                        Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate;
                        (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C)
                        reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction
1122(d)(2)(vii)         agreements.
-----------------------                                                                                  --------------------------
                                              Investor Remittances and Reporting
-----------------------                                                                                  --------------------------
                        Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable
                        Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of
1122(d)(3)(i)           mortgage loans serviced by the Servicer.
-----------------------                                                                                  --------------------------
                        Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction
1122(d)(3)(ii)          agreements.
-----------------------                                                                                  --------------------------
                        Disbursements made to an investor are posted within two business days to the
                        Servicer's investor records, or such other number of days specified in the
1122(d)(3)(iii)         transaction agreements.
-----------------------                                                                                  --------------------------
                        Amounts remitted to investors per the investor reports agree with cancelled
1122(d)(3)(iv)          checks, or other form of payment, or custodial bank statements.
-----------------------                                                                                  --------------------------
                                                   Pool Asset Administration
-----------------------                                                                                  --------------------------
                        Collateral or security on mortgage loans is maintained as required by the
1122(d)(4)(i)           transaction agreements or related mortgage loan documents.
-----------------------                                                                                  --------------------------
                        Mortgage loan and related documents are safeguarded as required by the
1122(d)(4)(ii)          transaction agreements
-----------------------                                                                                  --------------------------
                        Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the
1122(d)(4)(iii)         transaction agreements.
-----------------------                                                                                  --------------------------
                        Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage
1122(d)(4)(iv)          loan documents.
-----------------------                                                                                  --------------------------
                        The Servicer's records regarding the mortgage loans agree with the Servicer's
1122(d)(4)(v)           records with respect to an obligor's unpaid principal balance.
-----------------------                                                                                  --------------------------
                        Changes with respect to the terms or status of an obligor's mortgage loans
                        (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related
1122(d)(4)(vi)          pool asset documents.
-----------------------                                                                                  --------------------------
                        Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the
1122(d)(4)(vii)         timeframes or other requirements established by the transaction agreements.
-----------------------                                                                                  --------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                          Servicing Criteria                                               Applicable Servicing
                                                                                                                 Criteria
-----------------------------------------------------------------------------------------------------------------------------------
      Reference                                            Criteria
-----------------------------------------------------------------------------------------------------------------------------------
                        Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements.
                        Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed
1122(d)(4)(viii)        temporary (e.g., illness or unemployment).
-----------------------                                                                                  --------------------------
                        Adjustments to interest rates or rates of return for mortgage loans with
1122(d)(4)(ix)          variable rates are computed based on the related mortgage loan documents.
-----------------------                                                                                  --------------------------
                        Regarding any funds held in trust for an obligor (such as escrow accounts):
                        (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                        and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days
1122(d)(4)(x)           specified in the transaction agreements.
-----------------------                                                                                  --------------------------
                        Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates,
1122(d)(4)(xi)          or such other number of days specified in the transaction agreements.
-----------------------                                                                                  --------------------------
                        Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the
1122(d)(4)(xii)         obligor, unless the late payment was due to the obligor's error or omission.
-----------------------                                                                                  --------------------------
                        Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of
1122(d)(4)(xiii)        days specified in the transaction agreements.
-----------------------                                                                                  --------------------------
                         Delinquencies, charge-offs and uncollectible accounts are recognized and
1122(d)(4)(xiv)         recorded in accordance with the transaction agreements.
-----------------------                                                                                  --------------------------
                        Any external enhancement or other support, identified in Item 1114(a)(1)
                        through (3) or Item 1115 of Regulation AB, is maintained as set forth in the
1122(d)(4)(xv)          transaction agreements.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------



                                                     [NAME OF MASTER SERVICER]
                                                     [NAME OF TRUSTEE] [NAME OF
                                                     SUBSERVICER]


                                                     Date: ____________________




                                                     By: ______________________
                                                     Name:
                                                     Title:

                                    EXHIBIT Z


                       [FORM OF] LIST OF ITEM 1119 PARTIES


                           ASSET BACKED CERTIFICATES,
                                 Series 200_-__

                                            [Date]

-------------------------------------------------------------------------------
Party                          Contact Information
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                   EXHIBIT AA

                                     FORM OF
                          SARBANES-OXLEY CERTIFICATION
                          (Replacement Master Servicer)

                             (On file with Trustee)



                                     AA-2-1

                                   SCHEDULE I

            PREPAYMENT CHARGE SCHEDULE AND PREPAYMENT CHARGE SUMMARY


         [Delivered to Trustee at closing and on file with the Trustee.]











                                     S-I-1

                                                    SCHEDULE II

                                                COLLATERAL SCHEDULE

-----------------------------------------------------------------------------------------------------------------------
Characteristic                                      Applicable       Loan Group 1      Loan Group 2     Loan Group 3
                                                      Section
-----------------------------------------------------------------------------------------------------------------------
Single-Family Detached Dwellings                    2.03(b)(32)         79.70%            77.02%           72.35%
-----------------------------------------------------------------------------------------------------------------------
Two- to Four-Family Dwellings                       2.03(b)(32)         2.80%             2.92%             3.90%
-----------------------------------------------------------------------------------------------------------------------
Low-Rise Condominium Units                          2.03(b)(32)         3.39%             5.80%             6.02%
-----------------------------------------------------------------------------------------------------------------------
High-Rise Condominium Units                         2.03(b)(32)         0.27%             0.39%             0.46%
-----------------------------------------------------------------------------------------------------------------------
Manufactured Housing                                2.03(b)(32)         0.34%             0.00%             0.39%
-----------------------------------------------------------------------------------------------------------------------
PUDs                                                2.03(b)(32)         13.50%            13.88%           16.88%
-----------------------------------------------------------------------------------------------------------------------
Earliest Origination Date                           2.03(b)(33)       3/16/2006          3/6/2006         3/7/2006
-----------------------------------------------------------------------------------------------------------------------
Prepayment Penalty                                  2.03(b)(35)         83.55%            70.33%           72.91%
-----------------------------------------------------------------------------------------------------------------------
Investor Properties                                 2.03(b)(36)         1.28%             2.02%             3.53%
-----------------------------------------------------------------------------------------------------------------------
Primary Residences                                  2.03(b)(36)         98.34%            97.63%           95.50%
-----------------------------------------------------------------------------------------------------------------------
Lowest Current Mortgage Rate                        2.03(b)(48)         5.875%            3.500%           5.375%
-----------------------------------------------------------------------------------------------------------------------
Highest Current Mortgage Rate                       2.03(b)(48)        14.900%           13.500%           14.800%
-----------------------------------------------------------------------------------------------------------------------
Weighted Average Current Mortgage Rate              2.03(b)(48)         7.622%            8.372%           8.297%
-----------------------------------------------------------------------------------------------------------------------
Lowest Gross Margin                                 2.03(b)(51)          N/A              2.250%           0.125%
-----------------------------------------------------------------------------------------------------------------------
Highest Gross Margin                                2.03(b)(51)          N/A              7.990%           13.800%
-----------------------------------------------------------------------------------------------------------------------
Weighted Average Gross Margin                       2.03(b)(51)          N/A              6.634%           7.232%
-----------------------------------------------------------------------------------------------------------------------
Date on or before which each Initial Mortgage
Loan has a Due Date                                 2.03(b)(52)        9/1/2006          9/1/2006         9/1/2006
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                       Adjustable Rate Mortgage
                                           Loans (other than
                                       Two-Year, Three-Year and                         Three-Year        Five-Year
                       Applicable      Five-Year Hybrid Mortgage   Two-Year Hybrid   Hybrid Mortgage       Hybrid
 Adjustment Date        Section                 Loans)              Mortgage Loans        Loans        Mortgage Loans
-----------------------------------------------------------------------------------------------------------------------
   Latest Next
 Adjustment Date      2.03(b)(34)              2/1/2007                8/1/2008          8/1/2009         8/1/2011
-----------------------------------------------------------------------------------------------------------------------



                                     S-II-1

                                  SCHEDULE III

                       FIXED RATE 40-YEAR TARGET SCHEDULE

                                      Fixed Rate 40-Year
Distribution Date                         Target ($)
-----------------                     -------------------
August 2016................                    16,917,563
September 2016.............                    16,676,539
October 2016...............                    16,438,860
November 2016..............                    16,204,480
December 2016..............                    15,973,354
January 2017...............                    15,745,438
February 2017..............                    15,520,686
March 2017.................                    15,299,057
April 2017.................                    15,080,508
May 2017...................                    14,864,995
June 2017..................                    14,652,478
July 2017..................                    14,442,915
August 2017................                    14,236,267
September 2017.............                    14,032,492
October 2017...............                    13,831,552
November 2017..............                    13,633,408
December 2017..............                    13,438,022
January 2018...............                    13,245,355
February 2018..............                    13,055,371
March 2018.................                    12,868,033
April 2018.................                    12,683,304
May 2018...................                    12,501,148
June 2018..................                    12,321,531
July 2018..................                    12,144,417
August 2018................                    11,969,773
September 2018.............                    11,797,563
October 2018...............                    11,627,756
November 2018..............                    11,460,317
December 2018..............                    11,295,215
January 2019...............                    11,132,417
February 2019..............                    10,971,892
March 2019.................                    10,813,608
April 2019.................                    10,657,535
May 2019...................                    10,503,642
June 2019..................                    10,351,900
July 2019..................                    10,202,278
August 2019................                    10,054,749
September 2019.............                     9,909,282
October 2019...............                     9,765,849
November 2019..............                     9,624,424
December 2019..............                     9,484,977


                                     S-III-1

                                      Fixed Rate 40-Year
Distribution Date                         Target ($)
-----------------                     -------------------
January 2020...............                     9,347,482
February 2020..............                     9,211,912
March 2020.................                     9,078,241
April 2020.................                     8,946,442
May 2020...................                     8,816,489
June 2020..................                     8,688,358
July 2020..................                     8,562,024
August 2020................                     8,437,460
September 2020.............                     8,314,644
October 2020...............                     8,193,551
November 2020..............                     8,074,157
December 2020..............                     7,956,439
January 2021...............                     7,840,374
February 2021..............                     7,725,939
March 2021.................                     7,613,111
April 2021.................                     7,501,869
May 2021...................                     7,392,191
June 2021..................                     7,284,055
July 2021..................                     7,177,439
August 2021................                     7,072,324
September 2021.............                     6,968,687
October 2021...............                     6,866,510
November 2021..............                     6,765,771
December 2021..............                     6,666,451
January 2022...............                     6,568,530
February 2022..............                     6,471,989
March 2022.................                     6,376,809
April 2022.................                     6,282,971
May 2022...................                     6,190,457
June 2022..................                     6,099,248
July 2022..................                     6,009,326
August 2022................                     5,920,674
September 2022.............                     5,833,274
October 2022...............                     5,747,108
November 2022..............                     5,662,160
December 2022..............                     5,578,413
January 2023...............                     5,495,850
February 2023..............                     5,414,455
March 2023.................                     5,334,212
April 2023.................                     5,255,104
May 2023...................                     5,177,117
June 2023..................                     5,100,234
July 2023..................                     5,024,440
August 2023................                     4,949,720


                                    S-III-2

                                      Fixed Rate 40-Year
Distribution Date                         Target ($)
-----------------                     -------------------
September 2023.............                     4,876,060
October 2023...............                     4,803,445
November 2023..............                     4,731,859
December 2023..............                     4,661,290
January 2024...............                     4,591,722
February 2024..............                     4,523,143
March 2024.................                     4,455,538
April 2024.................                     4,388,893
May 2024...................                     4,323,196
June 2024..................                     4,258,433
July 2024..................                     4,194,592
August 2024................                     4,131,660
September 2024.............                     4,069,623
October 2024...............                     4,008,470
November 2024..............                     3,948,188
December 2024..............                     3,888,765
January 2025...............                     3,830,190
February 2025..............                     3,772,450
March 2025.................                     3,715,535
April 2025.................                     3,659,431
May 2025...................                     3,604,129
June 2025..................                     3,549,617
July 2025..................                     3,495,884
August 2025................                     3,442,919
September 2025.............                     3,390,712
October 2025...............                     3,339,252
November 2025..............                     3,288,529
December 2025..............                     3,238,532
January 2026...............                     3,189,251
February 2026..............                     3,140,676
March 2026.................                     3,092,798
April 2026.................                     3,045,607
May 2026...................                     2,999,093
June 2026..................                     2,953,247
July 2026..................                     2,908,059
August 2026................                     2,863,521
September 2026.............                     2,819,622
October 2026...............                     2,776,356
November 2026..............                     2,733,711
December 2026..............                     2,691,681
January 2027...............                     2,650,256
February 2027..............                     2,609,427
March 2027.................                     2,569,187
April 2027.................                     2,529,528


                                    S-III-3

                                      Fixed Rate 40-Year
Distribution Date                         Target ($)
-----------------                     -------------------
May 2027...................                     2,490,440
June 2027..................                     2,451,917
July 2027..................                     2,413,950
August 2027................                     2,376,532
September 2027.............                     2,339,654
October 2027...............                     2,303,310
November 2027..............                     2,267,492
December 2027..............                     2,232,192
January 2028...............                     2,197,403
February 2028..............                     2,163,119
March 2028.................                     2,129,331
April 2028.................                     2,096,034
May 2028...................                     2,063,220
June 2028..................                     2,030,882
July 2028..................                     1,999,014
August 2028................                     1,967,609
September 2028.............                     1,936,661
October 2028...............                     1,906,163
November 2028..............                     1,876,109
December 2028..............                     1,846,492
January 2029...............                     1,817,308
February 2029..............                     1,788,548
March 2029.................                     1,760,209
April 2029.................                     1,732,283
May 2029...................                     1,704,765
June 2029..................                     1,677,649
July 2029..................                     1,650,929
August 2029................                     1,624,601
September 2029.............                     1,598,657
October 2029...............                     1,573,094
November 2029..............                     1,547,905
December 2029..............                     1,523,086
January 2030...............                     1,498,631
February 2030..............                     1,474,535
March 2030.................                     1,450,793
April 2030.................                     1,427,399
May 2030...................                     1,404,350
June 2030..................                     1,381,640
July 2030..................                     1,359,265
August 2030................                     1,337,219
September 2030.............                     1,315,498
October 2030...............                     1,294,098
November 2030..............                     1,273,013
December 2030..............                     1,252,240


                                    S-III-4

                                      Fixed Rate 40-Year
Distribution Date                         Target ($)
-----------------                     -------------------
January 2031...............                     1,231,774
February 2031..............                     1,211,611
March 2031.................                     1,191,746
April 2031.................                     1,172,175
May 2031...................                     1,152,895
June 2031..................                     1,133,900
July 2031..................                     1,115,188
August 2031................                     1,096,753
September 2031.............                     1,078,592
October 2031...............                     1,060,701
November 2031..............                     1,043,077
December 2031..............                     1,025,715
January 2032...............                     1,008,612
February 2032..............                       991,763
March 2032.................                       975,167
April 2032.................                       958,818
May 2032...................                       942,713
June 2032..................                       926,850
July 2032..................                       911,224
August 2032................                       895,832
September 2032.............                       880,670
October 2032...............                       865,737
November 2032..............                       851,027
December 2032..............                       836,538
January 2033...............                       822,268
February 2033..............                       808,212
March 2033.................                       794,368
April 2033.................                       780,732
May 2033...................                       767,303
June 2033..................                       754,076
July 2033..................                       741,049
August 2033................                       728,219
September 2033.............                       715,583
October 2033...............                       703,139
November 2033..............                       690,883
December 2033..............                       678,813
January 2034...............                       666,927
February 2034..............                       655,222
March 2034.................                       643,694
April 2034.................                       632,342
May 2034...................                       621,163
June 2034..................                       610,155
July 2034..................                       599,315
August 2034................                       588,640


                                    S-III-5

                                      Fixed Rate 40-Year
Distribution Date                         Target ($)
-----------------                     -------------------
September 2034.............                       578,129
October 2034...............                       567,779
November 2034..............                       557,588
December 2034..............                       547,553
January 2035...............                       537,672
February 2035..............                       527,943
March 2035.................                       518,363
April 2035.................                       508,932
May 2035...................                       499,645
June 2035..................                       490,502
July 2035..................                       481,501
August 2035................                       472,638
September 2035.............                       463,913
October 2035...............                       455,323
November 2035..............                       446,866
December 2035..............                       438,541
January 2036...............                       430,345
February 2036..............                       422,277
March 2036.................                       414,334
April 2036.................                       406,516
May 2036...................                       398,819
June 2036..................                       391,243
July 2036..................                       383,785
August 2036................                       376,445
September 2036.............                       369,219
October 2036...............                       362,107
November 2036..............                       355,107
December 2036..............                       348,217
January 2037...............                       341,436


                                    S-III-6

                                   SCHEDULE IV

                     ADJUSTABLE RATE 40-YEAR TARGET SCHEDULE


                                        Adjustable Rate
Distribution Date                      40-Year Target ($)
-----------------                     -------------------
August 2016................                    40,925,708
September 2016.............                    40,360,369
October 2016...............                    39,802,710
November 2016..............                    39,252,628
December 2016..............                    38,710,021
January 2017...............                    38,174,788
February 2017..............                    37,646,828
March 2017.................                    37,126,045
April 2017.................                    36,612,340
May 2017...................                    36,105,618
June 2017..................                    35,605,785
July 2017..................                    35,112,748
August 2017................                    34,626,414
September 2017.............                    34,146,694
October 2017...............                    33,673,497
November 2017..............                    33,206,736
December 2017..............                    32,746,323
January 2018...............                    32,292,173
February 2018..............                    31,844,201
March 2018.................                    31,402,324
April 2018.................                    30,966,459
May 2018...................                    30,536,525
June 2018..................                    30,112,442
July 2018..................                    29,694,130
August 2018................                    29,281,512
September 2018.............                    28,874,510
October 2018...............                    28,473,050
November 2018..............                    28,077,054
December 2018..............                    27,686,451
January 2019...............                    27,301,166
February 2019..............                    26,921,129
March 2019.................                    26,546,267
April 2019.................                    26,176,511
May 2019...................                    25,811,793
June 2019..................                    25,452,043
July 2019..................                    25,097,194
August 2019................                    24,747,181
September 2019.............                    24,401,938
October 2019...............                    24,061,400
November 2019..............                    23,725,503


                                     S-IV-1

                                        Adjustable Rate
Distribution Date                      40-Year Target ($)
-----------------                     -------------------
December 2019..............                    23,394,186
January 2020...............                    23,067,385
February 2020..............                    22,745,041
March 2020.................                    22,427,091
April 2020.................                    22,113,478
May 2020...................                    21,804,142
June 2020..................                    21,499,026
July 2020..................                    21,198,072
August 2020................                    20,901,224
September 2020.............                    20,608,426
October 2020...............                    20,319,624
November 2020..............                    20,034,764
December 2020..............                    19,753,792
January 2021...............                    19,476,655
February 2021..............                    19,203,302
March 2021.................                    18,933,682
April 2021.................                    18,667,743
May 2021...................                    18,405,437
June 2021..................                    18,146,713
July 2021..................                    17,891,523
August 2021................                    17,639,821
September 2021.............                    17,391,557
October 2021...............                    17,146,686
November 2021..............                    16,905,162
December 2021..............                    16,666,939
January 2022...............                    16,431,973
February 2022..............                    16,200,219
March 2022.................                    15,971,635
April 2022.................                    15,746,177
May 2022...................                    15,523,802
June 2022..................                    15,304,470
July 2022..................                    15,088,138
August 2022................                    14,874,767
September 2022.............                    14,664,315
October 2022...............                    14,456,745
November 2022..............                    14,252,015
December 2022..............                    14,050,088
January 2023...............                    13,850,927
February 2023..............                    13,654,493
March 2023.................                    13,460,749
April 2023.................                    13,269,660
May 2023...................                    13,081,188
June 2023..................                    12,895,299
July 2023..................                    12,711,958


                                     S-IV-2

                                        Adjustable Rate
Distribution Date                      40-Year Target ($)
-----------------                     -------------------
August 2023................                    12,531,129
September 2023.............                    12,352,780
October 2023...............                    12,176,876
November 2023..............                    12,003,384
December 2023..............                    11,832,271
January 2024...............                    11,663,506
February 2024..............                    11,497,056
March 2024.................                    11,332,890
April 2024.................                    11,170,977
May 2024...................                    11,011,287
June 2024..................                    10,853,789
July 2024..................                    10,698,453
August 2024................                    10,545,250
September 2024.............                    10,394,152
October 2024...............                    10,245,130
November 2024..............                    10,098,155
December 2024..............                     9,953,199
January 2025...............                     9,810,236
February 2025..............                     9,669,239
March 2025.................                     9,530,180
April 2025.................                     9,393,033
May 2025...................                     9,257,773
June 2025..................                     9,124,373
July 2025..................                     8,992,809
August 2025................                     8,863,055
September 2025.............                     8,735,088
October 2025...............                     8,608,882
November 2025..............                     8,484,414
December 2025..............                     8,361,660
January 2026...............                     8,240,597
February 2026..............                     8,121,202
March 2026.................                     8,003,452
April 2026.................                     7,887,325
May 2026...................                     7,772,800
June 2026..................                     7,659,853
July 2026..................                     7,548,464
August 2026................                     7,438,611
September 2026.............                     7,330,274
October 2026...............                     7,223,432
November 2026..............                     7,118,065
December 2026..............                     7,014,153
January 2027...............                     6,911,675
February 2027..............                     6,810,613
March 2027.................                     6,710,947


                                     S-IV-3

                                        Adjustable Rate
Distribution Date                      40-Year Target ($)
-----------------                     -------------------
April 2027.................                     6,612,658
May 2027...................                     6,515,727
June 2027..................                     6,420,137
July 2027..................                     6,325,868
August 2027................                     6,232,903
September 2027.............                     6,141,224
October 2027...............                     6,050,813
November 2027..............                     5,961,654
December 2027..............                     5,873,729
January 2028...............                     5,787,022
February 2028..............                     5,701,515
March 2028.................                     5,617,193
April 2028.................                     5,534,040
May 2028...................                     5,452,038
June 2028..................                     5,371,174
July 2028..................                     5,291,431
August 2028................                     5,212,794
September 2028.............                     5,135,249
October 2028...............                     5,058,779
November 2028..............                     4,983,371
December 2028..............                     4,909,010
January 2029...............                     4,835,682
February 2029..............                     4,763,372
March 2029.................                     4,692,067
April 2029.................                     4,621,754
May 2029...................                     4,552,418
June 2029..................                     4,484,046
July 2029..................                     4,416,626
August 2029................                     4,350,144
September 2029.............                     4,284,587
October 2029...............                     4,219,943
November 2029..............                     4,156,199
December 2029..............                     4,093,344
January 2030...............                     4,031,365
February 2030..............                     3,970,249
March 2030.................                     3,909,986
April 2030.................                     3,850,563
May 2030...................                     3,791,970
June 2030..................                     3,734,194
July 2030..................                     3,677,225
August 2030................                     3,621,052
September 2030.............                     3,565,664
October 2030...............                     3,511,049
November 2030..............                     3,457,199


                                     S-IV-4

                                        Adjustable Rate
Distribution Date                      40-Year Target ($)
-----------------                     -------------------
December 2030..............                     3,404,101
January 2031...............                     3,351,746
February 2031..............                     3,300,124
March 2031.................                     3,249,224
April 2031.................                     3,199,038
May 2031...................                     3,149,554
June 2031..................                     3,100,764
July 2031..................                     3,052,658
August 2031................                     3,005,226
September 2031.............                     2,958,460
October 2031...............                     2,912,350
November 2031..............                     2,866,888
December 2031..............                     2,822,064
January 2032...............                     2,777,870
February 2032..............                     2,734,297
March 2032.................                     2,691,337
April 2032.................                     2,648,981
May 2032...................                     2,607,221
June 2032..................                     2,566,048
July 2032..................                     2,525,456
August 2032................                     2,485,436
September 2032.............                     2,445,979
October 2032...............                     2,407,079
November 2032..............                     2,368,728
December 2032..............                     2,330,918
January 2033...............                     2,293,641
February 2033..............                     2,256,891
March 2033.................                     2,220,661
April 2033.................                     2,184,942
May 2033...................                     2,149,729
June 2033..................                     2,115,014
July 2033..................                     2,080,790
August 2033................                     2,047,051
September 2033.............                     2,013,790
October 2033...............                     1,981,001
November 2033..............                     1,948,676
December 2033..............                     1,916,810
January 2034...............                     1,885,396
February 2034..............                     1,854,429
March 2034.................                     1,823,901
April 2034.................                     1,793,807
May 2034...................                     1,764,142
June 2034..................                     1,734,898
July 2034..................                     1,706,071


                                     S-IV-5

                                        Adjustable Rate
Distribution Date                      40-Year Target ($)
-----------------                     -------------------
August 2034................                     1,677,654
September 2034.............                     1,649,643
October 2034...............                     1,622,030
November 2034..............                     1,594,812
December 2034..............                     1,567,982
January 2035...............                     1,541,536
February 2035..............                     1,515,467
March 2035.................                     1,489,771
April 2035.................                     1,464,442
May 2035...................                     1,439,476
June 2035..................                     1,414,868
July 2035..................                     1,390,612
August 2035................                     1,366,704
September 2035.............                     1,343,139
October 2035...............                     1,319,912
November 2035..............                     1,297,019
December 2035..............                     1,274,455
January 2036...............                     1,252,215
February 2036..............                     1,230,295
March 2036.................                     1,208,691
April 2036.................                     1,184,308
May 2036...................                     1,163,381
June 2036..................                     1,142,755
July 2036..................                     1,122,427
August 2036................                     1,102,393
September 2036.............                     1,082,648
October 2036...............                     1,063,189
November 2036..............                     1,044,011
December 2036..............                     1,025,111
January 2037...............                     1,006,485

                                     S-IV-6